As filed with the Securities and Exchange Commission on June 13, 2003

Registration No. 333-76498

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-11

REGISTRATION STATEMENT

Under

The Securities Act of 1933

G REIT, INC.

(Exact name of registrant as specified in governing instruments)

1551 N. Tustin Avenue

Suite 650

Santa Ana, California 92705

(Address of principal executive offices)

Anthony W. Thompson

1551 N. Tustin Avenue

Suite 650

Santa Ana, California 92705

(877) 888-7348

(Name and address of agent for service)

Copies to:

Louis J. Rogers, Esquire

Hirschler Fleischer

P. O. Box 500

Richmond, Virginia 23219

(804) 771-9567

and

Andrea R. Biller, Esquire

1551 N. Tustin Avenue

Suite 650

Santa Ana, California 92705

(877) 888-7348

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:

SUPPLEMENTAL INFORMATION—The Prospectus of G REIT, Inc. consists of this sticker, the Prospectus dated July 22, 2002, and Supplement No. 10 dated June 13, 2003, which supplements, modifies and supercedes some of the information contained in our Prospectus and supercedes the information contained in Supplement No. 8 dated April 29, 2003 and Supplement No. 9 dated May 7, 2003.

This sticker supplement summarizes Supplement No. 10, which updates information in our Prospectus regarding the status of our offering, an increase in the dividend per share, a change in the price of shares purchased under our dividend reinvestment plan, special suitability standards for Indiana, Michigan and Missouri investors, the availability of our shares for sale in certain additional states, the establishment of a special escrow account, our lowering of the limitation on organizational and offering expenses, a new credit facility, information regarding the acquisition of real estate properties, an updated listing of our management and key employees, executive officer compensation information, management’s discussion and analysis of our financial condition and results of our operations, modifications to our two stock option plans, amendments to our advisory agreement, a change in our auditors, our updated financial statements, audited financial statements for acquired properties, and an updated prior performance summary and tables.

This Post-Effective Amendment No. 4 consists of the following:

1.	The above-described Sticker Supplement No. 10 dated June 13, 2003, to the Registrant’s Prospectus dated July 22, 2002, included herewith, which will be affixed to the bottom of the cover page of the Registrant’s Prospectus so that it will not obscure the risk factors on the cover page.

2.	The Registrant’s final form of Prospectus dated July 22, 2002, previously filed pursuant to Rule 424(b)(1) on July 22, 2002, and refiled herewith.

3.	Supplement No. 10 dated June 13, 2003 to the Registrant’s Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus dated July 22, 2002.

4.	Part II, included herewith.

5.	Signatures, included herewith.

6.	Exhibits included herewith.

INITIAL PUBLIC OFFERING PROSPECTUS

Common Stock

Up to

21,000,000 Shares

We are offering and selling to the public up to 20,000,000 shares for $10.00 per share and up to 1,000,000 shares to be issued pursuant to our dividend reinvestment plan under which our shareholders may elect to have dividends reinvested in additional shares at $9.05 per share. We have not yet qualified as a REIT for federal income tax purposes but intend to do so for our first full taxable year.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to the following:

•	there will be no market for our common stock and you may not be able to resell your common stock at the offering price;

•	we are totally reliant on our advisor, which is an affiliate of several of our officers and directors, to manage our business and assets;

•	our officers and directors will be subject to substantial conflicts of interest;

•	we may incur substantial debt, which could hinder our ability to pay dividends to our shareholders; and

•	if we raise substantially less than the maximum offering, we will not be able to invest in a diverse portfolio of properties and the value of your investment will fluctuate with the performance of specific properties.

This Offering	Per Share	Total Minimum	Total Maximum
Public Price	$10.00	$1,000,000	$200,000,000
Selling Commissions	$.75	$75,000	$15,000,000
Marketing and Due Diligence Expenses	$.20	$20,000	$4,000,000

Proceeds to G REIT, Inc.	$9.05	$905,000	$181,000,000

After payment of offering and acquisition expenses, we estimate that 87.5% of the offering proceeds will be available for investments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares is prohibited.

The securities dealers in this offering must sell the minimum number of securities offered, 100,000 shares, if any are sold. The securities dealers are required only to use their best efforts to sell the maximum number of securities offered, 20,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase. NNN Capital Corp., the dealer manager, is an affiliate of our company and of our advisor. The dealer manager is owned by Anthony W. Thompson who is President and CEO of our company and Triple Net Properties, LLC, our advisor.

•	We will sell shares until the earlier of July 22, 2004, or the date on which the maximum offering has been sold.

•	Your investment will be placed in an interest-bearing escrow account with PriVest Bank, as escrow agent, until we have received and accepted subscriptions for at least 100,000 shares.

•	If you are a resident of Pennsylvania or Oregon, your investment will be placed in a separate interest-bearing escrow account with PriVest Bank or another escrow agent, until we have received and accepted subscriptions for at least 2,000,000 shares from non-Pennsylvania, non-Oregon residents.

•	If we do not sell 100,000 shares before July 22, 2003, this offering will be terminated and our escrow agent will send a refund of your investment with interest and without deduction for escrow expenses on the 10th day following termination of the offering.

The Date of this Prospectus is July 22, 2002

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all the information that is important to you. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 7.

About Our Company

We are a recently formed Virginia corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first full taxable year.

We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly-owned by our operating partnership) will own substantially all of the properties that we acquire. Our operating partnership will be G REIT, L.P., a recently formed Virginia limited partnership, and we will be its sole general partner. Initially, we will own 100% of the ownership interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, Triple Net Properties, LLC. Our advisor’s incentive limited partnership interest will entitle our advisor to receive an incentive distribution equal to 15% of the partnership’s cash flow from operations after our company receives and pays to our shareholders a threshold annual return of 8% on their investments in our company. In addition, the incentive limited partnership interest will entitle our advisor to receive an additional incentive distribution equal to 15% of the net proceeds from the sale of properties after our company receives and pays to our shareholders their invested capital plus the annual return of 8% on their investments in our company. However, there is no assurance we will be able to pay an annual 8% return to our shareholders. References in this prospectus to “us,” “we” or “our company” mean G REIT, Inc. and our operating partnership combined, unless the context otherwise requires.

The benefits of our umbrella partnership REIT structure include the following:

•	We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements.

•	Our structure will allow shareholders through their ownership of common stock, and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise.

•	The umbrella partnership REIT structure will provide property owners who transfer their real properties to us in exchange for limited partnership units the opportunity to defer the tax consequences that otherwise would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

About Our Business

As of the date of this prospectus, we do not own any properties. We intend to acquire properties with the net proceeds of this offering. We generally intend to acquire existing office, industrial, and service properties, a number of which will have a government orientation as a result of substantial space being leased to government tenants. For this purpose, government tenants include the United States federal government and governmental authorities, state, local and other governments and governmental authorities, quasi-governmental authorities, government contractors and service providers, parties who provide services to the public or others in connection with government programs, government licensees, and certain tax-exempt organizations.

Under net leases, our tenants generally will be responsible for paying operating expenses, real estate taxes, special assessments, sales and use taxes, utilities, insurance and repairs and maintenance related to the properties. Under our gross leases, we will pay some or all of such operating expenses.

We initially intend to acquire a number of our properties in California, Colorado, the District of Columbia, Florida, Illinois, Maryland, Nevada, Oklahoma, Texas, Virginia and Washington, which we refer to as the focus states. Some of our properties will be located in state capitals. We intend that a majority of our properties will be at least 75% leased on the acquisition date.

We have not identified any specific properties for acquisition in the focus states. The purchase price of properties will vary widely depending on a number of factors, including size, class and location. In addition, the cost to our company will vary based on the amount of debt we incur in connection with financing the acquisition. If only the minimum offering amount is sold, we would likely only acquire a single property or an interest in a single property. If the maximum offering amount is sold, we are likely to acquire approximately 20 properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase price of properties varies widely and our investment in each will vary based on the amount of financing leverage we use.

Our Advisor and the Dealer Manager

Triple Net Properties, LLC is our advisor and will generally manage our business and assets. The advisor is affiliated with our company in that several of our officers and directors serve as officers and directors of the advisor and own interests in our advisor. Mr. Thompson beneficially owns approximately 32% of our advisor, and officers and directors as a group beneficially own approximately 36% of our advisor. Our advisor and its affiliated real estate brokerage and management company were formed in 1998 to serve as an asset and property manager for syndicated real estate investment trusts, real estate limited partnerships, limited liability companies and similar real estate entities. As of December 31, 2001 in addition to our company, our advisor advised 31 other entities, including T REIT, Inc., that invest in various types of real estate with respect to the acquisition, management and disposition of their properties. These entities may compete with us for acquisition opportunities. Our advisor’s principal offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has helped various syndicated real estate investment trusts, limited partnerships, limited liability companies and other real estate entities raise money to invest in real estate. The President of our company and our advisor, Anthony W. Thompson, currently owns 100% of the outstanding capital stock of the dealer manager.

Summary Risk Factors

An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under “Risk Factors” beginning on page 7 before investing in our company. Such risks include, among several others, those described below. However, not all important risks are listed in this Summary, and you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

•	There is no public market for our common stock and it will not be listed on a national exchange or market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

•	As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we will not have any cash available for distribution to you as a shareholder.

•	To the extent we sell substantially less than the maximum number of shares, we will not have sufficient funds after payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.

•	We will rely on our advisor to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

•	Our officers and directors will experience conflicts between the interests of our company and the interests of our advisor, the dealer manager and their affiliates. Many of the same persons who will serve as our officers, directors and employees are also officers, directors, employees or owners of our advisor, the dealer manager and their affiliates. Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation, were not and will not be reached through arm’s-length negotiations. Such agreements may not solely reflect your interests as a shareholder of our company.

•	Our affiliated advisor also serves as an advisor to T REIT, Inc., which is engaged in businesses substantially similar to ours. Our affiliated advisor does and will serve in similar capacities for a number of entities and properties. These relationships will result in further conflicts of interest between our company and our officers and directors who work for our advisor. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a shareholder of our company.

•	Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

•	Our board of directors’ ability to issue and set the terms of up to 10 million shares of preferred stock, without your approval, may deter or prevent a sale of our company in which you could profit.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our distributions to you will be materially reduced. See “Risk Factors.”

This Offering

We are offering for sale to the residents of the states listed in this prospectus a maximum of 20 million shares and a minimum of 100,000 shares of our common stock. The minimum number of shares you may purchase is 100, except in states which require a higher minimum purchase. This offering is being conducted on a “best efforts” basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. If we do not sell 100,000 shares before July 22, 2003, this offering will be terminated and our escrow agent will send a refund of your investment with interest and without deduction for escrow expenses on the 10th day following termination of this offering.

In addition, we expect to issue up to 1,000,000 shares to shareholders who elect to participate in our dividend reinvestment plan.

Use of Proceeds

We will contribute the net proceeds of the sale of any common stock under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, which is described under “Agreement of Limited Partnership—Incentive Units.” Our operating partnership will use the net proceeds to purchase suitable properties, to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

Distributions

If, as expected, we qualify as a REIT, we must distribute at least 90% of our annual taxable income to our shareholders. Because we have not identified any properties which we intend to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have acquired sufficient properties, and such properties are generating sufficient cash flow, we intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. The continuation of distributions and the amount of the distributions depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

Our company provides the following programs to facilitate investment in our shares and to provide limited liquidity for shareholders:

•	the Dividend Reinvestment Plan; and

•	the Repurchase Plan.

Summary Financial Information

We are newly formed and do not have a history of operations.

Compensation to Our Advisor and the Dealer Manager

We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

In connection with the sale of our common stock in this offering, the dealer manager will receive the following fees:

Description of Fee	Calculation of Fee	Amount if Minimum Sold	Amount if Maximum Sold
• Selling Commission	7.5% of gross offering proceeds	$75,000	$15,000,000

• Marketing Support and Due Diligence Expense Reimbursement	2.0% of gross offering proceeds	$20,000	$4,000,000

In connection with the management of our business and properties, we will pay our advisor or an affiliate the following fees:

Description of Fee	Calculation of Fee	Amount if Minimum Sold	Amount if Maximum Sold
• Reimbursement of acquisition expenses	Not to exceed 0.5% of gross offering proceeds	$5,000	$1,000,000

• Real estate commission	Triple Net Properties Realty, Inc., an affiliate of our advisor, will serve as our broker in property acquisitions and may receive a real estate commission from the seller of a property or our company equal to up to 3% of the purchase price of the property. The reimbursement of acquisition expenses and real estate commissions for one property cannot exceed 6% of the purchase price for that property.	Actual amounts depend on the purchase price of properties acquired and, therefore, cannot be determined at the present time.

• Return on incentive units of limited partnership interest in our operating partnership.	Equal to 15% of the cash flow of our operating partnership after we have received, and paid to our shareholders, the sum of:	Actual amounts depend upon results of operations and the actual amounts that we invest in properties and, therefore, cannot be determined at the present time.

• an 8% annual cumulative non-compounded return on the capital we invested in the operating partnership; and

• any shortfall in the recovery of the capital we invested in the operating partnership allocable to sold properties.

• Property management fee	5% of gross income generated by our properties, some of which may be re-allowed to a third party property manager	Actual amounts depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Upon the disposition of any property, we will pay our advisor the following fees.

Description of Fee	Calculation of Fee	Amount if Minimum Sold	Amount if Maximum Sold
• Property disposition fee	Equal to the lesser of 3% of sale price or 50% of sales commission that would have been paid to third party sales broker	Actual amounts depend upon the sale price of properties and, therefore, cannot be determined at the present time.

• Incentive distribution on the advisor’s incentive limited partnership interest	Equal to 15% of the net proceeds of the sale of the property after we have received, and paid to our shareholders, the sum of:	Actual amounts depend upon the sale price of properties and, therefore, cannot be determined at the present time.

• the amount of capital we invested in our operating partnership allocable to such property;

• any shortfall in the recovery of our invested capital with respect to prior sales of properties; and

• any shortfall in our 8% annual cumulative, non-compounded return on the capital we invested in our operating partnership.

All of this compensation is more fully described under “Compensation Table.”

[Remainder of Page Intentionally Left Blank]

RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any of our common stock.

No Properties Owned; No Properties Identified For Investment

We currently do not own any properties and must acquire properties before we can generate income or pay distributions to you as a shareholder.

As of the date of this prospectus, we do not own any properties. Our advisor has neither identified nor placed under contract any properties for us to acquire. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. We may experience a delay between your purchase of our shares and our purchase of properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including delay in the payment of any distributions to you as a shareholder.

Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

•	the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

•	the risk that we may have overpaid for properties; and

•	the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

See “—Acquisition Risks.”

Limited Experience in Managing a REIT

Your investment in our company may not perform as well as an investment in a company with a management team that has more experience in managing a REIT.

Our officers and directors, and the officers and directors of our advisor, have limited experience in managing the affairs of a REIT, which include complicated operations and tax issues. Our management and our advisor have managed only two other REITs over the last five years, only one of which was a public REIT. Your investment in our company may not perform as well as an investment in similar companies with management teams that have greater experience in operating REITs. See “Management of Our Company,” and “Our Advisor.”

No Market for Our Common Stock

The absence of a public market for our common stock will make it difficult for you to sell your shares.

There is no public market for our common stock and we have no plans to list our common stock on a stock exchange or market. You may not be able to resell your shares promptly or at a price that is at or above the price at which you purchased them. It is likely that there will not be an active trading market for our common stock. It may be difficult for you to find a buyer for your shares if you decide to sell them. The purchase price you pay for your shares may not be indicative of either the price at which the shares may trade if they were publicly traded on an exchange or the proceeds that you would receive if our company were liquidated or dissolved.

Restrictions on Share Repurchase Plan

You are limited in your ability to sell your shares pursuant to the share repurchase plan.

You will not be able to sell your shares at a profit for at least three years under our share repurchase plan. Even though our share repurchase plan provides you with the opportunity to redeem your shares (at per share prices of $9.05 during the public offering, between $9.25 and $9.75 during the three years immediately after the public offering, and at least $10.00 thereafter) after you have held them for a period of one year (and provided you are presenting for redemption at least 25% of the total number of shares you own), you should be fully aware that our share repurchase plan contains certain restrictions and limitations. Shares will be redeemed quarterly, on a first-come, first-served basis, and will be limited to the lesser of (1) during any calendar year, one-half of one percent (0.5%) of the weighted average number of shares outstanding during the prior calendar year, and (2) the proceeds we receive from the sale of shares under our dividend reinvestment plan and such other operating funds, if any, that our board of directors, in its sole discretion, may reserve. In addition, our board of directors reserves the right to amend or terminate our share repurchase plan at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan, and you also should understand that the repurchase prices during the first three years following this offering will not correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares if you deem it necessary or desirable to do so.

Federal Income Tax Requirements

Generally

There are various federal income tax risks associated with an investment in our company, for example, our company has not qualified as a REIT for tax purposes. Failure to qualify as a REIT would subject our company to specific risks described in the section of this prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT,” including two levels of income taxation. The provisions of the federal income tax laws relevant to an investment in our company are described generally in the section of this prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT.” You are urged to consult your tax advisor concerning the impact on your tax situation of an investment in our company.

We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis. However, we currently own no properties and have no properties under contract for purchase. A number of the tests established to qualify as a REIT for tax purposes are factually dependent. Therefore, you should be aware that while we intend to qualify as a REIT, it is not possible at this early stage to assess our ability to satisfy these various tests. Therefore, no assurance can be given that our company will in fact ever qualify as a REIT.

The REIT minimum distribution requirements may require us to borrow to make required distributions, which would increase the risk associated with your investment in our company.

In order to qualify as a REIT, we must distribute each calendar year to our shareholders at least 90% of our taxable income, other than any net capital gain. To the extent that we distribute at least the required amount, but less than 100%, of our taxable income in a calendar year, we will incur federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible exercise tax if the actual amount we distribute to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute at least 90% of our taxable income to our shareholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year. See “Federal Income Tax Consequences of Our Status as a REIT—Requirements for Qualification—Distribution Requirements.”

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify. See “Federal Income Tax Consequences of Our Status as a REIT—Failure to Qualify.”

Total Reliance on Our Advisor

Our ability to operate profitably will depend upon the ability of our advisor and its management team.

We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our shareholders.

Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party, in which case no termination or other fee will be payable to our advisor. However, if the advisory agreement is terminated as a result of the advisor’s merger into our company in connection with the listing of our shares on a national securities market or exchange, we may redeem the advisor’s incentive units in our operating partnership for cash or, if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the “incentive distribution” and “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value.

If our advisor cannot retain the services of its current key employees, their replacements may not manage our company as effectively as we anticipate the current key employees will.

We depend on our advisor to retain its key officers and employees, but most of such individuals do not have an employment agreement with our advisor or its affiliates. Our advisor’s key employees are Mr. Thompson, Mr. Daniel, Mr. Maurer, Ms. Voorhies, Mr. Hutton and Mr. Burnett. The loss of any of these individuals and our inability to find, or any delay in finding, replacements with equivalent skill and experience could adversely impact our ability to acquire properties and the operation of our properties. See “Management of Our Company,” and “Our Advisor—Management.”

Advisor’s Broad Discretion in Allocating Proceeds

Shareholders will have little, if any, control over how the proceeds from this offering are spent.

Our advisor is responsible for the day-to-day operations of our company and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares unless you are willing to entrust all aspects of the day-to-day management to our advisor, who will manage our company in accordance with the advisory agreement. You should carefully evaluate the professional experience and business performance of our advisor and its principals as described in this prospectus. In addition, our advisor may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other shareholders and may not perform as expected or desired.

No Operating History

Our company is newly formed and has not yet commenced business operations.

Our company was incorporated in December 2001 and has no prior operating history. Our business is subject to the risks inherent in the establishment of a new business enterprise. Because our company was only recently formed and has engaged in no operations as of the date of this prospectus, we do not have any history of operations, and, accordingly, cannot provide you with the type of information that would be available from an institution with a history of operations. There is no assurance that we will ever operate profitably.

Conflicts of Interest

Throughout this section and other sections of this prospectus, references to affiliates of a person generally mean:

•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by or under common control with such other person;

•	any executive officer, director, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interest described below may mean our company will not be managed solely in your best interests as a shareholder.

Many of our officers and directors and our advisor’s officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a shareholder.

Our advisor also advises T REIT, Inc. and other entities that may compete with our company or otherwise have similar business interests. Some of our officers are also officers of our advisor and T REIT, Inc. Our Chairman, Chief Executive Officer and President, Mr. Thompson, also serves as an officer of our advisor and T REIT, Inc. In addition, several of our officers and directors own an interest in our advisor, the dealer manager or T REIT, Inc. Mr. Thompson currently owns 100% of our dealer manager, and Mr. Thompson, Mr. Maurer, Ms. Voorhies, Mr. Hutton and Mr. Burnett collectively own approximately 38% of our advisor.

As officers, directors and partial owners of entities with which we do business or with interests in competition with our own interests, several of our officers and directors will experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. These conflicts of interest could:

•	limit the time and services that our officers and our advisor devote to our company, because they will be providing similar services to T REIT, Inc. and other real estate entities, and

•	impair our ability to compete for acquisition of properties with other real estate entities that are also advised by our advisor and its affiliates, including T REIT, Inc.

See “Conflicts of Interest—Competition for Time and Service of Our Advisor and Affiliates.”

If our advisor or its affiliates breach their fiduciary obligations to our company, or do not resolve conflicts of interest in the manner described in the section of this prospectus entitled “Conflicts of Interest—Process for Resolution of Conflicting Opportunities,” we may not meet our investment objectives, which could reduce our expected cash available for distribution to our shareholders.

The absence of arm’s-length bargaining may mean that our agreements are not as favorable to you as a shareholder as they otherwise would have been.

Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm’s-length negotiations. Thus, such agreements may not solely reflect your interests as a shareholder. For example, the advisory agreement, our agreement with the dealer manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm’s-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a shareholder and may be overly favorable to the other party to such agreements. See “Conflicts of Interest—Non-Arm’s Length Agreements; Conflicts; Competition” and “Our Advisor—The Advisory Agreement.”

The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

Because the dealer manager is an affiliate of our advisor and several of our officers and directors are officers, directors or owners of the dealer manager, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review. The dealer manager’s due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. See “Conflicts of Interest—NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares.”

Lack of Investment Diversification

The effect of adverse conditions at specific properties will be magnified to the extent we are able to acquire only a limited number of properties.

A lack of diversity in the properties in which we invest could increase your risk in investing in our company. If substantially less than the maximum amount of this offering is sold, we will not be able to purchase a diverse portfolio of properties. In that event, our performance and the returns to you as a shareholder will depend directly on the success of that limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a shareholder.

If only the minimum number of shares are sold, we likely will only be able to acquire one property.

We will not be able to purchase a diversified portfolio of properties if only the minimum number of shares are sold. In such a situation, we likely would have sufficient funds only to acquire one property or an undivided interest in one property through a joint venture arrangement with another party, possibly an affiliate of our advisor. Adverse conditions at that property or in the location in which the property exists would have a direct negative impact on your return as a shareholder. T REIT, Inc., the only other public REIT sponsored by our advisor, sold approximately 47% ($47 million) of the common stock it offered in a public offering that took place from February 2000 through May 2002.

Acquisition Risks

Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely impact the amount of dividends we pay to our shareholders and the value of your investment in our company generally.

We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income to our shareholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. Other than the net proceeds of this offering, we have not identified sources of funding for future acquisitions. We cannot assure you that we will receive any proceeds from our dividend reinvestment plan or, if we do, that such proceeds will be available to acquire properties.

Our potential ownership of properties with special modifications could cause us to incur substantial costs in remodeling, remarketing and re-leasing such properties.

We may acquire properties that are designed or built primarily for a particular tenant or a specific type of use. If we are holding such a property on the termination of the lease and the tenant fails to renew or if the tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant at all or without substantial capital improvements or remodeling. Such improvements may require us to sell such property at a below-market price or spend funds that would otherwise be available for distribution to you as a shareholder. Competing for the acquisition of properties with others with superior financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.

Competition with entities who have greater financial resources.

We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than we can manage wisely. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes similar to ours has increased and may increase in the future.

Joint Venture Arrangements

Any joint venture arrangements may not reflect solely our shareholders’ best interests.

The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a shareholder. We may acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor, one or more of our advisor’s affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture or co-ownership arrangement may be more favorable to the co-owner than to you as a shareholder of our company, although our company may not invest in joint ventures with our advisor, our directors, or any of their affiliates unless a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our shareholders and on substantially the same terms and conditions as those received by the other joint venturers.

Investing in properties through joint ventures subjects that investment to increased risk.

Such joint venture investments may involve risks not otherwise present, including, for example:

•	the risk that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	the risk that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

•	the risk that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It also may be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in such property. See “Conflicts of Interest—Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates,” and “Investment Objectives and Policies—Joint Ventures.”

Insufficient Reserves

Insufficient reserves may adversely impact our ability to fund our working capital needs.

We may not be able to fund our working capital needs. If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income to our shareholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. Initially, we will not establish any reserves to fund our working capital needs. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. There is no assurance that this financing will be available or, if available, that the terms will be acceptable to us.

Borrowings May Increase Our Business Risks

As we incur indebtedness, the risk associated with your investment in our company will increase.

The risk associated with your investment in our company depends on, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 90% of our taxable income to our shareholders in each taxable year. Borrowing increases our business risks.

Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a shareholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our debt policy at any time without shareholder approval. See “Investment Objectives and Policies—Our Policies With Respect to Borrowing,” and “Distribution Policy.”

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize its properties, or its loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosures.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our shareholders.

Adverse economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a shareholder. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our Ability to Change Policies Without a Shareholder Vote; Limitation on Debt

Most of our policies described in this prospectus, including the limits on debt, may be changed or removed by our board of directors at any time without a vote of the shareholders.

Most of our major policies, including policies intended to protect you as a shareholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our shareholders or notice to you as a shareholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a shareholder. See “Investment Objectives and Policies—Description of Our Leases,” “—Our Policies With Respect to Borrowing,” “—Changes in Our Investment Objectives,” and “—Investment Limitations.”

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our common stock will prevent you from acquiring more than 9.9% of our stock and may force you to sell stock back to us.

If, as expected, we qualify as a REIT, our articles of incorporation limit direct and indirect ownership of our capital stock by any single shareholder to 9.9% of the number of outstanding shares of our common stock and 9.9% of the number of outstanding shares of our preferred stock of any class or series. We refer to this limitation as the ownership limit. This ownership limit does not apply to our advisor. Our articles of incorporation also prohibit transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company owning 10% or more of one of our tenants, or (4) before our common stock qualifies as a class of “publicly-offered securities,” 25% or more of the common stock being owned by ERISA investors. If you acquire shares in excess of the ownership limit or the restrictions on transfer, we:

•	will consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions to you with respect to those excess shares;

•	will not recognize your voting rights for those excess shares; and

•	will consider the excess shares held in trust for the benefit of a charitable beneficiary.

You will be paid for such excess shares a price per share equal to the lesser of the price you paid or the “market price” of our stock. Unless our shares are then traded on a national securities exchange or trading system, the market price of such shares will be a price determined by our board of directors in good faith. If our shares are traded on a national securities exchange or trading system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

If you acquire our stock in violation of the ownership limit or the restrictions on transfer described above:

•	you may lose your power to dispose of the stock;

•	you may not recognize profit from the sale of such stock if the “market price” of the stock increases; and

•	you may incur a loss from the sale of such stock if the “market price” decreases.

See	“Description of Capital Stock—Restrictions on Ownership and Transfer.”

Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

The limits on ownership and transfer of our equity securities in our articles of incorporation may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a shareholder. The ownership limit and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders to terminate our qualification as a REIT. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Our ability to issue preferred stock also may deter or prevent a sale of our company in which you could profit.

Our ability to issue preferred stock and other securities without your approval also could deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a shareholder. Our articles of incorporation authorize our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may establish the preferences and rights of any issued preferred shares designed to prevent, or with the effect of preventing, someone from acquiring control of our company. See “Description of Capital Stock—Issuance of Additional Securities and Debt Instruments.”

Virginia anti-takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.

Virginia law contains many provisions that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. These laws may delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our shareholders’ best interests. See “Important Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws.”

Dilution

Your investment in our company will be diluted immediately by $0.95 per share.

The offering price is $10.00 per share. After the payment of selling commission and marketing and due diligence expenses, we will receive $9.05 per share. As a result of these expenses, you will experience immediate dilution of $0.95 in book value per share or 9.5% of the offering price not including other organizational and offering expenses. To the extent that you do not participate in any future issuance of our securities, you also will experience dilution of your ownership percentage in our company.

Several potential events could cause the fair market and book value of your investment in our company to decline.

Your investment in our company could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our dividend reinvestment plan and up to 10 million shares of any preferred stock that our board may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities upon the exercise of options issued by our company, including the officer, employee and director stock options; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of common stock.

Dilution and the Operating Partnership

Our advisor may receive economic benefits from the incentive limited partnership interest without bearing any of the investment risk.

Our operating partnership will issue incentive limited partnership interests to our advisor. The incentive units will entitle our advisor to receive an incentive distribution of operating cash flow after we have received and paid to our shareholders the threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we will not be entitled to all of the operating partnership’s operating cash flow or proceeds from a property sale. Further, our advisor’s key employees, Mr. Thompson, Mr. Maurer, Ms. Voorhies, Mr. Hutton, and Mr. Burnett, in the aggregate, own approximately 37.65% of our advisor.

Negative Characteristics of Certain Governmental Leases

Our governmental tenants may have the right to terminate their leases under certain circumstances.

Leases with certain governmental authorities may contain a so-called “appropriations clause,” which means that under certain circumstances the governmental tenant may have the right to terminate their lease if funds were not appropriated by the governmental authority. In addition, certain other governmental tenants, for example, government contractors, may have the right to terminate their lease if material contracts are terminated or not renewed. Therefore, the following events could adversely affect our revenues and ability to make distributions to our shareholders:

•	if certain of our tenants do not obtain appropriations or have material contracts terminated or not renewed, the tenant may have the right to terminate their lease, resulting in the loss of rental income and an increase in our operating expenses no longer paid for by the tenant; and

•	the presence of such appropriations or material contract provisions in leases may make it more difficult to obtain satisfactory financing.

If any of these events were to occur, our revenues, and our ability to make expected distributions to you, could be materially and adversely affected.

In addition, a number of our leases, particularly leases with government tenants, may have strict default provisions permitting the tenants to terminate upon certain defaults by our company. In some cases, our government tenants may have the right to terminate our leases without giving us written notice of defaults and an opportunity to cure.

Negative Characteristics of Certain “Gross” Leases

Leases with certain governmental authorities (and others) are likely to be made on a “gross” basis. This means that our company will be required to pay some or all of the operating costs associated with the property. Typically, such costs are built into the amount of the rent on “gross” leases. However, if the future amount of such costs, for example, utilities and insurance, increase, our company may not have sufficient funds from the rent with which to pay these costs. In fact, the cost of utilities and insurance has been increasing rapidly recently in many of the focus states and may be greater in certain cases than was projected when the rent for certain leases was originally negotiated. If operating expenses were to increase in excess of the amount provided in the leases, our revenues, and our ability to make expected distributions to you, could be materially and adversely affected. This may adversely impact our company’s ability to profit from certain of the properties.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as part payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time. See “Investment Objectives and Policies—Sale or Disposition of Properties.”

Negative Characteristics of Real Estate Investments

We depend on our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our shareholders.

Our investments in office, industrial, and service properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the income and ability to make distributions to you depend on the ability of the tenants of our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants’ ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

•	changes in national, regional or local economic conditions;

•	changes in local market conditions; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant’s guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and our advisor’s ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our shareholders.

If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our shareholders will be substantially reduced.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our shareholders.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease our space;

•	force us to lower our rental prices in order to lease space; and

•	substantially reduce our revenues and cash available for distribution to our shareholders.

Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

Our business will be subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Environmental laws governing properties we acquire may cause us to incur additional costs to comply with such laws.

We may acquire properties that have unknown environmental problems or develop environmental problems after acquisition that could require substantial expenditures to remedy. Often, federal and state laws impose liability on property owners or operators for the clean-up or removal of hazardous substances on their properties even if the present owner did not know of, or was not responsible for, the contamination caused by the substances. In addition to the costs of clean-up, contamination can affect the value of a property, our ability to lease and sell the property, and our ability to borrow funds using the property as collateral. Environmental laws typically allow the government to place liens for such liabilities against affected properties, which liens would be senior in priority to other liens. Costs that we incur to remedy environmental problems would reduce our cash available for distribution to you as a shareholder.

Compliance with the Americans with Disabilities Act at our properties may cause us to incur additional costs.

We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us as landlord of the properties we acquire.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings.

We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of earthquakes, floods or other acts of God. Generally, we will not obtain insurance for earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See “Investment Objectives and Policies—Description of Our Leases.”

The recharacterization of any sale and leaseback transactions could cause us to lose properties without full compensation.

If a seller/lessee in a sale and leaseback transaction in which we are the buyer/lessor declares bankruptcy, we could suffer a material loss due to recharacterization of our ownership of that property as financing. We intend to enter into sale and leaseback transactions, in which we will purchase a property from an entity and lease such property back to that same entity. In the event of the bankruptcy of a lessee in a sale leaseback transaction, the trustee in bankruptcy may seek to recharacterize the transaction as either a financing or as a joint venture. To the extent the sale and leaseback is treated as a financing, the lessee may be deemed the owner of the property and we would have the status of a creditor with respect to the property. We may not be able to reacquire the property and may not be adequately compensated for our loss of the property. Sale and leaseback transactions also may be recharacterized as financings for tax purposes, in which case we would not be allowed depreciation and other deductions with respect to the property.

Softness in the regional and national economies.

Softness in the regional and national economies could materially and adversely impact the non-governmental tenants in our properties and their business operations. If a substantial number of our tenants were unable to pay the rent, our revenue, and our ability to make expected distributions to you, could be materially and adversely affected.

Economic impact of September 11, 2001 terrorist attacks.

The terrorist attacks committed in the United States on September 11, 2001 may have an adverse affect on both the regional and national economies and may adversely impact our non-governmental tenants in our properties.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

Our board of directors has the discretion to invest up to 10% of our total assets in other types of property, including land, apartments or other residential property. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

•	whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”),

•	or other applicable restrictions imposed by ERISA; and

•	whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in “ERISA Considerations,” we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

If we are considered a “pension-held REIT,” an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us. See “Federal Income Tax Consequences of Our Status as a REIT—Taxation of Tax-Exempt Shareholders.”

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans also should consider the effect of the “plan asset” regulations issued by the Department of Labor. To avoid being subject to those regulations, our articles of incorporation prohibit ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities.” However, we cannot assure you that those provisions in our articles will be effective. See “ERISA Considerations.”

INVESTOR SUITABILITY STANDARDS

An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

We intend to offer our shares for sale to the residents of Alabama, Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Idaho, Illinois, Iowa, Kansas, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, and Wisconsin. We refer to these states as the sales states.

Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state’s suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of our sales states have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.

Net worth in all cases excludes home, home furnishings and automobiles.

Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

California:    Investors must have either (1) a minimum net worth of at least $60,000 and a gross income of at least $60,000 or (2) a minimum net worth of at least $250,000.

Iowa, Massachusetts, North Carolina and Oregon:    Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Maine:    Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.

Ohio and Pennsylvania:    An investor’s investment in our common stock cannot exceed 10% of that investor’s net worth.

Because the minimum offering of shares of our common stock is less than $20 million, Pennsylvania and Oregon investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

Tennessee:    Investors must have (1) a minimum net worth of at least $250,000 and to have had during the last tax year and be expected to have during the current tax year a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

The minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide such shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for our retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under our dividend reinvestment plan, which may be in lesser amounts.

Ensuring Our Suitability Standards Are Adhered To

In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page, which is attached as Exhibit B to this prospectus. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.

In addition, by signing the Subscription Agreement Signature Page attached to this prospectus as Exhibit B, you are representing and warranting to us that you have received a copy of this prospectus, that you agree to be bound by our articles of incorporation, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with requirements of California law summarized in that Exhibit with respect to resale of shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another shareholder or a regulatory authority attempted to hold our company liable because shareholders did not receive copies of this prospectus, were not adequately informed of the requirements of our articles of incorporation or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

We will contribute the net proceeds of the sale of any common stock we offer under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than our advisor’s incentive limited partnership interest. Our operating partnership will use the net proceeds to purchase suitable properties and to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 1,000,000 shares that may be issued under our dividend reinvestment plan, and up to 500,000 shares that may be issued under two stock option plans. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,000,000	100%	$200,000,000	100%
Less Organizational and Public Offering Expenses:
Selling Commissions	75,000	7.5%	15,000,000	7.5%
Marketing Support and Due Diligence Reimbursement Fee	20,000	2.0%	4,000,000	2.0%
Other Organizational and Offering Expenses (1)	25,000	2.5%	5,000,000	2.5%

Total Organizational and Offering Expenses	120,000	12%	24,000,000	12%

Net Proceeds to Company	$880,000	88%	$176,000,000	88%

Miscellaneous Acquisition Expenses (2)	5,000	0.5%	1,000,000	0.5%

Amount Available for Investment in Properties	$875,000	87.5%	$175,000,000	87.5%

(1)	This is an estimate of the costs and expenses expected to be incurred over the life of the offering, including fees for legal counsel, accountants, printers, and subsequent state registration renewal fees, etc. The total amount is variable depending upon the term of the offering and the number of jurisdictions in which the offering is registered.

(2)	This does not include real estate commissions of up to 3% of the purchase price of the properties we acquire which may be paid by the seller to independent third-party real estate brokers or to Triple Net Properties Realty, Inc., an affiliate of our advisor, who may serve as our real estate broker in some or all of our acquisitions.

The dealer manager may seek the assistance of other broker-dealers in selling our common stock and may reallow the selling commissions it receives to such broker-dealers.

The total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable and will not exceed an amount equal to 15% of the proceeds raised in this offering.

After the minimum offering amount has been raised and escrow broken, funds raised in this offering will be invested in money market accounts at one or more banks prior to their use for property acquisitions.

OUR COMPANY

Some of the information you will find in this prospectus may contain “forward-looking” statements. You can identify such statements by the use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “estimate,” “continue” or other similar words. These types of statements discuss future expectations or contain projections or estimates. When considering such forward-looking statements, you should keep in mind the risk factors on page 5. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement.

G REIT, Inc. was formed as a Virginia corporation in December of 2001 and intends to qualify as a real estate investment trust for federal income tax purposes. As of the date of this prospectus, we do not own any properties but anticipate acquiring properties with the net proceeds of this offering. We intend to invest in office, industrial, and service properties throughout the United States, including properties that have a government orientation. We may lease our properties to tenants under net or gross leases. We may acquire retail and office properties in sale and leaseback transactions in which creditworthy tenants enter into net leases with our company.

We will conduct business and own properties through our operating partnership, G REIT, L.P., which was formed as a Virginia limited partnership in December of 2001. We will be the sole general partner of our operating partnership and will have control over the affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in exchange for 100% of the initial capital and profits interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and to repay debt secured by properties contributed to it in exchange for units of limited partnership interest.

Our day to day operations will be managed by our advisor, Triple Net Properties, LLC, under an advisory agreement. Our advisor will engage affiliated entities, including Triple Net Properties Realty, Inc., a real estate brokerage and management company, to provide various services for the properties. Our advisor and its affiliated property manager were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities.

INVESTMENT OBJECTIVES AND POLICIES

General

Our company’s primary investment objective is to obtain current income through the purchase of real estate, including real estate that has a government orientation. Additionally, we intend to:

•	invest in income producing real property generally through equity investments in a manner which permits us to qualify as a REIT for federal income tax purposes;

•	generate cash available for distribution to our shareholders;

•	preserve and protect your capital; and

•	realize capital appreciation upon the ultimate sale of our properties.

The sheltering from tax of income from other sources is not an objective of our company. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

We cannot assure you that we will attain these objectives or that our capital will not decrease. Our investment objectives will not be altered if less than the maximum offering amount, is raised; however, if only the minimum offering amount is raised, we will only be able to purchase a single property or interests in a single property rather than a diversified portfolio.

Decisions relating to the purchase or sale of properties will be made by Triple Net Properties, LLC, our advisor, subject to approval by our board of directors.

Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to assure such policies are carried out. Our board generally may change our policies or investment objectives at any time without a vote of our shareholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our shareholders and will set forth their determinations in the minutes of the board meetings.

Investing in Government Oriented Property

Government Orientation. Our company will invest in real estate, including real estate that has a government orientation. By government orientation, we mean that a portion of our properties will include one or more of the following types of government tenants:

•	United States federal government and governmental authorities;

•	state, local and other governments and governmental authorities;

•	quasi-governmental authorities;

•	government contractors and service providers;

•	governmental licensees; and

•	health care, medical insurance, grant research and similar companies.

These categories of government tenants are described below:

United States Federal Government and Governmental Authorities include the United States federal government, federal governmental agencies, for example, defense agencies and civil agencies (including by way of illustration, the General Services Administration, Departments of Defense, Interior, Transportation, Agriculture, United States Postal Service, Energy, National Science Foundation, Labor, Health and Human Services, Treasury, Environmental Protection Agency, General Accounting Office, Central Intelligence Agency, Federal Bureau of Investigation, National Aeronautics and Space Administration, Secret Service and Customs), and other federal governmental authorities.

State, Local and Other Governments and Governmental Authorities include the 50 states and the District of Columbia, the various departments of government, state and local colleges and universities, governmental authorities, boards, and commissions (for example, water and sewer districts, industrial bond authorities, school boards, parks and recreation authorities).

Quasi-Governmental Authorities include Ginnie Mae (a wholly owned corporation within the Department of Housing and Urban Development), Fannie Mae (the nation’s largest private nonprofit foundation devoted to affordable housing), and certain tax-exempt entities.

Government Contractors and Service Providers are parties who provide services to the government and governmental authorities.

Government Licensees are parties who operate under the authority of licenses issued by a government, governmental authority or quasi-governmental authority, for example, banks, credit unions, and insurance companies.

Health Care, Medical Insurance, Grant Research and Similar Companies, including tax-exempt and for profit firms that are recipients, directly or indirectly, of government funding, grants, reimbursements or subsidies.

Focus States.    We intend that a significant portion of our properties will be in the following focus states: California, Colorado, District of Columbia, Florida, Illinois, Maryland, Nevada, Oklahoma, Texas, Virginia, and Washington. Some of our properties will be located in state capitals. Our board of directors has the right to modify our focus states from time-to-time based on their determination of what is in the best interest of our company.

Types of Investments

We intend to acquire office, industrial, and service properties, including properties that have a government orientation as a result of space being leased to government tenants as described above in “—Government Orientation.”

We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real estate is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to shareholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, type of property and types of tenants (governmental and non-governmental), that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

We anticipate that 87.5% of the offering proceeds will be used to acquire real estate and the balance will be used to pay various fees and expenses described in “Estimated Use of Proceeds.”

We may enter into sale and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

“Net” leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. “Gross” leases typically require that the landlord pay all or a majority of the operating expenses, including real estate taxes, special assessments, and sales and use taxes, utilities, insurance and building repairs related to the property.

We expect that most of our non-governmental leases will be for terms of 5 years or more and may provide for a base minimum annual rent with periodic increases. Our governmental leases may have a shorter term and permit the tenants to terminate under certain circumstances, including by way of illustration failure to obtain appropriations or termination or non-renewal of a material contract. See “Risk Factors—Negative Characteristics of Certain Governmental Leases.”

We consider a tenant to be creditworthy when it has:

•	a minimum tangible net worth equal to ten times one year’s rental payments required under the terms of the lease;

•	a guaranty for its payments under the lease by a guarantor with a minimum tangible net worth of $10 million; or

•	a corporate debt rating by Moody’s of Baa (or better) or by Standard & Poor’s of BBB (or better).

Debt obligations of companies rated by Moody’s as Baa are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but are more unreliable over any great length of time. Debt obligations of companies rated by Standard & Poor’s as BBB are considered to have adequate protection parameters, but susceptible to adverse economic conditions or changing circumstances. Standard & Poor’s ratings of less than BBB are regarded as having significant speculative characteristics.

A majority of properties acquired will be at least 75% leased on the acquisition date. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. However, when we think it is prudent, we will incur indebtedness to acquire properties. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow. We do not intend to incur indebtedness in excess of 70% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from our advisor, affiliates of our advisor, and entities advised or managed by our advisor. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors, and supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. We currently do not have any plans to acquire a property or properties from our advisor, its affiliates or entities advised or managed by our advisor.

Our Acquisition Standards

We believe, based on our advisor’s prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property’s current and projected cash flow. We will also consider a number of other factors, including a property’s:

•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	ability of tenants to pay scheduled rent;

•	lease terms and rent roll, including the potential for rent increases;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Our advisor will have substantial discretion with respect to the selection of specific properties.

We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.

In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

Property Acquisition

We anticipate acquiring fee simple and tenancy-in-common interests in real property and real property subject to long-term ground leases, although other methods of acquiring a property may be used when we consider it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use wholly owned subsidiaries of our operating partnership to acquire properties. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring and/or financing a property or properties.

We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We currently do not intend to construct or develop properties, or render any services in connection with such development or construction.

If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee’s books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee no greater than the fee a third party would charge for such services.

Although we are not limited as to the geographic area where we may conduct our operations, we intend to emphasize properties located in the focus states.

We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

Joint Ventures

We may invest in general partnership, co-ownership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our shareholders and on substantially the same terms and conditions as those received by the other joint venturers. We may so invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

We will invest in general partnerships, co-ownership or joint venture arrangements with our advisor and its affiliates only when:

•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions; and

•	we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates as co-owners of a property to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into co-ownership and joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

You should note that there is a potential risk that our company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Description of Our Leases

We anticipate that many of our non-governmental leases will be net leases with terms generally not less than five years, but typically five to fifteen years. In addition, our governmental leases may permit the tenants to terminate under certain circumstances, including failure to obtain appropriations or termination or non-renewal of a material contract. See “Risk Factors—Negative Characteristics of Certain Governmental Leases.” Under our net leases, the tenant will pay us a predetermined minimum annual rent. Some of our leases also will contain provisions that increase the amount of base rent payable at points during the lease term.

We anticipate that our governmental leases may have a shorter term and are likely to be gross leases.

We anticipate that our tenants under net leases generally will be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. We generally will require that each net lease tenant pay its share of the cost of the liability insurance covering the properties owned by our operating partnership or provide such coverage. The third party liability coverage will insure, among others, our operating partnership and our advisor. We will also require that each tenant obtain, at its own expense, property insurance naming our operating partnership as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by our advisor.

In general, our leases may be assigned or subleased with our operating partnership’s prior written consent, but the original tenant generally will remain fully liable under the lease unless the assignee meets our income and net worth tests.

We also are likely to have gross leases where we are required to pay some or all of such costs and expenses. This is likely to be the case in connection with our governmental leases.

Our board of directors controls our policies with respect to the terms of leases into which we may enter and may change those policies at any time without shareholder approval.

Our Operating Partnership

We will conduct our business and own properties through our operating partnership and its wholly owned subsidiaries. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in return for 100% of the initial capital and profits interest in our operating partnership, other than our advisor’s incentive limited partnership interest that entitles it to share in operating cash flow and property sale proceeds above a threshold return to our company. Our advisor has no voting rights by virtue of its incentive limited partnership interest. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units may have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Under certain circumstances, holders of these units may exercise their redemption rights by delivering a written notice of redemption to both the operating partnership and our company, as general partner of the operating partnership. Upon receipt of the redemption notice, our company may elect to purchase those units of limited partnership interest for either cash or shares in amounts determined in accordance with certain definitions and formulae set forth in the Agreement of Limited Partnership. If we decline to purchase those units, then the operating partnership must purchase the units of limited partnership, subject to certain limitations designed to protect our status as a REIT. Our operating partnership will use the net proceeds to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties contributed to our operating partnership in exchange for units of limited partnership interest.

Our Policies With Respect to Borrowing

When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 70% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with the first full year of operation. In addition, we anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets will not exceed 300%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders’ rights on our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

Our board of directors controls our policies with respect to borrowing and may change such policies at any time without a vote of the shareholders.

Sale or Disposition of Properties

Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest into additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets.

Despite this policy, our board of directors, in its discretion, may distribute to our shareholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our shareholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our shareholders’ capital indefinitely. However, the affirmative vote of shareholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a shareholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

We are not a mortgage bank or portfolio lender. We do not intend to engage in the business of originating, warehousing or servicing mortgages. If we engage in such activities, it will be only as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investment in mortgages or mortgage-backed securities. If we do invest directly in mortgages, they will be mortgages on office buildings or other commercial properties. We may, however, when and if we deem it prudent to do so, invest in mortgage-backed securities rated BBB by Standard & Poor’s or Baa by Moody’s, which may be collateralized by 1-4 family mortgages, apartments, or other properties.

While it is our intention to hold each property we acquire for an extended period, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	the tenant has involuntarily liquidated;

•	in the judgment of our advisor, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property;

•	the tenant is in default under the lease; or

•	in our judgment, the sale of the property is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price or if operating expenses increase without a commensurate increase in rent under our gross leases, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See “Federal Income Considerations—Failure to Qualify.”) The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Our Long Term Investment Objective

Our long term investment objective is to provide you, the shareholder, with capital appreciation of your investment in our company through the capital appreciation of the interests in the real estate properties that we acquire. Our goal is to purchase interests in real estate that will provide immediate income from tenant rents but that will also appreciate in value such that we can sell them after several years at a profit.

We anticipate that by July 1, 2008, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, shareholder liquidity, access to capital and stability, and to decrease our operating costs. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible or desirable to list our shares or include them on a national market system by July 1, 2008, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within two years of such date.

Changes in Our Investment Objectives

Our principal investment objectives are generally to invest, through our operating partnership, in office, industrial, and service properties with a government orientation. Our shareholders have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Investment Limitations

We do not intend to:

•	invest more than 10% of our total assets in unimproved real property, apartments, other residential property and real estate investments not contemplated herein;

•	invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940.

As used above, “unimproved real property” means any investment with the following characteristics:

•	an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

•	has no development or construction in process on such land; and

•	no development or construction on such land is planned in good faith to commence within one year.

In addition, we have adopted the following investment policies:

We will not issue redeemable equity securities.

We will not issue our shares on a deferred payment basis or other similar arrangement.

We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

We will not engage in trading, as opposed to investment, activities.

We will not engage in underwriting or the agency distribution of securities issued by others.

Making Loans and Investments in Mortgages

We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain their appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at such shareholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;

•	payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or

•	payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

We will not invest in real estate contracts of sale otherwise known as land sale contracts.

We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on their books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

We will not invest in equity securities of another entity, other than our operating partnership or a wholly owned subsidiary, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the directors determine such purchase to be in our best interests. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

Appraisals

The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. We will support the determination of the purchase price with an appraisal from an appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, director or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

Other Policies

In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

We will hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as Government National Mortgage Association certificates, U.S. government bonds, CDs, time deposits and other government securities.

We do not intend to make distributions-in-kind, except for:

•	distributions of beneficial interest in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the Virginia Stock Corporation Act; or

•	distributions of property which meet all of the following conditions:

•	our board of directors advises each shareholder of the risks associated with direct ownership of the property;

•	our board of directors offers each shareholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those shareholders who accept the directors’ offer.

Distribution Policy

We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain.

We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distributions were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay such distributions to you as a shareholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

To the extent that distributions to our shareholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our shareholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

MANAGEMENT OF OUR COMPANY

General

We operate under the direction of our board of directors, which is responsible for the overall management and control of our affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors’ supervision.

Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of our best interest. As of the commencement of this offering, our board of directors will be comprised of five individuals, three of whom will be independent directors. We consider a director to be independent if in the last two years he or she is not associated, directly or indirectly, with our company or our advisor.

The independent directors will determine, from time to time but at least quarterly, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a constantly-applied basis. In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing, and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

Each determination will be reflected in the minutes of the meetings of our board of directors.

Anthony W. Thompson, William C. Daniel, Talle A. Voorhies and Jack R. Maurer have worked to found and organize our company. Mr. Thompson will serve as the Chairman of the Board of Directors, Chief Executive

Officer and President of our company. Mr. Daniel will serve as Chief Financial Officer and Treasurer of our company. Ms. Voorhies will serve as Vice President and Secretary of our company. Mr. Maurer will serve as Executive Vice President of our company.

The Directors and Executive Officers

Initially, our board of directors will consist of five members, three of whom will be independent. All of the directors will serve one-year terms or until the next annual meeting of the shareholders, whichever occurs first.

The following table and biographical descriptions set forth information with respect to our officers and directors.

Name	Age	Position
Anthony W. Thompson	55	Chairman of the Board of Directors, Chief Executive Officer, President and Director
Gary T. Wescombe, C.P.A.	59	Director
Edward A. Johnson, Ph.D.	50	Independent Director
D. Fleet Wallace	34	Independent Director
W. Brand Inlow	47	Independent Director
William C. Daniel	43	Chief Financial Officer and Treasurer
Talle A. Voorhies	54	Vice President and Secretary
Jack R. Maurer	58	Executive Vice President

Anthony W. (“Tony”) Thompson has served as Chairman of our Board of Directors, Chief Executive Officer, President and a director of our company since December 2001. He is a co-founder of our advisor, Triple Net Properties, LLC, and has been its President since inception in April of 1998. He is also President and 100% owner of Triple Net Properties Realty, Inc., an affiliated real estate brokerage and management company that will provide certain real estate brokerage and management services to our company. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson has been the President and 100% owner of the dealer manager, NNN Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a BS in Economics. Mr. Thompson holds the professional designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College. He is a member of the Sterling College Board of Trustees and UCLA’s Athletic Fund Major Gifts Committee.

Gary T. Wescombe, C.P.A. has served as a director of our company since December 2001. Mr. Wescombe is a partner in Wescombe & Johnson in Newport Beach, California. From October 1999 to December 2001 he was a partner in Warmingon Wescombe Realty Partners in Costa Mesa, California. At both companies his focus was on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. Mr. Wescombe helped to grow the Newport Beach, California office of Kenneth Leventhal & Company from an initial 20 person staff to over 200, and was promoted to head the Audit Department. As an Audit Partner in a national accounting firm, Mr. Wescombe has developed extensive SEC expertise and is recognized as an authority on many aspects of real estate. Mr. Wescombe received a BS in Accounting and Finance from San Jose State University in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

Edward A. Johnson, Ph.D. has served as an independent director of our company since December 2001. Dr. Johnson is President of Sterling College, a small liberal arts college affiliated with the Presbyterian Church (USA), in Sterling, Kansas, where his major accomplishments include development of strategic and business plans, initiation of the nation’s first undergraduate program in social entrepreneurship and selection as the first leadership college by Habitat for Humanity. He was Executive Director, Arizona Commission for Post

Secondary Education from 1992 to 1997; a Faculty Associate at Arizona State University, where he taught doctoral-level courses from 1984 to 1997; and Interim Associate Director for Academic Programs, Arizona Board of Regents from 1991 to 1993. Dr. Johnson received a BS in History and Political Science from Morningside College, Sioux City, Iowa in 1973, a JD from Creighton University School of Law, Omaha, Nebraska in 1976, and a Ph.D. in Higher Education Administration—Law and Education Specialization from Arizona State University, Tempe, Arizona in 1984.

D. Fleet Wallace has served as an independent director of our company since April 2002. He is a principal and co-founder of Greystone Fund, L.P. and Greystone Capital Management, LLC, Greystone Fund’s general partner. Greystone Fund, L.P. is a professionally managed opportunity fund formed in September 2001 that invests primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. Prior to funding Greystone Fund and Greystone Capital Management, from April 1998 to August 2001 Mr. Wallace served as corporate counsel and Assistant Secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions and dispositions, and provided legal support on over $1 billion in financing transactions. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with the firm of McGuire Woods in Richmond, Virginia.

W. Brand Inlow has served as an independent director of our company since April 2002. He is the President of Summit Realty Group, Inc. in Richmond, Virginia, a position he has held since September 2001. Summit Realty operates ten apartment communities in Virginia and North Carolina, and provides acquisition, brokerage, new third-party management, business and consulting services. Mr Inlow also has established SRG Realty Advisors, LLC to acquire and develop apartment communities. Prior to joining Summit Realty, from November 1999 to September 2001 he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia. He was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from November 1991 to November 1999 Mr. Inlow worked for United Dominion Realty Trust, Inc. a publicly-traded real estate investment trust, as Assistant Vice President and Senior Acquisition Analyst, where he was responsible for the acquisition of garden apartment communities.

William C. Daniel has served as Chief Financial Officer and Treasurer of our company since December 2001. He also is the Chief Financial Officer of our advisor, Triple Net Properties, LLC. Mr. Daniel has over 17 years of executive experience with banks, savings and loan associations, investment management, high tech and Internet companies. Beginning in 1984, he served as Financial Analyst in the Financial Planning & Analysis unit of First Interstate Bank of California. In 1986, Mr. Daniel began service as a Senior Financial Analyst with Great Western Bank in the Corporate Planning Department, where he rose to Vice President. In 1993, Mr. Daniel joined First Interstate Bancorp as Vice President, Mergers and Acquisitions, where he led four bank and savings institution acquisitions. In 1996, Mr. Daniel joined PIMCO Advisors LP, an investment management company as Manager, Financial Planning & Analysis. At PIMCO, Mr. Daniel managed financial analysis, financial applications and MIS areas. In 1998, Mr. Daniel founded Stone Circle Advisors LLC, an investment management and consulting company, and has consulted with a number of emerging Internet and technology companies. Mr. Daniel received a BA and a BBA, cum laude, from the University of Mississippi in 1980 and has an MBA from the Johnson Graduate School of Management at Cornell University in 1983.

Talle A. Voorhies has served as Vice President and Secretary of our company since December 2001. She has served as Executive Vice President of our advisor from April 1998 to December 2001, when she became Chief Operating Officer of our advisor. Ms. Voorhies is President and Financial Principal of NNN Capital Corp., our dealer manager. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker dealer network, due diligence activities, marketing and compliance, and investor services. Ms. Voorhies is a registered representative with the NASD.

Jack R. Maurer, CPA, has served as Executive Vice President of our company since December 2001. He has served as Chief Financial Officer of our advisor from April 1998 to December 2001, when he became Chief Operating Officer and Financial Principal of NNN Capital Corp., our dealer manager. Mr. Maurer has over 29 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CEO of Wescon Properties, where he was involved in finance, accounting and forecasting. He has also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS from California University at Northridge in 1973 and is a Registered Operations and Financial Principal with the NASD.

Committees of Our Board of Directors

Acquisition Committee

Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially we will have an acquisition committee comprised of all members of our board of directors. A majority of the members of the acquisition committee will be independent directors. Our board of directors may establish additional acquisition committees from time to time based on property type or other relevant factors. Our advisor will recommend suitable properties for consideration by the appropriate acquisition committee or our board of directors from time to time. If the members of the acquisition committee unanimously approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Assuming the number of directors serving on our board of directors is increased in the future, if the acquisition committee does not approve a proposed acquisition, then the property may be presented to our full board of directors for consideration, who, by majority vote, may elect to acquire or reject the property. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.

Audit Committee

We will have an audit committee comprised of five individuals, including at least three independent directors. The audit committee will:

•	make recommendations to our board of directors concerning the engagement of independent public accountants;

•	review the plans and results of the audit engagement with the independent public accountants;

•	approve professional services provided by, and the independence of, the independent public accountants;

•	consider the range of audit and non-audit fees; and

•	consult with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Compensation Committee

Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. Initially, the members of our executive compensation committee will be Mr. Thompson, Mr. Wallace and Mr. Inlow. At present, our executive compensation committee serves only to determine the stock option grants under our two stock option plans. However, at a later date, the executive compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, except for those which require actions by all of the directors under our articles of incorporation, bylaws or applicable law. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as “non-employee directors” within the meaning of the Exchange Act.

Officer and Director Compensation

Our board of directors will determine the amount of compensation that we will pay to each director serving on our board of directors. Initially, all directors will receive a fee of $1,000 for attendance in person or by telephone at each meeting of the board. Initially such compensation, including fees for attending meetings, will not exceed $7,500 annually. Our independent and outside directors will qualify for the independent director stock option plan under which our board of directors has authorized the issuance of options to acquire up to 100,000 shares of common stock over the five years following the commencement of this offering. In addition, officers and employees of our company will qualify for the officer and employee stock option plan under which our board of directors has authorized the issuance of up to 400,000 shares over the five years following the commencement of this offering. Initially, we do not intend to pay cash compensation to any employees or officers. Our officers are compensated as employees of our advisor.

Independent Director Stock Option Plan

We will adopt the independent director stock option plan concurrently with the commencement of this offering. Only outside and independent directors are eligible to participate in the independent director stock option plan.

We have authorized and reserved a total of 100,000 shares of common stock for issuance under the independent director stock option plan.

The independent director stock option plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director and each outside director as of the date such individual becomes an independent or outside director. Subsequent options are options to purchase 5,000 shares of common stock at the applicable option exercise price described below on the date of each annual shareholders’ meeting to each independent and outside director so long as the individual is still in office. On the date of this prospectus, we have granted options to purchase 20,000 shares at $9.05 per share to the independent and outside directors.

Officer and Employee Stock Option Plan

We will adopt the officer and employee stock option plan concurrently with the commencement of this offering. All of our officers and employees are eligible to participate in the officer and employee stock option plan.

We have authorized and reserved a total of 400,000 shares of common stock for issuance under the officer and employee stock option plan. Our board of directors, acting on the recommendation of the compensation committee, will have discretion to grant options to officers and employees effective as of each annual meeting of our shareholders. On the date of this prospectus, we granted our Chief Executive Officer and President, Mr. Thompson, options to purchase 45,000 shares at $9.05 per share. On the date of this prospectus, we also granted Mr. Daniel, Ms. Voorhies and Mr. Maurer options to purchase a total of 25,000; 10,000; and 10,000 shares, respectively, at $9.05 per share. We anticipate issuing the same number of options to each of these individuals, in addition to options that may be granted to other officers and employees, simultaneously with each annual shareholders’ meeting.

Characteristics of Both Stock Option Plans

Exercise Price:    We will determine the option price, meaning the purchase price of our common stock under the options, as follows:

•	The option price under each option granted on or before the commencement of this offering is the price per share in this offering less the dealer manager’s selling commission and marketing support and due diligence reimbursement fee.

•	The option price under each option granted during this offering will be the greater of the price per share in this offering less the dealer manager’s selling commission and marketing support and due diligence reimbursement fee and the fair market value of our common stock as of the date of grant.

•	The option price under each option granted after the completion of this offering will be the fair market value of our common stock as of the date of grant.

We will not grant options under either plan with exercise prices less than the fair market value for such options as of the date of the grant or in consideration for services rendered to our company that in the judgment of the independent directors has a fair market value less than the value of such option as of the date of the grant.

Unless our shares are then traded on a national securities exchange or trading system, the fair market value of shares of our common stock will be a price determined by our board of directors in good faith. In determining the fair market value of our stock, the directors will consider several factors, including the price per share at which our shares are then being sold to the public, the price per share of common stock of comparable companies, our company’s earnings and the value of our assets. If our common stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

Vesting:    Both of our stock option plans provide that persons holding options can exercise them as follows:

•	Options granted on or before the commencement of this offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.

•	Options granted after the commencement of this offering will become exercisable in whole or in part on the second anniversary of the date of grant.

•	If an option holder dies or becomes disabled while an officer, director or member of the board, his options will be exercisable for one year after death or the disabling event.

•	Both of our stock option plans provide that if the vesting of any stock option would cause the aggregate of all vested stock options owned by our advisor, our dealer manager, their affiliates and our officers and directors to exceed ten percent of the total outstanding shares of our common stock, then such vesting will be delayed until the first date on which the vesting will not cause us to exceed this ten percent limit.

•	If options under more than one grant will vest on the same day, and the vesting of all of such options would cause us to exceed our ten percent limit, then such options will vest pro rata according to the total number of options scheduled to vest.

•	If an option holder ceases to serve the company in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to our company.

•	No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.

•	The option price for the options can be paid in cash or the surrender of common stock.

Notwithstanding any other provisions of either stock option plan to the contrary, we will not permit an option holder to exercise any option or options if the exercise thereof would jeopardize our status as a REIT under the federal income tax laws.

Transferability:    An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

Change of Control or Dissolution:    If a transaction, such as a reorganization or merger in which our company is the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation, occurs causing the outstanding shares of our common stock to be increased, decreased or changed into, or exchanged for, a different number or kind of our shares or securities, then we will make an appropriate adjustment in the number and kind of shares that may be issued in connection with the options. We also will make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.

Upon the dissolution or liquidation of our company, or upon a reorganization, merger or consolidation of our company with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

•	the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;

•	the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or

•	the payment in cash or shares in lieu of and in complete satisfaction of such options.

Taxation:    All options granted under both stock option plans are intended to be “non-qualified options,” meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock’s fair market value and the option price. We will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

OUR ADVISOR

Our advisor, Triple Net Properties, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Our advisor is a Virginia limited liability company that was formed in April 1998 to advise syndicated real estate investment trusts, real estate limited partnerships, limited liability companies and other entities with respect to the acquisition, management and disposition of real estate assets. As of December 31, 2001, our advisor advised 31 entities that invest or have invested in properties located in California, Colorado, Kansas, Nevada, South Dakota and Texas. The advisor is affiliated with our company in that several of our officers and directors also serve as officers and directors of the advisor and own interests in the advisor. Our advisor will engage Triple Net Properties Realty, Inc., its affiliated real estate brokerage and management company, to provide a number of services in connection with our properties.

Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock at a price of $9.05 per share, which equals a total of $200,005. The advisor purchased those shares for cash and may not sell such shares for as long as it serves as the advisor to our company; however, the advisor may transfer all or a portion of such shares to affiliates.

Management

The following table sets forth information with respect to our advisor’s executive officers, board of managers and key employees:

Name	Age	Position
Anthony W. Thompson	55	President, Chief Executive Officer and Board of Managers
William C. Daniel	43	Chief Financial Officer and Board of Managers
Talle A. Voorhies	54	Chief Operating Officer and Board of Managers
Jack R. Maurer	58	Executive Vice President and Board of Managers
Richard T. Hutton, Jr.	48	Vice President of Property Management and Board of Managers
Rick Burnett	47	Vice President of Asset Management and Board of Managers
Don Ferrari	64	Senior Marketing Director and Board of Managers
Damian Gallagher	40	Senior Vice President of Capital Markets and Board of Managers
Glenn Agnew	55	Senior Vice President for Midwest Markets and Board of Managers
Greg Hill	47	Senior Vice President for Eastern Markets and Board of Managers
Rick Stein	44	Director of Retail Operations
Gary Ruhl	49	Regional Director of Real Estate Finance
Michael Frieman	48	Senior Asset Manager
Colin K. Lam	36	Controller
James A’Hearn	43	Portfolio Controller
Stephen Corea	44	Vice President of Acquisitions and Real Estate Finance

Anthony W. (“Tony”) Thompson.    Mr. Thompson’s background is described under “Management of Our Company—The Directors and Executive Officers.”

William C. Daniel.    Mr. Daniel’s background is described under “Management of Our Company—The Directors and Executive Officers.”

Talle A. Voorhies.    Ms. Voorhies’ background is described under “Management of Our Company—The Directors and Executive Officers.”

Jack R. Maurer.    Mr. Maurer’s background is described under “Management of Our Company—The Directors and Executive Officers.”

Richard T. Hutton, Jr. has served as our advisor’s Vice President of Property Management since April 1999. In that position, Mr. Hutton oversees the management of the real estate portfolios and property management staff of our advisor and its affiliates. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations, including construction, development, acquisitions, dispositions, and management of shopping centers, industrial parks, office buildings, and apartment complexes. Mr. Hutton’s previous experience includes serving as Controller for the TMP Group, a predecessor to our advisor, from November 1997 to April 1999, and as Controller for Summit Commercial, a Highbridge Company that owned and acquired retail real estate from May 1996 to November 1997. Mr. Hutton also worked as Controller for Brooks Resources Corporation, a resort developer and operator in Bend, Oregon, from September 1992 to November 1993. A graduate of Claremont McKenna College, his background also includes public accounting and licensure as a California Real Estate Broker and Certified Public Accountant.

Richard G. Burnett has served as our advisor’s Vice President of Asset Management since December 1999 to November 2001, and is currently Executive Vice President-Chief Operating Officer of Triple Net Properties Realty, Inc., our advisor’s affiliated real estate brokerage and management company. Mr. Burnett has 23 years of real estate experience. His prior positions include Manager at PM Real Estate Group from December 1998 to December 1999; Western Region Executive Director at USAA Realty Company from 1996 to 1998, where he was responsible for operations and leasing for that company’s commercial real estate assets; Vice President, Corporate Properties Division, at Great Western Bank, where he was in charge of acquiring branch bank sites from 1992 to 1996; Regional Manager for August Financial from 1986 to 1988, where he oversaw a large portfolio of office, industrial and retail properties in Southern California; and Vice President—Real Estate Asset Manager at Heron Financial, a real estate company from 1988 to 1991. Mr. Burnett received a BSBA from the University of Phoenix, possesses both a California and an Arizona Real Estate Broker’s license, holds four real estate professional designations, and served as the 1998 President of the Institute of Real Estate Management’s (IREM) Greater Los Angeles Chapter. Mr. Burnett also has authored several articles for trade publications, including the Journal of Property Management, and serves as IREM’s Regional Vice President at the national level.

Don Ferrari has served as our advisor’s National REIT Marketing Director since September 1998. Also, since 1992 he has been Director of Marketing for Saint George Financial in Sausalito, California. From January 1998 to September 1998, he also was a NASD registered rep/wholesaler for Ridgemont Securities, Inc. From 1992 to 1997 he was a NASD registered rep/wholesaler for First San Francisco Equities, Inc. Mr. Ferrari is recognized as a financial services public speaker by a number of groups such as the International Association of Financial Planners and Investment Dealers Digest. He is a licensed Real Estate Broker in California, holds a degree in organic chemistry from UC Berkeley, and is a registered representative with the NASD.

Glenn Agnew has served as our advisor’s Senior Vice President for Midwestern Markets since January 2000 and is responsible for raising capital from the midwestern United States. Mr. Agnew has been in the securities wholesale marketing industry since 1982, emphasizing real estate and oil and gas products. Prior to joining our advisor, Mr. Agnew was Senior Vice President—Marketing for Inland Securities Corporation from 1988 to 2000. Mr. Agnew has Series 22, 63, 65 and 7 licenses through the NASD and received his bachelor’s degree from East Central University in Ada, Oklahoma.

Gregory R. Hill has been our advisor’s Senior Vice President for Eastern Markets since January 2000 and is responsible for raising capital from the eastern United States. Prior to joining our advisor, Mr. Hill was a wholesaler for Inland Securities Corporation from 1985 to 2000. Mr. Hill received his bachelor’s degree from Brown University and is a registered representative with the NASD and a registered investment advisor with the SEC.

Gregory Genovese has been our advisor’s Senior Vice President of Western Markets since December 2001 and is responsible for raising capital from the western United States. Prior to joining our advisor, from 1999 to 2001 he was a Senior Vice President and Divisional Sales Manager for The Kelmoore Investment Company. From 1996 to 1999 Mr. Genovese was the regional Vice President for Wells Real Estate Funds. From 1992 to 1996, Mr. Genovese held regional marketing appointments with Cronos Capital Corp investment funds of San Francisco, most recently serving as Marketing Director for the Midwest Region. From 1990 to 1992, Mr. Genovese served as National Accounts Manager for G.T. Global Mutual Funds and previously held the position of Account Representative for Bear, Stearns and Co and Cowen & Co. investment firms from 1988 to 1990. Mr. Genovese is also a certified instructor for continuing education for financial and insurance professionals and is currently a Board member for Sales Focus Solutions Inc. Advisory Committee on contact management systems. Mr. Genovese holds a BS degree in Economics from California Polytechnic University and is a member of the Financial Planning Association and a NASD registered representative holding Series 6, 7, and 22 licenses.

Damian Gallagher has been our advisor’s National Director of Capital Markets since April 1998. Formerly, Mr. Gallagher was with the TMP Group from 1992 to 1998. He received a bachelor’s degree in Economics from UCLA in 1983. Since 1984, Gallagher has been involved in the investment/syndication industry, coordinating the syndication of over $200 million of real estate. He is a registered representative with the NASD.

Rick Stein, CSM has been our advisor’s Director of Retail Operations since October 2000. From 1998 to 2000, he was Director of Asset Management for ICO Investment Group/Consulting. From 1994 to 1998, he was Director of Operations for COMPASS Management & Leasing, Inc. Mr. Stein is a Certified Shopping Center Manager, received his MBA from the University of Connecticut in 1982. His areas of expertise are in retail operations, marketing, development and construction. He has served as General Manager for Eagle Rock Plaza, River Village, Hollywood Galaxy, and Ports O’Call Village in San Pedro, California. Mr. Stein spent two years in Sao Paulo, Brazil as Director, Retail Operations for COMPASS.

Gary Ruhl has been our advisor’s Regional Director of Real Estate Finance since March 2001, and is responsible for debt financing of all real estate assets (outside of California). In addition, Mr. Ruhl assists with equity placements for affiliates of our advisor through his commercial real estate contacts throughout the United States. He has over 10 years of capital markets experience including the origination and closing of numerous debt transactions and equity placements. His area of expertise is the placement of debt transactions with Wall Street investment banks for inclusion in CMBS and their sale in the secondary market. From 2000 to 2001, he was Business Development Manager for Equity City, Inc. From 1998 through 1999, he was Vice President with The Silverthorne Group, a real estate developer. From 1995 through 1997, he was Vice President for Cartwell, Moody & Associates, a mortgage banker. Mr. Ruhl is a graduate of Miami University in Oxford, Ohio in 1975.

Michael Frieman has been our advisor’s Senior Asset Manager since March 2001, and manages our advisor’s Rocky Mountain and Texas portfolio. Mr. Frieman has more than 25 years of experience in the field of commercial real estate with experience ranging from property management to commercial real estate appraisal to brokerage. From March 2000 to March 2001, he was a real estate consultant for Asset Consulting Group. From August 1999 to March 2000, he was Vice President—Development for Taurean Residential Valuation Services, L.L.C. From 1996 to 1999, he was acting Director of Real Estate for the state of Colorado. During the early 1990’s, Mr. Frieman was a consultant at Coopers & Lybrand in the RTC and REIT analysis practices and after obtaining his MBA was the Manager of Real Estate Programs for the State of Colorado. A licensed Colorado Real Estate Broker, Mr. Frieman received a Bachelor of Arts degree from Ithaca College in New York (1976) and a Masters in Real Estate and Construction Management from University of Denver (1996).

Colin K. Lam has been our advisor’s Controller since November 1998. Mr. Lam has more than 10 years of accounting experience, including 5 years of experience with World Premier Investments, Inc., a real estate investment company, where from 1993 through 1998 as Assistant Controller, he prepared financial statements, tax returns, CAM reconciliations, and management reports for a portfolio of shopping centers and restaurants. He has administered payroll and employee benefit programs, and supervised accounting and sales teams. In addition, Mr. Lam’s experience encompasses computer hardware, software, and networking. He received a BS from the Chinese University of Hong Kong and an MBA degree from the University of California, Irvine.

James A’Hearn has been our advisor’s Portfolio Controller since July 1999, and has over 13 years of real estate accounting and property management experience. His previous experience includes 4 years with Legacy Partners Commercial, Inc. and 4 years with Koll Management Services, Inc., where he was involved with financial reporting, budgeting, CAM reconciliation, transitioning new projects, computer software conversions and accounting team supervision for commercial and industrial buildings. From 1995 to 1999, he was Portfolio Controller for Legacy Partners in Irvine, California. From 1994 to 1995, he was Project Controller for The Brookhollow Group in Santa Ana, California. From 1989 through 1993, he was Senior Project Accountant and then Accounting Manager for Kroll Management Services, Inc. in Newport Beach, California. Mr. A’Hearn received a BS in accounting from San Diego State University in 1981. His past experience also includes public accounting.

Stephen Corea has been our advisor’s Vice President of Acquisitions and Real Estate Finance since January 2002. From February 2001 through December 2001, he was our advisor’s Director of Acquisitions. From December 2000 to February 2001, he was Senior Asset Manager for our advisor. From October 2000 to December 2000, he was a consultant working for our advisor. From April 1999 to October 2000, he was Vice

President—Real Estate Advisor with Bank of America’s Private Bank Real Estate Advisory Services Group in Newport Beach, California. From January 1999 through March 1999, he was Vice President—Asset Manager with Bank of America’s Private Bank Real Estate Services Group in Los Angeles, California. From September 1992 through December 1998, he was Vice President—Asset Manager for Bank of America’s Other Real Estate Owned (OREO) Department in Los Angeles, California. He received a Bachelor of Science Degree from USC in Real Estate Finance in 1980.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor generally:

•	has responsibility for day-to-day operations of our company;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with policy decisions to be made by our board of directors;

•	manages or causes to be managed our properties and other assets; and

•	renders other services as our board of directors deems appropriate.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s shareholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy from us.

Expenses.    Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including employment expenses of its personnel, rent, telephone and equipment expenses and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of average invested assets or 25% of net income for such year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of average invested assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

Term.    The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.

The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days’ prior written notice without cause or penalty, in which case we will not be required to pay any termination fee. If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of the independent directors, will determine that any successor advisor possess sufficient qualifications to:

•	perform the advisory function for our company; and

•	justify the compensation provided for in the contract with our company.

If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor’s incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the “incentive distribution” and “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value.

Our Right of First Opportunity. The advisory agreement gives us the first opportunity to purchase any income-producing governmental properties located in our focus states placed under contract by our advisor, provided that:

•	we have funds available to make the purchase;

•	our acquisition committee or board of directors votes to make the purchase within fourteen days of being offered such property by our advisor; and

•	the property meets our acquisition criteria.

Possible Merger.    Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the merger of our advisor and our company and the termination of the advisory agreement, with the consideration in such merger and for such termination to be determined by our company and our advisor. In the event our advisor is merged into our company, many of our advisor’s key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor’s employees, the rent and “overhead” associated with our advisor’s office and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

Indemnification.    We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

•	the indemnified person determined, in good faith, that the course of conduct which caused a loss or liability was in our best interest;

•	the indemnified person was acting on behalf of, or performing services for, our company;

•	such liability or loss was not the result of negligence or misconduct; and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

Other Services.    In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

COMPENSATION TABLE

The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

Average Invested Assets means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

Invested Capital means the product of (1) the sum of (A) the total number of outstanding shares of our common stock and (B) the number of partnership units issued by our operating partnership to limited partners, other than our advisor, and (2) a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

Our advisor and its affiliates will not be compensated for any services other than those which have been fully disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we shall not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

OFFERING STAGE
Type of Compensation	Method of Compensation	Estimated Amount
Selling Commissions	The dealer manager will receive 7.5% of the gross proceeds of this offering, or $0.75 for each share sold. The dealer manager may reallow a portion of the Selling Commissions to broker-dealers for each share they sell. Shares purchased under the dividend reinvestment plan will be purchased without Selling Commissions.	Actual amount depends upon the number of shares sold. The dealer manager will receive a total of $75,000 if the minimum offering is sold and $15,000,000 if the maximum offering is sold.

Marketing Support Due Diligence Reimbursement Fee	We will pay the dealer manager an amount up to 2.0% of the gross proceeds of this offering to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and to generally reimburse the dealer manager for due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee. The dealer manager may reallow a portion of this fee to broker-dealers participating in this offering. We will not pay this fee with respect to shares purchased under the dividend reinvestment plan.	Actual amount depends upon the number of shares sold. A total of $20,000 will be paid if the minimum offering is sold and $4,000,000 will be paid if the maximum offering is sold.

Other Organizational and Offering Expenses	Our advisor may advance, and we will reimburse it for, organization and offering expenses incurred on our behalf in connection with this offering, including legal and accounting fees, filing fees, printing costs and selling expenses. We estimate such expenses will be approximately 2.5% of the net proceeds of this offering.	Actual amounts will be based on actual funds advanced. We estimate that a total of $25,000 will be reimbursed if the minimum offering is sold and $5,000,000 will be reimbursed if the maximum offering is sold.

ACQUISITION STAGE

Type of Compensation	Method of Compensation	Estimated Amount
Real Estate Commission	In property acquisitions in which an affiliate of our advisor serves as our real estate broker, such affiliate may receive from the seller or our company in such acquisitions a real estate commission of up to 3% of the purchase price of the property. Since any seller will attempt to set the selling price at an amount to cover the cost of real estate commissions, we, as purchaser, may be deemed to be indirectly paying such cost in the form of a higher price.	Actual amounts depend on the purchase price of properties acquired.

Acquisition Expenses	Our advisor may advance, and we will reimburse it for costs and expenses of selecting, evaluating and acquiring properties, whether or not actually acquired, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, non-refundable option payments on properties not acquired and other related expenses payable to our advisor and its affiliates. Interest shall be paid on funds advanced at our advisor’s actual cost of funds or as otherwise established by our board of directors.	Actual amounts to be reimbursed could be up to 0.5% of gross offering proceeds; however, the amount that we will reimburse our advisor for Acquisition Expenses when added to Real Estate Commissions could be up to 6% of the contract price of the property. If the minimum offering is sold, acquisition expenses are estimated to be $5,000. If the maximum offering is sold, acquisition expenses are estimated to be $1,000,000.

OPERATING STAGE
Type of Compensation	Method of Compensation	Estimated Amount
Property Management Fee	We will pay our advisor’s affiliated property management company a Property Management Fee equal to 5% of the gross income from the properties. This fee will be paid monthly.	Actual amounts to be paid depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Compensation for Services	We will pay our advisor for other property-level services including leasing fees, construction management fees, loan origination and servicing fees, property tax reduction fees and risk management fees. Such compensation will not exceed the amount which would be paid to unaffiliated third parties providing such services. All such compensation must be approved by a majority of our independent directors.	Actual amounts to be received depend upon the services provided and, therefore, cannot be determined at the present time.

Reimbursable Expenses

We will reimburse our advisor for:

•        the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties (e.g., maintenance and repair services, marketing, advertising and printing services, etc.) and

•        administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

Actual amounts are dependent upon results of operations.

LIQUIDATION STAGE

Type of Compensation	Method of Compensation	Estimated Amount
Property Disposition Fee	We will pay our advisor, or one of its affiliates, a Property Disposition Fee out of net profits upon the sale of each of the properties, in an amount equal to the lesser of 3% of the property’s contract sales price or 50% of a customary Competitive Real Estate Commission given the circumstances surrounding the sale. The amount paid, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the customary Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such fees shall be made only if our advisor provides a substantial amount of services in connection with the sale of the property. We will pay the Property Disposition Fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

SUBORDINATED PAYMENTS

Type of Compensation	Method of Compensation	Estimated Amount
Incentive Distribution

Our operating partnership will pay an incentive distribution to our advisor equal to 15% of our operating partnership’s operating cash flow after our company has received, and paid to our shareholders, the sum of:

•        an 8% cumulative, non-compounded return on our Invested Capital, and

•        any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

If there is a shortfall in that 8% return at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

Actual amounts to be received depend upon results of operations and the actual amounts that we invest in properties and, therefore, cannot be determined at the present time.

Type of Compensation	Method of Compensation	Estimated Amount
Incentive Distribution Upon Dispositions

Our operating partnership will pay an incentive distribution upon the sale of a property equal to 15% of the net proceeds from the sale after our company has received, and paid to our shareholders, the sum of

•        our Invested Capital that initially was allocated to that property,

•        any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and

•        any remaining shortfall in the 8% return on Invested Capital.

If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of the Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

Additional Payments for Additional Services

As specified in our Advisory Agreement, in extraordinary circumstances fully justified to the official or agency administering the state securities laws, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

•	the goods or services must be necessary to our prudent operation; and

•	the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitations on Reimbursements

No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Limitation on Acquisition-Related Compensation

The total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our Average Invested Assets or

•	25% of our net income for such year.

The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send to our shareholders a written disclosure of such fact.

Our advisor will reimburse our company at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor, such as the Incentive Distribution referred to in the Compensation Table. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and tax incurring in connection with the issuance, distribution, transfer and registration of our shares;

•	interest payment;

•	taxes;

•	non-cash expenditures such as depreciation, amortization and bad debt reserves; and

•	acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including the Incentive Distribution Upon Disposition referred to in the Compensation Table.

Additional Important Information on Compensation to Our Affiliates

Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a shareholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our shareholders to earn income on their investment in shares and may result in our entering into transactions that do not solely reflect your interest as a shareholder. A majority of our independent directors must approve all transactions between our company and our advisor or its affiliates, including property acquisitions and dispositions. Property acquisitions and dispositions not involving our advisor or its affiliates do not require the approval of a majority of our independent directors, although a majority of our independent directors must approve the consideration paid for all property acquisitions.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by our advisor. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

As of December 31, 2001, our advisor served as advisor or sponsor of a total of 31 real estate investment entities, consisting of 1 public program and 30 non-public programs.

Public Programs

Triple Net Properties, LLC, our advisor, has served as the advisor of T REIT, Inc., a public real estate investment trust since February 2000. The public offering of T REIT, Inc. common stock commenced on February 22, 2000. As of December 31, 2001, T REIT, Inc. had raised more than $24 million from approximately 1,100 investors, and had purchased interests in 7 real estate properties amounting to an investment of approximately $39 million (purchase price, including debt financing). One of these properties was subsequently sold. Of the 7 properties purchased by T REIT, Inc., 2 (28%) were in Nevada and 5 (72%) were in Texas. The properties are all commercial properties consisting of 5 (72%) shopping centers and 2 (28%) office buildings. T REIT, Inc. and the properties it has acquired are described below.

T REIT, Inc.

T REIT, Inc., a Virginia corporation, was formed in December, 1998 and is qualified as a REIT for federal income tax purposes. T REIT, Inc. was formed to acquire office, industrial and retail properties in accordance with its prospectus. Our advisor manages a portion of the properties owned by T REIT, Inc. and its affiliates.

As of December 31, 2001, T REIT, Inc. has acquired four properties and three tenancy in common interests in three additional properties. One of the four properties acquired to date was sold. Of the seven properties 72% are located in Texas and 28% are located in Nevada. The properties are all commercial properties, of which 54% are office buildings and 46% are shopping centers. Weighted by purchase price, 3% of the properties and tenancy in common interests acquired by T REIT, Inc., had tenants associated with governmental entities, the primary focus of G REIT, Inc. T REIT, Inc. invested approximately $39 million (purchase price, including debt financing) for its share of the properties and tenancy in common interests as further described in the following property summaries.

On September 26, 2000, T REIT, Inc. through its partnership, T REIT L.P., purchased the Christie Street Office Building, a Class C office building in Lufkin, Texas for $1,250,000. The Christie Street Office Building, built in 1984 for the State of Texas, consists of a single one-story building containing approximately 20,000 gross square feet, approximately 5,000 square feet of which was built by the State of Texas in 1990, on two parcels of land totaling 1.78 acres. The building includes 17,141 square feet of rentable space.

On November 13, 2001, T REIT, L.P. sold the Christie Street Office Building for $1,050,000. The sale of the property including closing costs resulted in a loss of approximately $225,000. Following the refund of $50,000 in real estate commissions by Triple Net Properties Realty, Inc., an affiliate of our advisor, the net loss totaled about $175,000. Net cash flow realized from the property totaled approximately $125,000 during the holding period. In connection with the sale, T REIT, Inc. provided seller financing in the form of a promissory note in the amount of $595,000. The note is secured by a first deed of trust on the Christie Street Office Building, bears interest at 8.5% and is amortized over 25 years. In addition, as part of the sale transaction, T REIT, Inc. guaranteed lease payments in the amount of $20,000 per month for a period of five years under a Master Lease Agreement, obligating the company to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. Furthermore, the company would be obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. Our advisor, however, agreed to indemnify T REIT, Inc. against any future losses under the Master Lease Agreement.

On October 26, 2000, T REIT, Inc., through its partnership, T REIT L.P., purchased the Northstar Crossing Shopping Center, a 67,560 square foot shopping center, located in Garland, Texas for $3,930,000. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $2,695,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in July, 2001. Pursuant to an agreement with the lender, T REIT L.P., continued to make payments on this loan although it was technically in default from July 2001 through December 2001 when the property was refinanced and the loan paid in full. As of December 31, 2001, the property was 89% occupied.

On November 17, 2000, T REIT—PDR, LLC, a single-member Virginia limited liability company, and a wholly owned subsidiary of T REIT, Inc., purchased the Plaza del Rey Shopping Center and simultaneously transferred an aggregate 83.5% undivided tenancy in common interest in the property to two other tenants in common, one of which is Lake Air Mall—PDR, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor, who purchased a 19% undivided interest in the property. T REIT—PDR, LLC retained a 16.5% undivided tenant in common interest in the property. T REIT—PDR, LLC paid a total of $833,250 for its 16.5% undivided interest in the shopping center. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $3,995,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in November, 2001. Pursuant to an agreement with the lender, T REIT-PDR, LLC continued to make payments on this loan although it was technically in default from November 2001 through March 2002 when the property was refinanced and the loan paid in full. As of December 31, 2001, the property was 82% occupied.

On November 22, 2000, T REIT—Seguin, LLC, a single-member, Virginia limited liability company, and a wholly owned subsidiary of T REIT, Inc., purchased the Seguin Corners Shopping Center, a 21,455 square foot neighborhood strip retail center located in Seguin, Texas, a suburb of San Antonio, and simultaneously transferred an aggregate 74% undivided interest to two other tenants in common, one of which is Lake Air Mall—Seguin, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor that purchased a 10% interest in the property. T REIT—Seguin, LLC retained a 26% undivided tenancy in common interest in the property. T REIT—Seguin, LLC paid a total of $637,000 for its 26% undivided interest in the shopping center. Bank of America allowed assumption of an existing loan in the original principal amount of $1,735,000. The note was paid down at closing to $545,000 with no exit fee. The note bears a floating interest rate priced at 2.15% over the 30-day LIBOR rate with a loan maturity date of September 1, 2003. As of December 31, 2001, the property was 100% occupied.

On December 6, 2000, T REIT, Inc., though its partnership, T REIT L.P., purchased Thousand Oaks Center, a 162,864 rentable square foot, Class “A” neighborhood center, located in San Antonio, Texas for $13,000,000. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term interest-only mortgage loan in the amount of $10,837,500 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in June, 2001. Pursuant to an agreement with the lender, T REIT L.P. continued to make payments on this loan although it was technically in default from June 2001 through December 2001 when the property was refinanced and the loan paid in full. As of December 31, 2001, Thousand Oaks Center was approximately 91% occupied.

On May 11, 2001, T REIT—Pahrump, LLC, a single-member, Virginia limited liability company, a wholly owned subsidiary of T REIT, Inc., purchased Pahrump Valley Junction Shopping Center, a 105,721 square foot, grocery-anchored neighborhood center located in Pahrump, Nevada for $17,150,000. The purchase included (i) the assumption of an existing loan from General American Life Insurance Company of approximately $12,435,000 with a fixed interest rate of 7.25% and maturing in 2009; and (ii) a cash payment of approximately $4,605,000. T REIT—Pahrump, LLC borrowed a total of $1,500,000 to pay the cash portion of the purchase price. Of this total amount, it borrowed $505,000 from our advisor pursuant to a promissory note dated May 10, 2001. Under the terms of this unsecured note, it was obligated to repay the principal amount plus interest at the rate of 12% per annum on or before December 10, 2001. It borrowed the remaining $995,000 from NNN 2004 Notes Program, LLC pursuant to a promissory note dated May 10, 2001. Under the terms of this note T REIT—Pahrump, LLC is obligated to repay the principal amount plus interest at the rate of 11% per annum on or before October 31, 2004. Our advisor guaranteed payment of this note. The two related party notes have been paid in full. As of December 31, 2001, the property was approximately 98% occupied.

On September 4, 2001, T REIT—Reno Trademark, LLC, a single-member Nevada limited liability company, a wholly owned subsidiary of T REIT, Inc., purchased a 40% undivided tenancy in common interest in the Trademark Building, an approximately 75,257 square foot industrial building situated on a 7.55 acre site in Reno, Nevada for $2,851,622. The remaining 60% of the Trademark Building was purchased by NNN Reno Trademark, LLC, an affiliate of our advisor. The purchase price included: (i) a cash payment of approximately $4,596,000; and (ii) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,000 with a variable monthly interest rate, which will be charged at a rate equal to the sum of (a) the Index Rate of the 30-Day LIBOR; and (b) the “Spread”. The “Spread” means 2.45% during the first six months of the term; and 2.70% during the second six months of the term and maturing in September 2002. T REIT—Reno Trademark, LLC, will be jointly and severally liable for the entire loan, along with the other tenants in common. As of December 31, 2001, the property was 100% leased.

Private Programs

Beginning in April, 1998 through December 31, 2001, our advisor has advised a private real estate investment trust, Western Real Estate Investment Trust, Inc., a hedge fund, VC/RE Hedge Fund LLC, 27 private placement limited liability companies and 2 private placement limited liability notes programs which have raised more than $166 million from approximately 2,437 investors in properties with an aggregate price of more than $405 million. Of the 36 properties purchased for private programs, 12 (33.3%) were in California, 7 (19.4%) were in Colorado, 5 (13.9%) were in Nevada, 5 (13.9%) were in Kansas, 4 (11.1%) were in Texas, 2 (5.6%) were in South Dakota and 1 (2.8%) was in Hawaii. The 36 properties are all commercial properties consisting of approximately 60% shopping centers and 40% office buildings weighted by purchase price.

Each of the prior advisor programs and the properties acquired and sold through December 31, 2001 are described below.

Western Real Estate Investment Trust, Inc.

Western Real Estate Investment Trust, Inc., a Virginia corporation, was formed by our advisor in July, 1998 and is qualified as a REIT for federal income tax purposes. In April, 2000, Western Real Estate Investment Trust, Inc. closed a best efforts private placement of its common stock. Western Real Estate Investment Trust, Inc. was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western Real Estate Investment Trust, Inc. and serves as the general partner of WREIT Operating Partnership, LP, a wholly owned subsidiary.

The following is a summary of the properties acquired and sold by Western Real Estate Investment Trust, Inc. through December 31, 2001:

The Kress Energy Center is an office building located in the downtown central business district of Wichita, Kansas. This six-story, historically registered building with approximately 53,895 leasable square feet was originally constructed in 1930 and was acquired in July, 1998 for $1,850,000. Fidelity Bank provided a mortgage loan in the amount of $925,000 at a fixed rate of 10.00% with a 30-year amortization period due June, 1999. As of December 31, 2001, the building was approximately 89% occupied.

The Phelan Village Shopping Center is an approximately 93,849 square foot shopping center in Phelan, California built in 1989. Western Real Estate Investment Trust, Inc. acquired this property on October 16, 1998 for $4,945,600. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.16% with a 30-year amortization period due November, 2008. As of December 31, 2001, Phelan Village was approximately 98% occupied.

The Century Plaza East Shopping Center is a retail shopping center located in East Lancaster, California, which is near Palmdale, California. The center was acquired in November, 1998 for $9,100,000. GE Capital Corporation provided a mortgage loan in the amount of $6,937,000 at a fixed rate of 7.00% with a 30-year amortization period due November, 2008. The center includes approximately 121,192 square feet and, as of December 31, 2001, was approximately 85% occupied.

The Bryant Ranch Shopping Center is an approximately 93,892 square foot neighborhood shopping center located in Yorba Linda, which is in Orange County, California. Western Real Estate Investment Trust, Inc. acquired this property on December 1, 1998 for $9,540,000. Hawthorne Savings and Loan of El Segundo, CA provided a mortgage loan in the amount of $7,950,000 at a variable rate of 3.5% over 6-month LIBOR with a 30-year amortization period due January, 2002 and a 2-year extension alternative. As of December 31, 2001, the center was approximately 85% occupied.

The Brookings Mall, is an approximately 142,826 square foot shopping center in Brookings, South Dakota. The center was acquired for a total of $4,150,000. Lu Vision Developers, Inc. provided a mortgage loan in the amount of $962,330 at a fixed rate of 9% with a 30-year amortization period due October, 2000. This property was refinanced and the loan paid in full. Western Real Estate Investment Trust, Inc. acquired a 68.5% tenant in common interest in the property on May 1, 2000 and as of December 31, 2001 the center was approximately 97% occupied.

The Huron Mall Shopping Center is an approximately 208,650 square foot neighborhood shopping center in Huron, South Dakota. Western Real Estate Investment Trust, Inc. acquired the property in March, 1999 for $1,800,000. Imperial Thrift & Loan provided a mortgage loan in the amount of $1,440,000 at a fixed rate of 9% for the first two years, then a variable rate of 4.0% over 6-month LIBOR subject to 2% annual and 3% lifetime caps with a 30-year amortization period due April, 2009. In April, 2000, the property was sold to an unaffiliated third party.

The Crossroads Shopping Center is a retail shopping center in Kona, Hawaii, built in 1996. Western Real Estate Investment Trust, Inc. acquired a $14,300,000 leasehold interest in this property on July 29, 1999 in return for the assumption of a mortgage loan originally provided by MP Financial Group, Inc, in the amount of $11,396,398 at a fixed rate of 7.16% with a 30-year amortization period due August 2008 and interest-only seller financing totaling $2,239,699 at a fixed rate of 9.00% due September 30, 1999. The center includes approximately 74,974 square feet of space and is anchored by a Safeway grocery store. In August, 2000, the property was sold to an unaffiliated third party.

Other Private Placements

Telluride Barstow, LLC, a Virginia limited liability company, was formed by our advisor in April, 1998 to acquire an 87% tenancy in common interest in Barstow Road Shopping Center, a 77,950 square foot retail shopping center located in Barstow, California. Our advisor is the managing member of Telluride Barstow, LLC, which purchased its interest in the shopping center on May 1, 1998 for $4,742,207. Impac Capital Corporation provided a mortgage loan in the amount of $3,450,000 at a variable interest rate of 3.95% over 6-month LIBOR on a 30-year amortization schedule due May, 1999. As of December 31, 2001, the property was 88% occupied.

Truckee River Office Tower, LLC, a Virginia limited liability company, was formed by our advisor in August 1998 to acquire Truckee River Office Tower, a 15-story office and parking facility located in downtown Reno, Nevada. Our advisor is the managing member of Truckee River Office Tower, LLC, which closed on the purchase of the office tower on December 1, 1998 for $16,030,000. ORIX Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $12,000,000 at a variable rate of 3.00% over the Eurodollar Borrowing Rate on a 20-year amortization schedule due December, 2003. The loan also includes earn-out and amortization-adjustment provisions. The property contains approximately 138,729 square feet of Class-B office space and, as of December 31, 2001, was approximately 91% occupied. The building was developed in 1981 by casino operator, Harrah’s, which currently leases over 40% of the space.

Yerington Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in December 1998 to acquire Yerington Plaza Shopping Center, a neighborhood retail center in Yerington, Nevada, about 80 miles southeast of Reno, Nevada. Our advisor is the managing member of Yerington Shopping Center, LLC, which closed the private placement of its equity interests and acquired the shopping center on March 8, 1999 for $4,422,000. National Realty Funding, Inc. provided a mortgage loan in the amount of $3,316,200 at a fixed rate of 7.77%, 30-year amortization schedule, due April, 2009. Yerington Plaza includes approximately 55,531 square feet of leasable space and, as of December 31, 2001, was approximately 94% occupied.

NNN Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in February 1999 and has acquired three properties. Belmont Shopping Center, Pueblo, Colorado was acquired on June 11, 1999 for $3,504,879; Village Fashion Center in Wichita, Kansas was acquired on June 18, 1999 for $8,800,000; and Palm Court Shopping Center was acquired on August 3, 1999 for $8,988,000. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $2,840,000 at a fixed rate of 8.00% amortized over 30 years due July, 2009 for the Belmont Shopping Center. Salomon Brothers Realty Corporation provided a mortgage loan in the amount of $6,600,000 at a fixed rate of 8.21% amortized over 30 years due July, 2009 for the Village Fashion Center. ORIX Corporation provided a mortgage loan in the initial amount of $4,500,000, with an additional $4,000,000 subject to certain conditions regarding re-tenanting and earn-outs, at a variable rate of 3.75% over 3-month LIBOR amortized over 25 years on the schedule of a 9.00% fixed rate loan due December, 2003 for the Palm Court Shopping Center. Belmont Shopping Center is a retail shopping center containing approximately 81,289 square feet of leasable space. As of December 31, 2001, Belmont Shopping Center was approximately 98% occupied. Village Fashion Center is a retail shopping center containing approximately 129,973 square feet of leasable space. As of December 31, 2001, Village Fashion Center was 100% occupied. Palm Court Shopping Center is a retail shopping center containing approximately 266,641 square feet of leasable space. As of December 31, 2001, Palm Court Shopping Center was approximately 89% occupied.

NNN Town & Country Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in May, 1999, to acquire the Town & Country Shopping Center, a retail shopping center in Sacramento, California, which it acquired on July 1, 1999 for $32,000,000. GE Credit Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $25,775,000 at a variable rate of 3.10% over 30-day LIBOR amortized over 30 years due June, 2002 with a one-year extension. The loan also includes lender hold-backs for tenant improvements and earn-out provisions. The Town & Country shopping center includes approximately 234,738 square feet of leasable space, and as of December 31, 2001, was approximately 92% occupied. Our advisor is the managing member of NNN Town & Country Shopping Center, LLC. NNN Town & Country Shopping Center, LLC reduced distributions to its investors during 2000 from 8% to 5% due to reduced available operating cash flow. The company experienced reduced operating cash flow due to the costs of a partial redevelopment which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the mortgage loan. The variable interest rate on the loan has since declined to 6.725% as of September 30, 2001 and redevelopment for Phase I is complete. The company expects to increase distributions to the former 8% in mid 2002.

NNN “A” Credit TIC, LLC, a Virginia limited liability company, was formed by our advisor in July, 1999 to acquire Pueblo Shopping Center in Pueblo, Colorado. Our advisor is the managing member of NNN ‘A’ Credit TIC, LLC, which closed on the acquisition of the Pueblo Shopping Center on November 3, 1999 for $7,075,000. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $5,306,300 at a fixed rate of 8.25% amortized over 30 years due December, 2009. The retail shopping center contains approximately 106,264 square feet of retail space and was approximately 99% occupied as of December 31, 2001.

NNN Redevelopment Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in August, 1999 to acquire two properties. The Bank One Building is a 127,427 square foot office building in Colorado Springs, Colorado and was acquired on November 23, 1999 for $8,730,000. White Lakes Shopping Center is a 436,500 square foot retail center in Topeka, Kansas and was acquired on March 31, 2000 for $15,000,000. Credit Suisse First Boston Mortgage Capital LLC provided a mortgage loan in the amount of $12,200,000 at a variable rate of 3.00% over 30-day LIBOR due April, 2002 for White Lakes Shopping Center. Fremont Investment & Loan provided a mortgage loan in the amount of $6,000,000 at a variable rate of 3.65% over 6-month LIBOR due November, 2004 for the Bank One Building. The Bank One Building and White Lakes Shopping Center were occupied 77% and 78%, respectively, as of December 31, 2001. Our advisor is the managing member of NNN Redevelopment Fund VIII, LLC.

NNN Exchange Fund III, LLC, a Virginia limited liability company, was formed by our advisor in September 1999 to acquire County Fair, a retail center in Woodland, California. Our advisor is the managing member of NNN Exchange Fund III, LLC, which closed on the acquisition of County Fair on December 15, 1999 for $15,850,000. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $12,035,000 at a fixed rate of 8.59% due January, 2010. The retail shopping center contains approximately 397,075 square feet of leasable space and was approximately 84% occupied as of December 31, 2001.

NNN Tech Fund III, LLC a Virginia limited liability company, was formed by our advisor in February 2000, to acquire Moreno Corporate Center, a 226,053 square foot retail, office and industrial property in Moreno Valley, California. The property was acquired on June 16, 2000 for $11,766,500. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $8,425,000 at a variable rate of 3.25% over the 30-day LIBOR due April, 2001. The company refinanced the property and paid the loan in full. On July 3, 2001, NNN Tech Fund III, LLC sold the retail parcel, which represented approximately 26,449 square feet of leasable space. As of December 31, 2001 the remaining 199,604 square feet of the property is 81% occupied. Our advisor is the managing member of NNN Tech Fund III, LLC.

NNN Horizon Fund, LLC, a Virginia limited liability company, was formed in March, 2000 to offer $12,000,000 of 11% participating secured notes to assist in funding the purchase of the “Horizon Portfolio” consisting of one “power center,” one enclosed mall, and five retail outlet and entertainment centers offered for sale at $93,500,000. The notes included profit participation rights equal to 20% of the net profit achieved upon sale of the portfolio. Notes totalling $3,573,000 were sold in the offering, but NNN Horizon Fund, LLC was unable to purchase the “Horizon Portfolio” of properties on sufficiently favorable terms. The notes were subsequently prepaid in full with a prepayment penalty.

NNN Westway Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in April 2000, to acquire the Westway Shopping Center, a retail shopping center in Wichita, Kansas, which it acquired on August 8, 2000 for $9,698,500. UBS Warburg LLC provided a mortgage loan in the amount of $7,125,000 at a fixed rate of 8.70% amortized over 30 years due July, 2010. The Westway Shopping Center includes approximately 220,010 square feet of leasable space, and as of December 31, 2001, was approximately 97% occupied. Our advisor is the managing member of NNN Westway Shopping Center, LLC.

Kiwi Associates, LLC, a Virginia limited liability company, was formed by our advisor in June 2000, to acquire Orange Street Plaza, a retail shopping center in Redlands, California, which it acquired on July 14, 2000 for $8,200,000. Prudential Mortgage Capital Company provided a mortgage loan in the amount of $6,500,000 at a fixed rate of 8.6% with a 30-year amortization period due September 2010. The Orange Street Plaza includes approximately 127,443 square feet of leasable space, and as of December 31, 2001, was approximately 95% occupied. Our advisor is the managing member of NNN Kiwi Associates, LLC.

NNN 2000 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in July 2000, to acquire the Bowling Green Financial Park, consisting of seven individual office buildings in Sacramento, California, which it acquired on December 28, 2000 for $16,256,500. Fremont Investment & Loan provided an interest-only mortgage loan in the amount of $12,290,000 at a variable rate of 3.50% over 6-month LIBOR with a 25-year amortization period due December, 2005. Bowling Green Financial Park includes approximately 234,551 square feet of leasable space, and as of December 31, 2001, was approximately 95% occupied. Our advisor is the managing member of NNN 2000 Value Fund, LLC.

NNN Rocky Mountain Exchange, LLC, a Virginia limited liability company, was formed by our advisor in September 2000, to acquire the Galena Street Building, an office building in Denver, Colorado, which it acquired on November 30, 2000 for $7,345,150. Chase Manhattan Bank provided an interest-only mortgage loan in the amount of $5,275,000 at a variable rate of 2.55% over 30-day LIBOR due December, 2002. The Galena Street Building includes approximately 71,298 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Rocky Mountain Exchange, LLC.

NNN 2004 Notes Program LLC, a Virginia Limited liability company, was formed in September, 2000 to offer $5,000,000 of 11% Participating Unsecured Notes for the purpose of making unsecured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes also are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. Our advisor ended this offering on August 14, 2001 with a total of $5,000,000 of notes sold.

Market Centre, LLC, a Virginia limited liability company, was originally formed in November, 1998 to acquire Market Centre, an 11-story, 121,868 square foot certified historic building in Wichita, Kansas. The building was acquired for $1,300,000 on November 18, 1998. ITLA Funding provided a $900,000 mortgage loan at a fixed rate of 9.00%. On June 1, 2001, the loan converted to a variable rate equal to 4.00% over 6-month LIBOR amortized over 30 years due June, 2009. In July, 1999, Market Centre, LLC offered $1,000,000 of 11% participating unsecured notes primarily to assist with property improvements and for working capital. The notes were entitled to a profit participation in the property equal to 40% of the net profit achieved upon sale of the property or a prepayment fee. The property was refinanced and the notes were paid in full with a prepayment penalty. Subsequently, Market Centre, LLC, through its managing member, our advisor, raised $1,330,000 through a private placement of tenancy in common interests in the building beginning in September, 2000. As of December 31, 2001, the building was 83% occupied.

NNN 2005 Notes Program LLC, a Virginia Limited liability company, was formed in September, 2000 to offer $6,000,000 of 10% Participating Secured Notes for the purpose of making secured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes also are entitled to a profit participation in the properties purchased equal to 10% of the net profit achieved upon sale of the properties or a prepayment fee. Our advisor ended the offering on March 13, 2001 with a total of $2,300,000 notes sold.

NNN Dry Creek Centre, LLC, a Virginia limited liability company, was formed by our advisor in November 2000, to acquire Dry Creek Centre, an office/flex facility in Denver, Colorado, which it acquired on January 31, 2001 for $11,100,000. Key Bank provided a mortgage loan in the amount of $8,350,000 at a fixed rate of 7.50% with a 30-year amortization period due February, 2011. The Dry Creek Centre includes approximately 85,760 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Dry Creek Centre, LLC.

NNN Sacramento Corporate Center, LLC, a Virginia limited liability company, was formed by our advisor in November 2000, to acquire Sacramento Corporate Center, a Class A office building in Sacramento, California, which it acquired on March 12, 2001 for $31,540,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $22,250,000 at a fixed rate of 8.15% with a 15-year amortization period due April, 2011. Sacramento Corporate Center includes approximately 192,779 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Sacramento Corporate Center, LLC.

NNN Camelot Plaza Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in March 2001, to acquire the Camelot Plaza Shopping Center, a retail shopping center in San Antonio,

Texas, which it acquired on August 1, 2001 for $6,350,000. International Bank of Commerce, San Antonio, TX provided a mortgage loan in the amount of $4,127,500 at a variable rate of 1% over the Prime Rate with a 15-year amortization period due August, 2003. The Camelot Plaza Shopping Center includes approximately 91,266 square feet of leasable space, and as of December 31, 2001, was approximately 96% occupied. Our advisor is the managing member of NNN Camelot Plaza Shopping Center, LLC.

NNN 2001 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in March 2001 to acquire three properties. 1840 Aerojet Way (Val-Pak) in North Las Vegas, Nevada was acquired on September 27, 2001 for $5,100,000; Western Plaza in Amarillo, Texas was acquired on July 31, 2001 for $5,000,000; and Pacific Corporate Park in Orange County, California, is scheduled to be acquired in the first quarter of 2002. Imperial Capital Bank provided a mortgage loan in the amount of $2,938,000 at a variable rate of 4.125% over six-month LIBOR with a 20-year amortization period due October, 2011 for 1840 Aerojet Way. SMI Realty, Inc., provided an interest-only mortgage loan in the amount of $4,250,000 at a variable rate of 3.25% over the GECC Composite Commercial Paper Rate due January, 2002 for Western Plaza. As of December 31, 2001, our advisor had not obtained a loan for Pacific Corporate Park. 1840 Aerojet Way (Val-Pak) is an industrial building containing approximately 102,948 square feet of leasable space. As of December 31, 2001, 1840 Aerojet Way (Val-Pak) was 100% occupied. Western Plaza is a retail shopping center containing approximately 412,127 square feet of leasable space. As of December 31, 2001, the Western Plaza was approximately 35% occupied. The Pacific Corporate Park is six office buildings containing approximately 166,785 square feet of leasable space. As of December 31, 2001, Pacific Corporate Park was approximately 79% occupied. Our advisor is the managing member of NNN 2001 Value Fund, LLC.

NNN Reno Trademark, LLC, a Virginia limited liability company, was formed by our advisor in May 2001, to acquire a 60% tenant in common interest in the Trademark Building. (The remaining 40% tenant in common interest was purchased by T REIT, Inc., an affiliate of the advisor.) The Trademark Building is an industrial building in Reno, Nevada, which was acquired on September 4, 2001 for $7,296,110. Greenwich Capital Financial Products, Inc. provided an interest-only bridge loan in the amount of $2,700,000 at a variable rate of 2.45% over 30-day LIBOR for the first six months and 2.70% over 30-day LIBOR thereafter. The loan may be converted to a 30-year amortization loan due in five years with all terms determined by the lender. The Trademark Building includes approximately 75,257 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Reno Trademark, LLC.

NNN Gateway Aurora, LLC, a Virginia limited liability company, was formed by our advisor in December 2000, to acquire Gateway Plaza, a shopping center in Aurora, Colorado, for $7,763,000 on April 5, 2001. Northland Financial Company, Bloomington, Minnesota provided a mortgage loan in the amount of $6,400,219 at a fixed rate of 8.93% with a 30-year amortization period due June, 2007. Gateway Plaza includes approximately 101,048 square feet of leasable space, and as of December 31, 2001, was approximately 92% occupied. Our advisor is the managing member of NNN Gateway Plaza, LLC.

NNN Washington Square, LLC, a Virginia limited liability company, was formed by our advisor in May 2001, to acquire Washington Square Center. Washington Square Center is an approximately 71,502 square foot shopping center in Stephenville, Texas, 60 miles southwest of Dallas/Ft, Worth, Texas. Washington Square Center was purchased for $7,263,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $4,890,000 at a fixed rate of 7.50% with a 30-year amortization period due November, 2011. The shopping center was acquired on October 16, 2001 and was approximately 92% occupied as of December 31, 2001. Our advisor is the managing member of NNN Washington Square, LLC.

NNN One Gateway Plaza, LLC, a Virginia limited liability company, was formed by our advisor in June 2001, to acquire One Gateway Plaza, a Class A office building in Colorado Springs, Colorado, which it acquired for $12,550,000 on July 30, 2001. Bank of America provided a mortgage loan in the amount of $9,375,000 at a fixed rate of 7.40% with a 30-year amortization period due August, 2011. One Gateway Plaza includes approximately 113,139 square feet of leasable space, and as of December 31, 2001, was approximately 97% occupied. Our advisor is the managing member of NNN One Gateway Plaza, LLC.

NNN LV 1900 Aerojet Way, LLC, a Virginia limited liability company, was formed by our advisor in July 2001, to acquire 1900 Aerojet Way, a distribution center in North Las Vegas, Nevada, which it acquired on August 31, 2001 for $5,067,000. Greenwich Capital Financial Products, Inc. provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.42% with a 30-year amortization period due September, 2011. 1900 Aerojet Way includes approximately 106,717 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN LV 1900 Aerojet Way, LLC.

NNN Timberhills Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor on September 13, 2001 to acquire the Timberhills Shopping Center, a shopping center in Sonora, California, which it acquired on November 21, 2001 for $9,180,000. Bank of America provided a mortgage loan in the amount of $6,390,000 at a fixed rate of 7.40% with a 30-year amortization period due December 1, 2011. Timberhills Shopping Center includes approximately 102,304 square feet of leasable space, and as of December 31, 2001, was 93% occupied. Our advisor is the managing member of NNN Timberhills Shopping Center, LLC.

NNN Addison Com Center, LLC, a Virginia limited liability company, was formed by our advisor on October 30, 2001 to acquire the Addison Com Center, an office building in Addison, Texas, which it acquired on November 1, 2001 for $10,500,000. LaSalle National Bank provided a mortgage loan in the amount of $7,750,000 at a fixed rate of 7.25% with a 30-year amortization period due November 1, 2011. Addison Com Center includes approximately 96, 396 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Addison Com Center, LLC.

NNN County Center Drive, LLC, a Virginia limited liability company, was formed by our advisor in August 2001, to acquire the County Center Building, a distribution warehouse and office building in Temecula, California, which it acquired on September 28, 2001 for $5,395,000. Imperial Capital Bank provided a mortgage loan in the amount of $3,210,000 at a variable rate of 4.125% over 6-month LIBOR with a 20-year amortization period due September, 2011. The County Center Building includes approximately 77,582 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN County Center Drive, LLC.

The information set forth above should not be considered indicative of results to be expected from our company.

We encourage potential investors to examine the prior performance tables attached as Exhibit A to this prospectus for more detailed information regarding the prior experience of our advisor. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the prior advisor programs. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part gives additional information relating to properties acquired by the prior advisor programs. We will furnish, without charge, copies of such table upon request.

CONFLICTS OF INTEREST

Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the advisor’s affiliates and the dealer manager. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm’s-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.

We believe that the compensation paid to our advisor and its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Our Advisor and Affiliates

Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company and our advisor. Affiliates of our advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs, including the prior advisor programs, and any future real estate programs or business ventures that they may organize or serve. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities in connection with our company and the various other real estate programs advised or managed by our advisor.

Process for Resolution of Conflicting Opportunities

Our advisor has sponsored publicly and privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy income-producing governmental properties located in our focus states placed under contract by our advisor or its affiliates, provided that:

•	we have funds available to make the purchase;

•	our board of directors or appropriate acquisition committee votes to make the purchase within fourteen days of being offered such property by our advisor; and

•	the property meets our acquisition criteria.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

•	the effect of the acquisition on the diversification of our portfolio;

•	the amount of funds we have available for investment;

•	cash flow; and

•	the estimated income tax effects of the purchase and subsequent disposition.

The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company.

We believe that the three factors, including the obligations of our advisor and its affiliates to present to us any income-producing governmental investment opportunities that could be suitable for our company, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions From Our Advisor and Its Affiliates

We may acquire properties from our advisor, our directors or officers or their affiliates. The prices we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property’s fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. There can be no absolute assurance that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates

Our advisor may advise us to acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor or its affiliates. In such instance, our advisor will have a fiduciary duty to our company, our shareholders and the affiliate participating in the joint venture or co-ownership arrangement. In order to minimize the likelihood of a conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in such co-ownership or joint venture arrangements in various respects. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.

Property Management Services will be Rendered by Our Advisor

Our advisor and its affiliates will provide property and asset management services to our company and other entities, some of whom may be in competition with our company. Our advisor and its affiliates will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that our advisor and its affiliates have sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor

Our advisor and its affiliates have received and will continue to receive the compensation as described in “Compensation Table.” The real estate commission described under “Compensation Table” is based on the purchase price of the properties we acquire and will be payable to our advisor despite the lack of cash available to make distributions to our shareholders. In addition, an affiliate of our advisor will receive the property management fee described under “Compensation Table” computed based on the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our shareholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.

Non-Arm’s-Length Agreements; Conflicts; Competition

The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While we will not make loans to our advisor or its affiliates, we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or “give-ups” may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company and Our Advisor is the Same Law Firm

Hirschler Fleischer, a Professional Corporation acts as legal counsel to our advisor and some of its affiliates and also is expected to represent us. Hirschler Fleischer is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler Fleischer may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler Fleischer may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders’ ability to meet our investment objectives.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares

NNN Capital Corp., a securities dealer affiliated with Anthony W. Thompson, the Chairman of the Board, President and Chief Executive Officer of our company and the President and Chief Executive Officer of our advisor, is participating as the dealer manager in this offering. The dealer manager is entitled to the selling commissions, marketing support and due diligence reimbursement fees based on the number of shares sold in many states, which may be retained or reallowed to broker-dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Thompson, in performing independent “due diligence” with respect to our company. Any review of our structure, formation or operation performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

SUMMARY OF DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the dividend reinvestment plan, which is attached to this prospectus as Exhibit C.

General

Shareholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the dividend reinvestment plan at any time and will not need to receive a separate prospectus relating solely to the dividend reinvestment plan. A person who becomes a shareholder otherwise than by participating in this offering may purchase shares through the dividend reinvestment plan only after receipt of a separate prospectus relating solely to the dividend reinvestment plan.

Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the dividend reinvestment plan, the purchase price for shares purchased under the dividend reinvestment plan will be the greater of $9.05 and the fair market value of a share of our common stock as of the date of reinvestment.

Investment of Dividends

Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Any dividends not so invested will be returned to the participants in the dividend reinvestment plan.

As of the date of this prospectus, participants will not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their dividends. The board of directors reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee, and Allocation of Shares

For each participant in the dividend reinvestment plan, we will maintain a record which shall reflect for each dividend period the dividends received by us on behalf of such participant. Any interest earned on such dividends will be retained by us to defray costs relating to the dividend reinvestment plan.

We will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. We will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the dividend reinvestment plan shall be reflected on our books.

Shares acquired under the dividend reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Administration

As of the date of this prospectus, our dividend reinvestment plan will be administered by us or one of our affiliates (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. Any replacement entity which acts as the DRIP Administrator shall be registered as a broker/dealer with the NASD and in all states in which participants of our dividend reinvestment plan reside. The DRIP Administrator will keep all records of your account and send statements of your account to you. Shares purchased under our dividend reinvestment plan will be registered in the name of each participating shareholder.

Reports to Participants

Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

•	the dividends reinvested during the year;

•	the number of shares purchased during the year;

•	the per share purchase price for such shares;

•	the total administrative charge retained by us on behalf of each participant; and

•	the total number of shares purchased on behalf of the participant under the dividend reinvestment plan.

Tax information with respect to income earned on shares under the dividend reinvestment plan for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

Shareholders who purchase shares in this offering may become participants in the dividend reinvestment plan by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other shareholder who receives a copy of this prospectus or a separate prospectus relating solely to the dividend reinvestment plan and who has not previously elected to participate in the dividend reinvestment plan may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such shareholder’s desire to participate in the dividend reinvestment plan. Participation in the dividend reinvestment plan will commence with the next dividend made after receipt of the participant’s notice, provided it is received at least ten days prior to the record date for such dividend. Subject to the preceding sentence, the election to participate in the dividend reinvestment plan will apply to all dividends attributable to the dividend period in which the shareholder made such written election to participate in the dividend reinvestment plan and to all dividends. Participants will be able to terminate their participation in the dividend reinvestment plan at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the dividend reinvestment plan for any reason at any time, upon ten days’ prior written notice to all participants.

A participant who chooses to terminate participation in the dividend reinvestment plan must terminate his or her entire participation in the dividend reinvestment plan and will not be allowed to terminate in part. If the dividend reinvestment plan is terminated, we will update our stock records to account for all whole shares purchased by the participant(s) in the dividend reinvestment plan, and if any fractional shares exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant’s terminating his interest in the dividend reinvestment plan or our termination of the dividend reinvestment plan. A participant in the dividend reinvestment plan who terminates his interest in the dividend reinvestment plan will be allowed to participate in the dividend reinvestment plan again by notifying us and completing any required forms.

We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the dividend reinvestment plan.

Federal Income Tax Considerations

Shareholders subject to federal income taxation who elect to participate in the dividend reinvestment plan will incur tax liability for dividends reinvested under the dividend reinvestment plan even though they will receive no related cash. Specifically, shareholders will be treated as if they have received a cash dividend from our company and then applied such dividend to purchase shares in the dividend reinvestment plan. A shareholder who reinvests dividends will be taxed on such dividend at ordinary income tax rates to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as capital gain.

Amendments and Termination

We reserve the right to amend any aspect of the dividend reinvestment plan without the consent of shareholders, provided that notice of any material amendment is sent to participants at least 30 days prior to the effective date of that amendment. We also reserve the right to terminate the dividend reinvestment plan for any reason at any time by ten days’ prior written notice of termination to all participants. We may terminate a participant’s participation in the dividend reinvestment plan immediately if in our judgment such participant’s participation jeopardizes in any way our status as a REIT.

REPURCHASE PLAN

Our repurchase plan may, subject to restrictions, provide eligible shareholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

•	During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10 offering price per share, reflecting the elimination of selling commissions and the marketing support and due diligence expense reimbursement;

•	During the 12 months following the end of the offering period at $9.25 per share;

•	During the next 12 months at $9.50 per share;

•	During the next 12 months at $9.75 per share; and

•	Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year.

A shareholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our repurchase plan.

We will make repurchases under our repurchase plan, if requested, quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent, 0.5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our dividend reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

Our board of directors, in its sole discretion, may choose to terminate our repurchase plan after the end of the offering period, or reduce the number of shares purchased under the plan, if it determines that the funds allocated to our repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board of directors to eliminate or reduce our repurchase plan will require the unanimous affirmative vote of the independent directors. A copy of our repurchase plan is attached as Exhibit D.

We cannot guarantee that the funds set aside for our repurchase plan will be sufficient to accommodate all requests made each year. If no funds are available for the plan when repurchase is requested, the shareholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be honored on a first-come, first-served basis.

Shareholders are not required to sell their shares to us. Our repurchase plan is intended only to provide limited, interim liquidity for shareholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange, inclusion of our shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our repurchase plan will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through our repurchase plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change our repurchase plan, we will send a letter to shareholders informing them of the change, and we will disclose the changes in reports filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As of the date of this prospectus, we had not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of properties.

As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of our properties.

Until required for the acquisition, development or operation of properties, we will keep the net proceeds of this offering in short-term, liquid investments. We expect the majority of leases for the properties that we will acquire will be net leases that require the tenant to pay operating expenses. We do not anticipate establishing a permanent reserve for maintenance and repairs of our properties.

PRINCIPAL SHAREHOLDERS

Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock for approximately $200,005, which is equivalent to $9.05 per share and is net of selling commissions and marketing allowance and due diligence reimbursement fees.

None of the officers and directors of our company or our advisor have committed to purchasing shares in this offering. However, such individuals are not precluded from purchasing shares in this offering, and may do so at the offering price of $10.00 net of the selling commissions and the marketing allowance and due diligence reimbursement fee. We do not contemplate that any such person will own beneficially in excess of 5% of our shares. None of the purchases by the officers and directors of our company and our advisor will count toward the minimum offering needed to break escrow. The following table sets forth the expected ownership of our shares of common stock by our advisor, our directors, and owners we expect to hold more than 5% of our shares and their percentage ownership of our company assuming the minimum and maximum number of shares are sold.

Name	Number of Shares Beneficially Owned as of Commencement of this Offering		Percent if Minimum is Sold	Percent if Maximum is Sold
Anthony W. Thompson, Chairman, CEO and President	37,100	(1)(2)	33.10%	0.19%
Gary T. Wescombe, Director	1,666	(1)	1.67%	0.01%
Edward A. Johnson, Director	1,666	(1)	1.67%	0.01%
D. Fleet Wallace, Director	1,666	(1)	1.67%	0.01%
W. Brand Inlow, Director	1,666	(1)	1.67%	0.01%
All Named Executive Officers and Directors as a Group	43,764	(1)	39.78%	0.23%

(1)	These amounts include shares issuable upon exercise of options granted to each individual under our Independent Director Stock Option Plan or our Officer and Employee Stock Option Plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this prospectus; provided, however, that none of these options may vest if it would cause the aggregate of all vested stock options owned by our advisor, our dealer manager, their affiliates and our officers and directors to exceed 10% of the total outstanding shares of our common stock.

(2)	Includes 22,100 shares owned by our advisor, Triple Net Properties, LLC. Mr. Thompson is the President and 32% owner of Triple Net Properties, LLC.

DESCRIPTION OF CAPITAL STOCK

General

The following statements with respect to our capital stock are subject to the provisions of our articles of incorporation and bylaws as in effect as of the date of this prospectus. You should be aware that, while accurate, these statements do not purport to be complete, or to give full effect to the terms or the provisions of the statutory or common law.

Common Stock

Under our articles of incorporation, we have 50,000,000 authorized shares of common stock, $.01 par value per share, available. We have authorized the issuance of 21,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive dividends when and as declared by our board of directors after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preemptive rights.

Initially, we will serve as our own transfer agent for the common stock.

Shareholder Voting

Except as otherwise provided, all shares of common stock shall have equal voting rights. Shareholders do not have cumulative voting rights. The voting rights per share of our equity securities issued in the future shall be established by our board of directors. The shareholders purchasing shares in this offering will not have preemptive rights to purchase any securities issued by us in the future.

All elections for directors shall be decided, without the need for concurrence by our board of directors, by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum, defined as a majority of the aggregate number of votes entitled to be cast thereon, is present. Any or all directors may be removed, with or without cause and without the necessity for concurrence by our board of directors, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for the purpose of removing directors. All other questions shall be decided by a majority of the votes cast at a meeting.

Our articles of incorporation provide that all of the matters listed below require the affirmative vote of a majority of our shareholders:

•	amend our articles of incorporation, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to authorizations of series of preferred stock and amendments which do not adversely affect the rights, preferences and privileges of our shareholders;

•	sell all or substantially all of our assets other than in the ordinary course of our business;

•	cause a merger or reorganization of our company;

•	dissolve or liquidate our company; or

•	take any action to disqualify our company as a REIT or otherwise revoke our election to be taxed as a REIT.

Our articles of incorporation further provide that, without the necessity for concurrence by our board of directors our shareholders may:

•	amend our articles of incorporation;

•	remove any or all of our directors; or

•	dissolve or liquidate our company.

Each shareholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast. Any such signed writing or written consent must be received by the board of directors prior to the date on which the vote is taken.

Pursuant to Virginia law, if no meeting is held, 100% of the shareholders must consent in writing.

Preferred Stock

Our articles of incorporation authorize our board of directors without further shareholder action to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. There is no requirement that a majority of the independent directors approve the issuance of preferred stock.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to shareholders, as part of a private or public offering or as part of other financial arrangements.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. The requirements concerning the ownership of our outstanding capital stock are more fully described under the heading “Federal Income Tax Consequences of Our Status as a REIT—Requirements for Qualification.”

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our articles of incorporation, subject to the exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

•	the number of outstanding shares of our common stock; or

•	the number of outstanding shares of our preferred stock of any class or series of preferred stock.

Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:

•	result in any person owning, directly or indirectly, shares of our common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock;

•	result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause our company to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

•	before our common stock qualifies as a class of “publicly-offered securities,” result in 25% or more of our common stock being owned by ERISA investors;

will be null and void, and the intended transferee will acquire no rights in such shares of stock. In addition, such shares will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of common stock or preferred stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of a trust will be one or more charitable organizations that are named by our company.

Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our articles of incorporation require that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute any amounts received by the trust in excess of the amounts to be paid to the prohibited owner to the beneficiary.

The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our common or preferred stock in violation of the foregoing restrictions, or if you owned shares of common or preferred stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of common and preferred stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of common or preferred stock by an underwriter that participates in a public offering of such shares or by our advisor. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until:

•	our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT; and

•	there is an affirmative vote of a majority of the number of shares of outstanding common and preferred stock entitled to vote on such matter at a regular or special meeting of our shareholders.

All certificates representing shares of common or preferred stock will bear a legend referring to the restrictions described above.

The ownership limit in our articles of incorporation may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of common stock or otherwise be in your interest as a shareholder.

IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW

AND OUR ARTICLES OF INCORPORATION AND BYLAWS

The following is a summary of some important provisions of Virginia corporate law, our articles of incorporation and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.

Our Articles of Incorporation and Bylaws

Shareholder rights and related matters are governed by the Virginia Stock Corporation Act, our articles of incorporation and bylaws, as amended. Our board of directors, including our independent directors, unanimously approved our articles of incorporation and bylaws, as amended. A majority of our independent directors must approve or ratify any subsequent amendment to our articles of incorporation and bylaws. Provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Shareholders’ Meetings

An annual meeting of our shareholders will be held upon reasonable notice and within a reasonable period, not less than 30 days, following delivery of the annual report, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our shareholders may be called by the President or a majority of our board of directors, and shall be called by the President upon written request of shareholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all shareholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our shareholders. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum, and the majority vote of our shareholders will be binding on all of our shareholders.

Our Board of Directors

Our articles of incorporation provide that the number of directors of our company may not be fewer than three and that a majority of the directors shall be independent directors. This provision may only be amended by a vote of a majority of our shareholders. Our bylaws provide that the initial number of directors shall be three. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors shall nominate a replacement. Vacancies occurring as a result of the removal of a director by our shareholders shall be filled by a majority vote of our shareholders. Any director may resign at any time and may be removed with or without cause by our shareholders owning at least a majority of the outstanding shares.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the shareholders. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of shareholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

Our advisor and directors are deemed to be in a fiduciary relationship to us and our shareholders and our directors have a fiduciary duty to the shareholders to supervise our relationship with the advisor.

Limitation of Liability and Indemnification

Subject to the conditions set forth below, our articles of incorporation provide that we will indemnify and hold harmless our directors, officers, advisors or their affiliates against any and all losses or liabilities reasonably incurred by our directors, officers, advisors or any of their affiliates in connection with or by reason of any act or omission performed or omitted to be performed on our behalf.

Under our articles of incorporation, our company shall indemnify any of our directors, officers or advisors or any of their affiliates for any liability or loss suffered by such party seeking indemnification and we shall hold harmless any of our directors, officers or advisors or any of their affiliates for any loss or liability suffered by our company, provided, that:

•	the party seeking indemnification was acting on behalf of or performing services on the part of our company;

•	our directors, officers, or our advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our shareholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our officers or directors, excluding the independent directors or our advisor or their affiliates; or

•	gross negligence or willful misconduct by the independent directors.

Our articles of incorporation further provide that our company shall indemnify and hold harmless any of our directors, officers, our advisor or any of their affiliates who is or was serving at our request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions as set forth above.

Our company shall not indemnify any of our directors, officers, or our advisor or any of their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a shareholder of our company or the legal action is initiated by a shareholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments shall be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify under our articles of incorporation shall be made by a majority vote of a quorum consisting of disinterested directors.

We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our articles of incorporation.

The indemnification provided in our articles of incorporation is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues, or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our articles of incorporation.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Defenses Available

There are defenses available to our directors and officers and our advisor under Virginia corporate law in the event of a shareholder action against them. One such defense is the “business judgment rule.” Under the business judgment rule, a director or officer may contend that he or she performed the action giving rise to the shareholder’s action in good faith and in a manner he or she reasonably believed to be in the best interests of our company. The directors and officers also are entitled to rely on information, opinions, reports or records prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care.

Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our articles of incorporation and any amendments to our articles of incorporation.

Any shareholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our shareholders along with the number of shares held by each of them. We will make the shareholder list available for inspection by any shareholder or his or her agent at our principal office upon the request of the shareholder.

We will update, or cause to be updated, the shareholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the shareholder list to any shareholder requesting the shareholder list within ten days of the request. The copy of the shareholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the shareholder list.

The purposes for which a shareholder may request a copy of the shareholder list include, without limitation, matters relating to shareholders’ voting rights and the exercise of shareholders' rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, our advisor and our board of directors will be liable to any shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the shareholder list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require that the shareholder requesting the shareholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the shareholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser will clearly state that the engagement is for the benefit of our company and our shareholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to shareholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining shareholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our articles of incorporation, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our shareholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our articles of incorporation and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our shareholders do not approve the roll-up transaction.

Anti-Takeover Provisions of the Virginia Stock Corporation Act

The Virginia Stock Corporation Act contains anti-takeover provisions regarding affiliated transactions, control share acquisitions and the adoption of shareholder rights plans. In general, the Virginia Stock Corporation Act’s affiliated transactions provisions prevent a Virginia corporation from engaging in an affiliated transaction with an interested shareholder, unless approved by a majority of the disinterested directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. Generally, this provision would prevent us from engaging in a transaction with any person owning more than 10% of any class of voting securities of our company unless a majority of the disinterested directors on our board of directors and holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder approved the transaction.

Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in a control share acquisition, which means a transaction that increases the voting strength of the person acquiring such shares above statutory thresholds in director elections, generally have no voting rights unless granted by a majority of the outstanding voting stock not owned by such acquiring person. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive fair value for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person’s shares at their cost to the acquiring person. As permitted by the Virginia Stock Corporation Act, we have included a provision in our bylaws that opts our company out of the control share acquisition statute. Our bylaws, however, may be amended by our board of directors without shareholder approval.

Finally, the shareholder rights plan provisions of the Virginia Stock Corporation Act permit our board of directors to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our board of directors determines that such a takeover is not in our best interests. The existence of the shareholder rights plan provisions of the Virginia Stock Corporation Act, as well as the affiliated transactions and control share acquisition provisions, could delay or prevent a change in control of our company, impede a merger, consolidation or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Dissolution or Termination of Our Company

We are an infinite-life corporation which may be dissolved under the procedures explained in the Virginia Stock Corporation Act at any time by the affirmative vote of a majority of our shareholders and without the necessity of the concurrence of our board of directors. If, before the tenth anniversary of the date of this prospectus, our common stock is not listed on a national stock exchange or quoted on a quotation system of a national securities association or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. Our operating partnership will terminate on December 31, 2050, unless its term is extended in accordance with the Virginia Revised Uniform Limited Partnership Act.

Transactions with Affiliates

We have established restrictions upon dealings between our company, our advisor and any of their officers, directors or affiliates in our articles of incorporation and elsewhere. The Virginia Stock Corporation Act also governs such transactions. Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of the best interest of our company. In addition, Virginia law provides that a transaction with our company in which a director or officer of our company has a direct or indirect interest is not voidable by us solely because of the directors’ or officers’ interest in the transaction if:

•	the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

•	the material facts of the transaction and interest are disclosed to or known by our shareholders and the transaction is authorized approved or ratified by the disinterested shareholders; or

•	the transaction is established to be fair to our company.

SHARES AVAILABLE FOR FUTURE SALE

All of the shares of common stock offered and sold by this prospectus to the public or pursuant to our dividend reinvestment plan will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 20,000,000 shares to the public and up to 1,000,000 shares in connection with our dividend reinvestment plan. In addition, we may issue up to 500,000 shares upon exercise of the options granted under two stock option plans. Shares issued upon exercise of these options will not be freely tradable.

AGREEMENT OF LIMITED PARTNERSHIP

The following description of the Agreement of Limited Partnership is a summary of the provisions that may be included in the Agreement of Limited Partnership when a party other than our company and our advisor is admitted as a partner of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we will have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners’ redemption/rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

It is anticipated that our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for 100% of the initial interests in our operating partnership, other than our advisor’s incentive limited partnership interest. Our advisor’s incentive limited partnership interest will entitle our advisor to receive an incentive distribution equal to 15% of the partnership’s cash flow from operations after our company receives and pays to our shareholders a threshold annual return of 8% on their investments in our company. In addition, the incentive limited partnership interest will entitle our advisor to receive an additional incentive distribution equal to 15% of the net proceeds from the sale of properties after our company receives and pays to our shareholders their invested capital plus the annual return of 8% on their investments in our company. Our advisor has no voting rights by virtue of its incentive limited partnership interest. The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, it is anticipated that we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

Moreover, we will be authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we so contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

Under the Agreement of Limited Partnership, it is anticipated that any limited partners, other than our advisor, will receive redemption rights, which will enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;

•	result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

•	cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.

A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our shareholders.

Incentive Units

Our operating partnership will issue 100 units of incentive limited partnership interest to our advisor. The incentive units will entitle our advisor to receive an incentive distribution equal to 15% of our operating partnership’s operating cash flow after our company has received, and paid to our shareholders, the sum of:

•	an 8% cumulative, non-compounded return on our Invested Capital; and

•	any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership’s properties.

Invested Capital will equal the product of:

•	the sum of (1) the number of shares of common stock that we issue, including any shares actually issued through the dividend reinvestment program, or the director stock options, and (2) the number of partnership units issued by our operating partnership to limited partners other than our advisor; and

•	a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering.

When a property is sold, Invested Capital will be reduced by the lesser of: the net sale proceeds available for distributions; or the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

If there is a shortfall in the 8% return on Invested Capital at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

The incentive units also will entitle our advisor to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received, and paid to the shareholders, the sum of:

•	our Invested Capital that initially was allocated to the property sold;

•	any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties; and

•	any remaining shortfall in the 8% return.

If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership’s last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor’s incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the “incentive distribution” and “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days’ prior written notice without cause or penalty, in which case we will not be required to pay any termination fee.

Operations

The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to our public offering;

•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership, on a monthly basis. In our sole discretion, we will determine the amounts of such distributions. Distributions of cash from operations will be made first to our company until we have received an 8% cumulative, non-compounded return on our Invested Capital plus any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership’s properties. Any remaining cash from operations will be distributed 85% to us and 15% to our advisor. The net sale proceeds from the sale of one of our operating partnership’s properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital that initially was allocated to that property, (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and (3) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor.

Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership’s last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

Operating Income.    Operating income of our operating partnership will be allocated as follows:

(1)	First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (3) under Operating Losses below and losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

(2)	Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses below and clause (1) under Losses from Capital Transactions below;

(3)	Third, 100% to our company until we have been allocated operating income and gain from property sales in an amount equal to the distributions to us of our 8% return on Invested Capital;

(4)	Fourth, 85% to our company and 15% to our advisor until the advisor has been allocated operating income and gain from property sales in an amount equal to the cash from operations and net sale proceeds distributed to the advisor; and

(5)	Thereafter, any remaining operating income will be allocated 100% to our company.

Operating Losses.    Operating losses of our operating partnership will be allocated as follows:

(1)	First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (5) under Operating Income above;

(2)	Second, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions below; and

(3)	Thereafter, any remaining operating losses will be allocated 100% to our company.

All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.

Gains from Capital Transactions.    Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, 100% to our company to the extent of operating losses and losses from property sales previously allocated 100% to us pursuant to clause (3) under Operating Losses above and clause (2) under Losses from Capital Transactions below;

(2)	Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses above and clause (1) under Losses from Capital Transactions below;

(3)	Third, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership’s investment in the property, (B) the amount by which our Invested Capital allocable to the property sold exceeds the operating partnership’s investment in the property, (C) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties that is distributed to us in connection with the sale of the property, and (D) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

(4)	Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

Losses from Capital Transactions.    Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions above; and

(2)	Thereafter, any remaining loss will be allocated 100% to our company.

Gains from Terminating Capital Transactions.    Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

(2)	Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

Losses from Terminating Capital Transactions.    Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clauses (2) and (4) under “Operating Income” above and clause (4) under “Gains from Capital Transactions” above; and

(2)	Thereafter, any remaining loss will be allocated 100% to our company.

Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

Our operating partnership will continue until December 31, 2050, or until sooner dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the federal income tax issues that you, as a prospective shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “—Taxation of Tax-Exempt Shareholders” below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “—Taxation of Non-U.S. Shareholders” below, among others.

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We plan to elect to be taxed as a REIT under the federal income tax laws commencing with our short taxable year beginning on the day before the closing of the offering and ending on December 31, 2002. We believe that, commencing with such short taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

Hirschler Fleischer, our counsel, has given us an opinion that we will qualify as a REIT under the federal income tax laws beginning with our short taxable year beginning on the day before the closing of this offering and ending on December 31, 2002, and that our organization and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that Hirschler Fleischer’s opinion is not binding upon the

Internal Revenue Service or any court. In addition, Hirschler Fleischer’s opinion is based on specified assumptions and on the factual representations we have made, all of which are described in Hirschler Fleischer’s opinion.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hirschler Fleischer will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hirschler Fleischer can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Requirements for Qualification—Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 90% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 90% of our REIT ordinary net income for such year, (2) 90% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that we make an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets the following requirements:

(1) it	is managed by one or more trustees or directors;

(2) its	beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it	would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it	is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at	least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not	more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it	elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it	uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it	meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be considered to be assets, liabilities, and items of income, deduction, and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a related party tenant.

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimus amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the related property.

We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimus rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimus exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests

To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding voting securities. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

Recently enacted legislation (the “Tax Bill”) allows us to own up to 100% of the stock of taxable REIT subsidiaries (“TRSs”), which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. In addition, the Tax Bill prevents us from owning more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs under the Tax Bill.

If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

To qualify as a REIT, each taxable year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to shareholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As long as we qualify as a REIT, a taxable “U.S. shareholder” must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. REIT dividends paid to a U.S. shareholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. shareholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. shareholder’s common stock, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the common stock. A U.S. shareholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S.shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Shareholders on the Disposition of the Common Stock

In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder generally must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.1%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. shareholders.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge those non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form 4224 with us claiming that the distribution is effectively connected income.

The U.S. Treasury Department has issued final regulations that modify the manner in which we will comply with the withholding requirements for distributions made after December 31, 2000.

A non-U.S. shareholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

A non-U.S. shareholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S.trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Other Tax Consequences

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	is prudent under the general ERISA standards.

In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our articles of incorporation will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to plan shareholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

The total of 21,000,000 shares registered in this offering includes:

•	a maximum of 20 million shares offered to residents of our sales states; and

•	up to 1,000,000 shares offered to our shareholders under our dividend reinvestment plan.

Shares Issued Publicly to Residents of Our Sales States

The 20 million shares offered to residents of our sales states are being offered through NNN Capital Corp., our dealer manager, a registered broker-dealer affiliated with our advisor, and unaffiliated broker-dealers. NNN Capital Corp. has also operated under the name TMP Capital Corp. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

Our advisor purchased 22,100 shares of our common stock prior to the commencement of this offering to the public, at a price of $9.05 per share, which equals a total of $200,005. Our advisor purchased such shares for cash and may not sell such shares for as long as it serves as the advisor to our company; however, the advisor may transfer all or a portion of such shares to affiliates. Any shares sold to the advisor will not count toward the minimum amount of shares required to break escrow, except with respect to the separate escrow accounts for subscriptions from residents of Pennsylvania and Oregon described in this prospectus. In addition, neither the dealer manager or any other broker dealer will receive any compensation with respect to shares sold to our advisor.

Our board of directors and the dealer manager have determined the offering price of the shares. When determining the offering price, our board considered primarily the per share offering prices in similar offerings conducted by companies formed for the purpose of acquiring properties similar to the properties we seek to acquire. Because we do not own any assets as of the commencement of this offering and have no historical earnings, the offering price is not related to the company’s historical book value or earnings.

Except as provided below, the dealer manager will receive commissions of 7.5% of the gross offering proceeds. In addition, we will reimburse the expenses incurred by the dealer manager and nonaffiliated dealers for actual marketing support and due diligence purposes in the maximum amount of 2.0% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The dealer manager may authorize other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.5% of the gross offering proceeds to such participating broker-dealers.

We have agreed to indemnify the participating broker-dealers, including the dealer manager, against liabilities arising under the Securities Act unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws shall be governed by such law.

The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

Our advisor and its affiliates may at their option purchase shares offered hereby at the public offering price, net of the selling commission and marketing support and due diligence reimbursement fee in which case they have advised us that they would expect to hold such shares as shareholders for investment and not for distribution. We will not pay any selling commissions in connection with any shares purchased by our advisor.

Payment for shares should be made by check payable to “PriVest Bank, as Escrow Agent for G REIT, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the dividend reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 100 shares, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares or $5,000.

Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 100,000 shares aggregating at least $1,000,000 have been received and accepted by us. Neither the shares purchased by our officers, employees or directors under the option plans nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow accounts will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

Subscription proceeds received from residents of Pennsylvania and Oregon will be placed in separate interest-bearing escrow accounts with the escrow agent until subscriptions for at least 2,000,000 shares from all sources (other than Pennsylvania and Oregon investors), including the shares purchased by our officers, employees, directors pursuant to options or otherwise and shares purchased by our advisor and its affiliates, aggregating at least $20 million have been received and accepted by us. If we have not received and accepted subscriptions for 2,000,000 shares by the end of the 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor’s request.

Subscription proceeds received from residents of Oregon will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 2,000,000 shares from all sources (other than Oregon investors), including the shares purchased by our officers, employees, directors pursuant to options or otherwise and shares purchased by our advisor and its affiliates, aggregating at least $20 million have been received and accepted by us.

If subscriptions for at least 100,000 shares have not been received and accepted by July 22, 2003, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

Initial subscribers may be admitted as shareholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable shareholder is admitted to our company.

The dealer manager may sell shares to our advisor, its officers, directors and affiliates, to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commission and marketing support and due diligence reimbursement fees in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to our company from such sales will be identical to our net proceeds from other sales of shares.

In connection with sales of 25,000 or more shares to a “purchaser”, as defined below, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

Dollar Volume of Shares Purchased	Purchase Price Per Share	Selling Commissions Per Share	Marketing and Due Diligence Fee Per Share	Net Proceeds to Company Per Share
$250,000-$499,999	$9.80	$0.55	$0.20	$9.05
$500,000-$999,999	$9.65	$0.40	$0.20	$9.05
$1,000,000-$1,999,999	$9.50	$0.25	$0.20	$9.05
$2,000,000-$5,000,000	$9.35	$0.10	$0.20	$9.05
Over $5,000,000	$9.30	$0.05	$0.20	$9.05

For example, if an investor purchases 100,000 shares in our company, he would pay $950,000 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $25,000, or $0.25 per share, and we would receive net proceeds of $905,000, or $9.05 per share. Our net proceeds will not be affected by volume discounts.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee =benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

Shares Issued Under Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Participants will not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their dividends. Until the earlier to occur of the termination of this offering or the sale of all the shares reserved for issuance under the dividend reinvestment plan, the purchase price for shares purchased under the dividend reinvestment plan will be the greater of $9.05 or the estimated fair market value of a share of our common stock as of the date of reinvestment. Shares acquired under the dividend reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering. The dividend plan will be administered by us or one of our affiliates. Participants may terminate their participation in the dividend reinvestment plan by written notice to us. See “Summary of Dividend Reinvestment Plan” in this prospectus and Exhibit C—“G REIT, Inc. Dividend Reinvestment Plan.”

EXPERTS

The balance sheet of G REIT, Inc. as of December 31, 2001 included in this prospectus and elsewhere in this registration statement, has been audited by Squar, Milner, Reehl & Williamson, LLP, independent auditors, as stated in their report appearing in this prospectus and elsewhere in this registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS TO SHAREHOLDERS

We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon by Hirschler Fleischer, Richmond, Virginia. Hirschler Fleischer will advise us with respect to real estate law and other matters as well.

LEGAL PROCEEDINGS

None of our company, our operating partnership or our advisor is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against any of them.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11 of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

FINANCIAL STATEMENTS

Page

December 31, 2001:

Independent Auditors’ Report	F-2

Balance Sheet	F-3

Notes to Balance Sheet	F-4

March 31, 2002 (unaudited):

Balance Sheet	F-6

Notes to Balance Sheet	F-7

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholder

G REIT, INC.

We have audited the accompanying balance sheet of G REIT, INC. (a development stage enterprise), a Virginia corporation (the “Company”), as of December 31, 2001. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of G REIT, INC. as of December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California

January 2, 2002

(except for the third paragraph

of Note 2, as to which the

date is July 2, 2002)

G REIT, INC.

(a Development Stage Enterprise)

BALANCE SHEET

December 31, 2001

ASSETS
Cash	$100

Total assets	$100

SHAREHOLDER’S EQUITY
Common stock, $.01 par value, 50,000,000 shares authorized; 10 shares issued and outstanding at December 31, 2001	$100

Total shareholder’s equity	$100

The accompanying notes are an integral part of this financial statement.

G REIT, INC.

(a Development Stage Enterprise)

NOTES TO BALANCE SHEET

December 31, 2001

1.    ORGANIZATION AND NATURE OF BUSINESS

G REIT, Inc. (a development stage enterprise) (the “Company”) was incorporated on December 18, 2001 under the laws of the Commonwealth of Virginia. If the Company meets the qualification requirements, it intends to elect to be treated as a real estate investment trust (“REIT”) for federal income tax purposes for its first full tax year. The Company was incorporated to raise capital and acquire ownership interests in office, industrial, retail and service real estate properties, a number of which will have a government-tenant orientation. As of December 31, 2001, the Company does not own any properties.

The activities to date have focused primarily on raising equity capital and establishing a corporate infrastructure to support planned principal operations. Accordingly, the Company is considered to be a development stage enterprise as of December 31, 2001.

The Company is planning to commence a best-efforts initial public offering in which it intends to offer a minimum of 100,000 shares of its common stock and a maximum of 20 million shares of its common stock for $10 per share.

Concurrent with commencement of the initial public offering, the Company intends to adopt stock option plans for (i) independent and outside directors and (ii) its officers/employees. Pursuant to the provisions of such option plans, the Company intends to grant (on the date its registration statement becomes effective) 20,000 options under its independent director stock option plan (the “Directors Plan”) and 90,000 options under its officer/employee stock option plan (the “Officer/Employee Plan”) to purchase Company common stock at $9.05 per share, which is the offering price per share net of estimated selling commission and other offering costs. Shares of common stock issued upon the exercise of such options will have certain transferability restrictions. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

The stock options described above will expire ten years from the grant date, and will be exercisable as follows: one-third on the grant date, with the remainder becoming exercisable in equal increments on the first and second anniversaries of the grant date; provided, however, that if exercising any stock option would cause the aggregate of all Company stock owned by the dealer manager of the public offering, affiliates of the advisor and the dealer manager, and the Company’s officers and directors to exceed 9.9% of the total outstanding shares of the Company’s common stock, such exercising will be delayed until the first date on which the exercising will not cause such limit to be exceeded. The Company has authorized and reserved a total of 100,000 shares and 400,000 shares for issuance under the Directors Plan and the Officer/Employee Plan, respectively.

2.    BASIS OF PRESENTATION IN FUTURE FINANCIAL STATEMENTS AND CERTAIN RELATED PARTY TRANSACTIONS

The Company intends to operate in an umbrella partnership REIT structure in which its majority-owned subsidiary, G REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), or wholly owned subsidiaries of the Operating Partnership, will own and manage substantially all of the properties acquired on behalf of the Company. The Company will be the sole general partner of the Operating Partnership and, except as described in the following sentence, will own 100% of the equity interest therein. The Operating Partnership will issue 100 incentive non-voting ownership units to the Company’s advisor, Triple Net Properties, LLC (the “Advisor”), which will entitle the Advisor to receive certain incentive distributions after a minimum 8% return (as defined) has been paid to the Company’s shareholders. The Advisor is affiliated with the Company in that the two entities have common officers and directors, some of whom also own an equity interest in the Advisor.

G REIT, INC.

(a Development Stage Enterprise)

NOTES TO BALANCE SHEET—(Continued)

December 31, 2001

Because the Company will be the sole general partner of the Operating Partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to the Operating Partnership), the accounts of the Operating Partnership will be consolidated in the Company’s future financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

As further described in note 2 to the Company’s March 31, 2002 balance sheet included elsewhere herein, the Advisor and its affiliates have incurred certain expenses and offering costs on the Company’s behalf. As of December 31, 2001, such costs and expenses approximated $100,000. Because other entities are responsible for such expenses and costs unless and until the Company’s Form S-11 registration goes effective, these transactions have not been reflected in the accompanying balance sheet.

G REIT, INC.

(a Development Stage Enterprise)

BALANCE SHEET

March 31, 2002

(Unaudited)

ASSETS
Cash	$100

Total assets	$100

LIABILITIES AND SHAREHOLDER’S EQUITY
Common stock, $.01 par value, 50,000,000 shares authorized; 10 shares issued and outstanding at March 31, 2002	$100

Total shareholder’s equity	$100

The accompanying notes are an integral part of this financial statement.

G REIT, INC.

(a Development Stage Enterprise)

NOTES TO BALANCE SHEET

March 31, 2002

(Unaudited)

1.    ORGANIZATION AND NATURE OF BUSINESS

For information about the organization, nature of business, the basis of presentation and certain related party transactions of G REIT, Inc. (the “Company”), see notes 1 and 2 to the Company’s December 31, 2001 balance sheet included elsewhere herein.

2.    COSTS INCURRED ON THE COMPANY’S BEHALF

The Company’s advisor, Triple Net Properties, LLC, and affiliated entities have incurred offering costs and certain expenses on the Company’s behalf. Pursuant to a written agreement, such entities have accepted responsibility for such costs and expenses unless and until the Company’s Form S-11 registration statement goes effective. Therefore, these transactions have not been reflected in the accompanying balance sheet. As of June 15, 2002 and March 31, 2002, such costs and expenses approximated $475,000 and $265,000, respectively.

3.    OTHER INFORMATION

The accompanying March 31, 2002 balance sheet is unaudited. However, in the opinion of management, such financial statement has been prepared in accordance with accounting principles generally accepted in the United States and Regulation S-X and all adjustments (consisting solely of normal recurring adjustments) considered necessary for the fair presentation of the Company’s financial position have been included.

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (the “Tables”) provide information relating to prior real estate investment programs sponsored by our advisor (“Prior Programs”).

As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in “PRIOR PERFORMANCE SUMMARY” elsewhere in this prospectus.

AS AN INVESTOR IN OUR COMPANY, YOU WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other services as our board of directors deems necessary. The financial results of the Prior Programs thus provide an indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds (Unaudited)

Table II—Compensation to Sponsor (Unaudited)

Table III—Annual Operating Results of Prior Programs (Unaudited)

Table IV—Results of Completed Programs (not applicable)

Table V—Sales or Disposals of Properties (Unaudited)

Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the Securities and Exchange Commission. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2001

	T REIT, Inc.	WREIT, Inc.	Telluride Barstow, LLC	Truckee River Ofice Tower, LLC	Yerington Shopping Center LLC	NNN Fund VIII, LLC	NNN Town & Country, LLC
Dollar Amount Offered	$100,000,000	$50,000,000	$1,620,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000

Dollar Amount Raised	24,602,000	14,051,000	1,620,000	5,550,000	1,625,000	8,000,000	7,200,000

Percentage Amount Raised	24.6%	28.1%	100.0%	100.0%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Marketing Support & Due Diligence Reimbursement	1.5%
Organization & Offering Expenses (1)	2.5%	4.5%	2.5%	3.0%	4.9%	3.0%	3.0%
Due Diligence Allowance (2)	0.0%	0.5%	1.5%	0.5%	0.5%	0.5%	0.5%
Reserves	0.0%	1.5%	3.6%	3.7%	7.8%	8.9%	2.0%

Percent Available for Investment	88%	85.5%	82.4%	82.8%	76.8%	77.6%	84.5%
Acquisition Cost:
Cash Down Payment	0.0%	83.0%	75.6%	73.7%	70.3%	70.7%	74.3%
Loan Fees	0.0%	2.5%	5.3%	5.1%	2.0%	2.4%	5.7%
Acquisition Fees Paid to Affiliates	0.0%	0.0%	1.5%	4.0%	4.5%	4.5%	4.5%

Total Acquisition Cost	88%	85.5%	82.4%	82.8%	76.8%	77.6%	84.5%

Percent Leveraged	63%	75%	71%	75%	75%	75%	75%
Date Offering Began	22-Feb-00	1-Jul-98	1-Jun-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99
Date Offering Ended	Open	27-Apr-00	16-Dec-98	15-Jul-99	31-Aug-99	7-Mar-00	29-Mar-00
Length of Offering (days)	Open	666	198	328	260	379	324
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	N/A	N/A	46	102	83	180	43
Number of Investors	1,072	330	14	68	11	115	63

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and directexpenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—Continued

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2001

	NNN ‘A’ Credit TIC, LLC	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC	NNN Horizon Fund LLC	NNN Westway, LLC	Kiwi Assoc., LLC
Dollar Amount Offered	$2,500,000	$8,000,000	$6,300,000	$3,700,000	$12,000,000	$3,300,000	$2,800,000

Dollar Amount Raised	2,500,000	7,579,528	6,300,000	3,698,750	3,573,000	3,278,250	2,681,352

Percentage Amount Raised	100.0%	94.7%	100.0%	100.0%	29.8%	99.3%	95.8%

Less Offering Expenses:
Selling Commissions	10.0%	10.0%	10.0%	8.0%	8.5%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	0.0%	0.0%	0.0%	2.0%	2.0%	2.0%	2.0%
Organization & Offering Expenses (1)	3.5%	3.5%	3.5%	3.5%	1.0%	3.5%	3.5%
Due Diligence Allowance (2)	0.5%	0.5%	0.5%	0.5%	0.0%	0.5%	0.5%
Reserves	6.1%	9.5%	10.5%	8.2%	0.0%	5.4%	4.8%

Percent Available for Investment	79.9%	76.5%	75.5%	77.8%	88.5%	80.6%	81.2%
Acquisition Cost:
Cash Down Payment	73.8%	69.5%	69.0%	68.9%	88.5%	73.9%	74.7%
Loan Fees	2.1%	2.5%	2.0%	4.4%	0.0%	2.2%	2.0%
Acquisition Fees Paid to Affiliates	4.0%	4.5%	4.5%	4.5%	0.0%	4.5%	4.5%

Total Acquisition Cost	79.9%	76.5%	75.5%	77.8%	88.5%	80.6%	81.2%

Percent Leveraged	75%	69%	77%	75%	N/A	75%	75%
Date Offering Began	10-Aug-99	27-Aug-99	15-Sep-99	21-Feb-00	30-Mar-00	26-Apr-00	9-Jun-00
Date Offering Ended	12-Jul-00	5-Jun-00	31-May-00	20-Jun-00	23-Jun-00	31-Dec-00	4-Feb-01
Length of Offering (days)	337	283	259	120	85	249	240
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	295	258	259	116	N/A	162	240
Number of Investors	29	153	27	26	75	33	23

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—Continued

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2001

	NNN 2000 Value Fund, LLC	NNN Rocky Mount. Exchange, LLC	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	NNN Sacramento Corp Ctr, LLC	NNN Dry Creek Centre, LLC
Dollar Amount Offered	$6,000,000	$2,670,000	$5,000,000	$1,330,000	$2,300,000	$12,000,000	$3,500,000

Dollar Amount Raised	5,899,000	2,670,000	5,000,000	1,330,000	2,300,000	12,000,000	3,500,000

Percentage Amount Raised	98.3%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	9.5%	8.5%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	0.0%	2.0%	1.5%	1.5%	1.5%	1.5%	1.5%
Organization & Offering Expenses (1)	4.0%	4.0%	1.5%	1.5%	1.5%	4.0%	3.5%
Due Diligence Allowance (2)	0.5%	0.0%	0.0%	0.5%	0.0%	0.5%	0.0%
Reserves	5.4%	4.5%	0.0%	10.8%	0.0%	4.0%	3.3%

Percent Available for Investment	80.6%	81.0%	89.0%	77.7%	89.0%	82.0%	83.7%
Acquisition Cost:
Cash Down Payment	73.9%	74.5%	0.0%	73.2%	0.0%	77.5%	80.1%
Loan Fees	2.2%	2.0%	0.0%	4.5%	0.0%	0.0%	3.6%
Acquisition Fees Paid to Affiliates	4.5%	4.5%	0.0%	0.0%	0.0%	4.5%	0.0%

Total Acquisition Cost	80.6%	81.0%	0.0%	77.7%	0.0%	82.0%	83.7%

Percent Leveraged	77%	73%	N/A	73%	N/A	72%	76%
Date Offering Began	15-Jul-00	25-Jul-00	29-Aug-00	1-Sep-00	15-Sep-00	8-Nov-00	15-Nov-00
Date Offering Ended	27-Feb-01	15-Feb-01	14-Aug-01	17-Nov-00	13-Mar-01	21-May-01	31-Jan-01
Length of Offering (days)	227	205	350	77	179	194	77
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	214	128	342	47	164	147	77
Number of Investors	43	10	65	7	46	66	16

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—Continued

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2001

	NNN 2001 Value Fund, LLC	NNN Camelot Plaza, LLC	NNN Washington Square, LLC	NNN Reno Trademark, LLC	NNN One Gateway Plaza, LLC	NNN Gateway Aurora, LLC	NNN LV 1900 Aerojet Way, LLC	NNN Timberhills Shop. Ctr., LLC	NNN Addison Com Ctr., LLC	NNN County Center Drive, LLC
Dollar Amount Offered	$11,000,000	$2,400,000	$2,800,000	$3,850,000	$4,200,000	$2,000,000	$2,000,000	$3,700,000	$3,650,000	$3,125,000

Dollar Amount Raised	2,588,695	2,400,000	2,800,000	3,850,000	4,197,500	1,054,000	2,000,000	3,700,000	3,600,000	1,992,188

Percentage Amount Raised	23.5%	100%	100%	100.0%	99.9%	52.7%	100.0%	100.0%	98.6%	63.8%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.5%	8.0%	8.0%	7.5%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.0%	1.5%	1.5%	2.0%	2.5%	2.5%	2.5%
Organization & Offering Expenses (1)	3.5%	5.0%	4.0%	4.0%	4.0%	3.0%	3.0%	4.0%	4.0%	4.0%
Due Diligence Allowance (2)	0.0%	0.0%	0.0%	0.0%	1.0%	1.0%	0.0%	0.0%	0.0%	0.0%
Reserves	21.4%	7.7%	4.6%	4.5%	4.0%	0.0%	9.1%	4.0%	3.8%	4.5%

Percent Available for Investment	64.6%	76.8%	80.9%	81.0%	81.5%	86.5%	78.4%	81.5%	81.7%	81.0%
Acquisition Cost:
Cash Down Payment	56.4%	72.8%	78.9%	79.0%	75.0%	85.0%	76.1%	79.3%	79.3%	79.0%
Loan Fees	3.2%	4.0%	2.0%	2.0%	2.5%	1.5%	2.3%	2.2%	2.4%	2.0%
Acquisition Fees Paid to Affiliates	5.0%	0.0%	0.0%	0.0%	4.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Total Acquisition Cost	64.6%	76.8%	80.9%	81.0%	81.5%	86.5%	78.4%	81.5%	81.7%	81.0%

Percent Leveraged	77%	77%	N/A	73%	75%	78%	72%	N/A	N/A	N/A
Date Offering Began	12-Mar-01	30-Mar-01	1-May-01	30-May-01	8-Jun-01	10-Jul-01	26-Jul-01	31-Jul-01	16-Aug-01	18-Sep-01
Date Offering Ended	Open	3-Dec-01	21-Nov-01	26-Sep-01	25-Sep-01	Open	31-Aug-01	27-Nov-01	Open	Open
Length of Offering (days)	Open	248	204	119	109	Open	36	119	Open	Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	N/A	146	204	119	109	N/A	36	119	77	N/A
Number of Investors	62	11	12	7	10	2	8	13	9	11

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

            TABLE II

            COMPENSATION TO SPONSOR (UNAUDITED)

            December 31, 2001

	T REIT, Inc.	WREIT, Inc.	Telluride Barstow, LLC	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC	NNN Fund VIII,	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC
Date Offering Commenced	22-Feb-00	1-Jul-98	1-Jun-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99
Dollar Amount Raised to Sponsor From Proceeds of Offering	$24,602,000	$14,051,000	$1,620,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$1,968,160	$1,124,080	$162,000	$555,000	$162,500	$800,000	$720,000	$250,000
Marketing Support & Due Diligence Reimbursement	$369,030	—	—	—	—	—	—	—
Organization & Marketing Expenses	$615,050	632,295	40,000	166,500	79,625	240,000	216,000	87,500
Due Diligence Allowance	—	70,255	24,300	27,750	8,125	40,000	36,000	12,500
Acquisition Fees	—	—	25,000	220,000	73,125	360,000	324,000	100,000

Totals	$2,952,240	$1,826,630	$251,300	$969,250	$323,375	$1,440,000	$1,296,000	$251,300

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$255,028	$2,362,470	$1,000,205	$2,164,466	$880,673	$2,217,861	$1,685,747	$669,787

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$26,103	$27,506	$9,390	$—	$—	$—	$—
Asset Management Fees	—	26,932	14,550	6,781	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$53,035	$42,056	$16,171	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$193,174	$39,936	$129,204	$17,599	$74,766	$86,309	$7,885
Asset Management Fees	—	119,017	41,741	80,500	6,264	155,585	80,000	11,343
Leasing Commissions	—	34,360	5,040	212,925	—	56,146	52,618	—

Totals	$—	$346,551	$86,717	$422,629	$23,863	$286,497	$218,927	$19,228

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$172,875	$31,976	$95,941	$28,043	$130,984	$40,467	$38,567
Asset Management Fees	—	123,475	8,421	—	8,291	138,938	26,800	—
Leasing Commissions	—	29,021	2,074	45,922	—	25,591	18,394	1,980

Totals	$—	$325,371	$42,471	$141,863	$36,334	$295,513	$85,661	$40,507

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$104,888	$198,351	$44,088	$178,444	$27,808	$178,402	$54,256	$52,624
Asset Management Fees	—	—	33,812	179,653	2,764	30,622	—	—
Leasing Commissions	68,427	27,538	4,990	36,364	—	259,687	125,112	49,328

Totals	$173,315	$225,889	$82,890	$394,461	$30,572	$468,711	$179,368	$101,952

            TABLE II—Continued

            COMPENSATION TO SPONSOR (UNAUDITED)

            December 31, 2001

	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC	Horizon Fund LLC	NNN Westway, LLC	Kiwi Associates, LLC	NNN 2000 Value Fund, LLC

Date Offering Commenced	27-Aug-99	15-Sep-99	21-Feb-00	30-Mar-00	26-Apr-00	9-Jun-00	15-Jul-00
Dollar Amount Raised to Sponsor From Proceeds of Offering	$7,579,528	$6,300,000	$3,698,750	$3,573,000	$3,278,250	$2,681,352	$5,899,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$757,953	$630,000	$295,900	$303,705	$262,260	$214,508	$560,405
Marketing Support & Due Diligence Reimbursement	—	—	73,975	71,460	65,565	53,627	—
Organization & Marketing Expenses	265,283	220,500	129,456	35,730	114,739	93,847	235,960
Due Diligence Allowance	37,898	31,500	18,494	—	16,391	13,407	29,495
Acquisition Fees	341,079	283,500	166,444	—	147,521	120,661	265,455

Totals	$1,402,213	$1,165,500	$684,269	$410,895	$606,476	$496,050	$1,091,315

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$3,594,065	$1,318,231	$949,692	$379,501	$709,431	$1,282	$940,656

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$7,164	$8,701	$—	$—	$—	$—	—
Asset Management Fees	14,234	10,983	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—

Totals	$21,398	$19,684	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$90,636	$61,999	$49,820	$—	$7,296	$12,602	$—
Asset Management Fees	174,420	178,313	7,250	—	20,794	26,121	—
Leasing Commissions	20,000	20,748	8,459	—	—	—	—

Totals	$285,056	$261,060	$65,529	$—	$28,090	$38,723	$—

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$121,510	$—	$71,108	$—	$28,184	$43,828	$63,600
Asset Management Fees	110,160	—	6,643	—	110,248	30,750	—
Leasing Commissions	337,495	13,390	99,110	—	10,115	12,876	121,481

Totals	$569,165	$13,390	$176,861	$—	$148,547	$87,454	$185,081

TABLE II—Continued

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2001

	NNN Rocky Mountain Exchange, LLC	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	NNN Sacramento Corp Ctr, LLC	NNN Dry Creek Centre, LLC	NNN 2001 Value Fund, LLc
Date Offering Commenced	25-Jul-00	29-Aug-00	1-Sep-00	15-Sep-00	8-Nov-00	15-Nov-00	12-Mar-01
Dollar Amount Raised to Sponsor From Proceeds of Offering	$2,670,000	$5,000,000	$1,330,000	$2,300,000	$12,000,000	$3,500,000	$2,588,695

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$226,950	$400,000	$106,400	$184,000	$960,000	$280,000	$207,096
Marketing Support & Due Diligence Reimbursement	53,400	75,000	$19,950	34,500	180,000	52,500	64,717
Organization & Offering Expenses	106,800	75,000	$19,950	34,500	480,000	122,500	90,604
Due Diligence Allowance	—	—	$6,650	—	60,000	—	—
Acquisition Fees	120,150	—	$—	—	540,000	—	129,435

Totals	$507,300	$550,000	$152,950	$253,000	$2,220,000	$455,000	$491,852

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$167,663	$1,515	$(135,756)	$1,406	$1,135,745	$254,592	$114,092

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999	$—	$—	$—	$—	$—	$—	$—
Property Management Fees	—	—	—	—	—	—	—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$7,938	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—

Totals	$—	$—	$7,938	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$65,625	$—	$—	$—	$187,429	$67,306	$17,505
Asset Management Fees	21,073	—	—	—	—	—	—
Leasing Commissions	—	—	30,398	—	35,067	—	—

Totals	$86,698	$—	$30,398	$—	$222,496	$67,306	$17,505

TABLE II—Continued

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2001

	NNN Camelot Plaza, LLC	NNN Washington Square, LLC	NNN Reno Trademark, LLC	NNN One Gateway Plaza, LLC	NNN Gateway Aurora, LLC	NNNLV 1900 Aerojet Way, LLC	NNN Timberhills Shop. Ctr., LLC	NNN Addison Com Ctr., LLC	NNN County Center Drive, LLC	Total All Programs
Date Offering Commenced	30-Mar-01	1-May-01	30-May-01	8-Jun-01	10-Jul-01	26-Jul-01	31-Jul-01	16-Aug-01	18-Sep-01
Dollar Amount Raised to Sponsor From Proceeds of Offering	$2,400,000	$2,800,000	$3,850,000	$4,197,500	$1,054,000	$2,000,000	$3,700,000	$3,600,000	$1,992,188	$153,140,263

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$192,000	$224,000	$327,250	$335,800	$84,320	$150,000	$296,000	$288,000	$159,375	$13,187,662
Marketing Support & Due Diligence Reimbursement	60,000	70,000	77,000	62,963	15,810	40,000	92,500	90,000	49,805	1,671,802
Organization & Offering Expenses	120,000	112,000	154,000	167,900	31,620	60,000	148,000	144,000	79,688	5,119,048
Due Diligence Allowance	—	—	—	41,975	10,540	—	—	—	—	485,279
Acquisition Fees	—	—	—	167,900	—	—	—	—	—	3,384,269

Totals	$372,000	$406,000	$558,250	$776,538	$142,290	$250,000	$536,500	$522,000	$288,867	$23,848,060

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$59,917	$49,167	$202,412	$355,977	$298,398	$82,446	$60,057	$94,184	$69,603	$21,970,513

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$62,999
Asset Management Fees	—	—	—	—	—	—	—	—	—	48,263
Leasing Commissions	—	—	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—	$111,262

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$564,738
Asset Management Fees	—	—	—	—	—	—	—	—	—	519,667
Leasing Commissions	—	—	—	—	—	—	—	—	—	361,089

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—	$1,445,494

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$769,144
Asset Management Fees	—	—	—	—	—	—	—	—	—	712,823
Leasing Commissions	—	—	—	—	—	—	—	—	—	172,189

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—	$1,654,156

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$15,643	$—	$11,531	$20,152	$48,987	$7,443	$—	$1,379	$5,239	$1,615,330
Asset Management Fees	—	—	—	—	—	—	—	—	—	525,725
Leasing Commissions	—	—	—	—	20,040	—	4,150	—	—	1,255,568

Totals	$15,643	$—	$11,531	$20,152	$69,027	$7,443	$4,150	$1,379	$5,239	$3,396,623

            TABLE III

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

            YEAR ENDING DECEMBER 31, 1998

	Telluride Barstow, LLC	WREIT, Inc.	Truckee River Office Tower, LLC	Total All Programs

Gross Revenues	$497,240	$594,158	$195,692	$1,287,090
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	209,494	258,680	42,840	511,014
Interest Expense	177,908	208,078	88,346	474,332
Depreciation & Amortization	47,183	77,537	15,417	140,137

Net Income (Loss)—GAAP Basis	$62,655	$49,863	$49,089	$161,607

Taxable Income (Loss) From:
Operations	62,655	49,863	49,089	161,607
Gain on Sale	—	—	—	—
Cash Generated From:
Operations	109,838	127,400	64,506	301,744
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	$109,838	$127,400	$64,506	$301,744

Less: Cash Distributions to Investors From:
Operating Cash Flow	77,052	89,971	—	167,023
Sales & Refinancing	—	—	—	—
Other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	32,786	37,429	64,506	134,721
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$32,786	$37,429	$64,506	$134,721

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$38.68	$14.64	$8.84
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investor
Sources (on GAAP basis)	—	—	—
— Investment Income	—	—	—
— Return of Capital	—	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	$47.56	$26.42	$—

TABLE III—Continued

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 1999

	Telluride Barstow, LLC	WREIT, Inc.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC	NNN Redevlopment Fund, LLC	NNN Exchange Fund III, LLC	Total All Programs
Gross Revenues	$721,168	$4,726,712	$2,598,280	$393,367	$1,821,793	$1,727,435	$157,783	$2,149,377	$119,731	$14,415,646
Profit on Sale of Properties	—	—	—	—	—	—	—	—	—	—
Less: Operating Expenses	366,116	1,904,986	999,301	90,371	896,924	404,167	51,239	46,345	14,938	4,774,387
Interest Expense	244,781	2,305,776	924,827	188,529	504,872	924,805	34,049	14,644	48,819	5,191,102
Depreciation & Amortization	97,330	707,842	366,688	67,598	227,102	284,211	17,127	21,056	$—	1,788,954

Net Income (Loss)—GAAP Basis	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203

Taxable Income (Loss) From:
Operations	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203
Gain on Sale	—	—	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	110,271	515,950	674,152	114,467	419,997	398,463	72,495	2,088,388	55,974	4,450,157
Sales	—	—	—	—	—	—	—	—	—	—
Refinancing	—	526,326	—	—	—	—	—	—	—	526,326

Cash Generated From Operations, Sales & Refinancing	$110,271	$1,042,276	$674,152	$114,467	$419,997	$398,463	$72,495	$2,088,388	$55,974	$4,976,483

Less: Cash Distributions to Investors From:
Operating Cash Flow	$172,748	$543,543	$477,187	$110,232	$210,592	$173,253	$8,927	$286	$—	$1,606,698
Sales & Refinancing	—	93,660	—	—	—	—	—	—	—	93,660
Other	—	—	—	—	—	—	—	—	—	68,879

Cash Generated (Deficiency) after Cash Distributions	(62,477)	432,666	196,965	4,235	209,405	225,210	63,568	2,088,102	55,974	3,207,246
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(62,477)	$432,666	$253,881	$4,235	$209,405	$225,210	$63,568	$2,088,102	$55,974	$3,207,246

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$7.99	$(23.34)	$55.40	$29.31	$24.40	$16.15	$32.40	$586.85	$13.44
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$68.07	$62.76	$85.92	$68.94	$26.64	$24.49	$5.22	$0.08	$—

TABLE III—Continued

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2000

	Telluride Barstow, LLC	WREIT, INC	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC.	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC	NNN Exchange Fund III, LLC	NNN Redevelopment Fund, LLC
Gross Revenues	$803,386	$5,273,301	$2,464,508	$552,572	$3,676,500	$3,566,136	$926,128	$2,462,661	$3,189,950
Profit on Sale of Properties	—	2,129,054	—	—	—	—	—	—	—
Less: Operating Expenses	333,226	2,059,845	790,677	125,306	2,147,409	1,130,517	267,829	990,918	1,423,608
Interest Expense	243,349	2,445,182	1,223,147	255,493	1,406,062	2,521,820	445,545	959,575	1,287,181
Depreciation & Amortization	103,333	805,225	495,568	94,293	305,629	716,017	147,875	336,574	212,247

Net Income (Loss)—GAAP Basis	$123,478	$2,092,103	$(44,884)	$77,480	$(182,600)	$(802,218)	$64,879	$175,594	$266,914

Taxable Income (Loss) From:
Operations	$123,478	$(36,913)	$(44,884)	$77,480	$(182,600)	$(802,218)	$64,879	$175,594	$266,914
Gain on Sale	—	2,129,016	—	—	—	—	—	—	—
Cash Generated From:
Operations	226,811	768,312	450,684	171,773	123,029	(86,201)	212,754	512,168	479,161
Sales	—	2,129,016	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) From Operations, Sales & Refinancing	$226,811	$2,897,328	$450,684	$171,773	$123,029	$(86,201)	$212,754	$512,168	$479,161

Less: Cash Distributions to Investors From:
Operating Cash Flow	$205,709	$768,312	$450,684	164,301	$123,029	$—	$135,334	$453,523	$479,161
Sales & Refinancing	—	2,129,016	—	—	—	—	—	—	—
Other	—	2,998,223	64,839	—	348,894	512,827	—	—	80,670

Cash Generated (Deficiency) after Cash Distributions	21,102	(2,998,223)	(64,839)	7,472	(348,894)	(599,028)	77,420	58,645	(80,670)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$21,102	$(2,998,223)	$(64,839)	$7,472	$(348,894)	$(599,028)	$77,420	$58,645	$(80,670)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$76.22	$148.89	$(8.09)	47.68	$(22.83)	$(111.42)	$26.16	$27.87	$35.22
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	151.52	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	—	213.38	11.68	—	43.61	71.23	—	—	10.64
Sources (on Cash basis)
— Sales	—	151.52	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$126.98	$54.68	$81.20	$101.11	$15.38	$0.00	$54.57	$71.99	$63.22

TABLE III—Continued

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2000

	NNN Tech Fund, LLC	T REIT, Inc.	NNN Horizon Fund LLC	NNN Westway, LLC	Kiwi Assoc., LLC	NNN 2000 Value Fund, LLC	NNN Rocky Mount. Exchange, LLC	NNN 2004 Notes Program, LLC	Market Centre, LLC	NNN 2005 Notes Program, LLC	Total All Programs
Gross Revenues	$1,111,917	$298,621	$9,854	$565,153	$475,950	$16,241	$109,173	$1,515	$214,991	$1,406	$25,719,963
Profit on Sale of Properties	—	—	—	—	—	—	—	—	—		2,129,054
Less: Operating Expenses	400,408	192,826	—	186,988	188,497	4,168	14,777	—	171,603	—	10,428,602
Interest Expense	383,370	168,205	—	215,018	219,788	53,583	13,431	—	21,454	—	11,862,203
Depreciation & Amortization	207,023	38,373	—	38,716	73,998	12,138	17,493	—	39,903	—	3,644,405

Net Income (Loss)—GAAP Basis	$121,116	$(100,783)	$9,854	$124,431	$(6,333)	$(53,648)	$63,472	$21,515	$(17,969)	$1,406	$1,913,807

Taxable Income (Loss) From:
Operations	$121,116	$(100,783)	$9,854	$124,431	$(6,333)	$(53,648)	$63,472	$1,515	$(17,969)	$1,406	$(215,209)
Gain on Sale	—	—	—	—	—	—	—	—	—	—	2,129,016
Cash Generated From:	—	—	—	—	—	—	—	—	—	—	—
Operations	328,139	(62,410)	9,854	163,147	67,665	(41,510)	80,965	1,515	21,934	1,406	3,429,196
Sales	—	—	—	—	—	—	—	—	—	—	2,129,016
Refinancing	—	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) From Operations, Sales & Refinancing	$328,139	$(62,410)	$9,854	$163,147	$67,665	$(41,510)	$80,965	$1,515	$21,934	$1,406	$5,558,212

Less: Cash Distributions to Investors From:
Operating Cash Flow	$157,118	$—	$9,854	$92,210	$67,665	$—	$17,266	$—	$13,467	$—	$3,137,663
Sales & Refinancing	—	—	—	—	—	—	—	—			2,129,016
Other	—	149,248	28,260	—	23,252	7,907	—	27,031	—	2,681	4,243,832

Cash Generated (Deficiency) after Cash Distributions	171,021	(211,658)	(28,260)	70,937	(23,252)	(49,417)	63,699	(25,516)	8,467	(1,275)	(3,952,269)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$171,021	$(211,658)	$(28,260)	$70,937	$(23,252)	$(49,417)	$63,699	$(25,516)	$8,467	$(1,275)	$(3,952,269)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$32.75	$(15.34)	$2.76	$38.54	$(2.55)	$(9.1)	$24.51	$1.42	$(13.51)	$2.21
— from recapture	—	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	22.72	7.91	—	(9.37)	1.3	—	25.40	—	4.22
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—	—
— Operations	$42.48	$0.00	$2.76	$28.56	$(27.27)	$—	$6.67	$—	$10.13	$—

TABLE III—continued

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	Telluride Barstow, LLC	WREIT, INC.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC.	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC
Gross Revenues	$878,454	$4,260,466	$3,505,582	$562,750	$4,126,402	$3,922,624	$1,049,490
Profit on Sale of Properties
Less: Operating Expenses	339,035	1,503,530	1,090,394	108,111	2,041,339	926,932	357,680
Interest Expense	240,268	1,723,598	1,005,675	252,719	1,460,949	2,106,163	438,999
Depreciation & Amortization	100,579	579,217	537,003	94,015	526,427	768,602	145,016

Net Income (Loss)—GAAP Basis	$198,572	$454,121	$872,510	$107,795	$97,687	$120,927	$107,795

Taxable Income (Loss) From:
Operations	$198,572	$454,121	$872,510	$107,795	$97,687	$120,927	$107,795
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	299,151	1,033,338	1,409,513	201,920	624,114	889,529	252,811
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	$299,151	$1,033,338	$1,409,513	$201,920	$624,114	$889,529	$252,811

Less: Cash Distributions to Investors From:
Operating Cash Flow	$129,537	$827,265	$436,211	138,977	$401,441	$330,000	$160,244
Sales & Refinancing	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	169,614	206,073	973,302	62,943	222,673	559,529	92,567
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$169,614	$206,073	$973,302	$62,943	$222,673	$559,529	$92,567

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$122.58	$32.32	$157.21	$66.40	$12.21	$16.80	$43.12
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$79.96	$58.88	$78.60	$85.52	$50.18	$45.83	$64.10

TABLE III—Continued

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC	T REIT, Inc.	NNN Westway, LLC	Kiwi Assoc., LLC	NNN 2000 Value Fund, LLC	NNN Rocky Mount. Exchange, LLC
Gross Revenues	$3,817,950	$2,517,985	$2,064,930	$4,204,740 *	$1,595,133	$1,199,341	$3,037,590	$1,280,417
Loss on Sale of Properties	—	—	—	177,948	—	—	—	—
Less: Operating Expenses	1,969,733	1,022,907	854,112	1,691,590	599,959	523,597	1,173,655	563,911
Interest Expense	1,697,320	1,039,123	831,655	2,117,069	625,527	868,304	1,066,850	375,515
Depreciation & Amortization	484,980	345,264	283,718	611,765	185,539	165,797	388,313	184,025

Net Income (Loss)—GAAP Basis	$(334,083)	$110,691	$95,445	$(463,632)	$184,108	$(358,357)	$408,772	$156,966

Taxable Income (Loss) From:
Operations	$(334,083)	$110,691	$95,445	$(463,632)	$184,108	$(358,357)	$408,772	$156,966
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	150,897	455,955	379,163	148,133	369,647	(192,560)	797,085	340,991
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) From Operations, Sales & Refinancing	$150,897	$455,955	$379,163	$148,133	$369,647	$(192,560)	$797,085	$340,991

Less: Cash Distributions to Investors From:
Operating Cash Flow	$150,897	$351,749	$273,090	$148,133	$239,979	$—	$468,621	$197,105
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	469,813	—	—	997,488	—	194,886	—	—

Cash Generated (Deficiency) after Cash Distributions	(469,813)	104,206	106,073	(997,488)	129,668	(387,446)	328,464	143,886
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(469,813)	$104,206	$106,073	$(997,488)	$129,668	$(387,446)	$328,464	$143,886

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(44.08)	$17.57	$25.80	$(18.85)	$56.16	$(133.65)	$69.30	$58.79
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	61.98	—	—	40.54	—	72.68	—	34.53
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$19.91	$55.83	$73.83	$6.02	$73.20	$—	$79.44	$73.82

*	Includes $62,000 equity in earnings of unconsolidated real estate operating properties.

TABLE III - Continued

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	NNN Sacramento Corp Ctr, LLC	NNN Dry Creek Centre, LLC	NNN Camelot Plaza, LLC	NNN 2001 Value Fund, LLC	NNN Washington Square, LLC
Gross Revenues	$301,755	$875,500	$240,304	$3,416,107	$1,171,154	$328,020	$437,688	$127,273
Profit on Sale of Properties
Less: Operating Expenses	24,252	705,967	8,602	1,125,024	456,795	189,205	201,382	21,056
Interest Expense	390,423	365,559	238,688	1,377,834	527,073	94,541	139,719	57,050
Depreciation & Amortization	—	159,613	—	553,848	247,019	12,669	12,134	16,798

Net Income (Loss)—GAAP Basis	$(112,920)	$(355,639)	$(6,986)	$359,401	$(59,733)	$31,605	$84,453	$32,369

Taxable Income (Loss) From:
Operations	(112,920)	(355,639)	(6,986)	359,401	(59,733)	31,605	84,453	32,369
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	(112,920)	(196,026)	(6,986)	913,249	187,286	44,274	96,587	49,167
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) From Operations, Sales & Refinancing	$(112,920)	$(196,026)	$(6,986)	$913,249	$187,286	$44,274	$96,587	$49,167

Less: Cash Distributions to Investors From:
Operating Cash Flow	$277,503	$—	$193,519	$682,579	$187,286	$44,274	$18,349	$17,717
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	62,468	97,533	—	—	47,504	21,037	—	—

Cash Generated (Deficiency) after Cash Distributions	(452,891)	(293,559)	(200,505)	230,670	(47,504)	(21,037)	78,238	31,450
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(452,891)	$(293,559)	$(200,505)	$230,670	$(47,504)	$(21,037)	$78,238	$31,450

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(22.58)	$(267.40)	$(3.04)	$29.95	$(17.07)	$13.17	$32.62	$11.56
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	12.49	73.33	—	—	13.57	8.77	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$55.50	$0.00	$84.14	$56.88	$53.51	$18.45	$7.09	$6.33

TABLE III—Continued

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	NNN Reno Trademark, LLC	NNN One Gateway Plaza, LLC	NNN Gateway Aurora, LLC	NNN LV 1900 Aerojet Way, LLC	NNN Timberhills Shop Ctr, LLC	NNN Addison Com Ctr, LlC	NNN County Center Drive, LLC	Total All Programs
Gross Revenues	$265,375	$842,361	$913,035	$166,726	$77,703	$173,552	$138,063	$47,246,512
Profit on Sale of Properties	—	—	—	—	—	—	—	—
Less: Operating Expenses	37,572	267,796	303,713	23,027	8,661	33,924	26,648	18,200,109
Interest Expense	36,922	238,740	379,951	68,696	13,135	46,823	47,051	19,871,939
Depreciation & Amortization	46,769	136,490	115,621	34,491	10,545	33,654	27,395	6,807,307

Net Income (Loss)—GAAP Basis	$144,112	$199,335	$113,750	$40,512	$45,362	$59,151	$36,969	$2,367,157

Taxable Income (Loss) From:
Operations	$144,112	$199,335	$113,750	$40,512	$45,362	$59,151	$36,969	$2,367,157
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	190,881	335,825	229,371	75,003	55,907	92,805	64,364	9,174,464
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	$190,881	$335,825	$229,371	$75,003	$55,907	$92,805	$64,364	$9,174,464

Less: Cash Distributions to Investors From:
Operating Cash Flow	$69,398	$106,446	$6,120	$40,000	$—	$18,385	$4,010	$9,914,825
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	1,894,740

Cash Generated (Deficiency) after Cash Distributions	121,483	229,379	223,251	35,003	55,907	74,420	60,354	1,364,899
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$121,483	$229,379	$223,251	$35,003	$55,907	$74,420	$60,354	$1,364,899

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$37.4	$47.5	$107.9	$20.3	$12.26	$16.43	$18.56
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	$18.0	$25.4	$5.8	$20.0	$0.00	$5.11	$2.01

TABLE IV

RESULTS OF COMPLETED PROGRAMS

December 31, 2001

None.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

December 31, 2001

			Selling Price, Net of Closing Costs & GAAP Adjustments					Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale (1)	Cash Received Net of Closing Costs (2)	Mortgage Balance at Time of Sale	Purchase Mortgage Taken Back by Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing (3)	Total Acquisition Costs, Capital Improvements Closing & Soft Costs (3)	Total	Gain on Sale of Investment	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (4)
Huron Mall, Huron, SD	Mar-99	Apr-00	$2,080,564	$1,322,623	N/A	N/A	$3,403,187	$1,440,000	$403,893	$1,843,893	$1,559,293	$5,605
Crossroads Shopping Ctr, Kona, HI	Aug-98	Aug-00	$3,876,701	$11,180,445	N/A	N/A	$15,057,146	$13,605,097	$880,187	$14,485,284	$571,862	($496,841)
Christie Street, Lufkin, TX	Sep-00	Nov-01	$39,054	$779,726	$595,000	N/A	$1,413,780	$750,000	$505,137	$1,255,137	$158,642	$124,290

(1)	No sales were to affiliated parties.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	May reflect paydown of debt from operating cash flow.

*	Partial sales of the Bowling Green property (NNN 2000 Value Fund) and the Moreno property (NNN Tech Fund III) have occurred, however a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of in order to obtain a true picture of overall performance.

EXHIBIT B

SUBSCRIPTION AGREEMENT

To:  G REIT, Inc.

1551 N. Tustin Avenue, Suite 650

Santa Ana, California 92705

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) in G REIT, Inc., a Virginia corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “PriVest Bank, as Escrow Agent for G REIT, Inc.”

Except as specifically provided in “Special Notice for Oregon Residents Only” and “Special Notice for Pennsylvania Residents Only,” payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 100,000 Shares ($1,000,000), at which time PriVest Bank will release the proceeds to the Company. If the Company does not sell 100,000 Shares before July 22, 2003, the offering will be terminated and the Company will refund all the monies in escrow (plus interest and without deducting for escrow expenses) proportionately to investors.

I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated July 22, 2002 (the “Prospectus”).

I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final prospectus. Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.

Prospective investors are hereby advised of the following:

(a)  The assignability and transferability of the Shares is restricted and will be governed by the Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

(b)  Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)  There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

SPECIAL NOTICE FOR SOUTH DAKOTA RESIDENTS ONLY

This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Division of Securities of the State of South Dakota for G REIT, Inc. under the date of July 22, 2002.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.

SPECIAL NOTICE FOR OREGON RESIDENTS ONLY

The Company will not admit Oregon investors as shareholders until it has received and accepted subscriptions for 2,000,000 shares ($20 million) of common stock from all sources (excluding Oregon investors). The Company will place the funds representing subscriptions for shares from Oregon investors in an interest-bearing escrow account with PriVest Bank as escrow agent until it has received and accepted subscriptions for shares for gross offering proceeds of at least $20 million.

SPECIAL NOTICE FOR PENNSYLVANIA RESIDENTS ONLY

The Company will not admit Pennsylvania investors as shareholders until it has received and accepted subscriptions for 2,000,000 shares ($20 million) of common stock from all sources (excluding Pennsylvania investors). The Company will place the funds representing subscriptions for shares from Pennsylvania investors in an interest-bearing escrow account with PriVest Bank as escrow agent until it has received and accepted subscriptions for shares for gross offering proceeds of at least $20 million. If the Company has not received and accepted subscriptions for 2,000,000 shares by the end of a 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Company will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, the Company must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor’s request.

The escrow agent will release the funds received from Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $20 million have been received from all sources (excluding Pennsylvania investors).

Because the minimum offering of shares is less than $20 million, Pennsylvania investors are cautioned to evaluate carefully the Company’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1)	INDIVIDUAL: One signature required.

(2)	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

(3)	TENANTS IN COMMON: All parties must sign.

(4)	COMMUNITY PROPERTY: Only one investor signature required.

(5)	PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

(6)	TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

(7)	COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner”) has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(8)	CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

(9)	IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

(10)	KEOGH (HR 10): Same rules as those applicable to IRAs.

(11)	UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE

TO G REIT, INC. SUBSCRIPTION AGREEMENT

INVESTMENT INSTRUCTIONS

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1. INVESTMENT

A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment, and North Carolina which requires a $5,000 (500 Shares) minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “PRIVEST BANK, AS ESCROW AGENT FOR G REIT, INC.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS.” Please indicate the state in which the sale was made.

2. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthday and occupation of the registered owner unless the registered owner is a partnership, corporation or trust

4. INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5. SUBSCRIBER SIGNATURE

Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6. ADDITIONAL INVESTMENTS

Please check if you plan to make one or more additional investments in the Company. All additional investments must be increments of at least $100 (10 Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7.5% of any such additional investments in the Company.

7. DISTRIBUTIONS

a.  DIVIDEND REINVESTMENT PLAN:  By electing the Dividend Reinvestment Program, the investor elects to reinvest dividends in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

b.  DIVIDEND ADDRESS:   If cash dividends are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS

SUBSCRIPTION AGREEMENT SIGNATURE PAGE,

PLEASE CALL 1-877-888-7348

G REIT, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.    INVESTMENT

# of Shares Total $ Invested	Make Investment Check Payable to: PriVest Bank as Escrow Agent for G REIT, Inc.

(#Shares x $10.00 = $ Invested) Minimum purchase 100 Shares or $1,000	☐ Initial Investment (Minimum $1,000) (except in Minnesota, which requires a minimum investment of $2,500, and North Carolina which requires a minimum investment of $5,000)

(250 Shares or $2,500 in Minnesota) (500 Shares or $5,000 in North Carolina)	☐ Additional Investment (Minimum $100.00) State in which sale was made

2.    ADDITIONAL INVESTMENTS

Please check if you plan to make additional investments in the Corporation    ☐

(If additional investments are made, please include social security number or other taxpayer identification number on your check.) (All additional investments must be made in increments of at least $100.00 except purchases pursuant to the Dividend Reinvestment Program, which may be made in lesser amounts.)

3.    TYPE OF OWNERSHIP

☐ Individual (01)	☐ IRA (06)
☐ Joint Tenants With Right of Survivorship (02)	☐ Keogh (10)
☐ Community Property (03)	☐ Qualified Pension Plan (11)
☐ Tenants in Common (04)	☐ Qualified Profit Sharing Plan (12)
☐ Custodian: A Custodian for under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of the State of (08)	☐ Other Trust For the Benefit of
☐ Partnership (15)
☐ Other

4.    REGISTRATION NAME AND ADDRESS

Please print name(s) in which Shares are to be registered. Include trust name, if applicable.

☐ Mr.     ☐ Mrs.     ☐ Ms.     ☐ MD     ☐ Ph.D.     ☐ DDS     ☐ Other                                                                     __

Taxpayer Identification Number

Social Security Number

Street Address or P.O. Box

City                                                                                      State                                     Zip Code

(      )                                                                                     (      )

Home Telephone No.                                                         Business Telephone No.

Birth Date                                                                           Occupation

Email Address

5.    INVESTOR NAME AND ADDRESS

(Complete only if different from registration name and address).

☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other

Name

Social Security Number

Street Address or P.O. Box

City                                                                              StateZip Code

(      )                                                                             (      )

Home Telephone No.                                                  Business Telephone No.

Birth Date                                                                    Occupation

6.    INVESTOR SIGNATURE

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus

		Initials	Initials
(b)	I accept and agree to be bound by the terms and conditions of the Amended and Restated Articles of Incorporation.

		Initials	Initials
(c)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “INVESTOR SUITABILITY STANDARDS”.

		Initials	Initials
(d)	I am purchasing the Shares for my own account.

		Initials	Initials
(e)	I acknowledge that the Shares are not liquid.

		Initials	Initials
(f)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS

UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Investor or TrusteeSignature of Joint Owner, if applicable                   Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN).

7.    DISTRIBUTIONS

7(a).	Check the following box to participate in the Dividend Reinvestment Program. ☐

7(b).	Complete following section only to direct distributions to a party other than registered owner:

Name

Account Number

Street Address or P.O. Box

City                                                                                   State                                      Zip Code

7(c).	Do you want your Return of Capital distributions sent to address listed in Section 5 or Section 7(c)?

8.    BROKER-DEALER

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.

Broker-Dealer Name                                                                                                        Telephone No.

Broker-Dealer Street Address or P.O. Box

City                                                                                   State                                      Zip Code

Registered Representative Name                                                                                      Telephone No.

Reg. Rep. Street Address or P.O. Box

City                                                                                   State                                      Zip Code

Broker-Dealer Signature, if applicable                                                      Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to

PriVest Bank, as Escrow Agent for:

G REIT, Inc.

1-877-888-7348

1551 N. Tustin Avenue, Suite 650

Santa Ana, California 92705

EXHIBIT C

G REIT, INC.

DIVIDEND REINVESTMENT PLAN

The Dividend Reinvestment Plan (the “DRIP”) for G REIT, Inc., a Virginia corporation (the “Company”), offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”) the opportunity to purchase, through reinvestment of dividends, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 21,000,000 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 1,000,000 shares will be registered and reserved for distribution pursuant to the DRIP.

Dividends reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to the greater of (i) $9.05 or (ii) 95% of the “Market Price” (as defined below) of the stock until all 1,000,000 shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price. For purposes of the DRIP, “Market Price” means:

•	the average of the high and low sale prices for the Common Stock on the applicable distribution date, as reported on the New York Stock Exchange or another principal national securities exchange on which the Common Stock is listed; or

•	if the Common Stock is not listed on such an exchange, the average quoted price for the Common Stock on the applicable distribution date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or another principal automated quotations system on which our stock is quoted; or

•	if the Common Stock is not listed or quoted on any such exchange or system, the average of the closing bid and asked prices for the Common Stock on the applicable distribution date, as furnished by a professional market maker making a market in the Common Stock selected by our board of directors; or

•	if no professional market maker makes a market in the Common Stock, a price determined by our board of directors in good faith.

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 1,000,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRIP with respect to any whole number of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to shareholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating shareholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first dividend payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that dividend. If your enrollment form is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions or the marketing and due diligence reimbursement fees. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on dividends on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

Common Stock dividends will be invested within 30 days after the date on which Common Stock dividends are paid (the “Investment Date”). Payment dates for Common Stock dividends will be ordinarily on or about the last calendar day of March, June, September and December, but may be changed from time to time in the sole discretion of the Company. Any dividends not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.    The Company will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected on the Company’s books.

You may elect dividend reinvestment with respect to any whole number of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want dividends reinvested. Dividends on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your dividends on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

Optional Cash Purchases.    Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Dividends on Shares Held in the DRIP

Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the dividends reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or Plan Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Certificates for any number of whole shares credited to your account may be issued in your name upon written request to the DRIP Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have to receive a certificate for such whole number of shares and arrange for the sale yourself. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

Termination of Participation

You may discontinue reinvestment of dividends under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other shareholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Dividends. Shareholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a shareholder purchases shares through the DRIP at a discount to fair market value, the shareholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

E N R O L L M E N T    F O R M

G REIT, INC.

DIVIDEND REINVESTMENT PLAN

To Join the Dividend Reinvestment Plan:

(l) Complete	this card. Be sure to include your social security or tax identification number and signature.

(2) Staple	or tape the card closed so that your signature is enclosed.

Please indicate your participation below. Return this card only if you wish to participate in the DRIP.

I hereby appoint G REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Yes, I would like to participate in the Dividend Reinvestment Plan for of my shares of Common Stock (you may elect dividend reinvestment only with respect to a whole number of shares).

Signature	Date

Please Print Full Legal Name(s)	Social Security or Tax Identification Number

If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the DRIP.

EXHIBIT D

G REIT, INC.

REPURCHASE PLAN

The Board of Directors (the “Board”) of G REIT, Inc., a Virginia corporation (the “Company”), has adopted and elected, effective July 22, 2002, to implement a stock repurchase plan (the “Repurchase Plan”) by which shares of the Company’s Common Stock (“Shares”) may be repurchased by the Company from shareholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for shareholders (under the conditions and limitations set forth below) until a liquidity event occurs. No shareholder is required to participate in the Repurchase Plan.

1.  Repurchase of Shares.    The Company may, at its option, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.

2.  Repurchase Price.

(a)  During Public Offerings.    For the period during which the Company is engaged in a public offering of Shares (the “Offering”), the repurchase price for Shares shall be equal to the current offering price, less a discount for payment of selling commissions, due diligence and marketing support, and other applicable fees and expenses, such that the repurchase price shall approximate the per Share net proceeds received by the Company in the Offering.

(b)  Non-Offering Periods.    During the twelve-month period immediately following the termination of the Offering (the “First Period”), the repurchase price for Shares will be $9.25 per Share. During the twelve-month period immediately following the termination of the First Period (the “Second Period”), the repurchase price for Shares will be $9.50 per Share. During the twelve-month period immediately following the termination of the Second Period (the “Third Period”), the repurchase price per Share will be $9.75 per Share. After the termination of the Third Period, the repurchase price per Share will be the greater of: (i) $10.00 per Share; or (ii) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year.

3.  Funding and Operation of Repurchase Plan.    The Company will make purchases under the Repurchase Plan, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to one half of one percent (0.5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Dividend Reinvestment Plan and other operating funds, if any, as the Company’s Board of Directors, in its sole discretion, may reserve for this purpose.

4.  Shareholder Requirements.    Any shareholder may elect to participate in the Repurchase Plan with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

(a)  Holding Period.    Only Shares that have been held by the presenting shareholder for at least one (1) year are eligible for repurchase by the Company.

(b)  Minimum—Maximum.    A shareholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the shareholder on the date of presentment. Fractional shares may not be presented for repurchase unless the shareholder is presenting 100% of his Shares.

(c)  No Encumbrances.    All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

(d)  Stock Repurchase Form.    The presentment of Shares must be accompanied by a completed Stock Repurchase Request form, a copy of which is attached hereto as Exhibit “A”. All Share certificates must be properly endorsed.

(e)  Deadline for Presentment.    The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Stock Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

5.  Repurchase Agent.    All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

6.  Termination of Plan.    The Board of Directors of the Company, in its sole discretion, may suspend or terminate the Repurchase Plan after the termination of the Offering, or reduce the number of Shares purchased hereunder, if it determines that the funds allocated to the Repurchase Plan are needed for other purposes. A determination by the Company’s Board of Directors to terminate or reduce the Repurchase Plan will require the unanimous affirmative vote of the independent directors. If the Company terminates, reduces, or otherwise amends the Repurchase Plan, the Company will notify the shareholders of such changes, and the Company will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

7.  Amendment.    This Repurchase Plan may be amended in whole or in part by the Board, in its sole discretion, at any time or from time to time.

8.  Miscellaneous.

(a)  Advisor Ineligible.    The Advisor to the Company, Triple Net Properties, L.L.C., shall not be permitted to participate in the Repurchase Plan.

(b)  Liability.    Neither the Company nor the Repurchase Agent shall have any liability to any shareholder for the value of the shareholder’s Shares, the repurchase price of the shareholder’s Shares, or for any damages resulting from the shareholder’s presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company’s or the Repurchase Agent’s gross negligence, recklessness, or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

(c)  Taxes.    Shareholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

EXHIBIT “A”

STOCK REPURCHASE REQUEST

The undersigned shareholder of G REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

SHAREHOLDER NAME:

SHAREHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY SHAREHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

1.  The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

2.  The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

3.  The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors, and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

4.  Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Stock Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

NNN Capital Corp.

G REIT Repurchase Agent

1551 N. Tustin Avenue, Suite 650

Santa Ana, California 92705

(877) 888-7348

Date:                                     Shareholder Signature:

Office Use Only

Date Request Received:

1-877-888-7348

Dealer Prospectus Delivery Requirements

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Advised by Triple Net Properties, LLC

1551 N. Tustin Ave, Suite 650, Santa Ana, CA 92705

714-667-8252    Fax: 714-667-6843

www.1031NNN.com*

*Our web site is not part of this prospectus.

G REIT, INC.

Supplement No. 10 dated June 13, 2003

to the Prospectus dated July 22, 2002

This Supplement No. 10 supplements, modifies and supercedes some of the information contained in our prospectus dated July 22, 2002, and supercedes the information contained in Supplement No. 8 dated April 29, 2003 and Supplement No. 9 dated May 7, 2003. Unless we define a term in this Supplement No. 8, you should rely on our prospectus for the meaning of any defined terms. References in this Supplement No. 8 to “us,” “we,” or “our company” mean G REIT, Inc. and G REIT, L.P., unless the context otherwise requires.

STATUS OF OUR OFFERING

General

We commenced our principal operations in the third quarter of 2002 when our registration statement was declared effective by the SEC and we completed our first property acquisition.

As of May 31, 2003, we had offered 20,000,000 and sold approximately 5,948,019 shares of our common stock available for distribution to the public on a “best efforts” basis, and issued an additional approximately 50,354 shares to shareholders participating in our dividend reinvestment plan, resulting in gross proceeds of approximately $59,862,000. After taking into account cash used in connection with the acquisition of real estate properties, loans, and payment of selling commissions, marketing support and due diligence reimbursement fees, we had approximately $14,891,000 in cash available to invest in properties as of May 31, 2003.

FEES AND EXPENSES PAID IN CONNECTION WITH OUR OFFERING

Selling Commissions

As of May 31, 2003, we had incurred approximately $4,490,000 in selling commissions due to our dealer manager, a portion of which has been paid to participating broker-dealers as commissions.

Marketing Support and Due Diligence Reimbursement Fee

As of May 31, 2003, we had incurred approximately $1,197,000 in marketing support and due diligence reimbursement fees to our dealer manager, a portion of which has been reallowed to participating broker-dealers.

Other Organizational and Offering Expenses

As of May 31, 2003, we had incurred approximately $1,497,000 in other organizational and offering expenses.

DIVIDEND INCREASE

Beginning with the commencement of the offering, we paid an annualized distribution of $0.70 per share (7.00% based on $10.00 purchase price). On November 25, 2002, our board of directors approved an increase in the annual distribution to $0.725 per share (7.25% based on a $10.00 purchase price) effective January 1, 2003. On March 22, 2003, our board of directors approved an increase in the annual distribution to $0.750 per share (7.50% based on a $10.00 purchase price) effective June 1, 2003.

DIVIDEND REINVESTMENT PLAN

Effective April 1, 2003, the purchase price for shares of common stock made through our dividend reinvestment plan is $9.50. We adjusted the purchase price for shares purchased under the plan in accordance with the terms of the plan pursuant to which the purchase price is the greater of $9.05 or 95% of the fair market value of a share of our common stock.

INVESTOR SUITABILITY STANDARDS

State Suitability Standards

In addition to those states listed in our prospectus, three additional states have established investor suitability standards different from those we have established. In these states, shares will only be sold to investors who meet the special suitability standards set forth below:

Michigan and Indiana:    Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Missouri:    An investor’s investment in our common stock cannot exceed 10% of that investor’s net worth.

SUBSEQUENT STATE REGISTRATIONS

In addition to the states listed in our prospectus, we have registered the offering and intend to offer our shares for sale in Arkansas, Delaware, the District of Columbia, Indiana, Kentucky, Mississippi, New Mexico, New York, Vermont, and West Virginia.

SPECIAL ESCROW ACCOUNT

On March 12, 2003, in conjunction with the registration of our offering in New York, we established a special escrow account in which we place all subscriber funds subsequently received pending their use for the specific purposes described in our prospectus (for example, acquisition of interests in real estate), as required by New York law. All monies in the escrow account are held in trust for the benefit of the subscribers, and will not be commingled with the funds of, or become an asset of, our company until such time as they are released from the escrow account for the purposes stated in the prospectus. Funds in the escrow account will not be subject to attachment, levy or other encumbrance in any legal action by a third party against our company. In the event any funds are not released from the escrow account in consummation of the transactions and purposes stated in the prospectus, such monies will be returned to subscribers pro rata. The escrow account is maintained at PriVest Bank in South Coast Metro, California. Funds in the escrow account will be invested in money market accounts pending their use.

USE OF PROCEEDS

Organizational and Offering Expenses Limitation

As noted in our prospectus under the section “Use of Proceeds” on page 22, we estimate that the Total Organizational and Offering Expenses that we will ultimately incur will be 12% of the gross proceeds of our offering. We have lowered our limitation on these expenses from 15% to 14%. Therefore, the total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable and will not exceed an amount equal to 14% of the proceeds raised in this offering.

LASALLE CREDIT FACILITY

In January 2003, we obtained a new credit facility with a maximum amount of $25,000,000 through LaSalle Bank National Association which matures on January 30, 2006. Advances under this credit facility (i) are made for the purchase of properties by our company and collateralized by the related property; (ii) bear interest at our choice of the Prime Rate or the London Inter-Bank Offer Rate (LIBOR) plus a margin of 2.5% per annum, declining to 2.25% when we meet certain conditions, including attaining a net worth of $50 million, no default on advances, and full compliance with other covenants under the credit facility; (iii) are subject to a floor rate of 4.15% per annum; and (iv) require interest-only payments on a monthly basis. In connection with this credit facility, we granted LaSalle a right of first refusal to finance our future property purchases. On April 29, 2003, subsequent to approval by our board of directors, the amount available under this credit facility increased to $40,000,000 and the floor rate decreased to 3.9% per annum.

PROPERTY ACQUISITIONS

5508 Highway 290 West Building—Austin, Texas

On September 13, 2002, through our wholly owned subsidiary, GREIT-5508 Highway 290 West, LP, a Texas limited partnership, we acquired the 5508 Highway 290 West Building. The seller was not an affiliate of our company or our advisor. The total purchase price of the property was $10,225,000. The purchase was financed by Greenwich Capital Financial Products, Inc., which provided a $6,700,000 first mortgage loan with an interest rate at 400 basis points over LIBOR. We were required to make interest-only payments until the due date of September 1, 2003. On March 31, 2003, we refinanced the property with a new loan for approximately $5,150,000 under our credit facility with LaSalle Bank. On May 6, 2003, we increased the amount of this loan by $1,545,000 to $6,695,000.

The property is located in southwest Austin, Texas on U.S. Highway 290, west of the intersection of Loop 1. There is new development activity in the immediate neighborhood, including hotel, office and retail centers on the nearby Southwest Parkway. Prestigious residential areas, including Barton Hills, Westlake Hills, Lost Creek and Barton Creek are within three miles of the property. Austin’s Bergstrom International Airport is accessible via Highway 290.

Built in 2001, the property consists of two three-story office buildings, a main building and a back building of approximately 61,089 and 13,000 square feet, respectively, for a total of approximately 74,089 square feet on 6.5 acres. The property has approximately 332 parking spaces and is leased to national, regional and local tenants, including the Office of the Attorney General of the State of Texas, SAM, Inc. (formerly Survey and Mapping, Inc.), Brooks Automation, Air Products and Chemicals, Inc., and SunGard Energy System. No leases expire during the next twelve-months. Government entities and contractors doing business with federal, state and local government agencies occupy approximately 23% of the property. With the exception of one lease, all of the leases are on a net basis, with the tenants paying a full pro-rata share of all reimbursable expenses. The remaining tenant has a full service lease. As of December 31, 2002, 100% of the total rentable area was leased to 11 tenants.

The following table provides certain information with respect to the leases with these tenants at the 5508 Highway 290 West Building, as of December 31, 2002.

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
Air Products and Chemicals, Inc.	18,247	9/2006	24.63%	$281,004	$15.40	10/2003	$15.80
Avocet Investment Partners, L.P.	1,950	4/2007	2.63	23,400	12.00	5/2004	12.50
Benton Enterprises, Inc.	2,245	9/2006	3.03	34,797	15.50	10/2003	16.00
Brooks Automation	6,594	4/2008	8.90	105,497	16.00	4/2003	17.00
Creative Support Solutions	2,267	9/2006	3.06	37,406	16.50	10/2003	17.00
E-Comm Networks	6,244	1/2006	8.43	101,527	16.26	1/2004	17.57
Epic Edge	11,146	12/2005	15.04	163,035	14.63	—	—
Southern Clay Products	2,471	1/2007	3.34	33,359	13.50	—	—
State of Texas Attorney General (1)	5,136	12/2006	6.93	116,516	22.69	—	—
SunGard Energy System	5,383	1/2006	7.27	86,128	16.00	2/2004	16.75
SAM, Inc. (1) (formerly Surveying & Mapping, Inc.)	12,406	2/2007	16.74	147,011	11.85	2/2004	12.20

Total Occupied:	74,089		100.00%	1,129,680

Vacant	—		—	—

Total	74,089		100.00%	$1,129,680

(1)	Government entity or government contractor.

The following table provides certain information with respect to lease expirations for the next 10 years at the 5508 Highway 290 West Building.

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	—	—	$—	—%	—%
2004	—	—	—	—	—
2005	1	11,146	163,035	15.04	14.43
2006	6	39,522	657,378	53.35	58.19
2007	3	16,827	203,770	22.71	18.04
2008	1	6,594	105,497	8.90	9.34
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—

Total	11	74,089	$1,129,680	100.00%	100.00%

(1)	These amounts are based on the respective property’s current base annual rent, which may increase under the terms of the leases applicable to the respective property.

We do not anticipate making any significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases. At this time, we do not know of any specific environmental hazards or risks associated with the building. A Phase I Environmental Review was completed by a third party and no hazardous conditions or substances were detected on the property. When we calculate depreciation expense for tax purposes, we use the straight-line method and depreciate buildings and improvements over estimated useful lives of 39 and 15 years, respectively. For federal income tax purposes, our depreciable basis in the property is approximately $7,700,000. The real estate tax rate for the year ended December 31, 2002 was approximately 2.57% and real estate taxes on the property were approximately $201,786.

We retained Triple Net Properties Realty, Inc., or Realty, an affiliate of our advisor, to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Austin, Texas

Market Overview

The Austin office market improved during the last two quarters of 2002, posting positive absorption rates, but leaving an overall absorption rate for the year of 312,000 square feet. Approximately 5.25 million square feet of office space was vacant and subleased space amounted to nearly 2.5 million square feet. Asking rental rates were still approximately $0.34 per square foot lower than in the previous year, mainly attributable to heavy competition for tenants. The Austin market did have an increase in leasing activity during the second half of 2002. With no new construction scheduled to begin until the end of 2003, vacancy rates are expected to decline as the economy recovers.

Economy

In 1963, IBM opened a manufacturing facility in Austin. Texas Instruments followed soon after by locating a plant there in 1966. In 1974 Motorola relocated to Austin. Then in 1983, Microelectronics and Computer Technology Corporation, the country’s first private-sector high technology consortium, chose to locate in Austin after considering 57 cities in 27 states. In 1984 3M decided to relocate five of its divisions from Minnesota to Austin, including their research and development and administrative divisions. In addition, Austin has a reputation for entrepreneurial successes. In 1988 INC. magazine named Austin the “Number One” entrepreneurial city in the U.S. based on the number of new enterprises being created. As an example, Michael Dell began Dell Computer Corporation in 1982 while he was a freshman at the University of Texas at Austin. Dell is now a Fortune 500 company with 16,000 employees. Today, firms in the Austin region are producing new products, processes and services that have the potential to drive the next generation of information-intensive industries and to grow vast new markets.

In November 1998, FORTUNE named Austin as the “Number 1 Best City for Business in North America.” In 1999, FORTUNE again included Austin on its list of “Best Cities for Business in North America,” ranking Austin No. 3. More recently, in 2001, FORBES ranked Austin No. 2 in its “Best Places to Do Business and Advance Your Career.” Austin in the 21st century is one of the leading centers of the high technology industry. High tech employment in the region almost doubled from 1990 through 2000, adding close to 50,000 high tech jobs. Today, Austin ranks as the third most wired city in the nation, behind San Francisco and San Jose.

Austin has a strong, diversified economy. The technology sector is powerful, firmly rooted in electronics and semiconductors, computers and peripherals and software. Call centers and logistics have grown rapidly in recent years and film and music make Austin buzz with creativity. Other industries, such as biosciences and multimedia are also on the rise. In addition, during the fourth quarter of 2002, Austin’s unemployment rate declined from 5.6% to 5.1%.

Austin is seeing a revitalization in its housing market, with several loft renovations and the introduction of new housing to historical structures. Apartment and condominium developments are located near the Central

Business District, the Capitol Complex and the Entertainment District. Southwest Austin offers the extraordinary natural beauty of the Texas Hill Country. As home to seven area universities and colleges, including the University of Texas, there is an educated workforce.

Two Corporate Plaza—Clear Lake, Texas

On November 27, 2002, through our wholly owned subsidiary, GREIT—Two Corporate Plaza, LP, a Texas limited partnership, we purchased Two Corporate Plaza in Clear Lake, Texas from ASP Two Corporate Plaza, L.P., an unaffiliated third-party for a purchase price of approximately $13,580,000. We funded the purchase price with a $10,160,000 loan from Nomura Credit & Capital, Inc., bearing interest at a fixed rate of 5.92% per annum. We are required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of December 31, 2007, at which time the loan will have to be paid in full or refinanced.

The property is located in Clear Lake, Texas, approximately three miles south of U.S. Interstate 45 and midway between Houston and Galveston, Texas. The region is home to NASA’s Johnson Space Center which is located less than 1 mile southeast of the property.

Built in 1989, the property consists of an eight-story office building and a three-story parking garage connected to the building by a covered concrete walkway. The property includes approximately 137,731 and 23,600 square feet of office and retail space, respectively, on 5.1 acres. There are 631 parking spaces, 509 in the covered parking structure and 122 in the surface parking area. At December 31, 2002, the property was approximately 94% leased to 23 national, regional and local tenants, including Lockheed Martin, the United States Federal Aviation Administration, Akzo Nobel, Maverick Technologies and Eval Company of America. Four leases representing approximately 7% of the property’s total rentable square feet expire during the next twelve-months. Government entities and contractors doing business with Federal, state and local government occupy approximately 47% of the property. Lockheed Martin occupies approximately 34% of the property under a lease that expires in 2006 and includes a termination option beginning December 31, 2003 and ending December 31, 2004.

The following table provides certain information with respect to the leases with tenants at Two Corporate Plaza as of December 31, 2002.

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
Stewart Title	5,700	10/2004	3.53%	$111,171	$19.50	—	$—
Winvest Capital Management	1,175	9/2006	0.73	22,913	19.50	—	—
C. Moliver	1,476	10/2003	0.91	28,782	19.50	—	—
Manpower of Texas	1,915	2/2007	1.19	32,555	17.00	3/2004	18.00
Barbara L. Cooper, CPA	1,154	7/2005	0.72	21,349	18.50	—	—
Akzo Chemical	16,390	12/2005	10.16	299,937	18.30	—	—
Eval Company of America	7,639	5/2007	4.73	145,141	19.00	7/2005	19.50
Shuman Consulting Service	5,817	11/2006	3.60	110,523	19.00	12/2003	24.55
World Savings Bank	3,126	8/2004	1.94	59,394	19.00	—	—
FAA (1)	17,958	9/2007	11.13	323,244	18.00	—	—
EFSI	4,841	1/2005	3.00	91,979	19.00	—	—
Cynthia Flanigan, DDS	2,778	2/2013	1.72	52,782	19.00	3/2008	20.50
Milestone Mortgage Corp.	3,262	2/2006	2.02	61,978	19.00	—	—
Maverick Technologies	7,205	8/2003	4.47	131,491	18.25	—	—
Lockhead Engineering (1)	55,021	6/2006	34.10	1,005,305	18.27	—	—
Charles Schwab	2,437	6/2006	1.51	45,084	18.50	—	—
Thomas Tollett	7,663	10/2011	4.75	107,589	14.04	11/2004	15.22
Community Management	1,050	6/2003	0.66	19,425	18.50	—	—
Volt Information	1,657	6/2004	1.03	32,312	19.50	—	—
Management Office (2)	2,146	7/2005	1.33	—	—	—	—
Lillian Norman	1,430	4/2007	0.89	24,310	17.00	5/2004	17.50
Cypress Communications (2)	150	2/2005	0.09	—	—	—	—
Skytel Corp. (2)	150	11/2005	0.09	—	—	—	—

Total Occupied:	152,140		94.30	2,727,264

Vacant	9,191		5.70	—

Total	161,331		100.00%	$2,727,264

(1)	Government entity or government contractor.
(2)	No rent paid.

The following table provides certain information with respect to lease expirations over the next 10 years and thereafter at Two Corporate Plaza.

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	3	9,731	$179,698	6.03%	6.59%
2004	3	10,483	202,877	6.50	7.44
2005	6	24,831	413,265	15.39	15.15
2006	5	67,712	1,245,803	41.97	45.68
2007	4	28,942	525,250	17.94	19.26
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—			—
2011	1	7,663	107,589	4.75	3.94
2012	—	—	—	—	—
Thereafter	1	2,778	52,782	1.72	1.94

Total	23	152,140	$2,727,264	94.30%	100.00%

(1)	These amounts are based on the property’s current base annual rent, which may increase under the terms of the leases.

We do not anticipate making any significant repairs or improvements to the property over the next few years. A Phase 1 Environmental Review completed in connection with the purchase of the property found no hazardous conditions. When we calculate depreciation expense for tax purposes, we use the straight-line method and depreciate buildings and improvement over estimated useful lives of 39 and 15 years, respectively. For federal income tax purposes, our depreciable basis in the property is approximately $11,543,000. The real estate tax rate for the year ended December 31, 2002 was approximately 3.33% and real estate taxes on the property were approximately $366,856.

We retained Realty to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Houston, Texas

Market Overview

The Houston market contains approximately 147 million net rentable square feet. During the first quarter of 2003, the citywide vacancy rate increased to 16.55% from a fourth quarter vacancy rate of 15.03%. Houston’s office market recorded negative net absorption of 506,201 square feet. The overall average asking annual lease rate decreased to $18.21 during the first quarter, compared to the fourth quarter average rate of $18.31. Decreases occurred in Class A and Class B property, while Class C rates rose slightly from $13.12 to $13.15.

Economy

Houston’s economy marked the 13th consecutive month of job losses in February, with almost 13,000 jobs lost during 2002, equating to a 0.6% decline. Losses were seen in manufacturing, transportation, warehousing, finance and personnel services. Strong job gains from government agencies helped soften the losses. Houston’s unemployment rate dropped 0.1% to 6.4% in February 2003.

Congress Center-Chicago, Illinois

On January 9, 2003, through a wholly owned subsidiary we purchased an approximately 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet located in Chicago, Illinois. Our affiliates, NNN Congress Center, LLC and WREIT - Congress Center, LLC, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the property. The seller was Congress Center, L.L.C., an unaffiliated third-party. The total purchase price for Congress Center was $136,108,000. The purchase price included a sales commission payable to Realty of $2,000,000, approximately 1.50% of the purchase price.

Our cash investment was $14,556,000. Our total investment consisted of our proportionate share of the purchase price of approximately $40,832,000 consisting of approximately $12,047,000 in cash and $28,785,000 in debt, plus $2,509,000 for our proportionate share of closing costs, loan fees and reserves. We funded approximately $10,000,000 of the cash portion of our proportionate share of the purchase price at the close of the property and the remaining amount, primarily consisting of property reserves, during the remainder of the first quarter of 2003. We are jointly and severally liable with the other tenants in common for the total debt of $95,950,000 and any subsequent increases in the total debt.

The purchase of the property was financed by Fleet National Bank which provided an $80,950,000, 36-month senior first mortgage bridge loan bearing interest at a stated rate equal to the 30-day LIBOR plus 1.75% per annum (3.09% at date of acquisition), declining to LIBOR plus 1.50% per annum upon certain conditions. The bridge loan requires interest-only payments until the property is 95% leased, and then amortizes on a 30-year schedule. The bridge loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. Under certain circumstances, the principal amount of the bridge loan may be increased by up to $9,000,000 under “earn out” and tenant improvement provisions related to leasing activity. Such proceeds, when and if available, will be used for the payment of tenant improvements, property reserves or to reduce other indebtedness of the property. The purchase was additionally funded with financing provided by Fleet Real Estate, Inc., an affiliate of Fleet National Bank, under a $15,000,000, 36-month mezzanine loan. The mezzanine loan accrues interest at the 30-day LIBOR plus 6.75% (8.09% at the date of acquisition) (the “accrual rate”). During the first year, interest on the mezzanine loan will be payable at an amount which may be less than or equal to the accrual rate and as a result, interest on this loan which may be deferred and accrued during this period will be added to the mezzanine loan’s principal balance, as applicable. Specifically, interest on the mezzanine loan will be payable at the greater of (i) the 30-day LIBOR plus 2.00% or (ii) the excess of property cash flow remaining after payment of all approved operating expenses, reserves and debt service related to the bridge loan, but not to exceed unpaid interest accrued based on the accrual rate. The mezzanine loan features interest-only payments until extended, then amortizes on a 30-year schedule. The mezzanine loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. The bridge loan and mezzanine loan contain cross-default provisions. We have entered into an interest rate hedge agreement covering the principal amount of the bridge loan and mezzanine loan to limit its exposure to fluctuations in LIBOR.

Congress Center is located at 525 West Van Buren in the West Loop submarket of Chicago’s Central Business District. The property’s location is within the West Loop’s Clinton Street Corridor, an area that has seen significant construction of office buildings leased to internationally recognized credit tenants. The location offers easy access to U.S. Interstates 290 and 94, the area’s rapid transit network, commuter rail stations and parking garages. The West Loop submarket is the second largest of Chicago’s five office submarkets, consisting of over 25 million square feet, the majority of which was developed since 1980. The West Loop submarket is generally considered the preferred location for corporate tenancy and institutional investment and commands the highest average rents in Chicago. The Clinton Street Corridor, the property’s immediate neighborhood, has experienced significant retail and residential development and now is a mix of residential, office and retail properties, including Fortune 100 office tenants, restaurants, art galleries and more than 6,000 condominium and town home residences.

Built in 2001, Congress Center is an approximately 525,000 square foot 16-story Class A office building. There are approximately 524,784 net rentable square feet including 19,421 square feet of mezzanine-level storage space and 1,821 square feet of retail space. There are 40 indoor parking spaces. The property features column-free floor plates of approximately 33,000 square feet, and state-of-the-art safety, security, electrical, telecommunications and HVAC systems.

Congress Center is approximately 85% leased to 8 tenants, including the United States General Services Administration (“GSA”), National Railroad Passenger Corporation (“Amtrak”), Akzo Nobel, Inc., GE Employers Reinsurance Corporation (“GE”) and North American Company for Life and Health Insurance (“North American”). No leases expire during the next twelve-months. The U.S. Department of the Treasury and U.S. Secret Service occupy approximately 21% of the property under leases with the General Services Administration expiring in 2012 and 2013. North American occupies approximately 19% of the property with a lease expiring in 2012 and GE occupies approximately 13% of the property with a lease expiring in 2012. Government leases represent approximately 21% of the total rentable square feet. Government entities occupy approximately 21% of the property. Less than 1% of the current leases expire during the next 8 years. The leases for the United States Secret Service and United States Department of the Treasury are GSA leases and are computed on a “full service” or gross basis, which means that as a landlord, we bear the risks of certain increases in operating expenses not paid or reimbursed by the tenants under the GSA leases.

The following table provides certain information with respect to the leases at Congress Center as of December 31, 2002.

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
AKZO Nobel(2)	90,138	12/2013	17.18%	$—	$—	1/04	$21.00
Amtrak	49,765	12/2011	9.48	1,066,932	21.44	1/04	21.96
GE Employers Reinsurance Corp	66,520	12/2012	12.68	1,380,290	20.75	1/04	21.24
Gerling Global	3,991	12/2009	0.76	85,727	21.48	—	—
Institute of Food Technologists	26,000	3/2017	4.95	559,000	21.50	4/03	21.96
North American Life & Health Insurance Company	100,890	2/2012	19.23	1,791,594	17.76	3/03	18.72
Tobmar Investments International	600	3/2013	0.11	21,000	35.00	12/07	40.20
US Secret Service (GSA)(1)	76,200	5/2012	14.52	3,084,576	40.48	6/03	41.28
US Treasury Dept. (GSA)(1)(3)	33,260	5/2013	6.34	—	—	5/03	39.96

Total Occupied:	447,364		85.25	7,989,119

Management Office(4)	1,291	—	0.25	—	—	—	—
Permanently Vacant	227	—	0.04	—	—	—	—
Vacant	75,903		14.46	—

Total	524,785		100.00%	$7,989,119

(1)	Government entity or government contractor.
(2)	Lease begins 1/1/04.
(3)	Lease begins 4/16/03.
(4)	No rent paid.

The following table provides certain information with respect to lease expirations over the next 10 years and thereafter at this property.

Year Ending December 31,	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	—	—	$—	—%	—%
2004	—	—	—	—	—
2005	—	—	—	—	—
2006	—	—	—	—	—
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	1	3,991	85,727	0.76	1.07%
2010	—	—	—	—	—
2011	1	49,765	1,066,932	9.48	13.35%
2012	3	243,610	6,256,460	46.42	78.32%
Thereafter	4	149,998	580,000	28.59	7.26

Total	9	447,364	$7,989,119	85.25%	100.00%

(1)	These amounts are based on the property’s current base annual rent, which may increase under the terms of the leases.

We do not anticipate making any significant repairs or improvements to the property over the next few years. A Phase I environmental assessment completed by a third party in connection with the purchase of the property found no hazardous conditions. When we calculate depreciation expenses for tax purposes, we use the straight line method and depreciate buildings and improvements over estimated useful lives of 39 and 15 years, respectively. For federal income tax purposes, our depreciable basis in the property is approximately $115,691,800. The real estate tax rate for the year ended December 31, 2002 was approximately 7.69% and real estate taxes were approximately $250,000.

We retained Realty to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Chicago, Illinois

Market and Economic Overview

The Chicago office market declined during the last two quarters of 2002, with vacancy rates at 12.9% during the fourth quarter, as compared to 10.8% during the third quarter and 10% for the previous year. Fourth quarter 2002 absorption rates totaled approximately 2.5 million square feet compared to a positive approximately 7 million square feet in 2001. New construction has decreased marginally by 2%. Construction projects scheduled to open during 2003 total approximately 2.5 million square feet. Rental rates continued to slide through the end of the fourth quarter as competition for tenants increased. On average rental rates were down between ten and twenty percent from the fourth quarter of 2001. The Bureau of Labor Statistics reported that the number of employed persons in the Chicago market decreased by 55,700 between November of 2001 and November of 2002.

Atrium Building-Lincoln, Nebraska

On January 31, 2003, through our wholly owned subsidiary, GREIT - Atrium Building, LLC, a Delaware limited liability company, we purchased the Atrium Building in Lincoln, Nebraska from 1200 N Street, LTD, an unaffiliated third party, for a purchase price of approximately $4,532,000. The property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. We financed the purchase price with $2,200,000 in borrowings under our credit facility with LaSalle Bank. We are required to make interest only payments until the due date of January 30, 2006, at which time the loan will have to be paid in full or refinanced. On April 7, 2003, we increased the amount of our existing loan by $100,000 to $2,300,000. On May 6, 2003, we increased the amount by an additional $690,000 to $2,990,000. The purchase price included a sales commission payable to Realty of $132,000, approximately 2.9% of the purchase price.

The Atrium Building is located in the central business district of Lincoln, Nebraska, at 1200 N Street between the University of Nebraska and the State Capitol building. There is significant redevelopment activity in the immediate neighborhood, including residential, office and mixed-use projects.

Originally built in 1917 and extensively renovated with the most recent renovations completed in 1995, the property consists of a 6-story Class B office building containing approximately 168,551 square feet. The property is connected to the downtown Lincoln pedestrian skywalk system which provides covered, interior access to the surrounding buildings and parking structures.

As of December 31, 2002, the Atrium Building is approximately 83% leased with government entities of the State of Nebraska including the Nebraska Department of Environmental Quality, Nebraska Department of Banking and Finance, Nebraska Library Commission and the Nebraska Public Service Commission, occupying 80% of the property.

The following table provides certain information with respect to the leases with these tenants at the Atrium Building as of December 31, 2002.

Lessee	Rentable Square Feet	Lease Ends		Percentage of Property Leased	Current Base Annual Rent	Annual Rent Per Square Foot	Changes to Rent Per Square Foot
Coffee Trader	381	7/31/03		0.23%	$6,060	$15.90	—	$—
Directives Salon	1,488	MTM	(3)	0.90	9,000	6.05	—	—
Downtown Lincoln Associates	2,066	8/31/06		1.23	22,941	11.10	—	—
Great Plains Appraisal	400	MTM	(3)	0.24	2,000	5.00	—	—
Grubb & Ellis/Pacific Realty	1,187	11/30/05		0.70	14,838	12.50	—	—
Ice Cream Corner	451	7/31/03		0.30	6,600	14.63	—	—
Nebraska Department of Banking & Finance(1)	13,770	9/30/06		8.20	149,680	10.87	10/03	11.16
Nebraska Department of Environmental Quality(1)	62,357	7/15/04		37.00	636,841	10.21	—	—
Nebraska Department of Environmental Quality(1)	160	MTM		—	—	—	—	—
Nebraska Library Commission(1)	42,353	8/31/07		25.13	437,850	10.34	9/03	10.56
Nebraska Public Service Commission(1)	14,062	9/30/07		8.34	147,651	10.50	10/03	10.80
Office of Thrift Supervision	620	4/30/03		0.37	7,595	12.25	—	—

Total Occupied	139,295			82.64	1,441,056

Vacant	27,573			16.36	—
Management Office(2)	1,683	—		1.00	—	—	—	—

Total	168,551			100.00%	$1,441,056

(1)	Government entity or government contractor.
(2)	No rent paid.
(3)	MTM indicates month to month.

The following table provides certain information with respect to lease expirations over the next 10 years at the Atrium Building.

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	6	3,500	$31,255	2.08%	2.17%
2004	1	62,357	636,841	37.00	44.19
2005	1	1,187	14,838	0.70	1.03
2006	2	15,836	172,621	9.39	11.98
2007	2	56,415	585,501	33.47	40.63
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—

Total(2)	12	139,295	$1,441,056	82.64%	100.00%

(1)	These amounts are based on the property’s current base annual rent, which may increase under the terms of the leases.
(2)	Excludes management office as a lease.

A Building Condition Report obtained in connection with the acquisition of the property indicated that the property would need some minor structural, HVAC and flooring repairs totaling approximately $210,000. The Phase I environmental report indicated the possible presence of lead-based paint and asbestos, but further indicated that the materials were in good condition and that there were no historical conditions of concern. For federal income tax purposes, our depreciable basis in the property is approximately $3,852,000. The real estate tax rate for the year ended December 31, 2002 was approximately 2.05% and real estate taxes were approximately $43,446.

We retained Realty to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Lincoln, Nebraska

Market Overview

The property is located in the Lincoln area’s largest office submarket; containing 38 office buildings with 2,698,807 in net rentable square feet. Vacancy rates during the last three years have hovered around 17%. Downtown Lincoln is in the midst of a revitalization building boom. Currently, 39 buildings are in the process of development or redevelopment, with uses such as hotels, loft apartment redevelopments, restaurants, and parking garages. Approximately thirty percent of Lincoln’s employees work in the downtown submarket. The City of Lincoln has entered into an agreement with NuStyle Development Corporation to convert the Old Federal Building, located 2 blocks to the west and one block to the north of the Atrium Building, into a mixed-use development with 43 apartments and first floor commercial space. Along with revitalizing downtown, this project will force the current government tenants in the Old Federal Building to find new locations nearby.

Economy

The Lincoln Metropolitan Statistical Area (MSA) is located in Lancaster County, Nebraska. Lancaster’s estimated population in 2001 was 252,090. Approximately 90% of Lancaster County’s residents, or 225,000 people, live in the city of Lincoln. With an increase in residents of 36,650 people between 1990 and 2000, Lancaster County is the second fastest growing county in Nebraska. The average unemployment rate in Lincoln during 2001 was 2.9%, compared with the national average of 5.9%. This rate is due to the large base of workers in the service industry. Approximately 50% of households in Lincoln have annual income above $50,000. In addition to being the Nebraska state capital, Lincoln is home to the University of Nebraska, which employs more than 2,500 workers. Other large employers include Burlington Northern/Santa Fe Railroad, Gallup, Inc., Goodyear Tire & Rubber Co., Kawasaki Motors, and State Farm Insurance, each of which has in excess of 1,000 employees.

Park Sahara—Las Vegas, Nevada

On March 18, 2003, through our wholly owned subsidiary, GREIT – Park Sahara, LLC, a Delaware limited liability company, we purchased an approximately 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park located in Las Vegas, Nevada. The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of our advisor. The seller was Park Sahara Office Center, LP, an unaffiliated third party. The total purchase price for the property was approximately $12,200,000 and was financed through (i) the assumption of a $5,040,000, 8.00% fixed rate loan on a 25-year amortization schedule due September 2007 from IDS American Express, (ii) a new approximately $2,260,000, 6.92% fixed rate loan on a 25-year amortization schedule due September 2007 from IDS American Express and, (iii) a $1,100,000, 7.00% fixed rate interest-only loan also due September 2007 from the seller. Our total cash investment was $211,000. Our proportionate share of the total purchase price was approximately $579,500 including $399,000 in debt. Our liability for the property’s debt is limited to the amount of our investment in the property. The purchase price included a sales commission payable to Realty of $320,000, approximately 2.60% of the purchase price.

Originally built in 1980 and remodeled in 1996, Park Sahara consists of five Class B office buildings aggregating approximately 123,403 square feet varied among one, two and three-story plans situated in an approximately 6.95-acre office park. There are approximately 471 parking spaces of which 282 are covered. The property’s address is 1820-1860 East Sahara in Las Vegas, Nevada, in the Central/East submarket just southeast of the famous Las Vegas “Strip” where the majority of the city’s casinos, hotels and motels are located. The property is approximately 96% leased to approximately 45 tenants. Major tenants include American Benefit Plan Administrators, Old Republic Title and the State of Nevada Department of Education and Dairy Commission. State of Nevada government entities occupied approximately 21% of the property as of the date of acquisition.

The following tables provide certain information with respect to the leases with tenants of each of the buildings comprising the Park Sahara office complex as of December 31, 2002.

Building 1820

Lessee	Rentable Square Feet	Lease Ends		Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
World Marketing Alliance	2,630	4/2003		6.97%	$48,287	$18.36	—	$—
Source Financial	2,070	8/2005		5.49	36,763	17.76	9/2003	18.12
State of Nevada Post Secondary Education (1)	1,113	3/2004		2.95	20,702	18.60	—	—
State of Nevada Department of Education (1)	8,756	12/2006		23.20	161,636	18.46	1/2004	18.96
Dr. McNatty	1,789	2/2004		4.74	32,417	18.12	—	—
First Source Mortgage	1,798	1/2005		4.76	33,285	18.51	—	—
Nevada Mortgage	1,208	7/2004		3.20	21,527	17.82	—	—
Nevada Mortgage	672	3/2004		1.78	11,773	17.52	—	—
Nevada Appeals	6,141	3/2004		16.27	117,907	19.20	—	—
American Benefit Plan Administrators, Inc.	1,407	MTM	(2)	3.73	22,793	16.20	—	—
American Benefit Plan Administrators, Inc.	8,690	9/2007		23.03	159,769	18.39	—	—

Total Occupied:	36,274			96.12	666,859

Vacant	1,464			3.88	—

Total	37,738			100.00%	$666,859

(1)	Government entity or government contractor.
(2)	MTM indicates month to month.

Building 1830

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
Souza Technologies	1,086	2/2005	2.81%	$19,809	$18.24	3/2004	$18.96
The Gonzalez Law Firm	4,885	4/2006	12.66	89,982	18.42	5/2003	18.48
Rodney Splong, CPA	509	4/2003	1.32	9,129	17.93	—	—
Scalia Law Firm	1,447	10/2006	3.75	26,741	18.48	11/2003	18.96
Loello Law Firm	1,250	8/2004	3.24	22,800	18.24	9/2003	18.36
Management Office	326	N/A	0.84			—	—
Nevada Public Works Board (1)	4,407	3/2006	11.42	82,499	18.72	—	—
State of Nevada Bureau of Alcohol & Drug Abuse (1)	1,769	5/2004	4.58	33,912	19.17	6/2003	19.32
State of Nevada—Unity Project Division of Child & Family Services (1)	3,000	6/2005	7.77	56,520	18.84	—	—
Sadberry & Helmick	752	10/2003	1.95	14,438	19.20	—	—
Meadows Management	604	4/2003	1.57	11,844	19.61	—	—
Branton Law Firm	676	4/2005	1.75	12,019	17.78	5/2003	17.88
Williams & Weise	3,106	8/2004	8.05	57,958	18.66	—	—
American Benefit Plan Administrators, Inc.	8,146	9/2007	21.11	149,283	18.33	—	—
Complete Association Management Company	3,422	4/2007	8.87	62,728	18.33	6/2003	18.38

Total Occupied:	35,385		91.69	649,662

Vacant	3,206		8.31	—

Total	38,591		100.00%	$649,662

(1)	Government entity or government contractor.

Building 1840

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
Desert Chiropractic	1,989	11/2004	11.87%	$36,637	$18.42	—	$—
Tall Pine Enterprises	1,698	4/2003	10.13	30,156	17.76	—	—
Lincoln Security	839	10/2003	5.01	14,395	17.16	—	—
Nevada State Dairy Commission (1)	1,454	7/2005	8.68	26,655	18.33	8/2003	18.48
Maintenance Office	793	N/A	4.73	—	—	—	—
Answer Plus, Inc.	4,148	11/2006	24.76	75,577	18.22	12/2003	18.72
Medical Staffing Network	1,394	5/2004	8.32	25,789	18.50	5/2003	19.56
Nevada Alternative Solutions	2,196	12/2004	13.10	41,506	18.90	1/2004	18.60
Desert Pediatrics/ Dr. Weiner	800	10/2005	4.77	14,716	18.40	10/2003	17.88

Total Occupied:	15,311		91.37	265,431

Vacant	1,447		8.63	—

Total	16,758		100.00%	$265,431

(1)	Government entity or government contractor.

Building 1850

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
Consumer Affairs	4,663	12/2005	27.32%	$88,504	$18.98	1/2004	$19.68
The Gallipher Law Firm	2,701	10/2005	15.83	46,781	17.31	11/2003	17.64
Hispanic Legal Group	1,084	9/2003	6.35	20,292	18.72	—	—
Pacific Document	705	1/2004	4.13	13,740	19.49	—	—
Kat Tax	1,640	9/2006	9.61	30,438	18.56	11/2003	18.96
Nevada Community Foundation	1,925	8/2003	11.28	35,256	18.31	9/2003	19.08
UCA General Insurance	1,008	4/2005	5.91	18,729	18.58	4/2003	18.60

Total Occupied:	13,726		80.43	253,740

Vacant	3,340		19.57	—

Total	17,066		100.00%	$253,740

Building 1860

Lessee	Rentable Square Feet	Lease Ends		Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
Old Republic Title (1)	13,250	MTM	(2)	100.00%	$189,600	$14.31	—	—

Total Occupied:	13,250			100.00%	189,600
Vacant	—			—	—

Total	13,250			100.00%	$189,600

(1)	This tenant leases spaces on a month to month basis. Therefore the current base annual rent provided assumes that the tenant continues to lease space as provided in the table.
(2)	MTM indicates month to month.

The following tables provides certain information with respect to lease expirations for the next 10 years at each of the buildings comprising the Park Sahara office complex.

Building 1820

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	2	4,037	$71,080	10.70%	10.66%
2004	5	10,923	204,326	28.94	30.64
2005	2	3,868	70,048	10.25	10.50
2006	1	8,756	161,636	23.20	24.24
2007	1	8,690	159,769	23.03	23.96
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—

Total	11	36,274	$666,859	96.12%	100.00%

(1)	These amounts are based on the respective property’s current base annual rent, which may increase under the terms of the lease applicable to the respective property.

Building 1830

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	4	2,191	$35,411	5.68%	5.45%
2004	3	6,125	114,670	15.87	17.65
2005	3	4,762	88,348	12.34	13.60
2006	3	10,739	199,222	27.83	30.67
2007	2	11,568	212,011	29.98	32.63
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—

Total	15	35,385	$649,662	91.70%	100.00%

(1)	These amounts are based on the respective property’s current base annual rent, which may increase under the terms of the lease applicable to the respective property.

Building 1840

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	2	3,330	$44,551	19.87%	16.78%
2004	3	5,579	103,932	33.29	39.16
2005	2	2,254	41,371	13.45	15.59
2006	1	4,148	75,577	24.75	28.47
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—

Total(2)	8	15,311	$265,431	91.36%	100.00%

(1)	These amounts are based on the respective property’s current base annual rent, which may increase under the terms of the lease applicable to the respective property.
(2)	Excludes maintenance office as a lease.

Building 1850

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring (1)	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring (1)
2003	2	3,009	$55,548	17.63%	21.89%
2004	1	705	13,740	4.13	5.41
2005	3	8,372	154,014	49.06	60.70
2006	1	1,640	30,438	9.60	12.00
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—

Total	7	13,726	$253,740	80.42%	100.00%

(1)	These amounts are based on the respective property’s current base annual rent, which may increase under the terms of the lease applicable to the respective property.

Building 1860

There is one tenant in Building 1860, which currently leases the entire 13,250 square feet on a month to month basis. There is no assurance that this tenant will continue to lease such space during 2003 or subsequently thereafter.

We do not anticipate making any significant repairs or improvements to the property over the next few years. A Phase I environmental assessment completed in connection with the purchase of the property found no hazardous conditions with the exception of a small amount of asbestos-containing tile in a maintenance shop and minor groundwater contamination 300 feet up grade from the property’s location. No remediation was recommended. For federal income tax purposes, the property’s depreciable basis is approximately $10,370,000. The real estate tax rate for the year ended December 31, 2002 was approximately 3.25% and real estate taxes were approximately $72,672.

We retained Realty to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Las Vegas, Nevada

Market Overview

The property is located in the Central/East submarket, which comprises 4.4 million square feet and approximately 23.6% of the overall Las Vegas office market. The Las Vegas metropolitan area has a total of 399 existing competitive office buildings consisting of nearly 18.5 million square feet with over 2.6 million square feet being vacant. The office vacancy rate decreased from 15.95% in the third quarter 2002 to 14.42% in the fourth quarter of 2002. Average asking rental rates for gross leases dropped by $.03 per square foot per month from $1.80 to $1.77, and for modified gross leases by $.01 from $1.65 to $1.64. Triple net lease rates increased by $.02 from $1.39 in the previous quarter to $1.41 in the fourth quarter. Net absorption for the fourth quarter of 2002, with 381,920 square feet, was over 63.5% higher than that of the third quarter’s 233,533 square feet. Currently, over 826,00 square feet are under construction and another 1.77 million square feet are planned. Only 117,300 square feet of new space became available during the fourth quarter.

Economy

For the comparison period from October 2002 to October 2001, Nevada was ranked number one in five job growth categories. Total nonagricultural job growth posted an increase of 30,000 jobs, trade jobs increased by 5,400 and finance, insurance and real estate jobs increased by 1,700. Manufacturing jobs increased by 500 and government jobs increased by 4,700. Comparing the 12-months ending October 2002 with the 12-month period ending October 2001, according to an economic study, Nevada ranked number one as well in the trade, finance, insurance and real estate job growth areas. Nevada also ranks number two in manufacturing growth with a 1.11%, or 500 jobs, decrease for the 12 months ending October 2002. Only one state posted a positive change during this time period. Notably, the national average in this category was a negative 6.05%, or a loss of 1,082,500 jobs. The Nevada unemployment rate stood at 4.5%, 1.2% below the national average unemployment rate of 5.7%.

Department of Children and Families Campus–Plantation, Florida

On April 25, 2003, through our wholly owned subsidiary, GREIT—Department of DCF, LLC, a Delaware limited liability company, we purchased a 100% fee simple interest in the Department of Children and Families Campus in Plantation, Florida. The property was purchased from an unaffiliated third party for a purchase price of $11,580,000. At closing, we received credits from the seller in the amount of $346,206; $301,206 represents prepaid rent from one tenant which the lender will escrow and release to us each month until the prepaid rent expires and $45,000 is a credit for a property tax expense. We financed the purchase price with $7,605,000 in borrowings under our credit facility with LaSalle Bank. We are required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The purchase price included a sales commission payable to Realty of $300,000, approximately 2.6% of the purchase price.

The DCF Campus is located in the city of Plantation, Florida on North State Road 7 between Sunset Boulevard and Broward Boulevard, the city’s major north/south and east/west arteries, respectively. The site is centrally located in Broward County and is accessible to I-95, 1-595 and the Florida Turnpike.

The property, which was built in 1973 and remodeled in the early to mid-l990s, consists of a one–story and two three-story Class B buildings with a total of approximately 124,037 square feet located on a 9.4 acre site. The property is 92.43% leased primarily to several state and local Florida agencies. The Department of Children and Families, a Florida state agency that services the needs of families and children in Broward County, leases approximately 60% of the property. The Broward County Sheriff’s Office, which provides full-time law enforcement services in 11 Broward cities and towns and all of Broward’s unincorporated areas, leases approximately 18% of the property. One lease totaling approximately 2,847 square feet or 2.3% of the property’s gross rentable square feet will expire during the next 12 months.

The following table provides certain information with respect to the leases with these tenants at the DCF Campus as of December 31, 2002.

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
Broward County Children’s Services Council(1)	7,000	08/26/06	5.64%	$35,000	$5.05	08/27/03	$7.50
Dept. of Children & Families(1)	69,571	02/28/05	56.09	1,289,846	18.54	09/01/03	19.10
Dept. of Children & Families(1)	4,998	11/30/05	4.03	87,115	17.43	12/01/03	17.78
GED Testing Program	2,847	10/11/03	2.30	51,269	18.00	—	—
Project Teamworks 4Kids	1,736	11/30/05	1.40	30,259	17.43	12/01/03	17.78
Riverwood Enterprises, Inc.	4,000	11/30/07	3.22	53,879	13.47	12/01/03	CPI	(2)
Sheriff of Broward County(1)	21,942	07/31/06	17.69	360,498	16.43	08/31/03	16.92
Valeteria, Inc.	2,550	06/30/06	2.06	31,631	12.40	07/01/03	12.78

Total Occupied	114,644		92.43	1,939,497
Vacant	9,393		7.57	—

Total	124,037		100.00%	$1,939,497

(1)	Government entity or government contractor.
(2)	CPI indicates Consumer Price Index.

The following table provides certain information with respect to lease expirations for the next 10 years at the Department of Children and Families Campus.

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring(1)	Percent of Total Building Rentable: Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring(1)
2003	1	2,847	$51,269	2.30%	2.64%
2004	—	—	—	—	—
2005	3	76,305	1,407,220	61.52	72.56
2006	3	31,492	427,129	25.39	22.02
2007	1	4,000	53,879	3.22	2.78
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—

Total	8	114,644	$1,939,497	92.43%	100.00%

(1)	These amounts are based on the respective property’s current base annual rent, which may increase under the terms of the lease applicable to the respective property.

We do not anticipate making any significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases. At this time, we do not know of any specific environmental hazards or risks associated with the building. A Phase I environmental review was completed by a third party and no hazardous conditions or substances were detected on the property. When we calculate depreciation expense for tax purposes, we use the straight-line method and depreciate buildings and improvements over estimated useful lives of 39 and 15 years, respectively. For federal income tax purposes, our depreciable basis in the property is approximately $9,843,000. The real estate tax rate for the year ended December 31, 2002 was approximately 2.47% and real estate taxes on the property were approximately $191,304.

We retained Realty to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Broward County (Plantation), Florida

Market Overview

Overall, the Broward County office market is comprised of 331 buildings, totaling approximately 24.4 million square feet of office space. The vacancy rate in the Broward County office market increased to 16.8% during the fourth quarter of 2002. Vacancy rates in Class A buildings stood at 20%, while Class B and Class C buildings trailed with vacancy rates at 16.8% and 11.1% respectively. Although overall net absorption was a negative 179,429 square feet, year-to-date absorption was stagnant for 2002. There are currently two buildings under construction in Broward County with a combined rentable area of approximately 150,000 square feet, of which 40% is pre-leased, and fourteen buildings in the planning stages, totaling 1,646,575 square feet, the majority of which are planned for the Cypress Creek and Plantation submarkets. Average asking triple net lease rates range from $9.00 in the Hallandale submarket to $15.50 in the downtown area. The lease rates have dropped significantly during the fourth quarter of 2002 due to the continued lack of activity. It is unlikely that the average lease rates will increase until the economy shows significant signs of improvement.

Economy

Florida is one of the largest and fastest growing states in the United States with a combination of an increase in skilled labor and a quickly expanding consumer market. For many reasons, it attracts millions of visitors every year. Broward County is an attraction to national businesses due to its convenient location relative to the Caribbean and Latin America and a favorable business and recreational climate. Unemployment within Broward County remained unchanged in the fourth quarter of 2002, standing at 5.7%. Although this is slightly higher than the state average of 5.0%, it is lower than the national average of 6.0%. With a multicultural population, over $70 billion annually in global trade and vast transportation and communications infrastructure, South Florida is a leading region for expanding international business. Nevertheless, recently companies have been slow to add employees or resume investment spending, due in part to the uncertainties surrounding the overall U.S. economy.

Gemini Plaza-Houston, Texas

On May 2, 2003, through our wholly owned subsidiary, GREIT – Gemini Plaza, LLC, a Delaware limited liability company, we purchased a 100% fee simple interest in Gemini Plaza in Houston, Texas. The property was purchased from an unaffiliated third party for a purchase price of $15,000,000. We financed the purchase price with $9,815,000 in borrowings under our credit facility with LaSalle Bank. We are required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller paid a sales commission to Realty of $325,000, approximately 2.2% of the purchase price.

Gemini Plaza is located in Houston, Texas, in the Clear Lake submarket, along Interstate 45. The Clear Lake area is the home of the Johnson Space Center, headquarters of NASA. The property is located within 15 miles of Hobby Airport and 25 miles south of Houston’s Central Business District.

Gemini Plaza was built in 1983 and consists of a six-story steel frame Class A office building with approximately 158,627 square feet on a 7.02 acre site. The property is 100% leased to the United Space Alliance, a joint venture between Boeing Company and Lockheed Martin Corporation. United Space Alliance is a leading space operations company that is the prime contractor for NASA’s space shuttle program. The United Space Alliance lease expires in May 2011.

The following table provides certain information with respect to the lease with the tenant at Gemini Plaza as of April 30, 2003.

Lessee	Rentable Square Feet	Lease Ends	Percentage of Property Leased	Current Base Annual Rent	Rent Per Square Foot	Changes to Rent Per Square Foot
United Space Alliance (1)	158,627	05/31/11	100.00%	$1,467,300	$9.25	—
Total Occupied	158,627		100.00	1,467,300

Total	158,627		100.00%	$1,467,300

(1)	Government entity or government contractor.

The following table provides certain information with respect to lease expirations for the next 10 years at Gemini Plaza.

Year Ending December 31	Number of Leases Expiring	Rentable Sq. Ft. of Leases Expiring	Base Annual Rent of Leases Expiring	Percent of Total Building Rentable Sq. Ft. Represented by Leases Expiring	Percent of Gross Annual Base Rent Represented by Leases Expiring
2003	—	—	$—	—%	—%
2004	—	—	—	—	—
2005	—	—	—	—	—
2006	—	—	—	—	—
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	1	158,627	1,467,300	100.00	100.00
2012	—	—	—	—	—

Total	1	158,627	$1,467,300	100.00%	100.00%

We do not anticipate making any significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the tenant would be obligated to pay for such improvements under the provisions of its lease. At this time, we do not know of any specific environmental hazards or risks associated with the building. A Phase I Environmental Review was completed by a third party and no hazardous conditions or substances were detected on the property. When we calculate depreciation expense for tax purposes, we use the straight-line method and depreciate buildings and improvements over estimated useful lives of 39 and 15 years, respectively. For federal income tax purposes, our depreciable basis in the property is approximately $12,750,000. The real estate tax rate for the year ended December 31, 2002 was approximately 3.39% and real estate taxes on the property were approximately $295,818.

Houston, Texas

Market Overview

The Houston market contains approximately 147 million net rentable square feet. Gemini Plaza is located in the NASA/Clear Lake submarket, which contains approximately 4 million net rentable square feet. During the first quarter of 2003, the citywide vacancy rate increased to 16.55% from a fourth quarter vacancy rate of 15.03%. However, vacancy rates in the NASA/Clear Lake submarket were slightly lower at 14.93%. Houston’s office market recorded negative net absorption of (506,201) square feet, while the NASA/Clear Lake submarket posted positive net absorption of 40,536. The overall average asking lease rate decreased to $18.21 during the first quarter, compared to the fourth quarter average rate of $18.31. Decreases occurred in Class A and Class B property, while Class C rates rose slightly from $13.12 to $13.15. The NASA/Clear Lake submarket showed a $1.36 per square foot increase in the average asking lease rate during the first quarter, averaging $15.92 per square foot.

Economy

Houston’s economy marked its thirteenth consecutive month of job losses in February. Since December 2002, Houston has lost almost 13,000 jobs equating to a 0.6% decline. Losses were seen in manufacturing, transportation, warehousing, finance and personnel services. Strong job gains from government agencies helped soften the losses. Houston’s unemployment rate dropped 0.1% to 6.4% in February 2003 from 6.5% in December 2002.

SOME OF THE INFORMATION DESCRIBED ABOVE, ALTHOUGH BELIEVED TO BE ACCURATE, WAS PROVIDED BY THIRD PARTIES UNAFFILIATED WITH OUR COMPANY, OUR MANAGER OR ITS AFFILIATES. THEREFORE, NO ASSURANCE CAN BE GIVEN THAT SUCH INFORMATION IS ACCURATE

Park on the Boyou—Houston, Texas

On March 31, 2003, our advisor entered into an agreement on our behalf with an unaffiliated third-party seller for the acquisition of Park on the Bayou, a six-story Class A office building with approximately 159,563 square feet in Houston, Texas. On May 7, 2003, as a result of the seller’s inability to close on the anticipated April 30, 2003 closing date, our advisor entered into an amendment to the agreement which extended the closing date from April 30, 2003 to May 30, 2003. The amendment also provided that the seller pay us $1,011 per day for interest on debt and $1,000 per day for a return on our equity during the extension period, or a total of $60,330. The seller was unable to close on May 30, 2003 and the agreement was terminated on June 3, 2003. On June 4, 2003, we received the agreed upon sum of $60,330 and a return of our $250,000 deposit.

FEES PAID IN CONNECTION WITH THE ACQUISITION OF PROPERTIES

Fees Paid in Connection with the Acquisition of 5508 Highway 290 West Building

Acquisition Expenses

We paid costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos assessments, travel and communication expenses, and other related expenses totaling approximately $23,000.

Property Management Fee

We pay Realty a property management fee equal to 5% of the gross income from the property; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. Through May 31, 2003, we had incurred property management fees of approximately $61,118.

Fees Paid in Connection with the Acquisition of Two Corporate Plaza

Acquisition Expenses

We paid costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos assessments, travel and communication expenses, and other related expenses totaling approximately $26,000.

Property Management Fee

We pay Realty a property management fee equal to 5% of the gross income from the property; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. Through May 31, 2003, we had incurred property management fees of approximately $83,368.

Fees Paid in Connection with the Acquisition of Congress Center

Acquisition Expenses

We paid our proportionate share of costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos assessments, travel and communication expenses, and other related expenses totaling approximately $75,000.

Property Management Fee

We pay Realty our proportionate share of a property management fee equal to 5% of the gross income from the property; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. Through May 31, 2003, we had incurred property management fees of approximately $96,807.

Fees Paid in Connection with the Acquisition of the Atrium Building

Acquisition Expenses

We paid costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance, and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos assessments, travel and communication expenses, and other related expenses totaling approximately $23,000.

Property Management Fee

We pay Realty a property management fee equal to 5% of the gross income from the property; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of May 31, 2003, we have paid property management fees of approximately $28,200.

Fees Paid in Connection with the Acquisition of Park Sahara

Acquisition Expenses

We paid our proportionate share of costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos assessments, travel and communication expenses, and other related expenses totaling approximately $2,750.

Property Management Fee

We pay Realty, Inc. our proportionate share of a property management fee equal to 5% of the gross income from the property; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. Through May 31, 2003, we had incurred property management fees of $745.

Fees Paid in Connection with the Acquisition of the Department of Children and Families Campus

Acquisition Expenses

We paid costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos assessments, travel and communication expenses, and other related expenses totaling approximately $20,000.

Property Management Fee

We pay Realty a property management fee equal to 5% of the gross income from the property; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. Through May 31, 2003, we had incurred property management fees of $24,418.

Fees Paid in Connection with the Acquisition of Gemini Plaza

Acquisition Expenses

We paid costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos assessments, travel and communication expenses, and other related expenses totaling approximately $30,000.

Property Management Fee

We have retained Realty to manage the property for a property management fee equal to 5% of the gross income of the property; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. No property management fees are currently due.

POTENTIAL PROPERTY ACQUISITIONS

We are currently considering several potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:

•	our receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

There can be no assurance that any or all of the conditions will be satisfied.

MANAGEMENT OF OUR ADVISOR

Our advisor reorganized its management and key employee structure. The following table sets forth information with respect to all of our advisor’s executive officers, senior management and key employees.

Name	Position
Anthony W. Thompson	Chairman, President and Chief Executive Officer
William C. Daniel	Chief Financial Officer
Talle A. Voorhies	Chief Operating Officer
Jack R. Maurer	Executive Vice President
Richard T. Hutton, Jr.	Senior Vice President—Real Estate Management
Rick Burnett	Vice President of Leasing and Property Management
Shannon Alter	Senior Vice President—Director of Operations
H. Michael Schwartz	Managing Director—Private Structured Offerings
David Bornstein	Chief Accounting Officer
Andrea R. Biller	General Counsel

Anthony W. (“Tony”) Thompson.    Mr. Thompson’s background is described in our prospectus under “Management of Our Company—The Directors and Executive Officers.”

William C. Daniel.    Mr. Daniel’s background is described in our prospectus under “Management of Our Company—The Directors and Executive Officers.”

Talle A. Voorhies.    Ms. Voorhies’ background is described in our prospectus under “Management of Our Company—The Directors and Executive Officers.”

Jack R. Maurer.    Mr. Maurer’s background is described in our prospectus under “Management of Our Company—The Directors and Executive Officers.”

Richard T. Hutton, Jr. served as our advisor’s Senior Vice President—Real Estate beginning in April 1999 before becoming our advisor’s Senior Vice President—Acquisitions in November 2001. In that position, Mr. Hutton oversees the advisor’s acquisition department. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations, including construction, development, acquisitions, dispositions, and management of shopping centers, industrial parks, office buildings, and apartment complexes. Mr. Hutton’s previous experience includes serving as Controller for the TMP Group, a predecessor to our advisor, from November 1997 to April 1999, and as Controller for Summit Commercial, a Highbridge Company that owned and acquired retail real estate from May 1996 to November 1997. Mr. Hutton also worked as Controller for Brooks Resources Corporation, a resort developer and operator in Bend, Oregon, from September 1992 to November 1993. A graduate of Claremont McKenna College, his background also includes public accounting and licensure as a California Real Estate Broker and Certified Public Accountant.

Richard G. Burnett served as our advisor’s Vice President of Leasing and Property Management from December 1999 to November 2001, and is currently Executive Vice President-Chief Operating Officer of Triple Net Properties Realty, Inc., our advisor’s affiliated real estate brokerage and management company. Mr. Burnett has 23 years of real estate experience. His prior positions include Manager at PM Real Estate Group from December 1998 to December 1999; Western Region Executive Director at USAA Realty Company from 1996 to

1998, where he was responsible for operations and leasing for that company’s commercial real estate assets; Vice President, Corporate Properties Division, at Great Western Bank, where he was in charge of acquiring branch bank sites from 1992 to 1996; Regional Manager for August Financial from 1986 to 1988, where he oversaw a large portfolio of office, industrial and retail properties in Southern California; and Vice President—Real Estate Asset Manager at Heron Financial, a real estate company from 1988 to 1991. Mr. Burnett received a BSBA from the University of Phoenix, possesses both a California and an Arizona Real Estate Broker’s license, holds four real estate professional designations, and served as the 1998 President of the Institute of Real Estate Management’s (IREM) Greater Los Angeles Chapter. Mr. Burnett also has authored several articles for trade publications, including the Journal of Property Management, and serves as IREM’s Regional Vice President at the national level.

Shannon Alter has served as our advisor’s Senior Vice President—Director of Operations since June 2002. Ms. Alter oversees our advisors portfolio, manages the property management staff and is in charge of third party property managers. Ms. Alter’s experience includes working as Manager of Property Management for The Vons Companies, Inc. A Certified Property Manager since 1990, Ms. Alter also was Director of Property Management for Diversified Shopping Centers. As a national instructor for IREM, Ms. Alter teaches IREM courses on a national and local basis and was named as the Orange County chapter’s 1997 CPM of the Year. Ms. Alter is widely published, contributing the chapter “Retailing” to ICSC’s recent books Shopping Center Management and Shopping Center Leasing and was awarded the Journal of Property Management Article of the Year award for 1998 and 1999. She holds a BA from the University of Southern California.

H. Michael Schwartz has served as our advisor’s Managing Director—Private Structured Offerings since May 2002 and has over twelve years of securities and corporate financial management experience. Mr. Schwartz was the Chief Financial Officer of Futurist Entertainment, Inc., a diversified entertainment company, from 2000 to 2002. He also was President and Chief Financial Officer of Spider Securities, an online NASD registered broker/dealer that developed one of the first online distribution outlets for fixed and variable annuity products, from 1995 to 2000. Mr. Schwartz also held the position of Vice President and Chief Financial Officer of Western Capital Financial, which distributes tax-advantaged investment products to members of association and affinity market groups, from 1990 to 1995. He is NASD Series 7, 24, 27 and 63 licensed. He graduated from the University of Southern California School of Business with a BS in Business Administration and a specialized emphasis in Finance.

David Bornstein has served as our advisor’s Chief Accounting Officer since April 2002 and prior to joining Triple Net served in financial and accounting management positions for various developers and operators of commercial, industrial and residential properties. He has nine years experience at the CPA firm of Kenneth Leventhal & Company. Mr. Bornstein is a Certified Public Accountant and a member of the American Institute of CPAs and California Society of CPAs. He received a BA in Economics and an MBA from UCLA.

Andrea R. Biller has served as our advisor’s General Counsel since March 2003. Ms. Biller oversees all legal functions for our advisor and coordinates with outside counsel. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 2000 to 2002. She served as Special Counsel at the Securities and Exchange Commission from 1995 to 2000. Ms. Biller earned a JD from George Mason University School of Law in 1990, where she graduated “With Distinction.” She has a BA in Psychology from Washington University and an MA in Psychology from Glassboro State University. Ms. Biller is a member of the California, Virginia and District of Columbia bar associations.

EXECUTIVE COMPENSATION

Our executive officers are all employees of our advisor and/or its affiliates. We do not pay any of these individuals cash compensation for serving in their respective positions. The following tables describe stock options granted to our chief executive officer in the last fiscal year.

Option/SAR Grants in Last Fiscal Year

	Individual Grants					Alternative to (f) and (g): Grant Date Value
(a) Name	(b) Number of Securities Underlying Options/ SARs Granted #		(c) % of Total Options/ SARs Granted to Employees in Fiscal Year	(d) Exercise or Base Price Per Share	(e) Expiration Date	(f) Grant Date Present Value ($)
Anthony Thompson	45,000	(1)(2)	50%	$9.05	10/29/12	$90,083	(3)

(1)	Options granted under the Officer and Employee Stock Option Plan. These options are not exercisable unless the plan is approved by a majority of our shareholders. To date, the plan has not been submitted to shareholders for their approval.

(2)	The options were granted prior to the effective date of our registration statement, but were deemed effective as of October 29, 2002.

(3)	The fair value of options at date of grant was estimated using the Black-Scholes model using the following weighted average assumptions: expected life: 10 years; risk free interest rate: 2.5%; volatility: 0.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

(a) Name	(b) Shares Acquired on Exercise ($)	(c) Value Realized ($)	(d) Number of Securities Underlying Unexercised Options/ SARs at FY- End Exercisable/ Unexercisable	(e) Value of Unexercised In-the-Money Options/ SARs at FY- End ($) Exercisable/ Unexercisable
Anthony Thompson	-0-	-0-	0/45,000	0/$	90,083

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our interim financial statements and notes appearing elsewhere in this Supplement No. 10. Such financial statements and information have been prepared to reflect our financial position as of March 31, 2003, together with results of operations and cash flows for the year then ended. Our company did not begin significant business operations until the third quarter of 2002. Prior to that time we were primarily raising capital and establishing a corporate infrastructure to support planned operations.

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Management’s statements contained in this Supplement No. 10 that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of our company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospectus,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of our company on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates, competition, supply and demand for operating properties in our current and proposed market areas and generally accepted accounting principles, policies and guidelines applicable to REITs. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning our company and its business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the Securities and Exchange Commission.

Overview and Background

We were incorporated on December 18, 2001 under the laws of the Commonwealth of Virginia. We operate as a real estate investment trust for federal income tax purposes. As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as dividends at least 90% of our REIT taxable income, as defined by the Internal Revenue Code, to our shareholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax on our taxable income at regular corporate tax rates. As of May 31, 2003, we were in compliance with all relevant REIT requirements.

We were incorporated to raise capital and acquire ownership interests in office, industrial, retail and service real estate properties, which will have a government-tenant orientation. As of March 31, 2003, we owned three office properties and two undivided tenant in common interests in office properties.

We are externally advised by Triple Net Properties, LLC, which is primarily responsible for managing the day-to-day operations and assets of our company. The Advisory Agreement between our company and our advisor has a one year term, and is subject to successive renewals with the written consent of the parties including a majority of the independent directors. Our advisor is affiliated with our company in that the two entities have common officers and directors.

Public Offering of Equity Securities/Use of Proceeds

Pursuant to a Registration Statement on Form S-11/A under the Securities Act of 1933, as amended, our company offered for sale to the public on a “best efforts” basis a minimum of 100,000 and a maximum of 20,000,000 shares of its common stock at a price of $10 per share and up to 1,000,000 additional shares pursuant to a dividend reinvestment plan under which our shareholders may elect to have dividends reinvested in additional shares at $9.50 per share. The Registration Statement was declared effective by the SEC on July 22, 2002. As discussed in the Registration Statement, our company plans to principally use the net offering proceeds from the sale of shares to acquire ownership interests in real estate properties. We intend to finance property acquisitions with a combination of net offering proceeds and debt secured by the acquired properties.

As of March 31, 2003, we had sold approximately 4,150,131 shares of our common stock for aggregate gross proceeds before offering costs and selling commissions of approximately $41,417,000. Of these amounts, approximately 22,100 shares or $200,005 of our common stock was sold to the advisor, and approximately 9,595 shares or $86,836 of our company’s common stock was sold to other affiliated parties. In addition, 26,616 shares totaling approximately $241,000 have been sold under the Dividend Reinvestment Plan through March 31, 2003.

In connection with the offering, we have incurred approximately $4,917,111 of costs related to the issuance and distribution of shares through the quarter ended March 31, 2003. Such amount includes a total of approximately $3,455,000 paid to NNN Capital Corp., our dealer manager of the offering, which is wholly owned by our CEO), and is principally comprised of selling commissions, and investor marketing and due diligence costs. In addition, approximately $1,462,000 was paid to our advisor for offering expenses.

Critical Accounting Policies

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, allowance for doubtful accounts, impairment of real estate assets, deferred assets and qualification as a REIT. These estimates are made and evaluated on an ongoing basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could vary from those estimates and those estimates could be different under different assumptions or conditions.

Revenue Recognition and Allowance for Doubtful Accounts

Base rental income is recognized on a straight-line basis over the terms of the respective lease agreements. Differences between rental income recognized and amounts contractually due under the lease agreements are credited or charged, as applicable, to rent receivable. We will maintain, as necessary, an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments, which will result in a reduction to income. We will determine the adequacy of this allowance by continually evaluating individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions.

Impairment of Real Estate Assets

Our company assesses the impairment of a real estate asset when events or changes in circumstances indicate that the net book value may not be recoverable. Indicators management considers important which could trigger an impairment review include the following:

•	significant negative industry or economic trend;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the manner in which the asset is used.

Deferred Assets

Costs incurred for debt financing and property leasing are capitalized as deferred assets. Deferred financing costs include amounts paid to lenders and others to obtain financing. Such costs are amortized over the term of the related loan. Amortization of deferred financing costs is included in interest expense in our statements of operations. Deferred leasing costs include leasing commissions that are amortized using the straight-line method over the term of the related lease. Unamortized financing and leasing costs are charged to expense in the event of debt prepayment or early termination of the lease.

Qualification as a REIT

We have made an election to be taxed as a REIT in 2002. If our company failed to qualify as a REIT, it would be, among other things, required to provide for federal income taxes on its income and reduce the level of distributions made to our shareholders. Critical estimates include the allocation of cost between personal and real property, and the calculation of earnings and profits for tax purposes, among others.

Acquisitions During the Quarter Ended March 31, 2003

Wholly Owned Property

Atrium Building, Lincoln, Nebraska

On January 31, 2003, GREIT—Atrium Building, LLC, a wholly owned subsidiary of G REIT, L.P., purchased the Atrium Building in Lincoln, Nebraska from an unaffiliated third-party for a purchase price of $4,532,000. The property is encumbered by two ground leases under parts of the office building which expire in 2054 and 2055, respectively, including renewal options. We funded the purchase price with $2,200,000 in borrowings under our new credit facility arranged through LaSalle Bank. We are required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced.

Investments in Unconsolidated Real Estate

Congress Center, Chicago, Illinois

On January 9, 2003, GREIT—Congress Center, LLC, a wholly owned subsidiary of G REIT L.P., purchased a 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet located in Chicago, Illinois. NNN Congress Center, LLC and WREIT—Congress Center, LLC, affiliates of our company, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the property. The property was purchased from an unaffiliated third party for a purchase price of $136,108,000. Our cash investment was approximately $14,556,000. Our total investment consisted of our proportionate share of the purchase price of approximately $40,832,000 (consisting of approximately $12,047,000 in cash and $28,785,000 in debt), plus $2,509,000 for our proportionate share of closing costs, loan fees and reserves. We are jointly and severally liable with the other tenants in common for the total debt of $95,950,000 and any subsequent increases in the total debt.

Park Sahara, Las Vegas, Nevada

On March 18, 2003, GREIT—Park Sahara, LLC, a wholly owned subsidiary of G REIT, L.P., purchased a 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,709 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada. The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of our company. The property was purchased from an unaffiliated third party for a total purchase price of $12,200,000. Our total cash investment was approximately $211,000. Our proportionate share of the total purchase price was approximately $579,500 including $399,000 in debt. Our liability for the debt is limited to the amount of our investment in the property.

Results of Operations

We commenced our planned principal operations in the third quarter of 2002 when we completed our first property acquisition, the 5508 Highway 290 West Office Complex. Because we did not commence operations until the third quarter of 2002, comparative financial data are not presented for the prior fiscal year.

Three Months Ended March 31, 2003

We reported net income of $301,283 or $0.11 per share and declared dividends of $551,529 or $0.20 per share for the quarter ended March 31, 2003.

Gross revenues of our company of $1,486,827 for the three months ended March 31, 2003, represented rental income generated from acquired properties and interest income earned on offering proceeds held by us as cash and cash equivalents pending investment in properties or use for corporate operations. We expect rental income to increase during subsequent quarters relative to the quarter ended March 31, 2003 due to the ownership of recently acquired properties for a full quarter of operations and the planned acquisition of additional properties.

Expenses of our company were $1,252,923 for the three months ended March 31, 2003, and consisted primarily of rental expenses of $543,405, interest (including amortization of loan costs) of $425,123 associated with the notes payable obtained upon the acquisition of 5508 Highway 290 West Office Complex and Two Corporate Plaza and the borrowing under the line of credit facility for the purchase of the Atrium Building, depreciation totaling $149,844 and general and administrative expenses inclusive of acquisition, legal and organizational expenses totaling $134,551. We expect rental expenses, interest, depreciation and general and administrative expenses to increase on a basis commensurate with the ownership of recently acquired properties during full quarterly reporting periods and the planned acquisition of additional properties.

Of our $67,379 equity in the earnings of unconsolidated real estate for the quarter ended March 31, 2003, the majority, approximately $65,929, was contributed by our 30% undivided tenant in common ownership interest in Congress Center. The remainder, approximately $1,450, was contributed by our 4.75% undivided tenant in common ownership interest in Park Sahara. We expect equity in the earnings of unconsolidated real estate generated by these investments to increase as the underlying properties become fully leased.

Liquidity and Capital Resources

Capital Resources

At March 31, 2003, we had $5,082,739 of cash to meet our immediate short-term liquidity requirements. We expect that future short-term liquidity requirements will be financed by net cash flow from operations and existing working capital. Operating cash flows are expected to increase as additional properties are added to our portfolio. Cash and cash equivalents decreased $3,296,152 from $8,378,891 as of December 31, 2002 to $5,082,739 as of March 31, 2003 principally as a result of the repayment of the $6,700,000 note payable on the 5508 Highway 290 West Office Complex. In April 2003, LaSalle Bank advanced $5,150,000 under our company’s credit facility to refinance the property.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligation and the payment of dividends in the foreseeable future.

We operate as a real estate investment trust for federal income tax purposes. As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as dividends at least 90% of our REIT taxable income, as defined by the Code, to our shareholders, among other requirements. We expect to continue to use our cash flow from operating activities for distributions to shareholders and to support the operating activities of our company. We invest amounts accumulated for distribution in short-term investments.

Cash dividends for the three months ended March 31, 2003, totaled $433,709. We currently pay cash dividends monthly at an annual rate of $0.725 per share. On March 22, 2003, our board of directors approved an increase in the dividend rate to $0.750 per share effective with the June 1, 2003 payment. Dividends are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to meet REIT status under the Code and other factors our board of directors may deem relevant.

Cash Flows From Operating Activities

Net cash provided by operating activities was $625,339. The largest source of cash provided by operating activities was net income of $301,283. We expect cash flows from operating activities to increase during subsequent quarters relative to the quarter ended March 31, 2003 due to the ownership of recently acquired properties during full quarterly reporting periods and the planned acquisition of additional properties.

Cash Flows Used In Investing Activities

Net cash used in investing activities amounted to $16,883,538. The acquisition of properties and ownership interest accounted for the majority of this amount including $14,766,585 related to our purchases of undivided tenant in common interests in Congress Center and Park Sahara and $4,303,984 related to the purchase of the Atrium Building.

We do not have any material planned capital expenditures resulting from any known demand based on existing trends. However, we may conclude that expenditures to improve properties purchased are necessary and/or desirable.

Cash Flows From Financing Activities

Cash provided by financing activities amounted to $12,962,047 for the three months ended March 31, 2003. The largest source of cash provided by financing activities was $17,896,689 raised through our offering (net of offering costs) during the three months ended March 31, 2003. For the three months ended March 31, 2003, we incurred offering costs including selling commissions, investor marketing and due diligence costs and organizational and other offering expenses totaling $1,980,742. Our advisor has agreed to reimburse us for all public offering expenses including selling commissions, the marketing contribution and the due diligence expense allowance which together exceed 14% of the gross offering proceeds. Our other source of cash provided by financing activities during the quarter was $2,200,000 in borrowings under our line of credit facility with LaSalle Bank used to finance the purchase of the Atrium Building.

Partially offsetting these sources of cash from financing activities were approximately $6,700,000 in cash used to repay the first mortgage loan obtained upon the acquisition of the 5508 Highway 290 West Office Complex property and the payment of $433,709 in cash dividends to shareholders during the quarter.

We intend to acquire additional properties and may seek to fund these acquisitions through utilization of our current cash balances and/or proceeds received from a combination of subsequent equity offerings, debt financings or asset dispositions.

Our ability to continue to finance our operations is subject to several uncertainties. We believe that in the event that cash flow generated from operations is not sufficient to meet our requirements, we can increase our line of credit to finance any temporary cash flow deficits. Additionally, our cash position of $5,082,739 at March 31, 2003 could be used to compensate for any temporary cash flow deficits. Although, management anticipates the continued use of our line of credit facility with LaSalle Bank, in general, our ability to obtain mortgage loans on income producing property is dependent upon our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located, as well as the willingness of mortgage-lending institutions to make loans secured by real property.

Commitments and Contingencies

We are currently considering several other potential property acquisitions. The decision to acquire one or more of these properties will generally depend upon:

•	receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

There can be no assurance that any or all of the conditions will be satisfied.

Funds From Operations

Due to the unique operating characteristics of certain real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a standard known as funds from operations (“FFO”) which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO equals net income or loss determined in accordance with accounting principles generally accepted in the United States (“GAAP”) less extraordinary, unusual and non-recurring items, excluding gains/losses from debt restructuring and sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest.

We compute FFO in accordance with the April 2002 “White Paper on Funds From Operations,” and “National Policy Bulletin” published by NAREIT. We generally consider FFO to be a relevant and meaningful supplemental measure of the performance of an equity REIT because it is predicated on a cash flow analysis, as contrasted with net income/loss determined on a GAAP basis that gives effect to non-cash items such as depreciation. However, FFO is not intended to be an alternative to net income or loss as an indicator of our company’s performance, nor to cash flow provided by/used in operating activities (based on GAAP) as a measure of liquidity. In addition, FFO is not necessarily indicative of cash available to pay distributions or finance other operating requirements. Since the aforementioned NAREIT publications only provide general guidelines for computing FFO, the computation thereof may vary from one REIT to another because capitalization and expense accounting policies may differ from entity to entity.

Funds from Operations for the three months ended March 31, 2003 is summarized below:

Three Months Ended March 31, 2003
(unaudited)
Net income	$301,283
Add:
Depreciation	149,844

Funds from operations	$451,127

Weighted average common shares outstanding—basic and diluted	2,704,861

STOCK OPTION PLANS

Effective July 22, 2002, our board of directors approved modifications to our Independent Director Stock Option Plan and our Officer and Employee Stock Option Plan that limit the number of options that we can grant to our directors, officers and employees to 10% of the number of outstanding shares of our common stock at the time of the option grant. Options granted under the plans are not exercisable unless the plans are approved by a majority of our shareholders. Both plans are scheduled to be voted on by our shareholders at the Annual Meeting of Shareholders on June 28, 2003.

ADVISORY AGREEMENT

Certain provisions of the advisory agreement between our company and our advisor have been amended. The agreement has been amended to make clear that a majority of the independent directors must approve each occurrence whereby our company permits our advisor to effect a reimbursement of unjustified excess expenses through a reduction in the compensation payable to our advisor in future periods. In addition, the agreement has been amended to remove the exception to the indemnification provisions for a knowing violation of the criminal law or any federal or state securities laws.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective August 22, 2002, our board of directors dismissed the accounting firm of Squar, Milner, Reehl & Williamson, LLP and approved the engagement of Grant Thornton LLP, as our independent accountants. Squar, Milner, Reehl & Williamson provided an independent auditors’ report on our balance sheet dated as of December 31, 2001, and Squar, Milner, Reehl & Williamson’s report is included in our registration statement on Form S-11 declared effective by the Securities and Exchange Commission on July 22, 2002.

ALL POTENTIAL INVESTORS ARE DIRECTED TO DISREGARD AND NOT RELY UPON THE BALANCE SHEET DATED DECEMBER 31, 2001 AND ACCOMPANYING REPORT OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP IN THE ORIGINAL PROSPECTUS DATED JULY 22, 2002.

Squar, Milner, Reehl & Williamson LLP’s report on that balance sheet did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. We do not have, and have not had, any disagreements with Squar, Milner, Reehl & Williamson LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, Squar, Milner, Reehl & Williamson LLP has informed us in writing that they did not have any disagreements with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The decision to engage Grant Thornton LLP was approved by our board of directors on the recommendation of its audit committee. We had no relationship with Grant Thornton LLP prior to this engagement.

EXPERTS

The consolidated financial statements and schedule of G REIT, Inc. as of December 31, 2002 and December 31, 2001 and for the period from December 18, 2001 (inception) through December 31, 2001 and the year ended December 31, 2002, together with the historical statement of revenues and certain expenses of the 5508 Highway 290 West Office Building for the year ended December 31, 2001, the historical statement of revenues and certain expenses of Two Corporate Plaza for the year ended December 31, 2001, the historical statement of revenues and certain expenses of Congress Center for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Atrium Building for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Department of Children and Families Campus for the year ended December 31, 2002, and the historical statement of revenues and certain expenses of Gemini Plaza for the year ended December 31, 2002, all of which are included in this supplement to our prospectus and registration statement, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their reports appearing in this supplement to our prospectus and registration statement, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing,

FINANCIAL INFORMATION

Set forth on the next page are our interim condensed consolidated financial statements for the quarter ended March 31, 2003. These interim financial statements are unaudited. Set forth on page S-55 are our audited consolidated financial statements and schedule for the years ended 2001 and 2002 and the related notes to such financial statements, as audited by Grant Thornton, LLP. ALL POTENTIAL INVESTORS ARE DIRECTED TO DISREGARD AND NOT RELY UPON THE BALANCE SHEET DATED DECEMBER 31, 2001 AND ACCOMPANYING REPORT OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP INCLUDED IN THE ORIGINAL PROSPECTUS DATED JULY 22, 2002.

G REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Real estate investments:
Operating properties	$28,218,449	$23,830,511
Investments in unconsolidated real estate	14,833,965	—

	43,052,414	23,830,511
Less accumulated depreciation	(251,993)	(102,149)

	42,800,421	23,728,362

Cash and cash equivalents	5,082,739	8,378,891
Accounts receivable	32,403	98,149
Accounts receivable from related parties	4,063	4,063
Real estate deposits	—	2,270,985
Deferred financing costs	117,222	205,056
Other assets, net	1,546,274	1,775,803

Total assets	$49,583,122	$36,461,309

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accrued expenses	$678,677	$770,770
Mortgage loans payable	10,159,067	16,860,000
Line of credit	2,200,000	—
Security deposits and prepaid rent	321,113	370,539
Distributions payable	227,464	109,642

	13,586,321	18,110,951

Commitments and contingencies	—	—

Shareholders’ equity
Common stock, $.01 par value; 50,000,000 shares authorized; 4,150,131 issued and outstanding at March 31, 2003 and 2,158,417 shares issued and outstanding at December 31, 2002	41,501	21,584
Additional paid-in capital	36,459,358	18,582,586
Distributions in excess of earnings	(504,058)	(253,812)

	35,996,801	18,350,358

Total liabilities and shareholders’ equity	$49,583,122	$36,461,309

The accompanying notes are an integral part of these condensed consolidated financial statements.

G REIT, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2003

(Unaudited)

Revenues
Rental income	$1,474,838
Interest income	11,989

1,486,827

Expenses
Rental expenses	543,405
General and administrative	134,551
Depreciation	149,844
Interest (including amortization of deferred financing costs)	425,123

1,252,923

Income before equity in earnings of unconsolidated real estate	233,904
Equity in earnings of unconsolidated real estate	67,379

Net income	$301,283

Net income per common share—basic and diluted	$0.11

Weighted average number of common shares outstanding—basic and diluted	2,704,861

Distributions declared	$551,529

The accompanying notes are an integral part of these condensed consolidated financial statements.

G REIT, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the Three Months Ended March 31, 2003

(Unaudited)

	Number of Shares	Par Value	Additional Paid-in Capital	Distributions in Excess of Earnings	Total
BALANCE—December 31, 2002	2,158,417	$21,584	$18,582,586	$(253,812)	$18,350,358
Issuance of common shares, net of offering costs of $1,980,742	1,991,714	19,917	17,876,772	—	17,896,689
Distributions	—	—	—	(551,529)	(551,529)
Net income	—	—	—	301,283	301,283

BALANCE—March 31, 2003	4,150,131	$41,501	$36,459,358	$(504,058)	$35,996,801

The accompanying notes are an integral part of these condensed consolidated financial statements.

G REIT, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2003

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$301,283
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	149,844
Amortization of financing costs	117,222
Equity in earnings of unconsolidated real estate, net of distributions	(67,379)
Change in operating assets and liabilities:
Accounts receivable	65,746
Other assets	200,141
Accounts payable and accrued expenses	(92,092)
Tenant security deposits	(49,426)

Net cash provided by operating activities	625,339

CASH FLOWS USED IN INVESTING ACTIVITIES
Investment in unconsolidated real estate	(14,766,585)
Purchase of real estate operating properties	(4,303,984)
Capital expenditures	(83,954)
Decrease in real estate deposits	2,270,985

Net cash used in investing activities	(16,883,538)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	(6,700,933)
Proceeds from issuance of common stock, net	17,896,689
Borrowings under credit facility	2,200,000
Distributions to shareholders	(433,709)

Net cash provided by financing activities	12,962,047

NET DECREASE IN CASH	(3,296,152)
CASH AND CASH EQUIVALENTS—beginning of period	8,378,891

CASH AND CASH EQUIVALENTS—end of period	$5,082,739

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$307,901

Income taxes	$—

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Issuance of common stock for dividends reinvested	$178,982

The accompanying notes are an integral part of these condensed consolidated financial statements.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2003

(Unaudited)

1.    ORGANIZATION

G REIT, Inc. (the “Company”), was incorporated on December 18, 2001 under the laws of the Commonwealth of Virginia. The Company has elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The Company was incorporated to raise capital and acquire ownership interests in office, industrial, retail and service real estate properties with a government-tenant orientation. In September 2002, the Company completed its first property acquisition and commenced its planned principal operations. As of March 31, 2003, the Company owned three office properties and two tenant in common interests in office properties.

The Company is externally advised by Triple Net Properties, LLC (the “Advisor”), which is primarily responsible for managing the day-to-day operations and assets of the Company. The Advisory Agreement between the Company and the Advisor has a one year term and is subject to successive renewals with the written consent of the parties including a majority of the independent directors. The Advisor is affiliated with the Company in that the two entities have common officers and directors, some of whom also own an equity interest in the Advisor (see Note 7).

Pursuant to a Registration Statement on Form S-11/A under the Securities Act of 1933, as amended, the Company offered for sale to the public on a “best efforts” basis a minimum of 100,000 and a maximum of 20,000,000 shares of its common stock at a price of $10 per share (the “Offering”) and up to 1,000,000 additional shares pursuant to a dividend reinvestment plan under which its shareholders may elect to have dividends reinvested in additional shares at $9.50 per share. The Registration Statement was declared effective by the SEC on July 22, 2002. As discussed in the Registration Statement, the Company plans to principally use the net Offering proceeds from the sale of shares to acquire ownership interests in real estate properties. The Company intends to finance property acquisitions with a combination of net Offering proceeds and debt secured by the acquired properties.

The Company owns all of its interests in properties through its majority-owned subsidiary, G REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), and conducts substantially all of its operations through the Operating Partnership. As of March 31, 2003, the Company was the sole general partner of the Operating Partnership and owned substantially all of the equity interests therein, except for 100 incentive non-voting ownership units issued to the Company’s Advisor. The incentive units entitle the Advisor to receive certain incentive distributions of operating cash flow after a minimum 8% return on invested capital has been paid to the Company’s shareholders (as defined in the Registration Statement). In addition, the Advisor is entitled to incentive distributions from net proceeds from the sale of properties after the Company’s shareholders have received distributions equal to their invested capital, as defined, plus an 8% return on such invested capital.

2.	INTERIM FINANCIAL STATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company, G REIT, L.P. and the wholly owned subsidiaries of G REIT, L.P.; all material inter-company transactions and account balances have been eliminated in consolidation. All references to the Company include the Operating Partnership and its subsidiaries.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

The information furnished has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting, the instructions to Form 10-Q, and Rule 10-01 of Regulation S-X. Accordingly, certain information and disclosures have been condensed or omitted. In the opinion of management, all normal and recurring adjustments considered necessary for the fair presentation of the Company’s financial position, results of operations and cash flows have been included. The results of operations for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2003. No financial statements have been presented for the corresponding periods in March 2002 since the Company’s operations did not commence until the quarter ended September 30, 2002. These interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC, included elsewhere on this Supplement No. 10.

Real Estate Investments

Operating Properties

Operating properties are carried at cost less accumulated depreciation. Cost includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 39 years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss reflected in operations.

Impairment losses are recorded on long-lived assets used in operations. Impairment losses are recorded on an operating property when indications of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows, excluding interest, predicted to be generated by that asset. As of March 31, 2003, no indicators of impairment existed and no impairment losses have been recorded.

The Company follows the provisions of EITF 97-11, Accounting for Internal Costs Related to Real Estate Property Acquisitions. Accordingly, the Company does not capitalize acquisition costs incurred in conjunction with the identification and acquisition of properties to be held for operations.

Investments in Unconsolidated Real Estate

Investments in unconsolidated real estate are accounted for using the equity method of accounting. Disposition of investments accounted for using the equity method are classified within continuing operations in conformity with APB No. 18.

Financing Costs

Financing costs consist of loan fees and other loan costs. Loan fees and other loan costs are amortized over the term of the respective loan. Amortization of financing costs is included in interest expense.

Revenue Recognition

Real estate property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in rental income in the period the related costs are accrued.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

Income Taxes

The Company operates as a real estate investment trust for federal income tax purposes. As a REIT, the Company is generally not subject to income taxes. To maintain its REIT status, the Company is required to distribute annually as dividends at least 90% of its REIT taxable income, as defined by the Internal Revenue Code (the “Code”), to its shareholders, among other requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. As of March 31, 2003, the Company was in compliance with all relevant REIT requirements.

Per Share Data

The Company reports earnings per share pursuant to Statement of Financial Accounting Standards No. 128, “Earnings Per Share”. Basic earnings per share attributable for all periods presented is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of common shares and all potentially dilutive securities. As of March 31, 2003, there are no potentially dilutive securities.

Stock Options

The Company follows the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). For employee compensatory stock options that will eventually vest, compensation expense is recognized during the periods in which the related employee services are rendered. Such expense is generally measured by determining the excess, if any, of the grant date estimated fair market value of the underlying stock over the amount to be paid by the employee in conformity with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Compensatory stock options and similar equity instruments issued to non-employees in exchange for goods or services are accounted for based on the estimated fair market value of (1) the goods or services received or (2) the equity instrument issued, whichever is more reliably measurable. This accounting policy is in conformity with SFAS 123.

Concurrent with commencement of the Offering, the Company adopted stock option plans for (1) independent and outside directors and (2) its officers and employees. Pursuant to the provisions of the Company’s option plans, as amended on July 22, 2002, the Company granted 20,000 options under its independent director stock option plan (the “Directors Plan”) and 90,000 options under its officer/employee stock option plan (the “Officer/Employee Plan”) to purchase Company common stock at $9.05 per share, which is the Offering price per share net of estimated selling commission and other offering costs. Shares of common stock issued upon the exercise of such options will have certain transferability restrictions. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

The stock options described above will expire ten years from the grant date and will be exercisable in whole or in part upon the second anniversary of the grant date; provided, however, that if the exercise of any stock option would cause the aggregate of all Company stock owned by the Advisor, the Dealer Manager of the Offering (NNN Capital Corp., formerly Stafford Capital Corp., an affiliate of the Company and the Advisor), their affiliates, and the Company’s officers and directors to exceed 10.0% of the total outstanding shares of the Company’s common stock, such exercise would be delayed until the first date on which the exercise would not cause such limit to be exceeded. The Company has authorized and reserved a total of 100,000 shares and 400,000 shares for issuance under the Directors Plan and the Officer/Employee Plan, respectively.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

The option grants are subject to shareholder approval of the option plans. As of March 31, 2003, the option plans have not been submitted to shareholders for their approval and, therefore, for accounting purposes, they are not considered outstanding.

Derivative Instruments and Hedging Activities

During the normal course of business, the Company is exposed to the effects of changes in interest rates. The Company limits these risks by following established risk management policies and procedures, which may include the use of derivatives. For interest rate exposures, interest rate swaps may be used primarily to hedge the cash flow risk of variable rate borrowing obligations.

As of March 31, 2003, the Company had not entered into any derivative contracts. The Company, however, has established policies regarding derivative contracts including (i) a prohibition against the use of derivatives for trading or speculative purposes and (ii) a requirement to enter into such contracts only with major financial institutions. When viewed in conjunction with the underlying and offsetting interest rate exposure derivatives are designed to hedge, management does not anticipate any material adverse effect on net income, cash flows or financial position in the future from the use of derivatives.

Interest rate swaps are derivative contracts that convert variable payments to fixed payments and act as cash flow hedges. Hedging relationships that are fully effective have no effect on net income or funds from operations. The unrealized gains and losses in the fair value of these interest rate swaps are reported on the balance sheet, as a component of other assets or other liabilities as appropriate, with a corresponding adjustment to accumulated other comprehensive income (loss).

On May 2, 2003, the Company entered into an interest swap agreement with its line of credit lenders, LaSalle Bank National Association (“LaSalle”). For more information on this interest rate swap, see Note 9—“Subsequent Events.”

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board has issued Statements No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) and No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS 144 supersedes Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ”, addresses financial accounting and reporting for the impairment or disposal of long-lived assets, including accounting for a segment of a business accounted for as a discontinued operation. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections”. SFAS No. 145 rescinds three existing pronouncements (relating to the intangible assets of motor carriers and certain debt extinguishments), amends SFAS No. 13 (“Accounting for Leases”), and makes technical corrections that are not substantive in nature to several other pronouncements. The amendment of SFAS No. 13, which is effective for transactions occurring

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

after May 15, 2002, requires sale-leaseback accounting by lessees for certain lease modifications that are economically similar to sale-leaseback transactions. SFAS No. 145 did not affect the accompanying financial statements, and is not presently expected to have a significant impact on the Company’s future financial statements.

In June, 2002, the FASB approved for issuance SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” SFAS No. 146 is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation, and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management’s intent, and requires that liabilities be measured at estimated fair value. The adoption of SFAS No. 146 did not have a material impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, an amendment of FASB Statement No. 123. The disclosure requirements of Statement 123, “Accounting for Stock-Based Compensation”, which apply to stock compensation plans of all companies, are amended to require certain disclosures about stock-based employee compensation plans in an entity’s accounting policy note. Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented. Pro forma information in a tabular format is also required in the notes to interim financial information if the intrinsic value method is used in any period presented. Before amendment by Statement 148, Statement 123 required entities changing to the fair value method of accounting for stock-based employee compensation to account for the change in method prospectively. The FASB decided to provide a choice among three transition methods (the prospective method originally required by Statement 123, the modified prospective method, and the retroactive restatement method) for entities voluntarily adopting the fair value method in periods beginning before December 16, 2003. Statement 123’s original prospective transition method will not be available to entities changing to the fair value method in fiscal years beginning after December 15, 2003. The amendments to the disclosure and transition provisions of Statement 123 are effective for fiscal years ending after December 15, 2002. Calendar year-end entities are required to include the new disclosures in their 2002 financial statements. The disclosure requirement for interim financial information is effective for interim periods beginning after December 15, 2002. The Company has adopted the interim disclosure requirements of SFAS 148 in the accompanying consolidated financial statements. The implementation of this standard did not have a material effect upon the Company’s financial statements.

The FASB has issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,”—an interpretation of FASB Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Implementation of these provisions of the Interpretation is not expected to have a material impact on the Company’s consolidated financial statements. The disclosure requirements of the Interpretation are effective for financial statements of interim or annual periods ended after December 15, 2002, and have been adopted in the accompanying consolidated financial statements for March 31, 2003, with no additional disclosure required.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

The FASB has issued Interpretation No. 46, “Consolidation of Variable Interest Entities”—an interpretation of Accounting Research Bulletin (““ARB”) No. 51. This Interpretation defines a variable interest entity and provides that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. Furthermore, the FASB indicates that the voting interest approach of ARB No. 51 is not effective in identifying controlling financial interests in entities that are not controllable through voting interest or in which the equity investors do not bear the residual economic risk. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. Management believes the implementation of this Interpretation will not have a material effective upon the Company’s financial statements.

3.    REAL ESTATE INVESTMENTS

Wholly Owned Properties

The Company’s operating properties at March 31, 2003 were as follows:

	Percentage Ownership	Land	Buildings and Improvements	Total
5508 Highway 290 West Office Complex, Austin, TX	100.0%	$1,535,875	$8,689,125	$10,225,000
Two Corporate Plaza, Houston, TX	100.0%	2,040,577	11,648,887	13,689,464
Atrium Building, Lincoln, NE	100.0%	1,075,996	3,227,988	4,303,984

		4,652,448	23,566,000	28,218,448
Less accumulated depreciation		—	(251,993)	(251,993)

		$4,652,448	$23,314,007	$27,966,455

On January 31, 2003, GREIT—Atrium Building, LLC, a wholly owned subsidiary of G REIT, L.P., purchased the Atrium Building in Lincoln, Nebraska from an unaffiliated third-party for a purchase price of approximately $4,303,000. The property is encumbered by two ground leases under parts of the office building which expire in 2054 and 2055, respectively, including renewal options. The Company funded the purchase price with $2,200,000 in borrowings under its credit facility arranged through LaSalle (See Note 4). The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced.

Investments in Unconsolidated Real Estate

On January 9, 2003, GREIT—Congress Center, LLC, a wholly owned subsidiary of G REIT L.P., purchased a 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet located in Chicago, Illinois. NNN Congress Center, LLC and WREIT—Congress Center, LLC, affiliates of the Company, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the property. The property was purchased from an unaffiliated third party for a purchase price of $136,108,000. The Company’s cash investment was approximately $14,556,000. Its total investment consisted of the Company’s proportionate share of the purchase price of

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

approximately $40,832,000 (consisting of approximately $12,047,000 in cash and $28,785,000 in debt), plus $2,509,000 for the Company’s proportionate share of closing costs, loan fees and reserves. The Company is jointly and severally liable for the total debt of $95,950,000 and any subsequent increases in the total debt.

On March 18, 2003, GREIT—Park Sahara, LLC, a wholly owned subsidiary of G REIT, L.P., purchased a 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,709 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada. The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of the Company. The property was purchased from an unaffiliated third party for a total purchase price of $12,200,000. The Company’s total cash investment was approximately $211,000. The Company’s proportionate share of the total purchase price was approximately $579,500 including $399,000 in debt. The Company’s liability for the debt is limited to the amount of its investment in the property.

Unaudited condensed combined financial information as of March 31, 2003 and for the three months then ended for the Company’s equity method investments described above is presented below.

Real estate operating properties	$150,422,140
Other assets	1,351,872

Total assets	$151,774,012

Notes payable secured by real estate operating properties	$104,275,000
Other liabilities	4,512,460

Total liabilities	108,787,460
Total equity	42,986,552

Total liabilities and equity	$151,774,012

The Company’s equity	$14,833,965

Revenues	$2,690,199
Rental and other expenses	(1,586,540)
Interest expense	(853,361)

Net earnings	$250,298

The Company’s equity in net earnings	$67,379

4.    NOTES PAYABLE

Line of Credit

In January 2003, the Company obtained a new credit facility with a maximum amount of $25,000,000 through LaSalle which matures on January 30, 2006. Advances under this credit facility (1) are made for the purchase of properties by the Company and collateralized by the related property; (2) bear interest at the choice of the Company at the Prime Rate or the LIBOR plus a margin of 2.50% per annum, declining to 2.25% when the Company meets certain conditions, which include attaining $50,000,000 in net worth, no default on advances, and full compliance with other covenants under the credit facility; (3) are subject to a floor rate of 4.15% per annum; and (4) require interest only payments on a monthly basis. In connection with this credit facility, the Company has granted LaSalle a right of first refusal to finance the purchase of properties by the Company.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

Properties financed by borrowings under the LaSalle line of credit are required to meet certain minimum loan to value, debt service coverage and other requirements on a combined basis. As of March 31, 2003, the Company was in compliance with all such requirements.

As of March 31, 2003, the Company’s borrowings under this credit facility totaled $2,200,000 to finance the purchase of the Atrium Building. Undrawn amounts under the credit facility totaled $22,800,000 as of March 31, 2003. The weighted average interest rate on the line of credit for the quarter ended March 31, 2003 was 4.15%.

On March 31, 2003, the Company paid in full the $6,700,000 loan outstanding on the 5508 Highway 290 West Office Complex. In April 2003, LaSalle advanced $5,150,000 under the Company’s credit facility to refinance the property.

Loan Payable

In connection with the acquisition of Two Corporate Plaza, an office building located in Clear Lake, Texas, in November 2002, the Company borrowed $10,160,000 from an unaffiliated lender under a first mortgage loan bearing interest at a fixed interest rate of 5.92%. The Company is required to make payments of principal and interest on a 30-year amortization schedule until the due date of December 11, 2007, at which time the loan will have to be paid in full or refinanced.

5.    SHAREHOLDERS’ EQUITY

As of March 31, 2003, the Company had sold approximately 4,150,131 shares of its common stock (“Shares”) for aggregate gross proceeds before offering costs and selling commissions of approximately $41,417,000. Of these amounts, approximately 22,100 shares or $200,005 of the Company’s common stock were sold to the Advisor, and approximately 9,595 shares or $86,836 of the Company’s common stock were sold to other affiliated parties. In addition, 26,616 shares totaling approximately $241,000 have been sold under the Company’s Dividend Reinvestment Program (“DRIP”) through March 31, 2003.

In connection with the Offering, the Company incurred approximately $4,917,000 of costs related to the issuance and distribution of Shares through the quarter ended March 31, 2003. Such amount includes a total of approximately $3,455,000 paid to the Dealer Manager of the Offering (NNN Capital Corp., formerly Stafford Capital Corp., which is wholly owned by the Company’s CEO), and is principally comprised of selling commissions, and investor marketing and due diligence costs. In addition, approximately $1,462,000 was paid to the Advisor for offering expenses.

The Company has established an annual dividend rate and has committed to paying monthly dividends at an annual rate of $0.725 per share to the extent of available funds. Beginning September 1, 2002, the Company began paying monthly dividends to shareholders of record as of the end of the preceding month. Through March 31, 2003, the Company had declared total dividends of $830,992 and paid total cash dividends of $603,528.

On March 22, 2003, the Company’s Board of Director’s approved an increase in the dividend rate to $0.750 per share effective with the June 1, 2003 payment.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

6.    DIVIDEND REINVESTMENT PROGRAM

Effective with the Offering, the Company adopted a DRIP that allows Company shareholders to purchase up to 1,000,000 shares of common stock through reinvestment of dividends, subject to certain conditions. The Company registered and reserved 1,000,000 shares for distribution pursuant to the DRIP.

During the quarter ended March 31, 2003, the Company issued 19,777 Shares under the Company’s DRIP.

7.    ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS

Advisory Agreement

Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company; administers the Company’s accounting and bookkeeping functions; serves as a consultant in connection with policy decisions to be made by the Company’s Board of Directors; manages the Company’s property; and renders other services deemed appropriate by the Company’s Board of Directors. The Advisor bears the expenses incurred for the performance of its services and is entitled to reimbursement subject to certain limitations. Fees and costs reimbursed to the Advisor cannot exceed 2% of average invested assets or 25% of net income for the previous four quarters as defined. During the quarter ended March 31, 2003, there were no reimbursements to the Advisor for costs and expenses relating to the Advisory Agreement.

Offering Expenses

The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) which together exceed 14% of the gross Offering proceeds. effective October 17, 2002, the Board of Directors of the Company lowered the limitation on offering and organizational expenses to be borne by the Company from 15% to 14% of the total proceeds raised in the Offering.

Through March 31, 2003, total offering expenses incurred by the Advisor and affiliates totaled approximately $4,917,000, all of which have been borne by the Company, pursuant to the limitation described above. The amounts borne by the Company are reflected as a reduction of additional paid in capital.

Real Estate Commissions

In connection with the acquisition of the Atrium Building, the seller of the property paid a real estate sales commission to Triple Net Properties Realty, Inc. (“Realty”), an affiliates of the Advisor, totaling $132,000, or approximately 2.9% of the purchase price.

In connection with the acquisition of the undivided tenant in common interest in Congress Center, the seller of the property paid a real estate commission of $2,000,000 or approximately 1.5% of the purchase price to Realty, the Company’s proportionate share of which was $600,000.

In connection with the acquisition of the undivided tenant in common interest in Park Sahara, the seller of the property paid a real estate sales commission of $328,000 or approximately 2.6% of the purchase price to Realty, the Company’s proportionate share of which was $15,600.

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

Property Management Fees

The Company pays Realty property management fees equal to 5% of the gross income of each property managed by Realty. All of the Company’s properties are managed by Realty and, through March 31, 2003, the Company had paid Realty approximately $80,000 in property management fees.

Incentive Distributions

The Advisor owns 100 non-voting incentive performance units in G REIT, L.P., the Company’s Operating Partnership and is entitled to incentive distributions of operating cash flow after the Company’s shareholders have received an 8% annual return on their invested capital. No incentive distributions were made to the Advisor for the quarter ended March 31, 2003.

8.    COMMITMENTS AND CONTINGENCIES

Acquisitions

On March 31, 2003, the Advisor entered into a contract on the Company’s behalf with an unaffiliated third-party seller for the acquisition of Park on the Bayou, a six-story Class A office building with approximately 159,563 square feet on a 2.684 acre site in Houston, Texas. The property is 100% leased, with over 99% of the property leased to the Federal Bureau of Investigation. The purchase price for the property is approximately $12,360,000. The seller will pay Realty a commission of $360,000 at settlement for arranging the purchase. Closing of this acquisition is anticipated during the second quarter of 2003. The Company has a deposit of $250,000 related to this potential acquisition. Under certain circumstances, such deposits may be nonrefundable.

In addition, the Company has real estate deposits outstanding and management is currently considering several other potential property acquisitions. The decision to acquire one or more of these properties will generally depend upon:

•	receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

There can be no assurance that any or all of the conditions will be satisfied.

Contingent Loan Obligation

In connection with the purchase of its tenant in common interest in Congress Center (see Note 3), the Company is jointly and severally liable on two loans encumbering the property with a maximum principal amount of $95,950,000 and maturing through January 2006. The loans are cross-collateralized and cross-defaulted. The other tenants-in-common owners of the property are affiliated companies controlled by the Advisor. The Company’s joint and several obligation under these loans constitutes a guarantee of entities under the common control of the Advisor, and as a result, it is exempted from the initial recognition and measurement required by FIN 45 and no liability related to this obligation has been recorded in the accompanying consolidated financial statements. In the event of a loan default by the other property owners of Congress Center, the

G REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(Unaudited)

Company may be responsible for fully repaying the loans and accrued interest thereon. In such event, the Company would then have recourse against the other property owners and be able to proportionately increase its ownership interest in the property.

9.    SUBSEQUENT EVENTS

In April 2003, LaSalle advanced $5,150,000 under the Company’s line of credit to refinance the 5508 Highway 290 West Office Complex property.

On April 25 2003, the Company, through its wholly owned subsidiary, GREIT—Department of DCF, LLC, purchased the Department of Children and Families Campus, consisting of one one-story and two three- story Class B buildings with a total of approximately 124,037 square feet located on a 9.4 acre site located in Plantation, Florida. The property is approximately 92% leased to several state and local Florida government agencies. The property was purchased from an unaffiliated third party for a purchase price of $11,580,000. The purchase was financed with $7,605,000 in borrowings under the Company’s credit facility with LaSalle. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the property paid a sales commission to Realty of $300,000, or approximately 2.6% of the purchase price.

On April 29, 2003, La Salle increased the amount available under the Company’s line of credit facility from $25,000,000 to $40,000,000 and decreased the floor rate from 4.15% to 3.90% per annum. The credit facility matures on January 30, 2006. Outstanding borrowings under the credit facility totaled approximately $26,400,000 as of May 2, 2003.

On May 2, 2003, the Company entered into an interest rate swap contract with La Salle to hedge its exposure to approximately $26,400,000 in variable rate borrowings under its credit facility with La Salle by effectively paying a fixed 4.53% rate of interest over the term of the swap agreement. Management considers this interest rest rate swap agreement to be fully effective in hedging the variable rate risk associated with the hedged $26,400,000 in borrowings under the credit facility.

On May 2, 2003, the Company, through its wholly owned subsidiary, GREIT—Gemini Plaza, LLC, purchased Gemini Plaza, a six-story Class A office building with approximately 158,627 square feet on a 7.02 acre site located in Houston, Texas. The property is 100% leased to the United Space Alliance, a joint venture between government contractors Boeing Company and Lockheed Martin Corporation. The property was purchased from an unaffiliated third party for a purchase price of $15,000,000. The purchase was financed with $9,815,000 in borrowings under the Company’s credit facility with LaSalle. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the property paid a sales commission to Realty of $325,000, or approximately 2.2% of the purchase price.

On May 6, 2003, La Salle advanced additional funds in the amounts of $690,000 and $1,545,000 collateralized by the Atrium Building and 5508 Highway 290 West Office Complex, respectively. The borrowing proceeds were used primarily to reimburse the Company for funds used in property acquisitions.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To	the Board of Directors and Shareholders
G	REIT, Inc.

We have audited the accompanying consolidated balance sheets of G REIT, Inc. (the “Company”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2002 and the period from December 18, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of G REIT, Inc. as of December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for the year ended December 31, 2002 and the period from December 18, 2001 through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

We have also audited Schedule III of G REIT, Inc. for the year ended December 31, 2002. In our opinion, this Schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/    GRANT THORNTON LLP

Irvine,	California
March	18, 2003

G REIT, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

	2002	2001
ASSETS

Real estate investments:
Operating properties	$23,830,511	$—
Less accumulated depreciation	(102,149)	—

	23,728,362	$—

Cash and cash equivalents	8,378,891	100
Accounts receivable	98,149	—
Accounts receivable from related parties	4,063	—
Real estate deposits	2,270,985	—
Other assets, net	1,980,859	—

	$36,461,309	$100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$770,770	$—
Distributions payable	109,642	—
Security deposits and prepaid rent	370,539	—
Notes payable	16,860,000	—

	18,110,951	—

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock, $.01 par value; 50,000,000 shares authorized; 2,158,417 shares issued and outstanding at December 31, 2002 and 10 shares at December 31, 2001	21,584	—
Additional paid-in capital	18,582,586	100
Distributions in excess of earnings	(253,812)	—

	18,350,358	100

	$36,461,309	$100

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Year Ended December 31, 2002 and

the Period From December 18, 2001 (inception) Through December 31, 2001

	2002	2001
Revenues
Rental income	$732,685	$—
Interest income	17,816	—

	750,501	—

Expenses
Rental expenses	204,561	—
General and administrative	169,532	—
Depreciation	102,149	—
Interest (including amortization of deferred financing fees)	248,609	—

	724,851	—

Net income	$25,650	$—

Net income per common share—basic and diluted	$0.06	$—

Weighted average number of common shares outstanding—basic and diluted	405,481	10

Distributions declared	$279,462	$—

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Year Ended December 31, 2002 and

the Period From December 18, 2001 (inception) Through December 31, 2001

	Number of Shares	Par Value	Additional Paid-In Capital	Distributions in Excess of Earnings	Total
BALANCE—December 18, 2001 (inception)	—	$—	$—	$—	$—
Issuance of common stock	10	—	100	—	100
Distributions	—	—	—	—	—
Net income	—	—	—	—	—

BALANCE—December 31, 2001	10	—	100	—	100
Issuance of common stock, net of offering costs of $2,936,369	2,158,407	21,584	18,582,486	—	18,604,070
Distributions	—	—	—	(279,462)	(279,462)
Net income	—	—	—	25,650	25,650

BALANCE—December 31, 2002	2,158,417	$21,584	$18,582,586	$(253,812)	$18,350,358

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2002 and

the Period From December 18, 2001 (inception) Through December 31, 2001

	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$25,650	$—
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	102,149	—
Amortization of deferred financing fees	49,424	—
Change in operating assets and liabilities:
Accounts receivable	(98,149)	—
Accounts receivable from related parties	(4,063)	—
Other assets	(1,825,227)	—
Accounts payable and accrued liabilities	770,770	—
Security deposits and prepaid rent	370,539	—

Net cash used in operating activities	(608,907)	—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate operating properties	(23,830,511)	—
Real estate deposits	(2,270,985)	—

Net cash used in investing activities	(26,101,496)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	18,604,070	100
Borrowings under notes payable	16,860,000	—
Payment of deferred financing costs	(205,056)	—
Distributions	(169,820)	—

Net cash provided by financing activities	35,089,194	100

NET INCREASE IN CASH AND CASH EQUIVALENTS	$8,378,791	$100

CASH AND CASH EQUIVALENTS—beginning of period	$100	$—

CASH AND CASH EQUIVALENTS—end of period	$8,378,891	$100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$108,888	$—

Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002 and 2001

1.    ORGANIZATION

G REIT, Inc. (the “Company”), was incorporated on December 18, 2001 under the laws of the Commonwealth of Virginia. The Company, which is qualified, has elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes for its first full tax year. The Company was incorporated to raise capital and to acquire ownership interests in, manage, operate, lease, acquire, develop, invest in and dispose of office, industrial and service real estate properties, a number of which will have a government-tenant orientation. As of December 31, 2002, the Company had acquired two office properties. The Company internally evaluates all properties as one industry segment and accordingly does not report segment information.

The Company is externally advised by Triple Net Properties, LLC (the “Advisor”), which is primarily responsible for managing the day-to-day operations and assets of the Company. The Advisory Agreement between the Company and the Advisor has a one year term, and is subject to successive renewals. The Advisor is affiliated with the Company in that the two entities have common officers and directors, some of whom also own an equity interest in the Advisor. (See Note 7).

Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, the Company is offering for sale to the public on a “best efforts” basis a minimum of 100,000 and a maximum of 20,000,000 shares of its common stock at a price of $10 per share (the “Offering”) and up to 1,000,000 additional shares pursuant to the Company’s Dividend Reinvestment Plan (“DRIP”) under which its shareholders may elect to have dividends reinvested in additional shares. The Registration Statement was declared effective by the Securities and Exchange Commission (“SEC”) on July 22, 2002. As discussed in the Registration Statement, the Company plans to principally use the net Offering proceeds from the sale of shares to acquire ownership interests in real estate properties. The Company intends to finance property acquisitions with a combination of net Offering proceeds and debt secured by the acquired properties.

As of December 31, 2001, the Company operated as a development stage enterprise. In September 2002, the Company completed its first property acquisition and commenced its planned principal operations.

The Company owns all of its interests in properties through its majority-owned subsidiary, G REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), and conducts substantially all of its operations through the Operating Partnership. As of December 31, 2002, the Company was the sole general partner of the Operating Partnership and owned 100% of the equity interests therein, except for 100 incentive non-voting ownership units issued to the Company’s Advisor. The incentive units entitle the Advisor to receive certain incentive distributions of operating cash flow after a minimum 8% return on invested capital has been paid to the Company’s shareholders (as defined in the Registration Statement). In addition, the Advisor is entitled to incentive distributions from net proceeds from the sale of properties after the Company’s shareholders have received their invested capital, as defined, plus an 8% return on such invested capital. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company, the Operating Partnership and the wholly owned subsidiaries of the Operating Partnership; all material inter-company transactions and account balances have been eliminated in consolidation. All references to the Company include the Operating Partnership and its subsidiaries.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.

Organizational Costs

The Company complies with Statement of Position 98-5, Reporting the Costs of Start-Up Activities, which requires that all organizational and start-up costs be expensed as incurred. Organizational and start up expenses are included in general and administrative expenses.

Real Estate

Real estate investments consist of two operating properties held for investment acquired in September and November 2002, carried at cost less accumulated depreciation. Cost includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 39 years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the balance sheets and any gain or loss reflected in statements of operations.

Impairment losses are recorded on long-lived assets used in operations and include the operating property when indicators of impairment are present and the assets’ carrying amount is greater than the sum of the future undiscounted cash flows, excluding interest, estimated to be generated by those assets. As of December 31, 2002, no indicators of impairment existed and no impairment losses have been recorded.

The Company follows the provisions of EITF 97-11, Accounting for Internal Costs Related to Real Estate Property Acquisitions. Accordingly, the Company does not capitalize internal acquisition costs incurred in conjunction with the identification and acquisition of properties to be held for operations.

Real Estate Deposits

Real estate deposits are paid on properties the Company is evaluating for purchase. Real estate deposits are capitalized when paid and may become nonrefundable under certain circumstances. When properties are acquired, the purchase price is reduced by the amounts of deposits paid by the Company. At December 31, 2002, management believes all real estate deposits are considered refundable.

Other Assets

Other assets consist primarily of deferred financing costs, deposits and reserves required by mortgage lenders, and rent receipts in lockbox accounts not yet released by lenders.

Financing costs consist of loan fees and other loan costs. Loan fees and other loan costs are amortized over the term of the respective loan. Amortization of financing costs is included in interest expense.

Revenue Recognition

Real estate property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in rental income in the period the related costs are accrued.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Deferred rent receivable arises during free rent periods of a lease. The deferred rent receivable is included in other assets at December 31, 2002 and totaled $20,854.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk are primarily cash investments and accounts receivable from tenants. Cash is generally invested in investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. The Company has cash in financial institutions which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. At December 31, 2002, the Company had cash accounts in excess of FDIC insured limits. Concentration of credit risk with respect to accounts receivable from tenants is limited. The Company performs credit evaluations of prospective tenants, and security deposits are obtained.

Other Concentrations

As of December 31, 2002, the Company has two properties in the state of Texas. Additionally, Lockheed Engineering accounts for approximately 27% of the Company’s revenues. No other single tenant accounted for a significant portion of the Company’s rental income.

Fair value of financial instruments

The carrying amount of cash, accounts receivable, real estate deposits, accounts payable and accrued liabilities approximates fair value because of the short maturity of these financial instruments. Notes payable are carried at amounts that approximate fair value. The estimated fair value of notes payable is based on borrowing rates currently available to the Company for loans with similar terms and maturities.

Income Taxes

The Company operates as a real estate investment trust for federal income tax purposes. As a REIT, the Company is generally not subject to income taxes. To maintain its REIT status, the Company is required to distribute annually as dividends at least 90% of its REIT taxable income for the year ended December 31, 2002, as defined by the Internal Revenue Code (“IRC”), to its shareholders, among other requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Although the Company qualifies as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income

Per Share Data

The Company reports earnings per share pursuant to Statement of Financial Accounting Standards No. 128, “Earnings Per Share”. Basic earnings per share attributable for all periods presented is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of common shares and all potentially dilutive securities.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

reported amounts of the assets and liabilities as of December 31, 2002 and 2001, and the revenues and expenses for the year ended December 31, 2002 and the period December 18, 2001 through December 31, 2001. Actual results could differ from those estimates.

Stock Options

The Company follows the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). For employee compensatory stock options that will eventually vest, compensation expense is recognized during the periods in which the related employee services are rendered. Such expense is generally measured by determining the excess, if any, of the grant date estimated fair market value of the underlying stock over the amount to be paid by the employee in conformity with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Compensatory stock options and similar equity instruments issued to non-employees in exchange for goods or services are accounted for based on the estimated fair market value of (1) the goods or services received or (2) the equity instrument issued, whichever is more reliably measurable. This accounting policy is in conformity with SFAS 123.

Concurrent with commencement of the Offering, the Company adopted stock option plans for (1) independent and outside directors and (2) its officers and employees. Pursuant to the provisions of the Company’s option plans, as amended on July 22, 2002, the Company intends to grant 20,000 options under its independent director stock option plan (the “Directors Plan”) and 90,000 options under its officer/employee stock option plan (the “Officer/Employee Plan”) to purchase Company common stock at $9.05 per share, which is the Offering price per share net of estimated selling commission and other offering costs. Shares of common stock issued upon the exercise of such options will have certain transferability restrictions. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

The number of stock options that can be granted to the Company’s directors, officers and employees is limited to 10% of the number of outstanding shares of the Company’s common stock at the time of the option grant. Accordingly, option grants will not be effective until and unless the Company sells at least 1.1 million shares of its common stock under the Offering. The 10% threshold referred to above was met on October 29, 2002. However, the option grants are subject to shareholder approval of the option plans and, therefore, for accounting purposes, they are not considered outstanding.

The stock options described above will expire ten years from the grant date and will be exercisable in whole or in part upon the second anniversary of the grant date; provided, however, that if the exercise of any stock option would cause the aggregate of all Company stock owned by the Advisor, the Dealer Manager of the Offering (NNN Capital Corp., an affiliate of the Company and the Advisor), their affiliates, and the Company’s officers and directors to exceed 10.0% of the total outstanding shares of the Company’s common stock, such exercise would be delayed until the first date on which the exercise would not cause such limit to be exceeded.

The Company has authorized and reserved a total of 100,000 shares and 400,000 shares for issuance under the Directors Plan and the Officer/Employee Plan, respectively.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board has issued Statements No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) and No. 144, “Accounting for the Impairment or Disposal of Long-Lived

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Assets” (“SFAS 144”). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS 144 supersedes Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”, addresses financial accounting and reporting for the impairment or disposal of long-lived assets, including accounting for a segment of a business accounted for as a discontinued operation. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections”. SFAS No. 145 rescinds three existing pronouncements (relating to the intangible assets of motor carriers and certain debt extinguishments), amends SFAS No. 13 (“Accounting for Leases”), and makes technical corrections that are not substantive in nature to several other pronouncements. The amendment of SFAS No. 13, which is effective for transactions occurring after May 15, 2002, requires sale-leaseback accounting by lessees for certain lease modifications that are economically similar to sale-leaseback transactions. SFAS No. 145 did not affect the accompanying 2002 financial statements, and is not presently expected to have a significant impact on the Company’s future financial statements.

In June, 2002, the FASB approved for issuance SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” SFAS No. 146 is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation, and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management’s intent, and requires that liabilities be measured at estimated fair value. Management has not determined the effect, if any, of SFAS No. 146 on the Company’s future financial statements.

In December 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, an amendment of FASB Statement No. 123. The disclosure requirements of Statement 123, “Accounting for Stock-Based Compensation”, which apply to stock compensation plans of all companies, are amended to require certain disclosures about stock-based employee compensation plans in an entity’s accounting policy note. Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented. Pro forma information in a tabular format is also required in the notes to interim financial information if the intrinsic value method is used in any period presented. Before amendment by Statement 148, Statement 123 required entities changing to the fair value method of accounting for stock-based employee compensation to account for the change in method prospectively. The FASB decided to provide a choice among three transition methods (the prospective method originally required by Statement 123, the modified prospective method, and the retroactive restatement method) for entities voluntarily adopting the fair value method in periods beginning before December 16, 2003. Statement 123’s original prospective transition method will not be available to entities changing to the fair value method in fiscal years beginning after December 15, 2003.

The amendments to the disclosure and transition provisions of Statement 123 are effective for fiscal years ending after December 15, 2002. Calendar year-end entities are required to include the new disclosures in their 2002 financial statements. The disclosure requirement for interim financial information is effective for interim periods beginning after December 15, 2002. The Company has adopted the annual disclosure requirements of SFAS 148 in the accompanying consolidated financial statements. The implementation of this standard did not have a material effect upon the Company’s financial statements.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

The FASB has issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,”—an interpretation of FASB Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Implementation of these provisions of the Interpretation is not expected to have a material impact on the Company’s consolidated financial statements. The disclosure requirements of the Interpretation are effective for financial statements of interim or annual periods ended after December 15, 2002, and have been adopted in the accompanying consolidated financial statements for December 31, 2002, with no additional disclosure required.

The FASB has issued Interpretation No. 46, “Consolidation of Variable Interest Entities”—an interpretation of Accounting Research Bulletin (“ARB”) No. 51. This Interpretation defines a variable interest entity and provides that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. Furthermore, the FASB indicates that the voting interest approach of ARB No. 51 is not effective in identifying controlling financial interests in entities that are not controllable through voting interest or in which the equity investors do not bear the residual economic risk. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. Management believes the implementation of this Interpretation will not have a material effect upon the Company’s financial statements.

3.    OPERATING PROPERTIES

The Company’s real estate assets consisted of two wholly-owned operating properties at December 31, 2002 summarized as follows:

	Land	Buildings and Improvements	Total
5508 Highway 290 West Office Building, Austin, TX	$1,535,875	$8,689,125	$10,225,000
Two Corporate Plaza, Clear Lake, TX	2,040,577	11,564,934	13,605,511

	3,576,452	20,254,059	23,830,511
Less: accumulated depreciation	—	(102,149)	(102,149)

	$3,576,452	$20,151,910	$23,728,362

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

The Company’s properties are leased to tenants under operating leases with terms ranging from 3 to 25 years and are either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum rent to be received from noncancelable operating leases, excluding tenant reimbursements of certain costs, for each of the next five years ending December 31 and thereafter, are summarized as follows:

Future Rent Receipts

Year	Amount
2003	$3,699,375
2004	3,585,708
2005	3,397,808
2006	2,070,918
2007	609,890
Thereafter	484,613

$13,848,312

A certain amount of the Company’s rental income is from tenants with leases which are subject to contingent rent provisions. These contingent rents are subject to the tenant achieving periodic revenues in excess of specified levels. For the year ended December 31, 2002, the amount of contingent rent earned by the Company was not significant.

4.    NOTES PAYABLE

In connection with the acquisition of 5508 Highway 290 West Office Building, an office building located in Austin, Texas, in September 2002, the Company borrowed $6,700,000 from an unaffiliated lender under a first mortgage loan bearing interest at a variable interest rate of 400 basis points over LIBOR (1.50% at December 31, 2002). The Company is required to make interest-only payments until the due date of October 1, 2003, at which time the loan will have to be paid in full or refinanced.

In connection with the acquisition of Two Corporate Plaza, an office building located in Clear Lake, Texas, in November 2002, the Company borrowed $10,160,000 from an unaffiliated lender under a first mortgage loan bearing interest at a fixed interest rate of 5.92%. The Company is required to make payments of principal and interest on a 30-year amortization schedule until the due date of December 11, 2007, at which time the loan will have to be paid in full or refinanced.

The principal payments due on notes payable for each of the next five years ending December 31 and thereafter are summarized as follows:

Year	Amount
2003	$6,827,265
2004	135,007
2005	143,220
2006	151,933
2007	9,602,575

$16,860,000

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

5.    SHAREHOLDERS’ EQUITY

As of December 31, 2002, the Company had issued 2,158,417 shares of common stock, including 22,100 shares issued to Triple Net Properties, LLC, (the “Advisor”), 16,025 shares to other affiliated parties, and 6,933 shares issued under the Dividend Reinvestment Program (the “DRIP”) at $9.05 per share resulting in aggregate gross proceeds before offering costs and selling commissions of approximately $21,540,539.

The Company incurred Offering expenses of approximately $2,936,369 of costs related to the issuance and distribution of its common stock through the year ended December 31, 2002. Such amount includes reimbursements of offering costs to the Advisor of $408,974. It also includes a total of approximately $1,732,148 paid to the Dealer Manager of the Offering (Stafford Capital Corp., formerly NNN Capital Corp., which is wholly owned by the Company’s CEO), and is principally comprised of selling commissions, (the majority of which are re-allowed to selling broker dealers), and investor marketing and due diligence costs.

The Company has established an annual dividend rate and has committed to paying monthly dividends at an annual rate of 7.25% to the extent of lawfully available funds. Beginning September 1, 2002, the Company began monthly distributions to shareholders of record as of the end of the preceding month. As of December 31, 2002, the Company had declared total dividends of $279,462 and paid total cash dividends of $169,820.

The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) which together exceed 15% of the gross Offering proceeds. Effective October 17, 2002, the Board of Directors of the Company lowered the limitation on offering and organizational expenses to be borne by the Company from 15% to 14% of the total proceeds raised in the Offering. As of December 31, 2002, organizational and offering costs did not exceed these limitations and the Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

6.    DIVIDEND REINVESTMENT PROGRAM

Effective with the Offering, the Company adopted a DRIP that allowed Company shareholders to purchase up to 1 million shares of common stock through reinvestment of dividends, subject to certain conditions. The Company registered and reserved 1,000,000 shares for distribution pursuant to the DRIP.

During the year ended December 31, 2002, the Company sold 11,488 shares of common stock under the Company’s DRIP, of which 6,839 were issued at year end.

7.    ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS

Advisory Agreement

Under the terms of the agreement between the Company and the Advisor (the “Advisory Agreement”), the Advisor has responsibility for the day-to-day operations of the Company; administers the Company’s accounting and bookkeeping functions; serves as a consultant in connection with policy decisions to be made by the Company’s Board of Directors; manages the Company’s property; and renders other services deemed appropriate by the Company’s Board of Directors. The Advisor bears expenses incurred for the performance of its services and is entitled to reimbursement subject to certain limitations. Fees and costs reimbursed to the Advisor cannot exceed 2% of average invested assets, as defined, or 25% of net income for the previous four quarters as defined.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Organizational and Offering Expenses

The Company’s Advisor and affiliated entities have incurred offering costs and certain expenses on the Company’s behalf. Pursuant to a written agreement, such entities accepted responsibility for such costs and expenses until the Company’s Registration Statement was declared effective by the SEC. However, the Company’s obligation for such costs and expenses will not exceed 15% of the total proceeds raised in the Offering, as more fully disclosed in the Company’s Registration Statement.

At December 31, 2002, total organizational and offering expenses incurred by the Advisor and affiliates totaled $2,936,369, all of which have been borne by the Company, subject to the limitation described above, and reflected as a reduction of additional paid-in capital. The offering expenses include $1,732,148 paid to the Dealer Manager and $408,974 in reimbursements to the Advisor for legal, accounting and other expenses of the offering.

Effective October 17, 2002, the Board of Directors of the Company lowered the limitation on offering costs and organizational expenses to be borne by the Company from 15% to 14% of total proceeds raised in the Offering.

Real Estate Commissions

The purchase price of 5508 Highway 290 West Building Complex included a real estate sales commission, which was paid by the seller to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of the Advisor, totaling $300,000 or approximately 3% of the purchase price. The purchase price of Two Corporate Plaza also included a real estate sales commission, which was paid by the seller to Triple Net Properties Realty, Inc., totaling $380,000 or approximately 2.8% of the purchase price.

Property Management Fees

The Company pays Realty a property management fee equal to 5% of the gross income from the properties. Beginning October 1, 2002 through December 31, 2002, property management fees of $26,516 were paid to Realty including $2,058 in amounts for on-site personnel.

Incentive Distributions

The Advisor owns non-voting incentive performance units in G REIT, L.P., the Company’s Operating Partnership and is entitled to incentive distributions of operating cash flow after the Company’s shareholders have received an 8% annual return on their invested capital. No incentive distributions were made to the Advisor for the year ended December 31, 2002.

8.	SUBSEQUENT AND PROPOSED ACQUISITIONS

Congress Center

On January 9, 2003, through its wholly owned subsidiary, GREIT—Congress Center, LLC, a Delaware limited liability company, the Company purchased an approximately 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet built in 2001 and located in Chicago, Illinois. The Company’s affiliates, NNN Congress Center, LLC and WREIT—Congress Center, LLC, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the property. The seller was Congress Center, L.L.C., an unaffiliated third-party. The total purchase price for Congress Center was $136,108,000. The purchase price included a sales commission payable to Realty of $2,000,000, approximately 1.50% of the purchase price. The Company’s total investment consisted of its proportionate share of the purchase price (approximately $40,832,000 including $12,047,000 in cash and

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

$28,785,000 in debt), plus $2,509,000 for its proportionate share of closing costs, loan fees and reserves. The Company is jointly and severally liable with the other tenants in common for the total debt of $95,950,000 and any subsequent increases in the total debt.

Atrium Building

On January 31, 2003, through its wholly owned subsidiary, GREIT—Atrium Building, LLC, a Delaware limited liability company, the Company purchased the Atrium Building in Lincoln, Nebraska from 1200 N Street, LTD. The property, which was originally built in 1917 and extensively renovated with the most recent renovations completed in 1995, consists of a 6-story Class B office building containing 166,868 square feet. The property was purchased from an unaffiliated third party, for a purchase price of approximately $4,532,000. The property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. The Company financed the purchase price with $2,200,000 in borrowings under a new credit facility arranged through LaSalle Bank National Association, a real estate lender. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan will have to be paid in full or refinanced. The purchase price included a sales commission payable to Realty of $132,000, approximately 2.9% of the purchase price.

Park Sahara

On March 18, 2003, through its wholly owned subsidiary, GREIT—Park Sahara, LLC, a Delaware limited liability company, the Company purchased an approximately 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,709 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada. The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of the Company. The seller was Park Sahara Office Center, LP, an unaffiliated third party. The total purchase price for the property was approximately $12,200,000. The purchase was financed through (1) the assumption of a $5,040,000, 8.00% fixed rate loan on a 25-year amortization schedule due September, 2007 from IDS American Express, (2) a new approximately $2,260,000, 6.92% fixed rate loan on a 25-year amortization schedule due September 2007 from IDS American Express and, (3) a $1,100,000, 7.00% fixed rate interest-only loan also due September 2007 from the seller. The Company’s total cash investment was $211,000 and its proportionate share of the total purchase price was approximately $579,500 including $399,000 in debt. The Company’s liability for the property’s debt is limited to the amount of its investment in the property. The purchase price included a sales commission payable to Realty of $320,000, approximately 2.60% of the purchase price.

Department of Children and Families Campus

On January 7, 2003, the Advisor entered into a contract on behalf of the Company with an unaffiliated third-party for the acquisition of the Department of Children and Families Campus, which consists of a one-story and two three-story Class B buildings with a total of approximately 124,037 square feet located on a 9.4 acre site in Plantation, Florida. The property is approximately 98% leased, with approximately 90% of the office building space being leased by several State of Florida government and local agency and state contractor tenants, including the State of Florida Department of Children and Families and the Broward County Sheriff’s Department. The purchase price for the property is approximately $11,580,000. The seller will pay Realty a commission of $300,000 at settlement for arranging the purchase. Closing of this acquisition is anticipated late in the first quarter or early in the second quarter of 2003. The Company has a deposit of $200,000 related to this potential acquisition. Under certain circumstances, such deposits may be nonrefundable.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Gemini Plaza

On January 10, 2003, the Advisor entered into a contract on behalf of the Company with an unaffiliated third-party for the acquisition of Gemini Plaza, a six-story Class A office building with approximately 158,627 square feet on an approximately 7.02 acre site in Houston, Texas. The property is approximately 100% leased, with approximately 100% of the office building space being leased by the United Space Alliance, a joint venture of the Lockheed Martin Corporation and The Boeing Company. The purchase price for the property is approximately $15,000,000. The seller will pay Realty a commission of $325,000 at settlement for arranging the purchase. Closing of this acquisition is anticipated during the first quarter of 2003. The Company has a deposit of $250,000 related to this potential acquisition. Under certain circumstances, such deposits may be nonrefundable.

Other

In addition, the Company has real estate deposits outstanding and is currently considering several other potential property acquisitions. The Company’s decision to acquire one or more of these properties will generally depend upon:

•	receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

There can be no assurance that any or all of the conditions will be satisfied.

9.    COMMITMENTS AND CONTINGENCIES

The Company’s commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on the Company’s consolidated financial position and results of operations.

10.    SELECTED QUARTERLY DATA

Set forth below is certain unaudited quarterly financial information. The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with generally accepted accounting principles, the selected quarterly information when read in conjunction with the Financial Statements.

	Year Ended December 31, 2002
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Revenues	$663,759	$86,742	$—	$—
Expenses	586,637	138,214	—	—

Net income (loss)	$77,122	$(51,472)	—	—

Basic and diluted EPS	0.27	(0.21)	—	—

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

11.    OTHER SUBSEQUENT EVENTS

In January 2003, the Company obtained a new credit facility with a maximum amount of $25,000,000 through LaSalle Bank National Association which matures on January 30, 2006. Advances under this credit facility (1) will be made for the purchase of properties by the Company and collateralized by the related property; (2) will bear interest at the choice of the Company at the Prime Rate or the LIBOR plus a margin of 2.50% per annum, declining to 2.25% when the Company meets certain conditions, including attaining $50,000,000 in net worth, no default on advances, and full compliance with other covenants under the credit facility; (3) are subject to a floor rate of 4.15% per annum; and (4) require interest only payments on a monthly basis. In connection with this credit facility, the Company has granted LaSalle a right of first refusal to finance the purchase of properties by the Company. As of March 15, 2003, the Company’s advances under this credit facility totaled approximately $2,200,000 pursuant to borrowings to finance the purchase of the Atrium Building.

For the period from January 1, 2003 through March 18, 2003, the Company sold 1,577,621 shares of common stock and 11,405 shares sold under the Company’s DRIP at $9.05 per share, resulting in additional gross proceeds before offering costs and selling commissions of approximately $15,749,266.

G REIT, INC.

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

	Initial Costs to Company			Gross Amount at Which Carried at Close of Period
	Encumbrance	Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Accumulated Depreciation	Date Constructed
5508 Highway 290	$6,700,000	$1,535,875	$8,689,125	$1,535,875	$8,689,125	$10,225,000	$65,082	2001
Two Corporate Plaza	10,160,000	2,040,577	11,564,934	2,040,577	11,564,934	13,605,511	37,067	1989

Total	$16,860,000	$3,576,452	$20,254,059	$3,576,452	$20,254,059	$23,830,511	$102,149

Description	Date Acquired	Maximum Life on Which Depreciation in Latest Income Statement Is Computed
5508 Highway 290 West Building, TX	2002	39
Two Corporate Plaza, TX	2002	39

(a)  The changes in total real estate for the year ended December 31, 2002 are as follows:

2002
Balance at beginning of period	$—
Acquisitions	23,830,511
Dispositions	—

Balance at end of period	$23,830,511

(b)  The changes in accumulated depreciation for the year ended December 31, 2002 are as follows:

2002
Balance at beginning of period	$—
Additions	102,149
Deletions	—

Balance at end of period	$102,149

FINANCIAL STATEMENTS OF AUDITED PROPERTIES

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To	the Board of Directors and Shareholders

G REIT, Inc.

We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of 5508 Highway 290 West Building, Austin, Texas (the “Property”) for the year ended December 31, 2001. This historical statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the December 31, 2001 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/    GRANT THORNTON LLP

Irvine, California

October 31, 2002

5508 HIGHWAY 290 WEST BUILDING

HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2001

REVENUES
Rental income	$755,533

DIRECT OPERATING EXPENSES
Rental property expenses	244,187
Property taxes and assessments	95,163
Insurance	22,226
Management fees	35,900

397,476

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$358,057

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

5508 HIGHWAY 290 WEST BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2001

NOTE 1 – Description of the Transaction

On September 13, 2002, GREIT-5508 Highway 290 West, LP, a wholly owned subsidiary of G REIT, Inc. (the “Company”), acquired the 5508 Highway 290 West Building (the “Property”) from an unaffiliated third party for a net purchase price of approximately $10,225,000 (as amended). The Company funded the purchase price from cash on hand and a $6,700,000 first mortgage loan with an interest rate of LIBOR plus 400 basis points from Greenwich Capital Financial Products, Inc., a real estate lender. The loan requires interest only payments through September 1, 2003 at which time the loan will be paid in full or refinanced. The Property is located in Austin, Texas. The purchase price, included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company’s advisor of $300,000, approximately 3% of the purchase price.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The historical statement of revenues and certain expenses (the “historical statement”) reflect the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization of the Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to the proposed future operations of the Property.

Revenue Recognition

The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in rental income in the period the related costs are accrued.

Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results.

For the year ended December 31, 2001, each of the following tenants generated rental income in excess of 10% of the Property’s total rental income:

Tenant Name	Rentable Square Feet	Occupancy Date	Rental Income in 2001
Air Products and Chemicals, Inc.	18,247	October 2001	$104,288
Epic Edge Inc.	11,146	January 2001	279,331
E Comm Networks	6,244	January 2001	127,839
Brooks Automation	6,594	April 2001	104,977

If any of these tenants were to default on its lease, future revenues of the Property would be severely impacted.

5508 HIGHWAY 290 WEST BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2001

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

NOTE 3 – Management Fees

The Property was managed by A.S.C. Management Inc, an affiliate of MFPB 290 West, Ltd., the seller of the Property. Management fees approximate 5% of rental income. A.S.C. Management Inc.’s role as the property manager was terminated upon the acquisition of the Property by the Company.

NOTE 4 – Future Minimum Rental Income

The Property is leased to seven tenants under operating leases with terms ranging from 3 to 6 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2002	$1,094,128
2003	1,160,599
2004	1,197,882
2005	1,237,809
2006	658,682
Thereafter	158,274

$5,507,374

NOTE 5 – Subsequent Events

During 2002, the Property signed leases with four new tenants representing 21,963 rentable square feet or 29% of the total rentable space, thereby increasing the Property’s physical occupancy to 100%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Two Corporate Plaza, Clear Lake, Texas (“Two Corporate Plaza”) for the year ended December 31, 2001. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Two Corporate Plaza’s revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Two Corporate Plaza for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/    GRANT THORNTON LLP

Irvine, California

January 31, 2003

TWO CORPORATE PLAZA

HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2001

REVENUES
Rental income	$2,247,492

DIRECT OPERATING EXPENSES
Rental property expenses	650,148
Property taxes and assessments	359,091
Insurance	21,750
Management fees	48,783

1,079,772

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,167,720

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

TWO CORPORATE PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2001

NOTE 1 – Description of the Transaction

On November 27, 2002, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT—Two Corporate Plaza, LP, a Texas limited partnership, purchased Two Corporate Plaza located in Clear Lake City, Texas (“Two Corporate Plaza”) from ASP Two Corporate Plaza, L.P., an unaffiliated third-party, for a purchase price of approximately $13,580,000. The Company funded the purchase price with a $10,160,000 first mortgage loan from Nomura Credit & Capital, Inc., bearing interest at a fixed rate of 5.92% per annum. The Company is required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of December 31, 2007, at which time the loan will have to be paid in full or refinanced. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company’s advisor, of $380,000, approximately 2.80% of the purchase price.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of Two Corporate Plaza. The accompanying historical statement of Two Corporate Plaza has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of Two Corporate Plaza have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to Two Corporate Plaza. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of Two Corporate Plaza’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

Two Corporate Plaza is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

For the year ended December 31, 2001, each of the following tenants generated rental income in excess of 10% of Two Corporate Plaza’s total rental income:

Tenant Name	Rentable Square Feet	Occupancy Date	Rental Income in 2001
Lockheed Martin	57,086	October 1998	$937,236
Akzo Nobel Chemical	16,390	October 2000	286,627

If any of these tenants were to default on its lease, future revenues of Two Corporate Plaza would be severely impacted.

TWO CORPORATE PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2001

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

NOTE 3 – Management Fees

The Property was managed by TransWestern Commercial Services, an unaffiliated third party. Management fees approximate 2.5% of rental receipts, as defined. TransWestern Commercial Services’s role as the property manager was terminated upon the acquisition of Two Corporate Plaza by the Company.

NOTE 4 – Future Minimum Rental Income

Two Corporate Plaza is leased to twenty one tenants under operating leases with terms ranging from three to seventeen years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2002	$2,644,187
2003	2,532,778
2004	2,399,591
2005	2,198,697
2006	1,286,860
Thereafter	836,449

$11,898,562

NOTE 5 – Subsequent Events

During 2002, Two Corporate Plaza signed leases with three new tenants representing 27,254 rentable square feet or 17% of the total rentable space, thereby adjusting the physical occupancy to 97%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Congress Center, Chicago Illinois (“Congress Center”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Congress Center’s revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Congress Center for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/    GRANT THORNTON LLP

Irvine, California

March 5, 2003

CONGRESS CENTER

HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

REVENUES
Rental income	$8,121,156

DIRECT OPERATING EXPENSES
Rental property expenses	2,175,806
Property taxes and assessments	2,250,000
Insurance	127,452
Management fees	99,182

4,652,440

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$3,468,716

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

CONGRESS CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

NOTE 1 – Description of the Transaction

On January 9, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT – Congress Center, LLC, a Delaware limited liability company, purchased an approximately 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet located in Chicago, Illinois (the “Property”). NNN Congress Center, LLC and WREIT – Congress Center, LLC, affiliates of the Company, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the Property. G REIT, Inc., NNN Congress Center, LLC and W REIT, Inc., are collectively, the “Tenants in Common”. The seller was Congress Center, L.L.C., an unaffiliated third-party. The total purchase price for the Property was $136,108,000. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company’s advisor, of $2,000,000, approximately 1.50% of the purchase price.

The purchase of the Property was financed by Fleet National Bank which provided an $80,950,000, 36-month senior first mortgage bridge loan (“Bridge Loan”) bearing interest at a stated rate equal to the 30-day London Interbank Offered Rate (“LIBOR”) plus 1.75% per annum (percent at date of acquisition), declining to 1.50% upon certain conditions. The loan requires interest only payments until the Property is 95% leased, and then amortizes on a 30-year schedule. The Bridge Loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. Under certain circumstances, the principal amount of the Bridge Loan may be increased by up to $9,000,000 under “earn out” and tenant improvement provisions related to leasing activity. Such proceeds, when and if available, will be used for the payment of tenant improvements, property reserves or to reduce other indebtedness of the Property. The purchase was additionally funded with financing provided by Fleet Real Estate, Inc., an affiliate of Fleet National Bank, under a $15,000,000, 36-month mezzanine loan (“Mezzanine Loan”). The Mezannine Loan accrues interest at the 30-day LIBOR plus 6.75% (the “Accrual Rate”). During the first year, interest on the Mezzanine Loan will be payable at an amount which may be less than or equal to the Accrual Rate and as a result, interest on this loan which may be deferred and accrued during this period will be added to the Mezannine Loan’s principal balance, as applicable. Specifically, interest on the Mezzanine Loan will be payable at the greater of (i) the 30-day LIBOR plus 2.00% or (ii) the excess of Property cash flow remaining after payment of all approved operating expenses, reserves and debt service related to the Bridge Loan, but not to exceed unpaid interest accrued based on the Accrual Rate. The loan features interest-only payments until extended, then amortizes on a 30-year schedule. The Mezzanine Loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. The Bridge Loan and Mezzanine Loan contain cross-default provisions.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The historical statement of revenues and certain expenses (the “historical statement”) reflect the operations of Congress Center. The accompanying historical statement of Congress Center have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of Congress Center have been excluded from the accompanying historical statement. The excluded revenues consist

CONGRESS CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2002

primarily of non-operating revenue related to Congress Center. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of Congress Center’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

Congress Center is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Use of Estimates

The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of Congress Center’s total rental income:

Tenant Name	Rentable Square Feet	Occupancy Date	Rental Income in 2002
GE Employers Reinsurance Corporation	66,520	January 1, 2002	$1,390,873
North American Life and Health Insurance Company	100,890	March 1, 2002	1,779,814

If any of these tenants were to default on its lease, future revenues of Congress Center would be severely impacted.

Property tax expenses have been accrued by the property owner using an estimate of the fair market value of Congress Center based on an appraisal as of January 1, 2002 prepared by an independent third party appraiser, and the applicable tax rates in the state of Illinois for the tax year 2002. The fair market value of Congress Center, as used by the property owner, is 40% of the assessed value established by Cook County tax assessor’s office in January 2003. Accordingly, on February 28,2003, the property owner initiated an appeal process to obtain a reduction of the property’s assessed value.

Within the state of Illinois, counties and municipalities are allowed to establish assessed values and tax levies in arrears of the subject tax year. Thus, tax levies for the year ended December 31, 2002 and the ultimate property tax expense for such tax year will not be finalized until September 2003, after completion of the appeal process. Management has engaged outside legal counsel, intends to vigorously defend its estimate of fair market value and believes it will be successful in the appeal process. In the event the appeal process is not successful, property tax expenses could increase, perhaps significantly, from amounts presently estimated. The outcome of this uncertainty is not presently known.

CONGRESS CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2002

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

NOTE 3 – Management Fees

The Property was managed by US Equities Corporation, an unaffiliated third party. Management fees approximate 3.0% of rental cash receipts, as defined, excluding straight line rents. US Equities Corporation’s role as the property manager was terminated upon the acquisition of Congress Center by the Company and other tenants in common.

NOTE 4 – Future Minimum Rental Income

Congress Center is leased to seven tenants under operating leases with terms ranging from eleven to seventeen years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$9,334,380
2004	12,044,574
2005	12,309,156
2006	12,573,944
2007	12,839,500
Thereafter	70,632,734

$129,734,288

NOTE 5 – Subsequent Events

Effective 2003, two tenants will occupy additional space under new leases representing 123,398 rentable square feet or 23% of the total rentable space, thereby adjusting the Property’s physical occupancy to 85%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Atrium Building, Lincoln, Nebraska (“Atrium Building”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Atrium Building’s revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Atrium Building for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/    GRANT THORNTON LLP

Irvine, California

March 6, 2003

ATRIUM BUILDING

HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

REVENUES
Rental income	$1,507,501

DIRECT OPERATING EXPENSES
Rental property expenses	826,302
Property taxes and assessments	68,727
Insurance	27,710
Ground lease expense	34,435
Management fees	48,675

1,005,849

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$501,652

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

ATRIUM BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

NOTE 1 – Description of the Transaction

On January 31, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT – Atrium Building, LLC, a Delaware limited liability company, purchased the Atrium Building in Lincoln, Nebraska (the “Property”) from 1200 N Street, LTD, an unaffiliated third-party, for a purchase price of approximately $4,532,000. The property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. See Note 5 below. The Company funded the purchase price with $2,200,000 in borrowings under its new credit facility arranged through LaSalle Bank National Association, a real estate lender. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan will have to be paid in full or refinanced. The purchase price included a sales commission payable to an affiliate of the Company and Triple Net Properties, LLC, the Company’s advisor of $132,000, approximately 2.9% of the purchase price.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The historical statement of revenues and certain expenses (the “historical statement”) reflect the operations of Atrium Building. The accompanying historical statement of Atrium Building has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of Atrium Building have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to Atrium Building. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of Atrium Building’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

Atrium Building is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Use of Estimates

The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

ATRIUM BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2002

For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of Atrium Building’s total rental income:

Tenant Name	Rentable Square Feet	Occupancy Date	Rental Income in 2002
Nebraska Library Commission	42,353	June 2001	$437,850
Dept of Environmental Quality	62,357	August 1999	636,042

If any of these tenants were to default on its lease, future revenues of Atrium Building would be severely impacted.

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

NOTE 3 – Management Fees

The Property was managed by Grubb & Ellis/Pacific Realty, an unaffiliated third party. Management fees approximate 3.25% of gross revenues, as defined. Grubb & Ellis/Pacific Realty’s role as the property manager was terminated upon the acquisition of Atrium Building by the Company.

NOTE 4 – Future Minimum Rental Income

Atrium Building is leased to seven tenants under operating leases with terms ranging from two to five years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$1,421,943
2004	1,129,213
2005	792,644
2006	738,436
2007	415,294

$4,497,530

ATRIUM BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2002

NOTE 5 – Ground Leases

The Property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. The leases are subject to scheduled rent increases. The following table represents approximate future minimum rents to be paid under these non-cancelable operating leases, for each of the next five years ending December 31 and thereafter:

2003	$41,000
2004	41,000
2005	41,000
2006	41,000
2007	41,000
Thereafter	1,242,833

$1,447,833

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Department of Children and Families Campus, a real estate property located in Plantation, Florida (“DCFC”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of DCFC’s revenues and expenses.

In our opinion, the December 31, 2002 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of DCFC for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/    GRANT THORNTON LLP

Irvine, California

May 23, 2003

DEPARTMENT OF CHILDREN AND FAMILIES CAMPUS

HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

REVENUES
Rental income	$1,898,497

DIRECT OPERATING EXPENSES
Rental property expenses	411,423
Property taxes and assessments	187,054
Insurance	23,927
Management fees	67,143

689,547

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,208,950

The accompanying notes are an integral part of this historical statement of revenues and certain expenses

DEPARTMENT OF CHILDREN AND FAMILIES CAMPUS

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

NOTE 1—Description of the Transaction

On April 25, 2003, G REIT, Inc. (the “Company,”) through its wholly-owned subsidiary, GREIT-Department of DCF, LLC, purchased the Department of Children and Families Campus in Plantation, Florida (the “Property”) from an unaffiliated third party for a purchase price of $11,580,000. The Company financed the purchase price with $7,605,000 in borrowings under a credit facility arranged through LaSalle Bank National Association. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the Property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $300,000, or approximately 2.6% of the purchase price.

NOTE 2—Summary of Significant Accounting Policies

Basis of Presentation

The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Use of Estimates

The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

DEPARTMENT OF CHILDREN AND FAMILIES CAMPUS

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2002

For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of the Property’s total rental income:

Tenant Name	Aggregate Annual Rental Income	% Aggregate Annual Rental Income
Department of Children and Families	$1,315,361	69%
Broward County Sheriff’s Office	369,722	19%

If either of these tenants were to default on its lease, future revenues of the Property would be severely impacted.

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

NOTE 3—Management Fees

The Property was managed by Procacci Commercial Realty, Inc., an unaffiliated third party. Management fees approximated 4.0% of rental receipts, as defined. Procacci Commercial Realty Inc.’s role as the property manager was terminated upon the acquisition of the Property by the Company.

NOTE 4—Future Minimum Rental Income

The Property is leased to 7 tenants under operating leases with terms ranging from 5 to 8 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31:

2003	$1,950,800
2004	1,979,531
2005	881,225
2006	351,402
2007	49,389

$5,212,347

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Gemini Plaza, Houston, Texas (“Gemini Plaza”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Gemini Plaza’s revenues and expenses.

In our opinion, the December 31, 2002 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Gemini Plaza for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/    GRANT THORNTON LLP

Irvine, California

May 30, 2003

GEMINI PLAZA

HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

REVENUES
Rental income	$1,763,118

DIRECT OPERATING EXPENSES
Property taxes and assessments	295,818
Insurance	25,709
Management fees	29,346

350,873

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,412,245

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

GEMINI PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES

For the Year Ended December 31, 2002

NOTE 1—Description of the Transaction

On May 2, 2003, G REIT, Inc. (the “Company,”) through its wholly-owned subsidiary, GREIT-Gemini Plaza, LLC, purchased Gemini Plaza in Houston, Texas (the “Property”) from an unaffiliated third party for a purchase price of $15,000,000. The Company financed the purchase price with $9,815,000 in borrowings under its revolving credit facility arranged through LaSalle Bank National Association. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $325,000, or approximately 2.2% of the purchase price.

The Property is 100% leased to the United Space Alliance (“USA”), a joint venture between Boeing Company and Lockheed Martin Corporation. USA is a leading space operations company that is the prime contractor for NASA’s space shuttle program. USA’s lease expires in May 2011.

NOTE 2—Summary of Significant Accounting Policies

Basis of Presentation

The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

The Property is leased to a single tenant under a lease with a term of 10 years. Revenues from this lease, which is accounted for as an operating lease, are recognized on a straight-line basis over the related term. Property taxes recovered from the tenant are included in revenues in the period the related costs are accrued.

Expenses

Pursuant to the lease, the tenant is responsible and contracts directly with service providers for utilities, janitorial services, and maintenance of interior and exterior of the building which may include ventilation, electrical, plumbing and elevator services. These expenses are not borne by the Property and as such, are not part of the accompanying historical statement.

Use of Estimates

The preparation of the historical statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

GEMINI PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES—(Continued)

For the Year Ended December 31, 2002

Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

For the year ended December 31, 2002, one tenant generated rental income in excess of 10% of the Property’s total rental income:

Tenant Name	Aggregate Annual Rental Income	% Aggregate Annual Rental Income
United Space Alliance	$1,763,118	100%

If this tenant was to default on its lease, future revenues of the Property would be severely impacted.

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

NOTE 3—Management Fees

The Property was managed by GC Realty Services, an entity affiliated with the seller. Property management functions included tenant relations, property oversight and accounting. Management fees approximate 2.0% of rental receipts, as defined. GC Realty Services’ role as the property manager was terminated upon the acquisition of the Property by the Company.

NOTE 4—Future Minimum Rental Income

The Property is leased to United Space Alliance under an operating lease expiring in 2011. The lease contains a renewal option. The following table represents approximate future minimum rents to be received under the non-cancelable operating lease, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$1,467,300
2004	1,467,300
2005	1,467,300
2006	1,467,300
2007	1,467,300
Thereafter	5,013,275

$12,349,775

PRIOR PERFORMANCE SUMMARY AND TABLES

The information presented in this section represents the historical experience of real estate programs managed by our advisor as of December 31, 2002. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

As of December 31, 2002, our advisor served as advisor or sponsor of a total of approximately 53 real estate investment entities, consisting of 2 public programs and 51 non-public programs.

Public Programs

Triple Net Properties, LLC, our advisor, is sponsoring the public offering of our shares of common stock and previously sponsored a public offering of shares of common stock of T REIT, Inc., a public real estate investment trust.

T REIT, Inc.

T REIT, Inc., a Virginia corporation, was formed in December, 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial and retail properties. Triple Net Properties, LLC, our advisor, has served as the advisor of T REIT since February 2000. The public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had sold approximately 4,720,176 shares of common stock and raised more than $46 million in aggregate gross proceeds. As of December 31, 2002, T REIT had approximately 2,060 investors and had purchased interests in 13 real estate properties amounting to an investment of approximately $92.5 million (purchase price, including debt financing). Three of these properties were subsequently sold. Of the 13 properties purchased by T REIT, Inc., 3 (23%) were in Nevada, 3 (23%) were in California and 7 (54%) were in Texas. The properties, which are described below, are all existing commercial properties consisting of 5 shopping centers and 8 office buildings, or 38% shopping centers and 62% office buildings when weighted by purchase price. Weighted by purchase price, 3.9% of the property interests acquired by T REIT had tenants associated with governmental entities, the primary focus of our company.

On September 26, 2000, T REIT through its partnership, T REIT L.P., purchased the Christie Street Office Building, a Class C office building in Lufkin, Texas for $1,250,000. The Christie Street Office Building, built in 1984 for the State of Texas, consists of a single one-story building containing approximately 20,000 gross square feet, approximately 5,000 square feet of which was built by the State of Texas in 1990, on two parcels of land totaling 1.78 acres. The building includes 17,141 square feet of rentable space.

On November 13, 2001, T REIT, L.P. sold the Christie Street Office Building for $1,050,000. The sale of the property including closing costs resulted in a loss of approximately $227,000. Following the refund of $50,000 in real estate commissions by Triple Net Properties Realty, Inc., an affiliate of T REIT’s advisor, the net loss totaled about $177,000. Net cash flow realized from the property totaled approximately $125,000 during the holding period. In connection with the sale, T REIT provided seller financing in the form of a promissory note in the amount of $595,000. The note is secured by a first deed of trust on the Christie Street Office Building, bears interest at 8.5% and is amortized over 25 years. In addition, as part of the sale transaction, T REIT guaranteed lease payments in the amount of $20,000 per month for a period of five years under a Master Lease Agreement, obligating the company to make lease payments to the lessor in the event the sub-lessee failed to make the lease payments. Furthermore, the company would be obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. The former tenant’s lease expired on August 31, 2002 and the Company has assumed its obligations under the Master Lease Agreement beginning with rent for the month of October 2002. The advisor has agreed to indemnify T REIT against any current and future losses under the Master Lease Agreement with the indemnification evidenced by an indemnity agreement dated November 13, 2001.

On October 26, 2000, T REIT, through its partnership, T REIT L.P., purchased the Northstar Crossing Shopping Center, a 67,560 square foot shopping center, located in Garland, Texas for $3,930,000. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $2,695,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in July, 2001. Pursuant to an agreement with the lender, T REIT L.P., continued to make payments on this loan although it was technically in default from July 2001 through December 2001 when the property was refinanced and the loan paid in full. In November 2002, the company approved a plan to sell the Northstar Crossing Shopping Center and commenced active marketing of the property.

On November 17, 2000, T REIT—PDR, LLC, a single-member Virginia limited liability company, and a wholly owned subsidiary of T REIT, purchased the Plaza del Rey Shopping Center and simultaneously transferred an aggregate 83.5% undivided tenancy in common interest in the property to two other tenants in common, one of which is Lake Air Mall—PDR, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor, who purchased a 19% undivided interest in the property. T REIT—PDR, LLC retained a 16.5% undivided tenant in common interest in the property. T REIT—PDR, LLC paid a total of $833,250 for its 16.5% undivided interest in the shopping center. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $3,995,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in November, 2001. Pursuant to an agreement with the lender, T REIT-PDR, LLC continued to make payments on this loan although it was technically in default from November 2001 through March 2002 when the property was refinanced and the loan paid in full. On April 1, 2002, the advisor secured a new $4,950,000 mortgage loan to refinance the property. The note was secured by a deed of trust with a fixed interest rate of 8.00%, amortized on a 25-year schedule with a due date of March 25, 2007. T REIT’s 16.5% proportionate share of this debt was approximately $817,000.

On September 23, 2002, the Plaza del Rey Shopping Center was sold for approximately $5,403,000. The proportionate sale price of the 16.5% undivided tenant in common interest in the property owned by T REIT- PDR, LLC, a wholly-owned subsidiary of T REIT, amounted to approximately $891,000. T REIT realized cash proceeds of approximately $197,000 from this sale. The buyer was not an affiliate of T REIT or its advisor. No fees were earned by T REIT’s advisor or any affiliate from this sale.

On November 22, 2000, T REIT—Seguin, LLC, a single-member, Virginia limited liability company, and a wholly owned subsidiary of T REIT, purchased the Seguin Corners Shopping Center, a 21,455 square foot neighborhood strip retail center located in Seguin, Texas, a suburb of San Antonio, and simultaneously transferred an aggregate 74% undivided interest to two other tenants in common, one of which is Lake Air Mall—Seguin, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor that purchased a 10% interest in the property. T REIT—Seguin, LLC retained a 26% undivided tenancy in common interest in the property. T REIT—Seguin, LLC paid a total of $637,000 for its 26% undivided interest in the shopping center. Bank of America allowed assumption of an existing loan in the original principal amount of $1,735,000. The note was paid down at closing to $545,000 with no exit fee. The note carried a variable rate priced at 2.15% over the 30-day LIBOR rate with a loan maturity date of September 1, 2003. On February 5, 2002, pursuant to a request from the advisor, the lender increased the principal balance outstanding to $1,693,700.

On August 12, 2002, the Seguin Corners Shopping Center was sold for approximately $2,500,000. The proportionate sale price of the 26% undivided tenant in common interest in the property owned by T REIT-Sequin, LLC, a wholly owned subsidiary of the company, amounted to approximately $650,000. T REIT realized cash proceeds of approximately $192,000 from this sale. The buyer was not an affiliate of T REIT or its advisor. No fees were earned by T REIT’s advisor or any affiliate from this sale.

On December 6, 2000, T REIT, though its partnership, T REIT L.P., purchased Thousand Oaks Center, a 162,864 rentable square foot, Class “A” neighborhood center, located in San Antonio, Texas for $13,000,000.

Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term interest-only mortgage loan in the amount of $10,837,500 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in June, 2001. Pursuant to an agreement with the lender, T REIT L.P. continued to make payments on this loan although it was technically in default from June 2001 through December 2001 when the property was refinanced and the loan paid in full.

On May 11, 2001, T REIT—Pahrump, LLC, a single-member, Virginia limited liability company, a wholly owned subsidiary of T REIT, purchased Pahrump Valley Junction Shopping Center, a 105,721 square foot, grocery-anchored neighborhood center located in Pahrump, Nevada for $17,150,000. The purchase included (i) the assumption of an existing loan from General American Life Insurance Company of approximately $12,435,000 with a fixed interest rate of 7.25% and maturing in 2009; and (ii) a cash payment of approximately $4,605,000. T REIT—Pahrump, LLC borrowed a total of $1,500,000 to pay the cash portion of the purchase price. Of this total amount, it borrowed $505,000 from our advisor pursuant to a promissory note dated May 10, 2001. Under the terms of this unsecured note, it was obligated to repay the principal amount plus interest at the rate of 12% per annum on or before December 10, 2001. It borrowed the remaining $995,000 from NNN 2004 Notes Program, LLC pursuant to a promissory note dated May 10, 2001. Under the terms of this note T REIT—Pahrump, LLC is obligated to repay the principal amount plus interest at the rate of 11% per annum on or before October 31, 2004. Our advisor guaranteed payment of this note. The two related party notes have been paid in full.

On September 4, 2001, T REIT—Reno Trademark, LLC, a single-member Nevada limited liability company, a wholly owned subsidiary of T REIT, purchased a 40% undivided tenant in common interest in the Trademark Building, a 75,257 square foot industrial building situated on a 7.55 acre site in Reno, Nevada for approximately $2,850,000. The remaining 60% of the Trademark Building was purchased by NNN Reno Trademark, LLC, an affiliate of our advisor. The purchase price included: (i) a cash payment of approximately $4,596,000; and (ii) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,000 with a variable monthly interest rate, charged at a rate equal to the sum of (a) the Index Rate of the 30-Day LIBOR; and (b) the “Spread”. The “Spread” means 2.45% during the first six months of the term; and 2.70% during the second six months of the term and maturing in September 2002. T REIT—Reno Trademark, LLC, is jointly and severally liable for the entire loan, along with the other tenants in common. During September 2002, T Reit’s advisor negotiated an extension with the lender through December 2002 to provide time to secure more favorable financing. On December 13, 2002, its advisor secured a new $4,600,000 mortgage loan to refinance the property. The note is secured by a deed of trust with a fixed interest rate of 6.35% amortized on a 30-year schedule, with a due date of January 1, 2013. T REIT’s 40.0% proportionate share of this debt was approximately $1,840,000.

On January 11, 2002, NNN County Center-12, LLC, a wholly owned subsidiary of T REIT, L.P., purchased a 16% undivided tenant in common interest in the County Center Building, a 77,582 square foot office/distribution building located in Temecula, California. T REIT purchased its undivided tenant in common interest from an affiliate, NNN County Center Drive, LLC, which purchased the building on September 28, 2001 for a purchase price of $5,395,000. T REIT’s proportionate share of the total purchase price was approximately $1,014,000 consisting of $500,000 in cash and $514,000 in debt.

On March 15, 2002, T REIT—City Center West A, LLC, a wholly owned subsidiary of T REIT, L.P., purchased an 89.125% undivided tenant in common interest in the City Center West “A” Building, a 105,964 square foot office building located in Las Vegas, Nevada. The remaining undivided tenant in common interest in the building was purchased by an affiliate, NNN City Center West A, LLC. The total purchase price for the City Center West “A” Building was $21,670,000. T REIT’s proportionate share of the total purchase price was approximately $19,313,000 consisting of $7,727,137 in cash and $11,586,250 in debt.

On March 25, 2002, T REIT purchased a 38% membership interest in NNN Pacific Corporate Park 1, LLC, an affiliate of its advisor, for $2,200,000. NNN Pacific Corporate Park 1, LLC is a special purpose entity created solely to purchase an interest in Pacific Corporate Park. NNN Pacific Corporate Park 1, LLC simultaneously purchased a 60% undivided tenant in common interest in Pacific Corporate Park, a six-building, 167,486 square foot office park located in Lake Forest, California. The seller was not an affiliate of T REIT or its advisor. The remaining 40% undivided tenant in common interest was purchased by NNN Pacific Corporate Park VF, LLC, an affiliate of T REIT’s advisor. The total purchase price for Pacific Corporate Park was $23,728,000. NNN Pacific Corporate Park 1, LLC’s proportionate share of the total purchase price was approximately $14,237,100 consisting of $4,937,100 in cash and $9,300,000 in debt.

On April 17, 2002, T REIT—Titan Plaza, L.P., a wholly owned subsidiary of T REIT, L.P., acquired a 48.5% undivided tenant in common interest in the Titan Building and Titan Plaza, which are located in San Antonio, Texas. The Titan Building is a 103,762 square foot, six-story suburban office building. Titan Plaza is an adjoining 27,765 square foot single-story Class B suburban office building. The remaining undivided tenant in common interest in the property was purchased by NNN Titan Building & Plaza, LLC, an affiliate of T REIT.  T REIT’s advisor is the managing member of NNN Titan Building & Plaza, LLC. The total purchase price of the property was $9,167,000. T REIT’s proportionate share of the total purchase price was approximately $4,446,000 including $1,536,000 in cash and $2,910,000 in debt. T REIT also purchased an adjoining 2.34-acre parcel of land for a purchase price of $75,000 in cash. The land was wholly owned by T REIT and subsequently sold on October 17, 2002 for approximately $130,000. T REIT realized cash proceeds of approximately $110,000 from this sale. The buyer was not an affiliate of T REIT or its advisor and no fees were earned by T REIT’s advisor or any affiliate from this sale.

On August 22, 2002, T REIT—University Heights, LP, a wholly owned subsidiary of T REIT, L.P., purchased the University Heights Business Park, a 68,400 square foot flex/service center consisting of two one-story buildings, each comprised of 34,200 feet on approximately 6 acres located in San Antonio, Texas. The total purchase price for the University Heights Business Park was $6,750,000 in cash. On December 12, 2002, T REIT secured a $4,400,000 mortgage loan on the property. The note is secured by a deed of trust, the rate per annum is equal to an initial benchmark floor rate of 3% based on the 10-year Treasury note plus 2.25% amortized on a 30-year schedule with a due date of December 12, 2007.

On September 25, 2002, T REIT—Saddleback Financial L.P., a wholly owned subsidiary of T REIT, L.P., acquired a 25.0% undivided tenant in common interest in the Saddleback Financial Center located in Laguna Hills, California. The Saddleback Financial Center is a 72,711 square foot, four-story suburban office building. The remaining undivided tenant in common interest in the property was purchased by NNN Saddleback Financial, LLC, an affiliate of the company. T REIT’s advisor is the managing member of NNN Saddleback Financial, LLC. The total purchase price of the property was $11,072,500. T REIT’s proportionate share of the total purchase price was approximately $2,687,500 including $775,000 in cash and $1,912,500 in debt.

Private Programs

Beginning in April, 1998 through December 31, 2002, our advisor has advised a private real estate investment trust, Western Real Estate Investment Trust, Inc., which has purchased interests in 7 properties, 2 hedge funds, 44 private placement limited liability companies, 1 private placement Delaware statutory trust and 3 private placement limited liability notes programs which have raised more than $219 million from approximately 2,160 investors in properties with an aggregate price of more than $563 million. Of the 55 properties purchased for private programs, 17 (30.9%) were in California, 9 (16.4%) were in Colorado, 11 (20.0%) were in Nevada, 5 (9.0%) were in Kansas, 9 (16.4%) were in Texas, 2 (3.6%) were in South Dakota and 2 (3.6%) were in Hawaii. The 55 properties are all existing commercial properties consisting of approximately 49% shopping centers and 51% office buildings weighted by purchase price.

Each of the prior advisor programs and the properties acquired and sold through December 31, 2002 are described below.

Western Real Estate Investment Trust, Inc.

Western Real Estate Investment Trust, Inc., a Virginia corporation, was formed by our advisor in July, 1998 and is qualified as a REIT for federal income tax purposes. In April, 2000, Western Real Estate Investment Trust, Inc. closed a best efforts private placement of its common stock. Western Real Estate Investment Trust, Inc. was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western Real Estate Investment Trust, Inc. and serves as the general partner of WREIT Operating Partnership, LP, a wholly owned subsidiary.

The following is a summary of the properties acquired and sold by Western Real Estate Investment Trust, Inc. through December 31, 2002:

The Kress Energy Center is an office building located in the downtown central business district of Wichita, Kansas. This six-story, historically registered building with approximately 53,895 leasable square feet was originally constructed in 1930 and was acquired in July, 1998 for $1,850,000. Fidelity Bank provided a mortgage loan in the amount of $925,000 at a fixed rate of 10.00% with a 30-year amortization period due June, 1999.

The Phelan Village Shopping Center is an approximately 93,849 square foot shopping center in Phelan, California built in 1989. Western Real Estate Investment Trust, Inc. acquired this property on October 16, 1998 for $4,945,600. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.16% with a 30-year amortization period due November, 2008. In December 2002, the property was sold for approximately $5,350,000. Western Real Estate Investment Trust received net proceeds of approximately $1,600,000 from the sale.

The Century Plaza East Shopping Center is a retail shopping center located in East Lancaster, California, which is near Palmdale, California. The center was acquired in November, 1998 for $9,100,000. GE Capital Corporation provided a mortgage loan in the amount of $6,937,000 at a fixed rate of 7.00% with a 30-year amortization period due November, 2008. The center includes approximately 121,192 square feet.

The Bryant Ranch Shopping Center is an approximately 93,892 square foot neighborhood shopping center located in Yorba Linda, which is in Orange County, California. Western Real Estate Investment Trust, Inc. acquired this property on December 1, 1998 for $9,540,000. Hawthorne Savings and Loan of El Segundo, CA provided a mortgage loan in the amount of $7,950,000 at a variable rate of 3.5% over 6-month LIBOR with a 30-year amortization period due January, 2002 and a 2-year extension alternative. In September 2002, the property was sold to NNN Bryant Ranch LLC, an affiliated party, for approximately $10,080,000, who subsequently sold the property to an unaffiliated third party. Western Real Estate Investment Trust received net proceeds of approximately $3,147,000 from the sale.

The Brookings Mall, is an approximately 142,826 square foot shopping center in Brookings, South Dakota. The center was acquired for a total of $4,150,000. Lu Vision Developers, Inc. provided a mortgage loan in the amount of $962,330 at a fixed rate of 9% with a 30-year amortization period due October, 2000. This property was refinanced and the loan paid in full. Western Real Estate Investment Trust, Inc. acquired a 68.5% tenant in common interest in the property on May 1, 2000.

The Huron Mall Shopping Center is an approximately 208,650 square foot neighborhood shopping center in Huron, South Dakota. Western Real Estate Investment Trust, Inc. acquired the property in March, 1999 for $1,800,000. Imperial Thrift & Loan provided a mortgage loan in the amount of $1,440,000 at a fixed rate of 9% for the first two years, then a variable rate of 4.0% over 6-month LIBOR subject to 2% annual and 3% lifetime caps with a 30-year amortization period due April, 2009. In April, 2000, the property was sold for approximately $3,500,000.

The Crossroads Shopping Center is a retail shopping center in Kona, Hawaii, built in 1996. Western Real Estate Investment Trust, Inc. acquired a $14,300,000 leasehold interest in this property on July 29, 1999 in return for the assumption of a mortgage loan originally provided by MP Financial Group, Inc, in the amount of $11,396,398 at a fixed rate of 7.16% with a 30-year amortization period due August 2008 and interest-only seller financing totaling $2,239,699 at a fixed rate of 9.00% due September 30, 1999. The center includes approximately 74,974 square feet of space and is anchored by a Safeway grocery store. In August, 2000, the property was sold for approximately $16,000,000.

Other Private Placements

Our advisor is the manager for each of the limited liability companies listed below.

Telluride Barstow, LLC, a Virginia limited liability company, was formed by our advisor in April, 1998 to acquire an 87% tenancy in common interest in Barstow Road Shopping Center, a 77,950 square foot retail shopping center located in Barstow, California, which it acquired on May 1, 1998 for $4,742,207. Impac Capital Corporation provided a mortgage loan in the amount of $3,450,000 at a variable interest rate of 3.95% over 6-month LIBOR on a 30-year amortization schedule due May, 1999.

Truckee River Office Tower, LLC, a Virginia limited liability company, was formed by our advisor in August 1998 to acquire Truckee River Office Tower, a 15-story office and parking facility located in downtown Reno, Nevada, which it acquired on December 1, 1998 for $16,030,000. ORIX Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $12,000,000 at a variable rate of 3.00% over the Eurodollar Borrowing Rate on a 20-year amortization schedule due December, 2003. The loan also includes earn-out and amortization-adjustment provisions. The property contains approximately 138,729 square feet of Class-B office space and, as of December 31, 2001, was approximately 91% occupied. The building was developed in 1981 by casino operator, Harrah’s, which currently leases over 40% of the space.

Yerington Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in December 1998 to acquire Yerington Plaza Shopping Center, a neighborhood retail center in Yerington, Nevada, about 80 miles southeast of Reno, Nevada, which it acquired on March 8, 1999 for $4,422,000. National Realty Funding, Inc. provided a mortgage loan in the amount of $3,316,200 at a fixed rate of 7.77%, 30-year amortization schedule, due April, 2009. Yerington Plaza includes approximately 55,531 square feet of leasable space.

NNN Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in February 1999 and has acquired three properties. Belmont Shopping Center, Pueblo, Colorado was acquired on June 11, 1999 for $3,504,879; Village Fashion Center in Wichita, Kansas was acquired on June 18, 1999 for $8,800,000; and Palm Court Shopping Center was acquired on August 3, 1999 for $8,988,000. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $2,840,000 at a fixed rate of 8.00% amortized over 30 years due July, 2009 for the Belmont Shopping Center. Salomon Brothers Realty Corporation provided a mortgage loan in the amount of $6,600,000 at a fixed rate of 8.21% amortized over 30 years due July, 2009 for the Village Fashion Center. ORIX Corporation provided a mortgage loan in the initial amount of $4,500,000, with an additional $4,000,000 subject to certain conditions regarding retenanting and earn-outs, at a variable rate of 3.75% over 3-month LIBOR amortized over 25 years on the schedule of a 9.00% fixed rate loan due December, 2003 for the Palm Court Shopping Center. Belmont Shopping Center is a retail shopping center containing approximately 81,289 square feet of leasable space. Village Fashion Center is a retail shopping center containing approximately 129,973 square feet of leasable space. Palm Court Shopping Center is a retail shopping center containing approximately 266,641 square feet of leasable space.

NNN Town & Country Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in May, 1999, to acquire the Town & Country Shopping Center, a retail shopping center in Sacramento, California, which it acquired on July 1, 1999 for $32,000,000. GE Credit Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $25,775,000 at a variable rate of 3.10% over 30-day LIBOR amortized over 30 years due June, 2002 with a one-year extension. The loan also includes lender hold-backs for tenant improvements and earn-out provisions. The Town & Country shopping center includes approximately 234,738 square feet of leasable space. NNN Town & Country Shopping Center, LLC reduced distributions to its investors during 2000 from 8% to 5% due to reduced available operating cash flow. The company experienced reduced operating cash flow due to the costs of a partial redevelopment which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the mortgage loan. Our advisor refinanced the property with a 10-year $34,000,000 loan on a 30-year amortization schedule from GE Capital Corporation with an interest rate equal to the grater of (a) the 10-year Treasury bond plus 2.15% or (b) 7.20%. With redevelopment largely complete, cash flow improved and distributions were subsequently increased to 9%.

NNN “A” Credit TIC, LLC, a Virginia limited liability company, was formed by our advisor in July, 1999 to acquire Pueblo Shopping Center in Pueblo, Colorado, which it acquired on November 3, 1999 for $7,075,000. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $5,306,300 at a fixed rate of 8.25% amortized over 30 years due December, 2009. The retail shopping center contains approximately 106,264 square feet of retail space.

NNN Redevelopment Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in August, 1999 to acquire two properties. The Bank One Building is a 127,427 square foot office building in Colorado Springs, Colorado and was acquired on November 23, 1999 for $8,730,000. White Lakes Shopping Center is a 436,500 square foot retail center in Topeka, Kansas and was acquired on March 31, 2000 for $15,000,000. Credit Suisse First Boston Mortgage Capital LLC provided a mortgage loan in the amount of $12,200,000 at a variable rate of 3.00% over 30-day LIBOR due April, 2002 for White Lakes Shopping Center. Fremont Investment & Loan provided a mortgage loan in the amount of $6,000,000 at a variable rate of 3.65% over 6-month LIBOR due November, 2004 for the Bank One Building.

NNN Exchange Fund III, LLC, a Virginia limited liability company, was formed by our advisor in September 1999 to acquire County Fair, a retail center in Woodland, California, which it acquired on December 15, 1999 for $15,850,000. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $12,035,000 at a fixed rate of 8.59% due January, 2010. The retail shopping center contains approximately 397,075 square feet of leasable space.

NNN Tech Fund III, LLC a Virginia limited liability company, was formed by our advisor in February 2000, to acquire Moreno Corporate Center, a 226,053 square foot retail, office and industrial property in Moreno Valley, California. The property was acquired on June 16, 2000 for $11,766,500. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $8,425,000 at a variable rate of 3.25% over the 30-day LIBOR due April, 2001. The company refinanced the property and paid the loan in full. On July 3, 2001, NNN Tech Fund III, LLC sold the retail parcel, which represented approximately 26,449 square feet of leasable space.

NNN Horizon Fund, LLC, a Virginia limited liability company, was formed in March, 2000 to offer $12,000,000 of 11% participating secured notes to assist in funding the purchase of the “Horizon Portfolio” consisting of one “power center,” one enclosed mall, and five retail outlet and entertainment centers offered for sale at $93,500,000. The notes included profit participation rights equal to 20% of the net profit achieved upon sale of the portfolio. Notes totaling $3,573,000 were sold in the offering, but NNN Horizon Fund, LLC was unable to purchase the “Horizon Portfolio” of properties on sufficiently favorable terms. The notes were subsequently prepaid in full with a prepayment penalty.

NNN Westway Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in April 2000, to acquire the Westway Shopping Center, a retail shopping center in Wichita, Kansas, which it acquired on August 8, 2000 for $9,698,500. UBS Warburg LLC provided a mortgage loan in the amount of $7,125,000 at a fixed rate of 8.70% amortized over 30 years due July, 2010. The Westway Shopping Center includes approximately 220,010 square feet of leasable space.

Kiwi Associates, LLC, a Virginia limited liability company, was formed by our advisor in June 2000, to acquire Orange Street Plaza, a retail shopping center in Redlands, California, which it acquired on July 14, 2000 for $8,200,000. Prudential Mortgage Capital Company provided a mortgage loan in the amount of $6,500,000 at a fixed rate of 8.6% with a 30-year amortization period due September 2010. The Orange Street Plaza includes approximately 127,443 square feet of leasable space.

NNN 2000 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in July 2000, to acquire the Bowling Green Financial Park, consisting of seven individual office buildings in Sacramento, California, which it acquired on December 28, 2000 for $16,256,500. Fremont Investment & Loan provided an interest-only mortgage loan in the amount of $12,290,000 at a variable rate of 3.50% over 6-month LIBOR with a 25-year amortization period due December, 2005. Bowling Green Financial Park includes approximately 234,551 square feet of leasable space. Six of the seven office buildings were sold during 2002.

NNN Rocky Mountain Exchange, LLC, a Virginia limited liability company, was formed by our advisor in September 2000, to acquire the Galena Street Building, an office building in Denver, Colorado, which it acquired on November 30, 2000 for $7,345,150. Chase Manhattan Bank provided an interest-only mortgage loan in the amount of $5,275,000 at a variable rate of 2.55% over 30-day LIBOR due December, 2002. The Galena Street Building includes approximately 71,298 square feet of leasable space.

NNN 2004 Notes Program LLC, a Virginia Limited liability company, was formed in September, 2000 to offer $5,000,000 of 11% Participating Unsecured Notes for the purpose of making unsecured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes also are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. Our advisor ended this offering on August 14, 2001 with a total of $5,000,000 of notes sold.

Market Centre, LLC, a Virginia limited liability company, was originally formed in November, 1998 to acquire Market Centre, an 11-story, 121,868 square foot certified historic building in Wichita, Kansas. The building was acquired for $1,300,000 on November 18, 1998. ITLA Funding provided a $900,000 mortgage loan at a fixed rate of 9.00%. On June 1, 2001, the loan converted to a variable rate equal to 4.00% over 6-month LIBOR amortized over 30 years due June, 2009. In July, 1999, Market Centre, LLC offered $1,000,000 of 11% participating unsecured notes primarily to assist with property improvements and for working capital. The notes were entitled to a profit participation in the property equal to 40% of the net profit achieved upon sale of the property or a prepayment fee. The property was refinanced and the notes were paid in full with a prepayment penalty. Subsequently, Market Centre, LLC, through its managing member, our advisor, raised $1,330,000 through a private placement of tenant in common interests in the building beginning in September 2000.

NNN 2005 Notes Program LLC, a Virginia Limited liability company, was formed in September, 2000 to offer $6,000,000 of 10% Participating Secured Notes for the purpose of making secured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes also are entitled to a profit participation in the properties purchased equal to 10% of the net profit achieved upon sale of the properties or a prepayment fee. Our advisor ended the offering on March 13, 2001 with a total of $2,300,000 notes sold.

NNN Dry Creek Centre, LLC, a Virginia limited liability company, was formed by our advisor in November 2000, to acquire Dry Creek Centre, an office/flex facility in Denver, Colorado, which it acquired on January 31, 2001 for $11,100,000. Key Bank provided a mortgage loan in the amount of $8,350,000 at a fixed rate of 7.50% with a 30-year amortization period due February, 2011. The Dry Creek Centre includes approximately 85,760 square feet of leasable space.

NNN Sacramento Corporate Center, LLC, a Virginia limited liability company, was formed by our advisor in November 2000, to acquire Sacramento Corporate Center, a Class A office building in Sacramento, California, which it acquired on March 12, 2001 for $31,540,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $22,250,000 at a fixed rate of 8.15% with a 15-year amortization period due April, 2011. Sacramento Corporate Center includes approximately 192,779 square feet of leasable space.

NNN Camelot Plaza Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in March 2001, to acquire the Camelot Plaza Shopping Center, a retail shopping center in San Antonio, Texas, which it acquired on August 1, 2001 for $6,350,000. International Bank of Commerce, San Antonio, TX provided a mortgage loan in the amount of $4,127,500 at a variable rate of 1% over the Prime Rate with a 15-year amortization period due August, 2003. The Camelot Plaza Shopping Center includes approximately 91,266 square feet of leasable space.

NNN 2001 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in March 2001 to acquire three properties. 1840 Aerojet Way (Val-Pak) in North Las Vegas, Nevada was acquired on September 27, 2001 for $5,100,000; Western Plaza in Amarillo, Texas was acquired on July 31, 2001 for $5,000,000; and a 40% undivided tenant in common interest in Pacific Corporate Park, Lake Forest, California, was acquired on March 25, 2002 for approximately $9,491,400 consisting of approximately $3,291,200 in cash and $6,200,000 in debt. Imperial Capital Bank provided a mortgage loan in the amount of $2,938,000 at a variable rate of 4.125% over six-month LIBOR with a 20-year amortization period due October, 2011 for 1840 Aerojet Way. SMI Realty, Inc. provided an interest-only mortgage loan in the amount of $4,250,000 at a variable rate of 3.25% over the GECC Composite Commercial Paper Rate due January, 2002 for Western Plaza. CIBC provided an interest-only bridge loan in the amount of $15,500,000 at a variable rate of 3.25% of 60-day LIBOR due March 25, 2004 with two six-month extension options for Pacific Corporate Park. Value Fund 2001 is jointly and severally liable for the full amount of this loan. 1840 Aerojet Way (Val-Pak) is an industrial building containing approximately 102,948 square feet of leasable space. Western Plaza is a retail shopping center containing approximately 412,127 square feet of leasable space. Pacific Corporate Park is six-building office park containing approximately 166,785 square feet of leasable space.

NNN Reno Trademark, LLC, a Virginia limited liability company, was formed by our advisor in May 2001, to acquire a 60% tenant in common interest in the Trademark Building. The remaining 40% tenant in common interest was purchased by T REIT, Inc., an affiliate of the advisor. The Trademark Building is an industrial building in Reno, Nevada, which was acquired on September 4, 2001 for $7,296,110. Greenwich Capital Financial Products, Inc. provided an interest-only bridge loan in the amount of $2,700,000 at a variable rate of 2.45% over 30-day LIBOR for the first six months and 2.70% over 30-day LIBOR thereafter. The loan may be converted to a 30-year amortization loan due in five years with all terms determined by the lender. The advisor negotiated an extension of the loan through December 2002 and on December 13, 2002, secured a new $4,600,000 mortgage loan to refinance the property. The note is secured by a deed of trust with the fixed interest rate of 6.35%, amortized on a 30-year schedule, with a due date of January 1, 2013. The Trademark Building includes approximately 75,257 square feet of leasable space.

NNN Gateway Aurora, LLC, a Virginia limited liability company, was formed by our advisor in December 2000, to acquire Gateway Plaza, a shopping center in Aurora, Colorado, which it acquired for $7,763,000 on April 5, 2001. Northland Financial Company, Bloomington, Minnesota provided a mortgage loan in the amount of $6,400,219 at a fixed rate of 8.93% with a 30-year amortization period due June, 2007. Gateway Plaza includes approximately 101,048 square feet of leasable space.

NNN Washington Square, LLC, a Virginia limited liability company, was formed by our advisor in May 2001, to acquire Washington Square Center. Washington Square Center is an approximately 71,502 square foot shopping center in Stephenville, Texas, 60 miles southwest of Dallas/Ft, Worth, Texas, which it acquired on October 16, 2001. Washington Square Center was purchased for $7,263,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $4,890,000 at a fixed rate of 7.50% with a 30-year amortization period due November, 2011.

NNN One Gateway Plaza, LLC, a Virginia limited liability company, was formed by our advisor in June 2001, to acquire One Gateway Plaza, a Class A office building in Colorado Springs, Colorado, which it acquired for $12,550,000 on July 30, 2001. Bank of America provided a mortgage loan in the amount of $9,375,000 at a fixed rate of 7.40% with a 30-year amortization period due August, 2011. One Gateway Plaza includes approximately 113,139 square feet of leasable space.

NNN LV 1900 Aerojet Way, LLC, a Virginia limited liability company, was formed by our advisor in July 2001, to acquire 1900 Aerojet Way, a distribution center in North Las Vegas, Nevada, which it acquired on August 31, 2001 for $5,067,000. Greenwich Capital Financial Products, Inc. provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.42% with a 30-year amortization period due September, 2011. 1900 Aerojet Way includes approximately 106,717 square feet of leasable space.

NNN Timberhills Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor on September 13, 2001 to acquire the Timberhills Shopping Center, a shopping center in Sonora, California, which it acquired on November 21, 2001 for $9,180,000. Bank of America provided a mortgage loan in the amount of $6,390,000 at a fixed rate of 7.40% with a 30-year amortization period due December 1, 2011. Timberhills Shopping Center includes approximately 102,304 square feet of leasable space.

NNN Addison Com Center, LLC, a Virginia limited liability company, was formed by our advisor on October 30, 2001 to acquire the Addison Com Center, an office building in Addison, Texas, which it acquired on November 1, 2001 for $10,500,000. LaSalle National Bank provided a mortgage loan in the amount of $7,750,000 at a fixed rate of 7.25% with a 30-year amortization period due November 1, 2011. Addison Com Center includes approximately 96, 396 square feet of leasable space.

NNN County Center Drive, LLC, a Virginia limited liability company, was formed by our advisor in August 2001, to acquire the County Center Building, a distribution warehouse and office building in Temecula, California, which it acquired on September 28, 2001 for $5,395,000. Imperial Capital Bank provided a mortgage loan in the amount of $3,210,000 at a variable rate of 4.125% over 6-month LIBOR with a 20-year amortization period due September, 2011. The County Center Building includes approximately 77,582 square feet of leasable space.

NNN Pacific Corporate Park 1, LLC, a Virginia limited liability company, was formed by our advisor in March 2002 to acquire a 60% undivided tenant in common interest in Pacific Corporate Park, six-building office park located in Lake Forest, California, which it acquired on March 25, 2002 for approximately $14,237,100, consisting of approximately $4,936,800 in cash and $9,300,000 in debt. CIBC Inc. provided an interest only loan in the amount of $15,500,000 at a rate of 3.25% over 60-day LIBOR due March 25, 2004 with two six-month extension options. Pacific Corporate Park includes approximately 166,785 square feet of leasable space.

NNN Arapahoe Service Center II, LLC, a Virginia limited liability company, was formed by our advisor in February 2002 to acquire the Arapahoe Service Center II, a single-story office/flex complex located in Southeast suburban Denver, which it acquired on April 19, 2002 for $7,938,000. Sun Life Assurance Company of Canada provided a mortgage loan in the amount of $5,000,000 at a fixed rate of 7.27% with a 25-year amortization period due May 1, 2012. Arapahoe Service Center II includes approximately 79,200 square feet of leasable space.

NNN Titan Building & Plaza, LLC, a Virginia limited liability company, was formed by our advisor in February 2002 to acquire an undivided 58% tenant in common interest in the Titan Building and Titan Plaza, a Class B multi-tenant office building complex located in San Antonio, Texas, which it acquired on April 17, 2002 for $4,721,005. LaSalle Bank provided a mortgage loan in the amount of $6,000,000 at a variable rate of 3.25% over 30-day LIBOR with a floor of 5.0% for two years with an option to extend for an additional year for a 1% fee.

NNN Union Square, LLC, a Colorado limited liability company, was formed by our advisor in January 2002 to acquire a 39% undivided tenant in common interest in Union Square Plaza, a shopping center in Colorado Springs, Colorado, which it acquired on March 8, 2002 for $4,730,000. Imperial Capital Bank provided a one-year interest-only loan for the first 12 months in the amount of $4,047,500 at a rate of 4.5% over 6-month LIBOR with a floor of 7.5% and a ceiling of 12.25%. The interest rate resets every three months. Payments of principal and interest commence May 1, 2003 with a 30-year amortization period due May 2012. Union Square Plaza includes approximately 130,066 square feet of leasable space.

NNN City Center West ‘A’, LLC, a Nevada limited liability company, was formed by our advisor in February 2002 to acquire up to a 30.75% undivided tenant in common interest in the City Center West ‘A’ building, a Class A multi-tenant office building in Las Vegas, Nevada, which it acquired on March 15, 2002 for $21,670,000. The Manufacturers Life Insurance Company provided a mortgage loan in the amount of $13,000,000 at a fixed rate of 6.5% with a 27-year amortization period due March 2007. City Center West ‘A’ includes approximately 105,964 square feet of leasable space.

NNN City Center West ‘B’, LLC, a Virginia limited liability company, was formed by our advisor in November 2001 to acquire the City Center West ‘B’ building, a multi-tenant office building located in Las Vegas, Nevada, which it acquired on January 23, 2002 for $20,800,000. UBS Warburg provided a mortgage loan in the amount of $14,650,000 at a fixed rate of 7.76% until March 1, 2002 and 7.56% thereafter with a 30-year amortization period due January 11, 2012. City Center West ‘B’ includes approximately 104,427 square feet of leasable space.

NNN North Reno Plaza, LLC, a Virginia limited liability company, was formed by our advisor in May 2002 to acquire the North Reno Plaza Shopping Center, a shopping center in Reno, Nevada, which it acquired on June 29, 2002, 2002 for $7,200,000. Merrill Lynch Mortgage Lending provided a mortgage loan in the amount of $5,400,000 at a fixed rate of 7.3% with a 30-year amortization period due July 31, 2012. North Reno Plaza includes approximately 129,960 square feet of leasable space.

NNN Brookhollow Park, LLC, a Virginia limited liability company, was formed by our advisor in April 2002 to acquire Brookhollow Park, an office building located in San Antonio, Texas, which it acquired on July 3, 2002 for $15,360,000. The Manufacturers Life Insurance Company provided a mortgage loan in the amount of $10,250,000 at a fixed rate of 6.6% with a 30-year amortization period due July 2007. Brookhollow Park includes approximately 102,413 square feet of leasable space.

NNN 2002 Value Fund LLC, a Virginia limited liability company, was formed by our advisor in May 2002 to acquire three properties. The first property, Bank of America West, an office building in North Las Vegas, Nevada, was acquired on September 20, 2002 for $16,900,000. MassMutual Financial Group provided an interest-only loan in the amount of $14,199,619 at a rate of 10% per annum for a term of one year, six months. Bank of America West is a Class A, high-rise office building containing approximately 82,255 square feet of leasable space.

NNN 1397 Galleria Drive, LLC, a Virginia limited liability company was formed by our advisor in May 2002 to acquire the Galleria Office Building, a medical office building located in Henderson, Nevada, which it acquired on September 11, 2002 for $3,420,000. Nevada State Bank provided a mortgage loan in the amount of $1,962,000 at a fixed rate of 7.0% with a 25-year amortization period due December 5, 2008. Galleria includes approximately 13,810 square feet of leasable space.

NNN Bryant Ranch, LLC, a Virginia limited liability company was formed by our advisor in June 2002 to acquire the Bryant Ranch Shopping Center, a shopping center located in Yorba Linda, California, which it acquired on September 5, 2002 for $10,080,000. The seller was an affiliate of our advisor. Imperial Bank provided a mortgage loan in the amount of $6,222,000 at the greater of 4.0% over six-month LIBOR or 6.75%, which interest rate is reset quarterly. The loan has a 20-year amortization period due September 1, 2009. Bryant Ranch includes approximately 93,892 square feet of leasable space.

NNN 4241 Bowling Green, LLC, a Virginia limited liability company was formed by our advisor in June 2002 to acquire 4241 Bowling Drive, an office building located in Sacramento, California, which it acquire on September 25, 2002 for $5,200,000. La Jolla Bank, FSB provided a mortgage loan in the amount of $3,092,139 at a fixed rate for the first 12 months of 6.5% then floating monthly at prime plus .25% with a 25-year amortization period due February 1, 2012. 4241 Bowling Green includes approximately 28,985 square feet of leasable space.

NNN 2006 Notes Program, LLC, a Virginia Limited liability company, was formed in August, 2002 to offer $10,000,000 of 10% Participating Secured Notes for the purpose of making secured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes also are entitled to a profit participation in the properties purchased equal to 10% of the net profit achieved upon sale of the properties or a prepayment fee. As of December 31, 2002, $100,000 of notes were sold; however, monies received are being held in escrow as the minimum offering amount of $1,000,000 had not been reached.

NNN Wolf Pen Plaza, LLC, a Virginia limited liability company, was formed by our advisor in August 2002 to acquire Wolf Pen Plaza, a shopping center in College Station, Texas, which it acquired on September 25, 2002 for $16,190,000. Merrill Lynch Mortgage Lending provided a mortgage loan in the amount of $12,265,000 at a fixed rate of 6.4% with a 30-year amortization period due October 31, 2007. Wolf Pen Plaza includes approximately 169,989 square feet of leasable space.

NNN Alamosa Plaza, LLC, a Virginia limited liability company, was formed by our advisor in September 2002 to acquire the Alamosa Plaza Shopping Center, a shopping center in Las Vegas, Nevada, which it acquired on October 8, 2002 for $18,500,000. Bank of America, N.A. provided a mortgage loan in the amount of $13,500,000 at a fixed rate of 6.15% with a 30-year amortization period due November 1, 2009. Alamosa Plaza includes approximately 77,650 square feet of leasable space.

NNN Saddleback, LLC, a Virginia limited liability company, was formed by our advisor in September 2002 to acquire a 75% undivided tenant in common interest in the Saddleback Financial Center, a Class B office building located in Laguna Hills, California, which it acquired on September 25, 2002 for $11,072,500 consisting of approximately $2,566,875 in cash and $5,737,500 in debt. Chinatrust Bank (U.S.A.) provided a mortgage loan in the amount of $7,650,000 with a fixed interest rate of 5.25% with a 25-year amortization period due September 19, 2007. NNN Saddleback, LLC is jointly and severally liable for the entire mortgage loan. Saddleback Financial Center includes approximately 71,243 square feet of leasable space.

NNN Kahana Gateway Center, LLC, a Virginia limited liability company, was formed by our advisor in October 2002 to acquire the Kahana Gateway Shopping Center and Professional Building, a mixed-use development (approximately 73% retail and 27% professional offices) in Maui, Hawaii, which it acquired on December 20, 2002 for $19,400,000. Column Financial provided a mortgage loan in the amount of $13,041,000 at a fixed interest rate of 6.39% with a 30-year amortization period due January 13, 2013. Kahana Gateway Center includes approximately 80,069 square feet of leasable space.

NNN Springtown Mall, DST, a Delaware statutory trust, was formed by our advisor in November 2002 to acquire Springtown Mall Shopping Center, a shopping center located in San Marcos, Texas, which it acquired on December 9, 2002 for $6,490,000. GE Capital provided a mortgage loan of $4,700,000 at a fixed rate of 6.06% with a 30-year amortization period due December 31, 2012. Springtown Mall includes approximately 96,423 square feet of leasable space.

NNN Parkwood Complex, LLC, a Delaware limited liability company, was formed by our advisor in October 2002 to acquire Parkwood I and II, a two building office complex located in Woodlands, Texas, just north of Houston, Texas, which it acquired on December 31, 2002 for $20,436,000. LaSalle Bank provided a six-month loan in the amount of $13,921,600 at a floating rate of 325 basis points over one-month LIBOR with a floor of 5% and a 30-year amortization period. The loan includes an option to convert to a permanent loan at the end of the six month term. Parkwood I and II include approximately 196,128 square feet of leasable space.

The information set forth above should not be considered indicative of results to be expected from our company.

We encourage potential investors to examine the prior performance tables attached as Exhibit A to this prospectus for more detailed information regarding the prior experience of our advisor. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the prior advisor programs. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part gives additional information relating to properties acquired by the prior advisor programs. We will furnish, without charge, copies of such table upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	Telluride Barstow, LLC	WREIT, Inc.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC
Dollar Amount Offered	$1,620,000	$50,000,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000

Dollar Amount Raised	1,620,000	14,051,000	5,550,000	1,625,000	8,000,000	7,200,000	2,500,000

Percentage Amount Raised	100.0%	28.1%	100.0%	100.0%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	10.0%	8.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Marketing Support & Due Diligence Reimbursement	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Organization & Offering Expenses (1)	2.5%	4.5%	3.0%	4.9%	3.0%	3.0%	3.5%
Due Diligence Allowance (2)	1.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Reserves	3.6%	1.5%	3.7%	7.8%	8.9%	2.0%	6.1%

Percent Available for Investment	82.4%	85.5%	82.8%	76.8%	77.6%	84.5%	79.9%
Acquisition Cost:
Cash Down Payment	75.6%	83.0%	73.7%	70.3%	70.7%	74.3%	73.8%
Loan Fees	5.3%	2.5%	5.1%	2.0%	2.4%	5.7%	2.1%
Acquisition Fees Paid to Affiliates	1.5%	0.0%	4.0%	4.5%	4.5%	4.5%	4.0%

Total Acquisition Cost	82.4%	85.5%	82.8%	76.8%	77.6%	84.5%	79.9%

Percent Leveraged	69%	68%	79%	71%	60%	81%	72%
Date Offering Began	01-Jun-98	01-Jul-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99
Date Offering Ended	16-Dec-98	27-Apr-00	15-Jul-99	31-Aug-99	07-Mar-00	29-Mar-00	12-Jul-00
Length of Offering (days)	198	666	328	260	379	324	337
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	46	N/A	102	83	180	43	295
Number of Investors	14	326	68	11	125	63	29

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC	T REIT, Inc.	NNN Horizon Fund LLC	NNN Westway, LLC	Kiwi Assoc, LLC
Dollar Amount Offered	$8,000,000	$6,300,000	$3,700,000	$100,000,000	$12,000,000	$3,300,000	$2,800,000

Dollar Amount Raised	7,579,528	6,300,000	3,698,750	46,395,000	3,573,000	3,278,250	2,681,352

Percentage Amount Raised	94.7%	100.0%	100.0%	46.4%	29.8%	99.3%	95.8%

Less Offering Expenses:
Selling Commissions	10.0%	10.0%	8.0%	8.0%	8.5%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	0.0%	0.0%	2.0%	1.5%	2.0%	2.0%	2.0%
Organization & Offering Expenses (1)	3.5%	3.5%	3.5%	2.5%	1.0%	3.5%	3.5%
Due Diligence Allowance (2)	0.5%	0.5%	0.5%	0.0%	0.0%	0.5%	0.5%
Reserves	9.5%	10.5%	8.2%	0.0%	0.0%	5.4%	4.8%

Percent Available for Investment	76.5%	75.5%	77.8%	88.0%	88.5%	80.6%	81.2%
Acquisition Cost:
Cash Down Payment	69.5%	69.0%	68.9%	0.0%	88.5%	73.9%	74.7%
Loan Fees	2.5%	2.0%	4.4%	0.0%	0.0%	2.2%	2.0%
Acquisition Fees Paid to Affiliates	4.5%	4.5%	4.5%	0.0%	0.0%	4.5%	4.5%

Total Acquisition Cost	76.5%	75.5%	77.8%	0.0%	88.5%	80.6%	81.2%

Percent Leveraged	78%	71%	75%	70%	N/A	73%	80%
Date Offering Began	27-Aug-99	15-Sep-99	21-Feb-00	22-Feb-00	30-Mar-00	26-Apr-00	09-Jun-00
Date Offering Ended	05-Jun-00	31-May-00	20-Jun-00	31-May-02	23-Jun-00	31-Dec-00	04-Feb-01
Length of Offering (days)	283	259	120	829	85	249	240
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	258	259	116	N/A	N/A	162	240
Number of Investors	153	27	26	2,060	75	33	23

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	NNN 2000 Value Fund, LLC	NNN Rocky Mount. Exchange, LLC	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	NNN Sacramento Corp Ctr, LLC	NNN Dry Creek Centre, LLC
Dollar Amount Offered	$5,900,000	$2,670,000	$5,000,000	$1,000,000	$6,000,000	$12,000,000	$3,500,000

Dollar Amount Raised	5,899,000	2,670,000	5,000,000	1,000,000	2,300,000	12,000,000	3,500,000

Percentage Amount Raised	100.0%	100.0%	100.0%	100.0%	38.30%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	9.5%	8.5%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	0.0%	2.0%	1.5%	1.5%	1.5%	1.5%	1.5%
Organization & Offering Expenses (1)	4.0%	4.0%	1.5%	1.5%	1.5%	4.0%	3.5%
Due Diligence Allowance (2)	0.5%	0.0%	0.0%	0.5%	0.0%	0.5%	0.0%
Reserves	5.4%	4.5%	0.0%	10.8%	0.0%	4.0%	3.3%

Percent Available for Investment	80.6%	81.0%	89.0%	77.7%	89.0%	82.0%	83.7%
Acquisition Cost:
Cash Down Payment	73.9%	74.5%	0.0%	73.2%	0.0%	77.5%	80.1%
Loan Fees	2.2%	2.0%	0.0%	4.5%	0.0%	0.0%	3.6%
Acquisition Fees Paid to Affiliates	4.5%	4.5%	0.0%	0.0%	0.0%	4.5%	0.0%

Total Acquisition Cost	80.6%	81.0%	0.0%	77.7%	0.0%	82.0%	83.7%

Percent Leveraged	65%	74%	N/A	73%	N/A	71%	74%
Date Offering Began	15-Jul-00	25-Jul-00	29-Aug-00	01-Sep-00	15-Sep-00	08-Nov-00	15-Nov-00
Date Offering Ended	27-Feb-01	15-Feb-01	14-Aug-01	17-Nov-00	13-Mar-01	21-May-01	31-Jan-01
Length of Offering (days)	227	205	350	77	179	194	77
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	214	127	342	47	164	147	77
Number of Investors	125	11	65	7	46	66	16

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	NNN Camelot Plaza, LLC	NNN 2001 Value Fund, LLC	NNN Washington Square, LLC	NNN Reno Trademark, LLC	NNN One Gateway Plaza, LLC	NNN Gateway Aurora, LLC	NNN LV 1900 Aerojet Way, LLC
Dollar Amount Offered	$2,400,000	$11,000,000	$3,000,000	$3,850,000	$4,200,000	$2,000,000	$2,000,000

Dollar Amount Raised	2,400,000	10,992,321	3,000,000	3,850,000	4,197,500	1,054,000	2,000,000

Percentage Amount Raised	100.0%	99.9%	100.0%	100.0%	99.9%	52.7%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.5%	8.0%	8.0%	7.5%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.0%	1.5%	1.5%	2.0%
Organization & Offering Expenses (1)	5.0%	3.5%	4.0%	4.0%	4.0%	3.0%	3.0%
Due Diligence Allowance (2)	0.0%	0.0%	0.0%	0.0%	1.0%	1.0%	0.0%
Reserves	7.8%	21.4%	4.6%	4.5%	4.0%	0.0%	9.1%

Percent Available for Investment	76.7%	64.6%	80.9%	81.0%	81.5%	86.5%	78.4%
Acquisition Cost:
Cash Down Payment	72.7%	56.4%	78.9%	79.0%	75.0%	85.0%	76.1%
Loan Fees	4.0%	3.2%	2.0%	2.0%	2.5%	1.5%	2.3%
Acquisition Fees Paid to Affiliates	0.0%	5.0%	0.0%	0.0%	4.0%	0.0%	0.0%

Total Acquisition Cost	76.7%	64.6%	80.9%	81.0%	81.5%	86.5%	78.4%

Percent Leveraged	62%	65%	67%	37%	74%	83%	71%
Date Offering Began	30-Mar-01	12-Mar-01	01-May-01	30-May-01	08-Jun-01	10-Jul-01	26-Jul-01
Date Offering Ended	03-Dec-01	30-Jun-02	21-Nov-01	26-Sep-01	25-Sep-01	Open	31-Aug-01
Length of Offering (days)	248	Open	204	119	109	Open	36
Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)	248	443	204	119	109	N/A	36
Number of Investors	11	263	12	7	10	2	8

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	NNN Timberhills Shop Ctr, LLC	NNN Addison Com Ctr, LLC	NNN County Center Drive, LLC	NNN Arapahoe Svc. Center, LLC	NNN Titan Bldg. & Plaza, LLC	VC/RE Balanced Fund II, LLC	NNN City Center West ‘B’, LLC
Dollar Amount Offered	$3,700,000	$3,650,000	$3,125,000	$4,000,000	$2,500,000	$10,000,000	$8,200,000

Dollar Amount Raised	3,695,375	3,650,000	3,093,750	4,000,000	2,219,808	425,000	8,200,000

Percentage Amount Raised	99.9%	100.0%	99.0%	100.0%	88.8%	4.3%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	4.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%	2.0%	2.5%
Organization & Offering Expenses (1)	4.0%	4.0%	4.0%	4.0%	3.0%	0.5%	4.0%
Due Diligence Allowance (2)	0.0%	0.0%	0.0%	0.0%	1.9%	0.0%	4.0%
Reserves	4.0%	3.8%	4.5%	4.6%	3.8%	1.0%	4.6%

Percent Available for Investment	81.5%	81.7%	81.0%	80.9%	80.8%	92.5%	76.9%
Acquisition Cost:
Cash Down Payment	79.3%	79.3%	79.0%	76.0%	75.2%	0.0%	75.0%
Loan Fees	2.2%	2.4%	2.0%	2.4%	1.6%	55.5%	1.9%
Acquisition Fees Paid to Affiliates	0.0%	0.0%	0.0%	2.5%	4.0%	37.0%	0.0%

Total Acquisition Cost	81.5%	81.7%	81.0%	80.9%	80.8%	92.5%	76.9%

Percent Leveraged	69%	73%	59%	63%	66%	N/A	70%
Date Offering Began	31-Jul-01	16-Aug-01	18-Sep-01	11-Feb-02	18-Feb-02	01-Nov-01	31-Oct-01
Date Offering Ended	27-Nov-01	02-Apr-02	06-Feb-02	20-Jun-02	28-May-02	Open	14-Jun-02
Length of Offering (days)	119	76	141	67	58	Open	84
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	119	77	141	67	58	N/A	85
Number of Investors	13	16	18	16	5	9	15

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	NNN Union Square, LLC	NNN City Center West ‘A’, LLC	NNN Pacific Corporate Park 1, LLC	NNN North Reno LLC	NNN Brookhollow LLC	NNN 2002 Value Fund, LLC	NNN 1397 Galleria Drive, LLC
Dollar Amount Offered	$578,000	$3,500,000	$5,800,000	$2,750,000	$6,550,000	$30,000,000	$1,950,000

Dollar Amount Raised	578,000	1,237,803	5,800,000	2,750,000	$6,550,000	8,892,080	1,950,000

Percentage Amount Raised	100.0%	35.4%	100.0%	100.0%	100.0%	29.6%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	0.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.7%	2.5%	1.0%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses (1)	1.8%	4.0%	1.0%	4.0%	4.0%	2.5%	4.0%
Due Diligence Allowance (2)	2.0%	0.0%	2.5%	0.0%	0.0%	0.0%	0.0%
Reserves	5.5%	2.7%	7.5%	14.6%	4.5%	8.0%	8.2%

Percent Available for Investment	80.0%	82.8%	88.0%	70.9%	81.0%	79.0%	77.3%
Acquisition Cost:
Cash Down Payment	73.0%	76.2%	85.1%	65.5%	75.6%	71.0%	69.8%
Loan Fees	7.0%	2.6%	2.9%	2.3%	1.9%	2.5%	5.0%
Acquisition Fees Paid to Affiliates	0.0%	4.0%	0.0%	3.1%	3.5%	5.5%	2.5%

Total Acquisition Cost	80.0%	82.8%	88.0%	70.9%	81.0%	79.0%	77.3%

Percent Leveraged	75%	60%	65%	75%	66%	82%	57%
Date Offering Began	28-Jan-02	12-Feb-02	11-Mar-02	31-Mar-02	12-Apr-02	15-May-02	24-May-02
Date Offering Ended	02-Mar-02	15-Mar-02	25-Jun-02	19-Jun-02	03-Jul-02	Open	23-Oct-02
Length of Offering (days)	33	31	106	80	82	Open	152
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	40	41	14	80	82	N/A	110
Number of Investors	3	2	45	14	24	189	12

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	NNN Bryant Ranch LLC	NNN 4241 Bowling Green, LLC	NNN Wolf Pen Plaza, LLC	NNN Alamosa Plaza, LLC	NNN Saddleback, LLC	NNN Bentley Mall, LLC	NNN Kahana Gateway, LLC
Dollar Amount Offered	$5,000,000	$2,850,000	$5,500,000	$6,650,000	$3,865,800	$8,000,000	$7,625,000

Dollar Amount Raised	5,000,000	2,850,000	5,500,000	6,650,000	3,865,800	—	6,528,700

Percentage Amount Raised	100.0%	100.0%	100.0%	100.0%	100.0%	0.0%	85.6%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses (1)	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance (2)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	8.6%	7.0%	8.2%	5.6%	7.8%	7.9%	5.3%

Percent Available for Investment	76.9%	78.5%	77.3%	79.9%	77.7%	77.6%	80.2%
Acquisition Cost:
Cash Down Payment	71.6%	73.5%	71.9%	75.2%	71.9%	73.1%	76.3%
Loan Fees	2.8%	2.5%	2.4%	2.2%	3.3%	2.0%	1.9%
Acquisition Fees Paid to Affiliates	2.5%	2.5%	3.0%	2.5%	2.5%	2.5%	2.0%

Total Acquisition Cost	76.9%	78.5%	77.3%	79.9%	77.7%	77.6%	80.2%

Percent Leveraged	61%	59%	75%	72%	67%	N/A	67%
Date Offering Began	10-Jun-02	14-Jun-02	01-Jul-02	18-Jul-02	30-Aug-02	01-Nov-02	09-Oct-02
Date Offering Ended	12-Nov-02	27-Dec-02	23-Oct-02	25-Oct-02	29-Oct-02	Open	Open
Length of Offering (days)	155	196	114	99	60	Open	Open
Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)	87	109	86	82	26	N/A	72
Number of Investors	24	16	12	11	7	—	11

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I—(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

December 31, 2002

	NNN Springtown Mall Investors, LLC	NNN Congress Center LLC	NNN Park Sahara, LLC	NNN Parkwood Complex LLC	G REIT, Inc.	Program Totals
Dollar Amount Offered	$2,550,000	$33,558,740	$5,200,000	$7,472,000	$200,000,000	$647,989,540

Dollar Amount Raised	1,753,125	745,950	84,500	6,263,424	21,540,539	287,681,133

Percentage Amount Raised	68.8%	2.2%	1.6%	83.8%	10.8%	44.4%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	7.5%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.0%
Organization & Offering Expenses (1)	4.0%	4.0%	4.0%	4.0%	2.5%
Due Diligence Allowance (2)	0.0%	0.0%	0.0%	0.0%
Reserves	10.2%	7.9%	8.1%	8.0%

Percent Available for Investment	75.3%	77.6%	77.4%	77.5%	88.0%
Acquisition Cost:
Cash Down Payment	70.2%	73.5%	73.1%	70.7%	87.5%
Loan Fees	2.6%	1.9%	1.8%	4.3%	0.0%
Acquisition Fees Paid to Affiliates	2.5%	2.2%	2.5%	2.5%	0.5%

Total Acquisition Cost	75.3%	77.6%	77.4%	77.5%	88.0%

Percent Leveraged	N/A	N/A	N/A	N/A	N/A
Date Offering Began	10-Oct-02	15-Oct-02	25-Oct-02	28-Oct-02	22-Jul-02
Date Offering Ended	Open	Open	Open	Open	Open
Length of Offering (days)	Open	Open	Open	Open	Open
Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)	60	N/A	N/A	64	N/A
Number of Investors	8	13	1	12	999

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	Telluride Barstow, LLC	WREIT, INC.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC
Date Offering Commenced	01-Jun-98	01-Jul-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99
Dollar Amount Raised to Sponsor From Proceeds of Offering	$1,620,000	$14,051,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$162,000	$1,124,080	$555,000	$162,500	$800,000	$720,000	$250,000
Marketing Support & Due Diligence Reimbursement	—	—	—	—	—	—	—
Organization & Marketing Expenses	40,000	632,295	166,500	79,625	240,000	216,000	87,500
Due Diligence Allowance	24,300	70,255	27,750	8,125	40,000	36,000	12,500
Acquisition Fees	25,000	—	220,000	73,125	360,000	324,000	100,000

Totals	$251,300	$1,826,630	$969,250	$323,375	$1,440,000	$1,296,000	$450,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,220,388	$4,225,031	$5,288,687	$1,100,531	$2,693,562	$3,101,824	$924,468

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$27,506	$26,103	$9,390	$—	$—	$—	$—
Asset Management Fees	14,550	26,932	6,781	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$42,056	$53,035	$16,171	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$39,936	$193,174	$129,204	$17,599	$74,766	$86,309	$7,885
Asset Management Fees	41,741	119,017	80,500	6,264	155,585	80,000	11,343
Leasing Commissions	5,040	34,360	212,925	—	56,146	52,618	—

Totals	$86,717	$346,551	$422,629	$23,863	$286,497	$218,927	$19,228

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$31,976	$172,875	$95,941	$28,043	$130,984	$40,467	$38,567
Asset Management Fees	8,421	123,475	—	8,291	138,938	26,800	—
Leasing Commissions	2,074	29,021	45,922	—	25,591	18,394	1,980

Totals	$42,471	$325,371	$141,863	$36,334	$295,513	$85,661	$40,547

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$44,088	$198,351	$178,444	$27,808	$178,402	$54,256	$52,624
Asset Management Fees	33,812	—	179,653	2,764	30,622	—	—
Leasing Commissions	4,990	27,538	36,364	—	259,687	125,112	49,328

Totals	$82,890	$225,889	$394,461	$30,572	$468,711	$179,368	$101,952

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$34,200	$190,598	$180,613	$31,265	$148,806	$278,119	$—
Asset Management Fees	(1,218)	—	128,500	5,894	—	—	—
Leasing Commissions	—	27,721	—	—	57,979	—	—

Totals	$32,982	$218,318	$309,112	$37,159	$206,786	$278,119	$—

TABLE II—(Continued)

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC	T REIT, Inc.	NNN Horizon Fund LLC	NNN Westway, LLC	Kiwi Associates, LLC
Date Offering Commenced	27-Aug-99	15-Sep-99	21-Feb-00	22-Feb-00	30-Mar-00	26-Apr-00	09-Jun-00
Dollar Amount Raised to Sponsor From Proceeds of Offering	$7,579,528	$6,300,000	$3,698,750	$46,395,000	$3,573,000	$3,278,250	$2,681,352

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$757,953	$630,000	$295,900	$3,637,197	$303,705	$262,260	$214,508
Marketing Support & Due Diligence Reimbursement	—	—	73,975	695,951	71,460	65,565	53,627
Organization & Marketing Expenses	265,283	220,500	129,456	749,872	35,730	114,739	93,847
Due Diligence Allowance	37,898	31,500	18,494	—	—	16,391	13,407
Acquisition Fees	341,079	283,500	166,444	—	—	147,521	120,661

Totals	$1,402,213	$1,165,500	$684,269	$5,083,000	$410,895	$606,476	$496,050

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$4,824,487	$1,790,879	$6,126,731	$484,388	$9,854	$1,184,731	$279,313

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$7,164	$8,701	$—	$—	$—	$—	$—
Asset Management Fees	14,234	10,983	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$21,398	$19,684	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$90,636	$61,999	$49,820	$—	$—	$7,296	$12,602
Asset Management Fees	174,420	178,313	7,250	—	—	20,794	26,121
Leasing Commissions	20,000	20,748	8,459	—	—	—	—

Totals	$285,056	$261,060	$65,529	$—	$—	$28,090	$38,723

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$121,510	$—	$71,108	$106,000	$—	$28,184	$43,828
Asset Management Fees	110,160	—	6,643	—	—	110,248	30,750
Leasing Commissions	337,495	13,390	99,110	68,427	—	10,115	12,876

Totals	$569,165	$13,390	$176,861	$174,427	$—	$148,547	$87,454

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$8,708	$—	$—	$225,000	$—	$34,726	$79,956
Asset Management Fees	104,346	—	—	—	—	—	—
Leasing Commissions	45,682	21,699	—	17,896	—	—	45,452

Totals	$158,736	$21,699	$—	$242,896	$—	$34,726	$125,408

TABLE II—(Continued)

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	NNN 2000 Value Fund, LLC	NNN Rocky Mountain Exchange, LLC	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	NNN Sacramento Corp Ctr, LLC	NNN Dry Creek Centre, LLC
Date Offering Commenced	15-Jul-00	25-Jul-00	29-Aug-00	01-Sep-00	15-Sep-00	08-Nov-00	15-Nov-00
Dollar Amount Raised to Sponsor From Proceeds of Offering	$5,899,000	$2,670,000	$5,000,000	$1,000,000	$2,300,000	$12,000,000	$3,500,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$560,405	$226,950	$400,000	$80,000	$184,000	$960,000	$280,000
Marketing Support & Due Diligence Reimbursement	—	53,400	75,000	15,000	34,500	180,000	52,500
Organization & Marketing Expenses	235,960	106,800	75,000	15,000	34,500	480,000	122,500
Due Diligence Allowance	29,495	—	—	5,000	—	60,000	—
Acquisition Fees	265,455	120,150	—	—	—	540,000	—

Totals	$1,091,315	$507,300	$550,000	$115,000	$253,000	$2,220,000	$455,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,214,939	$1,093,267	$(375,715)	$(80,606)	$(79,652)	$6,494,871	$1,007,106

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$—	$7,938	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$7,938	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$63,600	$65,625	$—	$—	$—	$187,429	$67,306
Asset Management Fees	—	21,073	—	—	—	—	—
Leasing Commissions	121,481	—	—	30,398	—	35,067	—

Totals	$185,081	$86,698	$—	$30,398	$—	$222,496	$67,306

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$38,290	$66,964	$—	$—	$—	$167,796	$111,245
Asset Management Fees	—	9,098	—	—	—	—	—
Leasing Commissions	2,738	—	—	—	—	—	—

Totals	$41,028	$76,062	$—	$—	$—	$167,796	$111,245

TABLE II—(Continued)

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	NNN Camelot Plaza, LLC	NNN 2001 Value Fund, LLC	NNN Washington Square, LLC	NNN Reno Trademark, LLC	NNN One Gateway Plaza, LLC	NNN Gateway Aurora, LLC	NNN LV 1900 Aerojet Way, LLC
Date Offering Commenced	30-Mar-01	12-Mar-01	01-May-01	30-May-01	08-Jun-01	10-Jul-01	26-Jul-01
Dollar Amount Raised to Sponsor From Proceeds of Offering	$2,400,000	$10,992,321	$3,000,000	$3,850,000	$4,197,500	$1,054,000	$2,000,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$192,000	$879,386	$240,000	$327,250	$335,800	$84,320	$150,000
Marketing Support & Due Diligence Reimbursement	60,000	274,808	75,000	77,000	62,963	15,810	40,000
Organization & Marketing Expenses	120,000	384,731	120,000	154,000	167,900	31,620	60,000
Due Diligence Allowance	—	—	—	—	41,975	10,540	—
Acquisition Fees	—	549,616	—	—	167,900	—	—

Totals	$372,000	$2,088,541	$435,000	$558,250	$776,538	$142,290	$250,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$520,005	$837,591	$366,549	$502,512	$1,296,065	$501,426	$326,220

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$15,643	$17,505	$—	$11,531	$20,152	$48,987	$7,443
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	20,040	—

Totals	$15,643	$17,505	$—	$11,531	$20,152	$69,027	$7,443

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$49,822	$164,560	$49,797	$—	$68,100	$53,156	$27,211
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	11,829	—	—	20,736	15,410	—

Totals	$49,822	$176,389	$49,797	$—	$88,836	$68,567	$27,211

TABLE II—(Continued)

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	NNN Timberhills Shop Ctr, LLC	NNN Addison Com Center, LLC	NNN County Center Drive, LLC	NNN Arapahoe Svc. Center, LLC	NNN Titan Bldg. & Plaza, LLC	VC/RE Balanced Fund II, LLC	NNN City Center West ‘B’, LLC
Date Offering Commenced	31-Jul-01	16-Aug-01	18-Sep-01	11-Feb-02	18-Feb-02	01-Nov-01	31-Oct-01
Dollar Amount Raised to Sponsor From Proceeds of Offering	$3,695,375	$3,650,000	$3,093,750	$4,000,000	$2,219,808	$425,000	$8,200,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$295,630	$292,000	$247,500	$320,000	$177,585	$17,000	$656,000
Marketing Support & Due Diligence Reimbursement	92,384	91,250	77,344	100,000	55,495	8,500	205,000
Organization & Marketing Expenses	147,815	146,000	123,750	160,000	66,594	2,125	328,000
Due Diligence Allowance	—	—	—	—	42,176	—	328,000
Acquisition Fees	—	—	—	100,000	88,792	157,250	—

Totals	$535,829	$529,250	$448,594	$680,000	$430,643	$184,875	$1,517,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$555,023	$729,254	$374,046	$9,734,656	$496,244	$—	$3,070,151

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$—	$1,379	$5,239	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	4,150	—	—	—	—	—	—

Totals	$4,150	$1,379	$5,239	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$32,935	$81,230	$1,746	$40,777	$86,102	$—	$9,460
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	3,833	—	—

Totals	$32,935	$81,230	$1,746	$40,777	$89,935	$—	$9,460

TABLE II—(Continued)

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	NNN Union Square, LLC	NNN City Center West ‘A’, LLC	NNN Pacific Corporate Park 1, LLC	NNN North Reno LLC	NNN Brookhollow LLC	NNN 2002 Value Fund, LLC	NNN 1397 Galleria Drive, LLC
Date Offering Commenced	28-Jan-02	12-Feb-02	11-Mar-02	31-Mar-02	12-Apr-02	15-May-02	24-May-02
Dollar Amount Raised to Sponsor From Proceeds of Offering	$578,000	$1,237,803	$5,800,000	$2,750,000	$6,550,000	$8,892,080	$1,950,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$46,240	$99,024	$—	$220,000	$524,000	$711,366	$156,000
Marketing Support & Due Diligence Reimbursement	15,606	30,945	58,000	68,750	163,750	222,302	48,750
Organization & Marketing Expenses	10,404	49,512	58,000	110,000	262,000	222,302	78,000
Due Diligence Allowance	11,560	—	145,000	—	—	—	—
Acquisition Fees	—	49,512	—	85,250	229,250	489,064	48,750

Totals	$83,810	$228,994	$261,000	$484,000	$1,179,000	$1,645,035	$331,500

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$108,796	$915,234	$470,787	$173,199	$703,777	$274,865	$75,175

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$19,164	$110,202	$106,644	$30,780	$71,181	$9,495	$5,291
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	6,722	—	—	—	—	—

Totals	$19,164	$116,925	$106,644	$30,780	$71,181	$9,495	$5,291

TABLE II—(Continued)

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	NNN Bryant Ranch, LLC	NNN 4241 Bowling Green, LLC	NNN Wolf Pen Plaza, LLC	NNN Alamosa Plaza, LLC	NNN Saddleback, LLC	NNN Bentley Mall, LLC	NNN Kahana Gateway, LLC
Date Offering Commenced	10-Jun-02	14-Jun-02	01-Jul-02	18-Jul-02	30-Aug-02	01-Nov-02	09-Oct-02
Dollar Amount Raised to Sponsor From Proceeds of Offering	$5,000,000	$2,850,000	$5,500,000	$6,650,000	$3,865,800	$—	$6,528,700

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$400,000	$228,000	$440,000	$532,000	$309,264	$—	$522,296
Marketing Support & Due Diligence Reimbursement	125,000	71,250	137,500	166,250	96,645	—	163,217
Organization & Marketing Expenses	200,000	114,000	220,000	266,000	154,632	—	261,148
Due Diligence Allowance	—	—	—	—	—	—	—
Acquisition Fees	125,000	71,250	165,000	166,250	96,645	—	130,574

Totals	$850,000	$484,500	$962,500	$1,130,500	$657,186	$—	$1,077,235

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$198,167	$89,795	$311,125	$109,982	$191,258	$—	$—

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$10,807	$5,340	$28,718	$17,114	$20,571	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	1,636	—	—

Totals	$10,807	$5,340	$28,718	$17,114	$22,206	$—	$—

TABLE II—(Continued)

COMPENSATION TO SPONSOR (UNAUDITED)

December 31, 2002

	NNN Springtown Mall Investors, LLC	NNN Congress Center LLC	NNN Park Sahara, LLC	NNN Parkwood Complex LLC	G REIT, Inc.	Total All Programs
Date Offering Commenced	10-Oct-02	15-Oct-02	25-Oct-02	28-Oct-02	22-Jul-02
Dollar Amount Raised to Sponsor From Proceeds of Offering	$1,753,125	$745,950	$84,500	$6,263,424	$21,540,539	$287,681,133

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$140,250	$59,676	$6,760	$501,074	$1,698,279	$23,362,538
Marketing Support & Due Diligence Reimbursement	43,828	18,649	2,113	156,586	115,765	4,625,287
Organization & Marketing Expenses	70,125	29,838	3,380	250,537	1,122,325	9,460,602
Due Diligence Allowance	—	—	—	—	—	1,010,366
Acquisition Fees	43,828	16,411	2,113	156,586	—	6,133,369

Totals	$298,031	$124,574	$14,365	$1,064,782	$2,936,369	$44,592,162

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$(3,766)	$—	$—	$—	$(608,807)	$69,512,901

Amounts Paid to Sponsor from Operations—Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$62,999
Asset Management Fees	—	—	—	—	—	48,263
Leasing Commissions	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$111,262

Amounts Paid to Sponsor from Operations—Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$564,738
Asset Management Fees	—	—	—	—	—	519,667
Leasing Commissions	—	—	—	—	—	361,089

Totals	$—	$—	$—	$—	$—	$1,445,494

Amounts Paid to Sponsor from Operations—Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$769,144
Asset Management Fees	—	—	—	—	—	712,823
Leasing Commissions	—	—	—	—	—	172,189

Totals	$—	$—	$—	$—	$—	$1,654,156

Amounts Paid to Sponsor from Operations—Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$1,615,330
Asset Management Fees	—	—	—	—	—	525,725
Leasing Commissions	—	—	—	—	—	1,255,568

Totals	$—	$—	$—	$—	$—	$3,396,623

Amounts Paid to Sponsor from Operations—Year 2002
Property Management Fees	$—	$—	$—	$—	$26,516	$2,802,085
Asset Management Fees	—	—	—	—	—	246,620
Leasing Commissions	—	—	—	—	—	279,334

Totals	$—	$—	$—	$—	$—	$3,328,039

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 1998

	Telluride Barstow, LLC	WREIT, INC.	Truckee River Office Tower, LLC	Total All Programs
Gross Revenues	$497,240	$594,158	$195,692	$1,287,090
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	209,494	258,680	42,840	511,014
Interest Expense	177,908	208,078	88,346	474,332
Depreciation & Amortization	47,183	77,537	15,417	140,137

Net Income (Loss)	62,655	49,863	49,089	161,607

Taxable Income From:
Operations	62,655	49,863	49,089	161,607
Gain on Sale	—	—	—	—
Cash Generated From:				—
Operations	109,838	127,400	64,506	301,744
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	109,838	127,400	64,506	301,744
Less: Cash Distributions to Investors From:
Operating Cash Flow	77,052	89,971	—	167,023
Sales & Refinancing	—	—	—	—
Other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	32,786	37,429	64,506	134,721
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$32,786	$37,429	$64,506	$134,721

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$38.68	$14.64	$8.84
—from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)	—	—	—
—Investment Income	—	—	—
—Return of Capital	—	—	—
Sources (on Cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	$47.56	$26.42	$16.21

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 1999

	Telluride Barstow, LLC	WREIT, INC.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC.	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	Total All Programs
Gross Revenues	$721,168	$4,726,712	$2,598,280	$393,367	$1,821,793	$1,727,435	$157,783	$2,149,377	$119,731	$14,415,646
Profit on Sale of Properties	—	—	—	—	—	—	—	—	—	—
Less: Operating Expenses	366,116	1,904,986	999,301	90,371	896,924	404,167	51,239	46,345	14,938	4,774,387
Interest Expense	244,781	2,305,776	924,827	188,529	504,872	924,805	34,049	14,644	48,819	5,191,102
Depreciation & Amortization	97,330	707,842	366,688	67,598	227,102	284,211	17,127	21,056	—	1,788,954

Net Income (Loss)	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203

Taxable Income From:
Operations	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203
Gain on Sale	—	—	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	110,271	515,950	674,152	114,467	419,997	398,463	72,495	2,088,388	55,974	4,450,157
Sales	—	—	—	—	—	—	—	—	—	—
Refinancing	—	526,326	—	—	—	—	—	—	—	526,326

Cash Generated From Operations, Sales & Refinancing	110,271	1,042,276	674,152	114,467	419,997	398,463	72,495	2,088,388	55,974	4,976,483
Less: Cash Distributions to Investors From:
Operating Cash Flow	110,271	515,950	477,187	110,232	210,592	173,253	8,927	286	—	1,606,698
Sales & Refinancing	—	93,660	—	—	—	—	—	—	—	93,660
Other	68,879	—	—	—	—	—	—	—	—	68,879

Cash Generated (Deficiency) after Cash Distributions	(68,879)	432,666	196,965	4,235	209,405	225,210	63,568	2,088,102	55,974	3,207,246
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(68,879)	$432,666	$196,965	$4,235	$209,405	$225,210	$63,568	$2,088,102	$55,974	$3,207,246

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$7.99	$(23.34)	$55.40	$29.31	$24.40	$16.15	$32.40	$586.85	$13.44
—from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—	—	—
—Return of Capital	42.52	—	—	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	11.39	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—	—	—
—Operations	$68.07	$62.76	$85.98	$68.94	$26.64	$24.49	$5.22	$0.08	$—

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

December 31, 2000

	Telluride Barstow, LLC	WREIT, INC.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC
Gross Revenues	$803,386	$5,273,301	$2,464,508	$552,572	$3,676,500	$3,566,136	$926,128	$3,189,950	$2,462,661	$1,111,917
Profit on Sale of Properties	—	2,129,054	—	—	—	—	—	—	—	—
Less: Operating Expenses	333,226	2,059,845	790,677	125,306	2,147,409	1,130,517	267,829	1,423,608	990,918	400,408
Interest Expense	243,349	2,445,182	1,223,147	255,493	1,406,062	2,521,820	445,545	1,287,181	959,575	383,370
Depreciation & Amortization	103,333	805,225	495,568	94,293	305,629	716,017	147,875	212,247	336,574	207,023

Net Income (Loss)	123,478	2,092,103	(44,884)	77,480	(182,600)	(802,218)	64,879	266,914	175,594	121,116

Taxable Income From:
Operations	123,478	(36,913)	(44,884)	77,480	(182,600)	(802,218)	64,879	266,914	175,594	121,116
Gain on Sale	—	2,129,016	—	—	—	—	—	—	—	—
Cash Generated From:										—
Operations	226,811	768,312	450,684	171,773	123,029	(86,201)	212,754	479,161	512,168	328,139
Sales	—	2,129,016	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	226,811	2,897,328	450,684	171,773	123,029	(86,201)	212,754	479,161	512,168	328,139
Less: Cash Distributions to Investors From:
Operating Cash Flow	205,709	768,312	450,684	164,301	123,029	—	135,334	479,161	453,523	157,118
Sales & Refinancing	—	2,129,016	—	—	—	—	—	—	—	—
Other	—	2,998,223	64,839	—	348,894	512,827	—	80,670	—	—

Cash Generated (Deficiency) after Cash Distributions	21,102	(2,998,223)	(64,839)	7,472	(348,894)	(599,028)	77,420	(80,670)	58,645	171,021
Less: Special Items (not including Sales & Refinancing	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$21,102	$(2,998,223)	$(64,839)	$7,472	$(348,894)	$(599,028)	$77,420	$(80,670)	$58,645	$171,021

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$76.22	$254.49	$(8.09)	$48.45	$(22.83)	$(111.42)	$26.16	$35.22	$27.87	$32.75
—from recapture	—	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	258.98	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—	—	—	—
—Return of Capital	—	364.71	11.68	—	43.61	71.23	—	10.64	—	—
Sources (on Cash basis)
—Sales	—	258.98	—	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—	—	—	—
—Operations	$126.98	$93.46	$81.20	$102.75	$15.38	$—	$54.57	$63.22	$71.99	$42.48

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2000

	T REIT Inc.	NNN Horizon Fund, LLC	NNN Westway, LLC	Kiwi Assoc., LLC	NNN 2000 Value Fund, LLC	NNN Rocky Mount. Exchange, LLC	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	Total All Programs
Gross Revenues	$298,621	$9,854	$565,153	$475,950	$16,241	$109,173	$1,515	$214,991	$1,406	$25,719,963
Profit on Sale of Properties	—	—	—	—	—	—	—		—	2,129,054
Less: Operating Expenses	192,826	—	186,988	188,497	4,168	14,777	—	171,603	—	10,428,602
Interest Expense	168,204	—	215,018	219,788	53,583	13,431	—	21,454	—	11,862,203
Depreciation & Amortization	38,373	—	38,716	73,998	12,138	17,493	—	39,903	—	3,644,405

Net Income (Loss)	(100,782)	9,854	124,431	(6,333)	(53,648)	63,472	1,515	(17,969)	1,406	(215,247)

Taxable Income From:
Operations	(76,705)	9,854	124,431	(6,333)	(53,648)	63,472	1,515	(17,969)	1,406	(215,209)
Gain on Sale	—	—	—	—	—	—	—	—	—	2,129,016
Cash Generated From:	—	—	—	—	—	—	—	—	—	—
Operations	278,602	9,854	163,147	67,665	(41,510)	80,965	1,515	21,934	1,406	3,429,196
Sales	—	—	—	—	—	—	—	—	—	2,129,016
Refinancing	—	—	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	278,602	9,854	163,147	67,665	(41,510)	80,965	1,515	21,934	1,406	5,558,212
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	9,854	92,210	67,665	—	17,266	—	13,467	—	3,137,633
Sales & Refinancing	—		—	—	—	—	—	—	—	2,129,016
Other	149,207	28,260	—	23,252	7,907	—	27,031	—	2,681	4,243,832

Cash Generated (Deficiency) after Cash Distributions	(211,616)	(28,260)	70,937	(23,252)	(49,417)	63,699	(25,516)	8,467	(1,275)	(3,952,269)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(211,616)	$(28,260)	$70,937	$(23,252)	$(49,417)	$63,699	$(25,516)	$8,467	$(1,275)	$(3,952,269)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$(7.67)	$2.76	$38.54	$(2.55)	$(9.09)	$24.51	$1.42	$(17.97)	$2.21
—from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—	—	—
—Return of Capital	14.92	7.91	—	9.37	1.34	—	25.40	—	4.22
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—	—	—
—Operations	$—	$2.76	$28.56	$27.27	$—	$6.67	$—	$13.47	$—

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	Telluride Barstow, LLC	WREIT, INC.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC	NNN Fund VIII, LLC	NNN Town & Country, LLC	NNN ‘A’ Credit TIC, LLC	NNN Redevelopment Fund, LLC
Gross Revenues	$878,454	$4,260,466	$3,505,582	$562,750	$4,126,402	$3,922,624	$1,049,490	$3,817,950
Profit on Sale of Properties
Less: Operating Expenses	339,035	1,503,530	1,090,394	108,111	2,041,339	926,932	357,680	1,969,733
Interest Expense	240,268	1,723,598	1,005,675	252,719	1,460,949	2,106,163	438,999	1,697,320
Depreciation & Amortization	100,579	579,217	537,003	94,015	526,427	768,602	145,016	484,980

Net Income (Loss)	198,572	454,121	872,510	107,905	97,687	120,927	107,795	(334,083)

Taxable Income From:
Operations	198,572	454,121	872,510	107,905	97,687	120,927	107,795	(334,083)
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	299,151	1,033,338	1,409,513	201,920	624,114	889,529	252,811	150,897
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	299,151	1,033,338	1,409,513	201,920	624,114	889,529	252,811	150,897
Less: Cash Distributions to Investors From:
Operating Cash Flow	129,537	827,265	436,211	138,977	401,441	330,000	160,244	150,897
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	469,813

Cash Generated (Deficiency) after Cash Distributions	169,614	206,073	973,302	62,943	222,673	559,529	92,567	(469,813)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$169,614	$206,073	$973,302	$62,943	$222,673	$559,529	$92,567	$(469,813)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$122.58	$32.32	$157.21	$66.40	$12.21	$16.80	$43.12	$(44.08)
—from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—	—	61.98
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—	—
—Operations	$79.96	$58.88	$78.60	$85.52	$50.18	$45.83	$64.10	$19.91

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC	T REIT, Inc.	NNN Horizon Fund LLC	NNN Westway, LLC	Kiwi Associates, LLC	NNN 2000 Value Fund, LLC	NNN Rocky Mount. Exchange, LLC
Gross Revenues	$2,517,985	$2,064,930	$4,204,740	$—	$1,595,133	$1,199,341	$3,037,590	$1,280,417
Profit on Sale of Properties			(177,948)	—
Less: Operating Expenses	1,022,907	854,112	1,761,590	—	599,959	523,597	1,173,655	563,911
Interest Expense	1,039,123	831,655	2,117,069	—	625,527	868,304	1,066,850	375,515
Depreciation & Amortization	345,264	283,718	611,765	—	185,539	165,797	388,313	184,025

Net Income (Loss)	110,691	95,445	(463,632)	—	184,108	(358,357)	408,772	156,966

Taxable Income From:
Operations	110,691	95,445	(595,128)	—	184,108	(358,357)	408,772	156,966
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:				—
Operations	455,955	379,163	(1,223,712)	—	369,647	(192,560)	797,085	340,991
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	455,955	379,163	(1,223,712)	—	369,647	(192,560)	797,085	340,991
Less: Cash Distributions to Investors From:
Operating Cash Flow	351,749	273,090	(1,223,712)	—	239,979	—	468,621	197,105
Sales & Refinancing	—	—	—		—	—	—	—
Other	—	—	862,637	—	—	194,886	—	—

Cash Generated (Deficiency) after Cash Distributions	104,206	106,073	(2,086,349)	—	129,668	(387,446)	328,464	143,886
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$104,206	$106,073	$(2,086,349)	$—	$129,668	$(387,446)	$328,464	$143,886

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$17.57	$25.80	$(59.51)	$—	$56.16	$(133.65)	$69.30	$58.79
—from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—	—
—Return of Capital	—	—	86.26	—	—	72.68	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—	—
—Operations	$55.83	$73.83	$(122.37)	$—	$73.20	$—	$79.44	$73.82

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	NNN Sacramento Corp Ctr, LLC	NNN Dry Creek Centre, LLC	NNN Camelot Plaza, LLC	NNN 2001 Value Fund, LLC	NNN Washington Square, LLC
Gross Revenues	$301,755	$875,500	$240,304	$3,416,107	$1,171,154	$328,020	$437,688	$127,273
Profit on Sale of Properties						—	—	—
Less: Operating Expenses	24,252	705,967	8,602	1,125,024	456,795	189,205	201,382	21,056
Interest Expense	390,423	365,559	238,688	1,377,834	527,073	94,541	139,719	57,050
Depreciation & Amortization	—	159,613	—	553,848	247,019	12,669	12,134	16,798

Net Income—(Loss)	(112,920)	(355,639)	(6,986)	359,401	(59,733)	31,605	84,453	32,369

Taxable Income From:
Operations	(112,920)	(355,639)	(6,986)	359,401	(59,733)	31,605	84,453	32,369
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	(112,920)	(196,026)	(6,986)	913,249	187,286	44,274	96,587	49,167
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	(112,920)	(196,026)	(6,986)	913,249	187,286	44,274	96,587	49,167
Less: Cash Distributions to Investors From:
Operating Cash Flow	277,503	—	193,519	682,579	187,286	44,274	18,349	17,717
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	62,468	97,533	—	—	47,504	21,037	—	—

Cash Generated (Deficiency) after Cash Distributions	(452,891)	(293,559)	(200,505)	230,670	(47,504)	(21,037)	78,238	31,450
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(452,891)	$(293,559)	$(200,505)	$230,670	$(47,504)	$(21,037)	$78,238	$31,450

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$(22.58)	$(355.64)	$(3.04)	$29.95	$(17.07)	$13.17	$33.01	$10.79
—from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—	—
—Return of Capital	12.49	97.53	—	—	13.57	8.77	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—	—
—Operations	$55.50	$—	$84.14	$56.88	$53.51	$18.45	$7.17	$5.91

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2001

	NNN Reno Trademark, LLC	NNN One Gateway Plaza, LLC	NNN Gateway Aurora, LLC	NNN LV 1900 Aerojet Way, LLC	NNN Timberhills Shop Ctr, LLC	NNN Addison Com Center, LLC	NNN County Center Drive, LLC	Total All Programs
Gross Revenues	$265,375	$842,361	$913,035	$166,726	$77,703	$173,552	$138,063	$47,498,470
Profit on Sale of Properties	—	—	—	—	—	—	—	(177,948)
Less: Operating Expenses	37,572	267,796	303,713	23,027	8,661	33,924	26,648	18,270,109
Interest Expense	36,922	238,740	379,951	68,696	13,135	46,823	47,051	19,871,939
Depreciation & Amortization	46,769	136,490	115,621	34,491	10,545	33,654	27,395	6,807,307

Net Income (Loss)	144,112	199,335	113,750	40,512	45,362	59,151	36,969	2,371,167

Taxable Income From:
Operations	144,112	199,335	113,750	40,512	45,362	59,151	36,969	2,371,167
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:								—
Operations	190,881	335,825	229,371	75,003	55,907	92,805	64,364	9,178,474
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	190,881	335,825	229,371	75,003	55,907	92,805	64,364	9,178,474
Less: Cash Distributions to Investors From:								—
Operating Cash Flow	69,398	106,446	6,120	40,000	—	18,385	4,010	5,918,835
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	1,890,729

Cash Generated (Deficiency) after Cash Distributions	121,483	229,379	223,251	35,003	55,907	74,420	60,354	1,368,910
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$121,483	$229,379	$223,251	$35,003	$55,907	$74,420	$60,354	$(1,368,910)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$37.43	$47.49	$107.92	$20.26	$12.28	$17.66	$34.67
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	$18.03	$25.36	$5.81	$20.00	$—	$5.49	$3.76

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	Telluride Barstow, LLC	WREIT, INC.	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC	NNN Fund VIII, LLC	NNN Town & Country, LLC
Gross Revenues	$787,786	$2,656,537	$3,118,927	$561,557	$3,554,830	$4,448,323
Profit on Sale of Properties					3,895,402
Less: Operating Expenses	362,943	1,130,976	1,087,554	128,858	2,220,655	1,239,771
Interest Expense	237,642	914,694	625,777	250,000	1,065,260	2,070,594
Depreciation & Amortization	103,709	471,458	542,389	94,016	417,388	841,251

Net Income (Loss)	83,492	139,409	863,207	88,683	3,746,929	296,707

Taxable Income From:
Operations	83,492	139,409	863,207	88,683	(148,473)	296,707
Gain on Sale	—	—	—	—	3,895,402	—
Cash Generated From:
Operations	187,201	610,867	1,405,596	182,699	268,915	1,137,958
Sales	—	—	—	—	3,895,402	—
Refinancing	—	—	—	—	—	4,778,700

Cash Generated From Operations, Sales & Refinancing	187,201	610,867	1,405,596	182,699	4,164,317	5,916,658
Less: Cash Distributions to Investors From:
Operating Cash Flow	133,298	826,978	480,630	151,613	411,142	394,920
Sales & Refinancing	—	1,676,037	—	—	3,705,524	492,000
Other	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	53,903	(1,892,148)	924,966	31,086	47,651	5,029,738
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$53,903	$(1,892,148)	$924,966	$31,086	$47,651	$5,029,738

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$51.54	$9.92	$155.53	$54.57	$(18.56)	$41.21
—from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	486.93	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	463.19	—
—Refinancing	—	119.28	—	—	—	68.33
—Operations	$82.28	$58.86	$86.60	$93.30	$51.39	$54.85

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	NNN ‘A’ Credit TIC, LLC	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC	NNN Tech Fund, LLC	T REIT, Inc.	NNN Horizon Fund, LLC	NNN Westway, LLC
Gross Revenues	$916,337	$4,216,654	$2,534,151	$2,010,089	$6,196,053	$—	$1,599,920
Profit on Sale of Properties					213,352	—
Less: Operating Expenses	253,748	1,689,828	1,051,188	626,095	1,699,107	—	534,971
Interest Expense	437,908	1,455,140	1,032,014	657,112	1,756,835	—	624,375
Depreciation & Amortization	168,888	757,357	337,387	262,282	659,705	—	193,044

Net Income (Loss)	55,793	314,329	113,562	464,600	2,293,758	—	247,530

Taxable Income From:
Operations	55,793	314,329	113,562	464,600	—	—	247,530
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:						—
Operations	224,681	1,071,686	450,949	726,882	2,475,805	—	440,574
Sales	—	—	—	—	1,502,197	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	224,681	1,071,686	450,949	726,882	3,978,002	—	440,574
Less: Cash Distributions to Investors From:
Operating Cash Flow	175,000	869,309	317,599	307,100	2,475,805	—	264,000
Sales & Refinancing	—	—	—	—	—		—
Other	—	—	—	—	386,794	—	—

Cash Generated (Deficiency) after Cash Distributions	49,681	202,377	133,350	419,782	1,115,403	—	176,574
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$49,681	$202,377	$133,350	$419,782	$1,115,403	$—	$176,574

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$22.32	$41.47	$18.03	$125.61	$55.01	$—	$75.51
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	11.59	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	150.22	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	$70.00	$114.69	$50.41	$83.03	$247.58	$—	$80.53

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	Kiwi Associates, LLC	NNN 2000 Value Fund, LLC	NNN Rocky Mount. Exchange, LLC	NNN 2004 Notes Program, LLC	Market Center, LLC	NNN 2005 Notes Program, LLC	NNN Sacramento Corp Ctr, LLC
Gross Revenues	$1,191,304	$1,280,857	$1,383,040	$331,298	$853,613	$126,795	$4,980,958
Profit on Sale of Properties		$4,910,117
Less: Operating Expenses	480,819	670,294	580,334	—	716,281	—	1,389,347
Interest Expense	557,862	377,308	294,155	595,608	82,182	200,867	1,829,477
Depreciation & Amortization	170,737	298,886	189,548	—	150,788	—	710,744

Net Income (Loss)	(18,114)	4,844,486	319,003	(264,310)	(95,638)	(74,072)	1,051,390

Taxable Income From:						—
Operations	(18,114)	(65,631)	319,003	(264,310)	(95,638)	(74,072)	1,051,390
Gain on Sale	—	4,910,117	—	—	—	—	—
Cash Generated From:
Operations	152,623	233,255	508,551	(264,310)	55,150	(74,072)	1,762,134
Sales	—	4,910,117	—	—	—	—	—
Refinancing	476,658	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	629,281	5,143,372	508,551	(264,310)	55,150	(74,072)	1,762,134
Less: Cash Distributions to Investors From:
Operating Cash Flow	152,623	166,458	170,221	—	—	—	945,800
Sales & Refinancing	—	5,225,000	—	—	—	—	—
Other	73,211	81,628	—	595,608	—	200,867	—

Cash Generated (Deficiency) after Cash Distributions	403,447	(329,714)	338,330	(859,918)	55,150	(274,939)	816,334
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$403,447	$(329,714)	$338,330	$(859,918)	$55,150	$(274,939)	$816,334

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(6.76)	$(11.13)	$119.48	$(52.86)	$(95.64)	$(32.21)	$87.62
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	832.36	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	27.30	13.84	—	119.12	—	87.33	—
Sources (on Cash basis)
—Sales	—	885.74	—	—	—	—	—
—Refinancing	—		—	—	—	—	—
—Operations	$56.92	$28.22	$63.75	$—	$—	$—	$78.82

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	NNN Dry Creek Centre, LLC	NNN Camelot Plaza, LLC	NNN 2001 Value Fund, LLC	NNN Washington Square, LLC	NNN Reno Trademark, LLC	NNN One Gateway Plaza, LLC	NNN Gateway Aurora, LLC
Gross Revenues	$1,811,897	$988,383	$2,149,060	$827,109	$491,591	$2,264,441	$1,175,777
Profit on Sale of Properties
Less: Operating Expenses	542,658	340,306	911,964	189,342	73,528	714,827	476,298
Interest Expense	627,970	237,811	689,985	370,182	117,964	698,362	565,018
Depreciation & Amortization	256,762	145,325	380,986	150,819	135,903	289,181	167,521

Net Income (Loss)	384,507	264,941	166,124	116,766	164,197	562,071	(33,060)

Taxable Income From:
Operations	384,507	264,941	166,124	116,766	164,197	562,071	(33,060)
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	641,269	410,266	547,110	267,585	300,100	851,252	134,461
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	1,863,754	—	—

Cash Generated From Operations, Sales & Refinancing	641,269	410,266	547,110	267,585	2,163,854	851,252	134,461
Less: Cash Distributions to Investors From:
Operating Cash Flow	288,750	203,984	520,357	240,000	300,100	378,000	90,470
Sales & Refinancing	—	—	—	—	1,837,502	—	—
Other	—	—	—	—	208,168	—	—

Cash Generated (Deficiency) after Cash Distributions	352,519	206,282	26,753	27,585	(181,916)	473,252	43,991
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$352,519	$206,282	$26,753	$27,585	$(181,916)	$473,252	$43,991

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$109.86	$110.39	$15.11	$38.92	$42.65	$133.91	$(31.37)
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	54.07	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	477.27	—	—
—Operations	$82.50	$84.99	$47.34	$80.00	$77.95	$90.05	$85.83

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	NNN LV 1900 Aerojet Way, LLC	NNN Timberhills Shop Ctr, LLC	NNN Addison Com Center, LLC	NNN County Center Drive, LLC	NNN Arapahoe Svc. Center, LLC	NNN Titan Bldg. & Plaza, LLC	VC/RE Balanced Fund II, LLC
Gross Revenues	$565,241	$1,148,693	$1,292,237	$664,872	$837,160	$717,816	$—
Profit on Sale of Properties
Less: Operating Expenses	77,190	209,085	171,434	105,116	98,357	212,115	—
Interest Expense	271,488	477,577	566,963	257,059	223,398	99,392	—
Depreciation & Amortization	117,861	191,684	231,570	122,895	128,761	140,097	—

Net Income (Loss)	98,702	270,347	322,270	179,802	386,644	266,212	—

Taxable Income From:
Operations	98,702	270,347	322,270	179,802	386,644	266,212	—
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	216,563	462,031	553,840	302,697	515,405	406,309	—
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	216,563	462,031	553,840	302,697	515,405	406,309	—
Less: Cash Distributions to Investors From:
Operating Cash Flow	160,000	296,216	286,869	202,415	192,562	93,658	—
Sales & Refinancing	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	56,563	165,815	266,971	100,282	322,843	312,651	—
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$56,563	$165,815	$266,971	$100,282	$322,843	$312,651	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$49.35	$73.16	$88.29	$58.12	$96.66	$119.93	$—
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	$80.00	$80.16	$78.59	$65.43	$48.14	$42.19	$—

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	NNN City Center West ‘B’, LLC	NNN Union Square, LLC	NNN City Center West ‘A’, LLC	NNN Pacific Corporate Park 1, LLC	NNN North Reno, LLC	NNN Brookhollow, LLC	NNN 2002 Value Fund, LLC
Gross Revenues	$4,768,424	$428,880	$2,094,718	$1,280,537	$512,841	$1,207,913	$647,573
Profit on Sale of Properties				415,165
Less: Operating Expenses	693,922	138,157	676,665	553,318	189,951	280,790	129,066
Interest Expense	1,013,811	201,091	619,744	363,077	180,471	294,527	253,137
Depreciation & Amortization	442,907	67,784	244,553	248,224	79,801	154,898	160,072

Net Income (Loss)	2,617,784	21,848	553,756	531,084	62,618	477,698	105,298

Taxable Income From:
Operations	2,617,784	21,848	553,756	115,919	62,618	477,698	105,298
Gain on Sale	—	—	—	415,165	—	—	—
Cash Generated From:
Operations	3,060,691	89,632	798,309	364,143	142,419	632,596	265,370
Sales	—	—	—	415,165	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	3,060,691	89,632	798,309	779,308	142,419	632,596	265,370
Less: Cash Distributions to Investors From:
Operating Cash Flow	550,538	—	517,067	222,337	98,773	216,447	18,049
Sales & Refinancing	—	—	—	312,288	—	—	—
Other	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	2,510,153	89,632	281,242	244,683	43,646	416,149	247,321
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$2,510,153	$89,632	$281,242	$244,683	$43,646	$416,149	$247,321

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$319.24	$37.80	$447.37	$19.99	$22.77	$72.93	$11.84
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	71.58	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	53.84	—	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	$67.14	$—	$417.73	$38.33	$35.92	$33.05	$2.03

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	NNN 1397 Galleria Drive, LLC	NNN Bryant Ranch, LLC	NNN 4241 Bowling Green, LLC	NNN Wolf Pen Plaza, LLC	NNN Alamosa Plaza, LLC	NNN Saddleback, LLC	NNN Bentley Mall, LLC
Gross Revenues	$121,309	$413,680	$167,621	$478,878	$285,594	$343,607	$—
Profit on Sale of Properties
Less: Operating Expenses	20,904	122,539	46,407	48,249	68,188	102,751	—
Interest Expense	30,521	103,781	36,759	148,222	124,538	71,805	—
Depreciation & Amortization	22,022	76,852	33,136	91,965	74,730	46,416	—

Net Income (Loss)	47,862	110,508	51,319	190,442	18,138	122,636	—

Taxable Income From:
Operations	47,862	110,508	51,319	190,442	18,138	122,636	—
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	69,884	187,360	84,455	282,407	92,868	169,052	—
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	69,884	187,360	84,455	282,407	92,868	169,052	—
Less: Cash Distributions to Investors From:
Operating Cash Flow	520	69,949	1,646	81,687	78,565	50,684	—
Sales & Refinancing	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	69,364	117,411	82,809	200,720	14,303	118,368	—
Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$69,364	$117,411	$82,809	$200,720	$14,303	$118,368	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$24.54	$22.10	$18.01	$34.63	$2.73	$31.72	$—
—from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	$0.27	$13.99	$0.58	$14.85	$11.81	$13.11	$—

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

Year Ending December 31, 2002

	NNN Kahana Gateway, LLC	NNN Springtown Mall Investors, LLC	NNN Congress Center LLC	NNN Park Sahara, LLC	NNN Parkwood Complex LLC	G REIT, Inc.	Total All Programs
Gross Revenues	$—	$26,980	$—	$—	$—	$750,501	$74,396,077
Profit on Sale of Properties							9,758,227
Less: Operating Expenses	—	10,176	—	—	—	374,093	24,346,427
Interest Expense	—	20,570	—	—	—	248,609	25,191,465
Depreciation & Amortization	—	10,401	—	—	—	102,149	10,950,445

Net Income (Loss)	—	(14,167)	—	—	—	25,650	23,665,966

Taxable Income From:
Operations	—	(14,167)	—	—	—	—	13,907,739
Gain on Sale	—	—	—	—	—	—	9,758,227
Cash Generated From:
Operations	—	(3,766)	—	—	—	(608,907)	24,858,185
Sales	—	—	—	—	—	—	9,758,227
Refinancing	—	—	—	—	—	—	7,119,112

Cash Generated From Operations, Sales & Refinancing	—	(3,766)	—	—	—	(608,907)	41,735,523
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	—	—	—	14,125,954
Sales & Refinancing	—	—	—	—	—	—	13,248,351
Other	—	—	—	—	—	169,820	1,159,482

Cash Generated (Deficiency) after Cash Distributions	—	(3,766)	—	—	—	(778,727)	13,201,737
Less: Special Items (not including Sales & Refinancing)							—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$(3,766)	$—	$—	$—	$(778,727)	$13,201,737

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$(8.08)	$—	$—	$—	$—
—from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
—Investment Income	—	—	—	—	—	—
—Return of Capital	—	—	—	—	—	16.98
Sources (on Cash basis)
—Sales	—	—	—	—	—	—
—Refinancing	—	—	—	—	—	—
—Operations	$—	$—	$—	$—	$—	$—

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

December 31, 2002

			Selling Price, Net of Closing Costs & GAAP Adjustments					Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale (1)	Cash Received Net of Closing Costs (2)	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing (3)	Total Acquisition Costs, Capital Improvements Improvements Closing & Soft Costs (3)	Total	Gain on Sale of Investment		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (4)
Huron Mall, Huron, SD	Mar-99	Apr-00	$2,080,564	$1,322,623	N/A	N/A	$3,403,187	$1,440,000	$403,893	$1,843,893	$1,559,293		$(8,936)
Crossroads Shopping Ctr, Kona, HI	Aug-98	Aug-00	$3,876,701	$11,180,445	N/A	N/A	$15,057,146	$13,605,097	$880,187	$14,485,284	$571,862		$(496,841)
Christie Street, Lufkin, TX	Sep-00	Nov-01	$(297,537)	$779,726	$595,000	N/A	$1,413,780	$750,000	$505,137	$1,255,137	$(177,948	)(5)	$124,290
Village Fashion Center	Jul-99	Mar-02	$3,965,749	$6,751,978	N/A	N/A	$10,717,727	$6,600,000	$2,956,152	$9,556,152	$1,161,575		$849,618
Bryant Ranch Shopping Center	Dec-98	Sep-02	$3,618,970	$6,501,207	N/A	N/A	$10,120,177	$7,950,000	$1,181,373	$9,131,373	$988,804		$20,293
Phelan Village Shopping Center	Oct-98	Dec-02	$1,636,485	$3,464,414	N/A	N/A	$5,100,899	$3,625,000	$1,385,084	$5,010,084	$90,815		$653,174
Plaza Del Rey	Nov-00	Sep-02	$471,000	$4,932,000	N/A	N/A	$5,403,000	$3,995,000	$738,089	$4,733,089	$669,911		$471,224
Seguin Corners	Nov-00	Aug-02	$763,261	$1,693,700	N/A	N/A	$2,456,961	$1,735,000	$720,300	$2,455,300	$1,661		$251,785
Titan Land	Nov-02	Oct-02	$110,862	$0	N/A	N/A	$110,862	$0	$76,109	$76,109	$34,753		$0

(1)	No sales were to affiliated parties.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	May reflect paydown of debt from operating cash flow.
(5)	After a $50,000 real estate commission refund from the Advisor.

*	Partial sales of the Bowling Green property (2000 Value Fund), Pacific Corporate Park and the Moreno property have occurred, however a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of in order to obtain a true picture of over-all performance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Company’s Registration Statement filed on January 10, 2002 (File No. 333-76498).

Item 30.    Quantitative And Qualitative Disclosures About Market Risk

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity, fund capital expenditures and finance expansion of our operations and real estate portfolio. In managing our interest rate risk, our objectives are to limit the impact of interest rate changes on operations and cash flows, and to lower its overall borrowing costs. To achieve these objectives, we borrow primarily at interest rates with the lowest margins available and, in some cases, with the ability to convert variable interest rates to fixed rates. In the future, we may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate our interest rate risk on a given financial instrument. (See Note 9—“Subsequent Events” in the accompanying March 31, 2003 financial statements.) We do not enter into derivative or interest rate transactions for speculative purposes.

The table below presents unaudited information regarding the principal amounts and weighted average interest rates of our fixed and variable interest rate debt by year of scheduled maturity.

	As of March 31, 2003
	2003	2004	2005	2006	2007	Thereafter
Fixed rate debt	$96,150	$135,007	$143,220	$151,932	$161,175	$10,118,615
Average interest rate on maturing debt	5.92%	5.92%	5.92%	5.92%	5.92%	5.92%
Variable rate debt	—	—	—	$2,200,000	—	—
Average interest rate on maturing debt	—	—	—	4.15%	—	—

Item 36.    Financial Statements and Exhibits

(a)  Index to Financial Statements

The following financial statements of the Registrant (with accompanying report of independent certified public accountants) are filed as part of this Registration Statement and included in Supplement No. 8 to the Prospectus and Registration Statement:

(1)  Consolidated Balance Sheet as of December 31, 2002 and 2001

(2)  Related Consolidated Statements of Operation, Shareholders’ Equity and Cash Flows for the year ended December 31, 2002 and the period from December 18, 2001 (inception) to December 31, 2001.

The following financial statements relating to the acquisition of properties (with accompanying reports of independent certified public accountants) are filed as part of this Registration Statement and are included in Supplement No. 8 to the Prospectus and Registration Statement:

(3)  5508 Highway 290 West Building—Historical Statement of Revenues and Certain Expenses For the Year Ended December 31, 2001.

(4) The Corporate Plaza—Historical Statement of Revenues and Certain Expenses for the Year Ended December 31, 2001.

(5) Congress Center—Historical Statement of Revenues and Certain Expenses for the Year Ended December 31, 2002.

(6) Atrium Building—Historical Statement of Revenues and Certain Expenses for the Year Ended December 31, 2002.

(b)  Exhibits

Exhibit Number	Exhibit

1.1	Form of Dealer Manager Agreement between G REIT, Inc. and NNN Capital Corp.

1.2	Form of Participating Broker-Dealer Agreement

3.1	Articles of Incorporation of the Registrant

3.2	Form of Bylaws of the Registrant

3.3	Amended and Restated Articles of Incorporation of the Registrant

3.4	Amended and Restated Bylaws of the Registrant

3.5	Second Amended and Restated Articles of Incorporation of the Registrant

3.6	Third Amended and Restated Articles of Incorporation of the Registrant

4.1	Share Certificate

5.1	Opinion of Hirschler Fleischer, a Professional Corporation

8.1	Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters

10.1	Form of Agreement of Limited Partnership of G REIT, L.P.

10.2	Dividend Reinvestment Plan (included as Exhibit C to the Prospectus)

10.3	Stock Repurchase Plan (included as Exhibit D to the Prospectus)

10.4	Independent Director Stock Option Plan

10.5	Officer and Employee Stock Option Plan

10.6	Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC

10.7	Escrow Agreement

10.8	Purchase and Sale Agreement for 5508 Highway 290 West Building.

10.9	First Amendment to Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC

10.10	Purchase and Sale Agreement for Two Corporate Plaza

10.11	Purchase and Sale Agreement for Congress Center

10.12	Purchase and Sale Agreement for the Atrium Building

10.13	Escrow Agreement (related to New York Registration)

10.14	Purchase and Sale Agreement for Park Sahara Office Center

10.15	Purchase and Sale Agreement for Department of Children and Families Campus

10.16	Purchase and Sale Agreement for Gemini Plaza

23.1	Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibit 5.1 and 8.1)

23.2	Consent of Grant Thornton LLP

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

	Public Programs
Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Christie Street Lufkin, Texas Office	Northstar Shopping Center Garland, Texas Retail
Gross leasable square footage	17,141	67,500
Date of purchase:	Sept 26, 2000	Oct 26, 2000
Mortgage financing at date of purchase	$750,000	$2,695,000
Cash down payment	$500,000	$1,235,000
Contract purchase price plus acquisition fee	$1,250,000	$3,930,000
Other cash expenditures expensed	$(29,342)	$5,313
Other cash expenditures capitalized	$1,839	$1,070
Total acquisition cost	$1,222,497	$3,936,383

Program:	T REIT, Inc. (1)	T REIT, Inc. (2)
Name, location, type of property	Plaza Del Ray Shopping Center Seguin, Texas Retail	Seguin Corners Seguin, Texas Retail
Gross leasable square footage	126,322	21,000
Date of purchase:	Nov 17, 2000	Nov 22, 2000
Mortgage financing at date of purchase	$3,995,000	$1,735,000
Cash down payment	$1,055,000	$715,000
Contract purchase price plus acquisition fee	$5,050,000	$2,450,000
Other cash expenditures expensed	$(12,936)	$(4,062)
Other cash expenditures capitalized	$8,924	$16,642
Total acquisition cost	$5,045,988	$2,462,580

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Thousand Oaks Shopping Center San Antonio, Texas Retail	Pahrump Valley Pahrump, Nevada Retail
Gross leasable square footage	162,864	105,721
Date of purchase:	Dec 6, 2000	May 11, 2001
Mortgage financing at date of purchase	$10,837,500	$12,434,618
Cash down payment	$2,162,500	$4,715,382
Contract purchase price plus acquisition fee	$13,000,000	$17,150,000
Other cash expenditures expensed	$(55,894)	$(75,292)
Other cash expenditures capitalized	$138,795	$133,934
Total acquisition cost	$13,082,901	$17,208,642

(1)	16.5% tenant in common interest
(2)	26% tenant in common interest

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	T REIT, Inc. (1)	T REIT, Inc. (2)
Name, location, type of property	Reno Trademark Reno, NV Office/Service	Pacific Corp. Park Lake Forest, CA Office
Gross leasable square footage	75,257	166,818
Date of purchase:	Sept 4, 2001	03/25/2002
Mortgage financing at date of purchase	$2,700,000	$9,300,000
Cash down payment	$4,596,110	$4,934,100
Contract purchase price plus acquisition fee	$7,296,110	$14,234,100
Other cash expenditures expensed	$11,809	$37,883
Other cash expenditures capitalized	$99,334	$436,454
Total acquisition cost	$7,407,253	$14,708,437

Program:	T REIT, Inc.	T REIT, Inc. (3)
Name, location, type of property	City Center West ‘A’ Las Vegas, NV Office	Titan Bldg. & Plaza San Antonio, TX 78217 Office
Gross leasable square footage	105,964	131,527
Date of purchase:	03/15/2002	04/17/2002
Mortgage financing at date of purchase	$13,000,000	$2,910,000
Cash down payment	$8,670,000	$1,535,995
Contract purchase price plus acquisition fee	$21,670,000	$4,445,995
Other cash expenditures expensed	$—	$78,069
Other cash expenditures capitalized	$180,710	$102,887
Total acquisition cost	$21,850,710	$4,626,951

Program:	T REIT, Inc. (4)	T REIT, Inc. (5)
Name, location, type of property	County Center Drive Temecula, California Office/Service	Saddleback Financial Center Laguna Hills, CA Office
Gross leasable square footage	77,582	71,243
Date of purchase:	Sept 28, 2001	09/25/2002
Mortgage financing at date of purchase	$3,210,000	$7,650,000
Cash down payment	$2,184,691	$3,422,500
Contract purchase price plus acquisition fee	$5,394,691	$11,072,500
Other cash expenditures expensed/(credited)	$(2,732)	$(30,759)
Other cash expenditures capitalized	$306,278	$285,751
Total acquisition cost	$5,698,237	$11,327,492

(1)	40% tenant in common interest
(2)	37.93% LLC member in PCP1, LLC, who owns 60% of Pacific Corporate Park.
(3)	48.5% tenant in common interest
(4)	16.0% tenant in common interest
(5)	25.0% tenant in common interest

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

	Private Programs
Program:	Western Real Estate Investment Trust, Inc.	Western Real Estate Investment Trust, Inc.
Name, location, type of property	Kress Energy Center Wichita, Kansas Office Building	Phelan Village Shopping Center Phelan, California Retail Shopping Center
Gross leasable square footage	53,895	93,849
Date of purchase:	July 13,1998	Oct 16, 1998
Mortgage financing at date of purchase	$925,000	$3,625,000
Cash down payment	$925,000	$1,320,600
Contract purchase price plus acquisition fee	$1,850,000	$4,945,600
Other cash expenditures expensed	$7,439	$14,273
Other cash expenditures capitalized	$24,284	$111,032
Total acquisition cost	$1,881,723	$5,070,905

Program:	Western Real Estate Investment Trust, Inc.	Western Real Estate Investment Trust, Inc.
Name, location, type of property	Century Plaza East Shopping Center Lancaster, California Retail Shopping Center	Bryant Ranch Shopping Center Yorba Linda, California Retail Shopping Center
Gross leasable square footage	121,192	93,892
Date of purchase:	Nov 3, 1998	Dec 18, 1998
Mortgage financing at date of purchase	$6,937,000	$7,950,000
Cash down payment	$2,163,000	$1,590,000
Contract purchase price plus acquisition fee	$9,100,000	$9,540,000
Other cash expenditures expensed	$18,746	$642
Other cash expenditures capitalized	$131,793	$127,031
Total acquisition cost	$9,250,539	$9,667,673

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

	Private Programs
Program:	Western Real Estate Investment Trust, Inc.	Western Real Estate Investment Trust, Inc.
Name, location, type of property	Brookings Mall Brookings, South Dakota Retail	Huron Mall Shopping Center Huron, South Dakota Retail Shopping Center
Gross leasable square footage	142,826	208,650
Date of purchase:	May 1, 2000	Mar 31, 1999
Mortgage financing at date of purchase	$962,330	$1,440,000
Cash down payment	$3,187,670	$360,000
Contract purchase price plus acquisition fee	$4,150,000	$1,800,000
Other cash expenditures expensed	$(84,512)	$(24,278)
Other cash expenditures capitalized	$3,875	$30,959
Total acquisition cost	$4,069,363	$1,806,681

Program:	Western Real Estate Investment Trust, Inc.	Telluride Barstow, LLC
Name, location, type of property	Crossroads Shopping Center Kona, Hawaii Retail Shopping Center	Barstow Road Shopping Center Barstow, California Retail Shopping Center
Gross leasable square footage	74,974	77,950
Date of purchase:	July 29, 1999	May 1, 1998
Mortgage financing at date of purchase	$13,605,097	$3,450,000
Cash down payment	$800,000	$1,175,000
Contract purchase price plus acquisition fee	$14,300,000	$4,625,000
Other cash expenditures expensed/(credited)	$83,598	$9,722
Other cash expenditures capitalized	$234,695	$107,485
Total acquisition cost	$14,618,293	$4,742,207

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	Truckee River Office Tower, LLC	Yerington Shopping Center, LLC.
Name, location, type of property	Truckee River Office Tower Reno, Nevada Office Building	Yerington Shopping Center Yerington, Nevada Retail Shopping Center
Gross leasable square footage	138,729	55,531
Date of purchase:	Dec 1, 1998	Mar 8, 1999
Mortgage financing at date of purchase	$12,000,000	$3,316,200
Cash down payment	$4,030,000	$1,105,800
Contract purchase price plus acquisition fee	$16,030,000	$4,422,000
Other cash expenditures expensed/(credited)	$9,715	$1,542
Other cash expenditures capitalized	$320,904	$66,404
Total acquisition cost	$16,360,619	$4,489,946

Program:	NNN Fund VIII, LLC	NNN Fund VIII, LLC
Name, location, type of property	Belmont Shopping Center Pueblo, Colorado Retail Shopping Center	Village Fashion Centre Wichita, Kansas Retail Shopping Center
Gross leasable square footage	81,289	129,973
Date of purchase:	June 11, 1999	June 18, 1999
Mortgage financing at date of purchase	$2,840,000	$7,200,000
Cash down payment	$664,879	$1,600,000
Contract purchase price plus acquisition fee	$3,504,879	$8,800,000
Other cash expenditures expensed/(credited)	$—	$—
Other cash expenditures capitalized	$159,399	$283,555
Total acquisition cost	$3,664,278	$9,083,555

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Fund VIII, LLC	NNN Town & Country, LLC
Name, location, type of property	Palm Court Fontana, California Retail Shopping Center	Town & Country Shopping Center Sacramento, California Retail Shopping Center
Gross leasable square footage	266,641	234,738
Date of purchase:	Aug 3, 1999	July 1, 1999
Mortgage financing at date of purchase	$7,116,000	$25,775,000
Cash down payment	$1,872,000	$6,225,000
Contract purchase price plus acquisition fee	$8,988,000	$32,000,000
Other cash expenditures expensed/(credited)	$32,960	$—
Other cash expenditures capitalized	$213,303	$397,639
Total acquisition cost	$9,234,263	$32,397,639

Program:	NNN ‘A’ Credit TIC, LLC	NNN Redevelopment Fund, LLC
Name, location, type of property	Pueblo Shopping Center Pueblo, Colorado Retail Shopping Center	Bank One Building Colorado Springs, Colorado Office Building
Gross leasable square footage	106,264	127,427
Date of purchase:	Nov 3, 1999	Nov 22, 1999
Mortgage financing at date of purchase	$5,306,300	$6,000,000
Cash down payment	$1,784,843	$2,730,000
Contract purchase price plus acquisition fee	$7,091,143	$8,730,000
Other cash expenditures expensed/(credited)	$—	$(251,013)
Other cash expenditures capitalized	$—	$115,067
Total acquisition cost	$7,091,143	$8,594,054

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Redevelopment Fund, LLC	NNN Exchange Fund III, LLC
Name, location, type of property	White Lakes Shopping Center Topeka, Kansas Retail Shopping Center	County Fair Woodland, California Retail
Gross leasable square footage	436,500	403,063
Date of purchase:	Mar 31, 2000	Dec 15, 1999
Mortgage financing at date of purchase	$12,200,000	$11,835,000
Cash down payment	$2,488,000	$4,015,000
Contract purchase price plus acquisition fee	$14,688,000	$15,850,000
Other cash expenditures expensed/(credited)	$(39,605)	$(65,974)
Other cash expenditures capitalized	$355,078	$273,483
Total acquisition cost	$15,003,473	$16,057,509

Program:	NNN Tech Fund, LLC	NNN Westway Shopping Center, LLC
Name, location, type of property	Moreno Corporate Center Moreno Valley, California Office, Retail, Industrial	Westway Shopping Center Wichita, Kansas Retail
Gross leasable square footage	226,053	220,010
Date of purchase:	June 16, 2000	Aug 8, 2000
Mortgage financing at date of purchase	$8,425,000	$7,125,000
Cash down payment	$3,341,500	$2,573,500
Contract purchase price plus acquisition fee	$11,766,500	$9,698,500
Other cash expenditures expensed/(credited)	$(106,440)	$(40,757)
Other cash expenditures capitalized	$369,487	$372,775
Total acquisition cost	$12,029,547	$10,030,518

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	Kiwi Associates, LLC	NNN 2000 Value Fund, LLC
Name, location, type of property	Orange Street Plaza Redlands, California Retail	Bowling Green Financial Park Sacramento, California Office
Gross leasable square footage	127,443	234,551
Date of purchase:	July 14, 2000	Dec 28, 2000
Mortgage financing at date of purchase	$6,500,000	$12,290,000
Cash down payment	$1,826,000	$3,966,500
Contract purchase price plus acquisition fee	$8,326,000	$16,256,500
Other cash expenditures expensed/(credited)	$15,305	$11,053
Other cash expenditures capitalized	$381,984	$598,795
Total acquisition cost	$8,723,289	$16,866,348

Program:	NNN Rocky Mountain Exchange, LLC	Market Centre, LLC
Name, location, type of property	Galena Street Building Denver, Colorado Office	Market Centre Building Wichita, KS Office
Gross leasable square footage	71,298	121,868
Date of purchase:	Nov 30, 2000	Nov 18, 1998
Mortgage financing at date of purchase	$5,275,000	$—
Cash down payment	$2,070,150	$1,309,242
Contract purchase price plus acquisition fee	$7,345,150	$1,250,000
Other cash expenditures expensed/(credited)	$10,128	$11,200
Other cash expenditures capitalized	$404,555	$48,042
Total acquisition cost	$7,759,833	$1,309,242

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Dry Creek Centre, LLC	NNN Sacramento Corporate Center, LLC
Name, location, type of property	Dry Creek Centre Denver, Colorado Office	Sacramento Corporate Center Sacramento, California Office
Gross leasable square footage	85,760	192,779
Date of purchase:	Jan 31, 2001	Mar 12, 2001
Mortgage financing at date of purchase	$8,350,000	$22,250,000
Cash down payment	$2,750,000	$9,290,000
Contract purchase price plus acquisition fee	$11,100,000	$31,540,000
Other cash expenditures expensed/(credited)	$(8,949)	$211,899
Other cash expenditures capitalized	$302,971	$940,248
Total acquisition cost	$11,394,022	$32,692,147

Program:	NNN 2001 Value Fund, LLC	NNN 2001 Value Fund, LLC
Name, location, type of property	1840 Aerojet Way (Val-Pak) North Las Vegas, NVC Office/Service	Western Plaza Amarillo,Texas Office/Service
Gross leasable square footage	102,948	412,127
Date of purchase:	Sept 27, 2001	July 31, 2001
Mortgage financing at date of purchase	$2,938,000	$4,250,000
Cash down payment	$2,322,368	$920,000
Contract purchase price plus acquisition fee	$5,260,368	$5,170,000
Other cash expenditures expensed/(credited)	$6,009	$(862)
Other cash expenditures capitalized	$77,997	$349
Total acquisition cost	$5,344,375	$5,169,487

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Camelot Plaza, LLC	One Gateway Plaza
Name, location, type of property	Camelot Plaza Shopping Center San Antonio, Texas Retail	One Gateway Plaza Colorado Springs, Colorado Office
Gross leasable square footage	91,266	113,139
Date of purchase:	Aug 01, 2001	Jul 30, 2001
Mortgage financing at date of purchase	$4,127,500	$ 9,375,000
Cash down payment	$2,222,500	$ 3,175,000
Contract purchase price plus acquisition fee	$6,350,000	$12,550,000
Other cash expenditures expensed/(credited)	$(1)	$3,164
Other cash expenditures capitalized	$69,435	$77,471
Total acquisition cost	$6,419,434	$12,630,635

Program:	Washington Square	Reno Trademark
Name, location, type of property	Stephenville, Texas Retail	Reno, Nevada Office/Service
Gross leasable square footage	71,502	75,257
Date of purchase:	Oct 16, 2001	Sept 4, 2001
Mortgage financing at date of purchase	$4,890,000	$2,700,000
Cash down payment	$2,373,000	$4,596,110
Contract purchase price plus acquisition fee	$7,263,000	$7,296,110
Other cash expenditures expensed/(credited)	$57,190	$11,809
Other cash expenditures capitalized	$361,504	$99,334
Total acquisition cost	$7,681,694	$7,407,253

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Gateway Aurora, LLC	NNN LV 1900 Aerojet Way, LLC
Name, location, type of property	Gateway Plaza Shopping Center Aurora, Colorado Shopping Center	1900 Aerojet Way (Walmart) North Las Vegas, Nevada Office/Service
Gross leasable square footage	101,048	106,717
Date of purchase:	Apr 5, 2001	Aug 31, 2001
Mortgage financing at date of purchase	$6,400,219	$3,625,000
Cash down payment	$1,362,781	$1,442,128
Contract purchase price plus acquisition fee	$7,763,000	$5,067,128
Other cash expenditures expensed/(credited)	$73,072	$(587)
Other cash expenditures capitalized	$—	$314,074
Total acquisition cost	$7,836,072	$5,380,615

Program:	NNN County Center Drive, LLC	NNN Addison Com Center, LLC
Name, location, type of property	County Center Drive Temecula, California Office/Service	Addison Com Center Addison, Texas Office
Gross leasable square footage	77,582	96,396
Date of purchase:	Sept 28, 2001	Nov 1, 2001
Mortgage financing at date of purchase	$3,210,000	$7,750,000
Cash down payment	$2,184,691	$2,750,000
Contract purchase price plus acquisition fee	$5,394,691	$10,500,000
Other cash expenditures expensed/(credited)	$(2,732)	$—
Other cash expenditures capitalized	$306,278	$151,983
Total acquisition cost	$5,698,237	$10,651,983

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Timberhills Shopping Center, LLC	NNN Pacific Corporate Park 1, LLC
Name, location, type of property	Timberhills Shopping Center Sonora, California Shopping Center	Pacific Corporate Park Lake Forest, CA Office
Gross leasable square footage	102,304	166,818
Date of purchase:	Nov 21, 2001	03/25/2002
Mortgage financing at date of purchase	$6,390,000	$9,300,000
Cash down payment	$2,790,000	$4,937,100
Contract purchase price plus acquisition fee	$9,180,000	$14,237,100
Other cash expenditures expensed/(credited)	$8,276	$37,883
Other cash expenditures capitalized	$290,705	$741,183
Total acquisition cost	$9,478,982	$15,016,166

Program:	NNN Arapahoe Svc. Center, LLC	NNN Titan Bldg. & Plaza, LLC
Name, location, type of property	Arapahoe Service Center II Englewood, CO Office	The Titan Building San Antonio, TX 78217 Office
Gross leasable square footage	79,200	131,527
Date of purchase:	04/19/2002	04/17/2002
Mortgage financing at date of purchase	$5,000,000	$3,090,000
Cash down payment	$2,938,000	$1,631,005
Contract purchase price plus acquisition fee	$7,938,000	$4,721,005
Other cash expenditures expensed/(credited)	$(23,174)	$624
Other cash expenditures capitalized	$145,786	$109,251
Total acquisition cost	$8,060,612	$4,830,880

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Union Square, LLC	NNN City Center West ‘A’, LLC
Name, location, type of property	Union Square Colorado Springs, CO Retail	City Center West ‘A’ Las Vegas, NV Office
Gross leasable square footage	130,066	105,964
Date of purchase:	03/08/2002	03/15/2002
Mortgage financing at date of purchase	$4,047,500	$13,000,000
Cash down payment	$682,500	$8,670,000
Contract purchase price plus acquisition fee	$4,730,000	$21,670,000
Other cash expenditures expensed/(credited)	$(4,822)	$1,378
Other cash expenditures capitalized	$136,458	$32,293
Total acquisition cost	$4,861,636	$21,703,671

Program:	NNN City Center West ‘B’, LLC	NNN North Reno, LLC
Name, location, type of property	City Center West ‘B’ Las Vegas, NV Office	North Reno Plaza Reno, NV Office
Gross leasable square footage	104,427	129,960
Date of purchase:	01/23/2002	06/19/2002
Mortgage financing at date of purchase	$14,650,000	$5,400,000
Cash down payment	$6,150,000	$1,800,000
Contract purchase price plus acquisition fee	$20,800,000	$7,200,000
Other cash expenditures expensed/(credited)	$55,637	$(5,329)
Other cash expenditures capitalized	$187,965	$148,019
Total acquisition cost	$21,043,602	$7,342,690

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Brookhollow, LLC	NNN 2002 Value Fund, LLC
Name, location, type of property	Brookhollow Office Park San Antonio, TX Office	Bank of America West Las Vegas, NV Office
Gross leasable square footage	102,413	82,255
Date of purchase:	07/03/2002	09/20/2002
Mortgage financing at date of purchase	$10,250,000	$14,199,619
Cash down payment	$5,110,000	$2,700,381
Contract purchase price plus acquisition fee	$15,360,000	$16,900,000
Other cash expenditures expensed/(credited)	$(180,933)	$5,415
Other cash expenditures capitalized	$124,978	$279,112
Total acquisition cost	$15,304,045	$17,184,528

Program:	NNN 1397 Galleria Drive, LLC	NNN Bryant Ranch, LLC
Name, location, type of property	Galleria Medical Building Henderson, NV Medical	Bryant Ranch Shopping Center Yorba Linda, CA Retail
Gross leasable square footage	13,810	93,892
Date of purchase:	09/11/2002	09/05/2002
Mortgage financing at date of purchase	$1,962,000	$6,222,000
Cash down payment	$1,458,000	$3,858,000
Contract purchase price plus acquisition fee	$3,420,000	$10,080,000
Other cash expenditures expensed/(credited)	$(20,899)	$(36,330)
Other cash expenditures capitalized	$39,084	$249,214
Total acquisition cost	$3,438,185	$10,292,884

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN 4241 Bowling Green, LLC	NNN Wolf Pen Plaza, LLC
Name, location, type of property	4241 Bowling Drive Sacramento, CA Office	Wolf Pen Plaza College Station, TX Retail
Gross leasable square footage	28,985	169,989
Date of purchase:	09/25/2002	09/25/2002
Mortgage financing at date of purchase	$3,092,139	$12,265,000
Cash down payment	$2,107,861	$3,925,000
Contract purchase price plus acquisition fee	$5,200,000	$16,190,000
Other cash expenditures expensed/(credited)	$(23,828)	$(93,446)
Other cash expenditures capitalized	$4,715	$607,606
Total acquisition cost	$5,180,887	$16,704,160

Program:	NNN Alamosa Plaza, LLC	NNN Saddleback, LLC
Name, location, type of property	Alamosa Plaza Las Vegas, NV Retail	Saddleback Financial Center Laguna Hills, CA Office
Gross leasable square footage	77,650	71,243
Date of purchase:	10/08/2002	09/25/2002
Mortgage financing at date of purchase	$13,500,000	$7,650,000
Cash down payment	$5,000,000	$3,422,500
Contract purchase price plus acquisition fee	$18,500,000	$11,072,500
Other cash expenditures expensed/(credited)	$157,927	$(30,759)
Other cash expenditures capitalized	$166,959	$285,751
Total acquisition cost	$18,824,885	$11,327,492

TABLE VI—(Continued)

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

December 31, 2002

Program:	NNN Kahana Gateway Center, LLC	NNN Springtown Mall, DST
Name, location, type of property	Kahana Gateway Center Maui, HI Retail/Office	Springtown Mall San Marcos, TX Retail
Gross leasable square footage	80,069	96,423
Date of purchase:	12/20/2002	12/09/2002
Mortgage financing at date of purchase	$13,041,000	$4,700,000
Cash down payment	$6,359,000	$1,790,000
Contract purchase price plus acquisition fee	$19,400,000	$6,490,000
Other cash expenditures expensed/(credited)	$(3,039)	$3,767
Other cash expenditures capitalized	$267,980	$413,011
Total acquisition cost	$19,664,941	$6,906,778

Program:	NNN Parkwood Complex, LLC
Name, location, type of property	Parkwood I & II The Woodlands, TX Office
Gross leasable square footage	196,128
Date of purchase:	12/31/2002
Mortgage financing at date of purchase	$13,921,600
Cash down payment	$6,514,400
Contract purchase price plus acquisition fee	$20,436,000
Other cash expenditures expensed/(credited)	$(483,875)
Other cash expenditures capitalized	$16,666
Total acquisition cost	$19,968,791

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 13, 2003.

G REIT, INC.

By:	/s/ ANTHONY W. THOMPSON

Anthony W. Thompson, President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement, has been signed below on June 13, 2003 by the following persons in the capacities indicated.

Signature	Title

/s/ ANTHONY W. THOMPSON Anthony W. Thompson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ WILLIAM C. DANIEL William C. Daniel	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ W. BRAND INLOW W. Brand Inlow	Director

/s/ EDWARD A. JOHNSON Edward A. Johnson	Director

/s/ D. FLEET WALLACE D. Fleet Wallace	Director

/s/ GARY T. WESCOMBE Gary T. Wescombe	Director

EXHIBIT LIST

Exhibit Number	Exhibit

1.1

Form of Dealer Manager Agreement between G REIT, Inc. and NNN Capital Corp. (included as Exhibit 1.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on July 3, 2002 (File No. 333-76498) and incorporated herein by this reference).

1.2

Form of Participating Broker-Dealer Agreement (included as Exhibit 1.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed on July 6, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.1

Articles of Incorporation of the Company (included as Exhibit 3.1 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.2	Bylaws of the Company (included as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.3

Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.4

Amended and Restated Bylaws of the Company (included as Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.5

Second Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.6

Third Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on July 3, 2002 (File No. 333-76498) and incorporated herein by this reference).

4.1

Form of Company Common Stock Certificate (included as Exhibit 4.1 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).

5.1

Opinion of Hirschler Fleischer, a Professional Corporation (included as Exhibit 5.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on July 3, 2002 (File No. 333-76498) and incorporated herein by this reference).

8.1

Opinion of Hirschler Fleischer, a Professional Corporation, as to Tax Matters (included as Exhibit 8.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-76498) and incorporated herein by this reference).

10.1

Form of Agreement of Limited Partnership of G REIT, L.P. (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by this reference).

10.2

Dividend Reinvestment Plan (included as Exhibit C to the Company’s Prospectus, a part of Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).

10.3

Stock Repurchase Plan (included as Exhibit D to the Company’s Prospectus, a part of Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).

10.4

Independent Director Stock Option Plan (included as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).

Exhibit Number	Exhibit

10.5

Officer and Employee Stock Option Plan (included as Exhibit 10.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).

10.6

Advisory Agreement between the Company and Triple Net Properties, LLC (included as Exhibit 10.6 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).

10.7	Escrow Agreement (included as Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-76498) and incorporated herein by reference).

10.8

Amended and Restated Real Estate Purchase and Sale Agreement dated June 19, 2002 by and between MFPB 290 West, Ltd. and Triple Net Properties, LLC, as assigned to G REIT-55 Highway 290 West, LP (included as Exhibit 10.8 to the Form 8-K filed by the Company on September 30, 2002 and incorporated herein by reference).

10.9

First Amendment to Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC (included) as Exhibit 10.8 to Post Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on December 18, 2002 (File No. 333-76498) and incorporated herein by reference).

10.10

Agreement of Sale and Purchase dated as of August 14, 2002 by and between ASP Two Corporate Plaza, L.P. and Triple Net Properties, LLC, as amended and reinstated, and as assigned to G RET-Two Corporate Plaza (included as Exhibit 10.09 to the Form 8-K filed by the Company on December 13, 2002 and incorporated herein by reference).

10.11

Purchase Agreement dated October 10, 2002 between Congress Center, LLC and Triple Net Properties, LLC, as assigned to NNN Congress Center, LLC, GREIT-Congress Center, LLC and WREIT-Congress Center, LLC (included as Exhibit 10.10 to the Form 8-K filed by the Company on January 24, 2003 and incorporated herein by reference).

10.12

Agreement of Sale and Purchase dated September 9, 2002, between 1200 N Street, Ltd. and Triple Net Properties, LLC, an assigned to GREIT-Atrium Building, LLC (included as Exhibit 10.12 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed on March 13, 2003 (File No. 333-76498) and incorporated herein by reference).

10.13

Form of Escrow Agreement (included as Exhibit 10.13 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed on March 13, 2003 (File No. 333-76498) and incorporated herein by reference).

10.14

Agreement of Sale and Purchase dated August 16, 2002 by and between Park Sahara Office Center Ltd. and Triple Net Properties, LLC, or partially assigned to GREIT-Park Sahara, LLC (included as Exhibit 10.14 to the Form 8-K filed by the Company on March 28, 2003 and incorporated herein by reference).

10.15

Agreement for Purchase and Sale dated April 22, 2003 by and between Procacci FInancial Group, Ltd. F/K/A Procacci Real Estate Management Co. Ltd. and GREIT-DCF Campus, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on May 8, 2003 and incorporated herein by reference).

10.16

Contract of Sale effective as of January 10, 2003 by and between CCI-1150 Gemini, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.02 to the Form 8-K filed by the Company on May 8, 2003 and incorporated herein by reference).

23.1

Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibits 5.1 and 8.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on July 3, 2002 (File No. 333-76498) and incorporated herein by reference).

23.2	Consent of Grant Thornton LLP (included herewith).